   As filed with the Securities and Exchange Commission on December 30, 1999
                                                       Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                           LIBERTY MEDIA CORPORATION
             (Exact name of Registrant as specified in its charter)

                Delaware                           4841                 84-1288730
    (State or other jurisdiction       (Primary Standard Industrial    (I.R.S. Employer
    of incorporation or organization)   Classification code number) Identification No.)

                               ----------------

       9197 South Peoria Street, Englewood, Colorado 80112 (720) 875-5400 (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               ----------------

                            Charles Y. Tanabe, Esq.
                           Liberty Media Corporation
                            9197 South Peoria Street
                           Englewood, Colorado 80112
                                 (720) 875-5400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy To:
                           Robert W. Murray Jr., Esq.
                             Baker & Botts, L.L.P.
                              599 Lexington Avenue
                         New York, New York 10022-6030
                                 (212) 705-5000

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement Number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 Title of each Class of                     Proposed Maximum
    Securities to be          Amount to be      Offering          Amount of
       Registered              Registered  Price Per Debenture Registration Fee
-------------------------------------------------------------------------------
4% Senior Exchangeable
Debentures due 2029.........  $868,789,000       100%(1)           $229,361

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Exclusive of accrued interest. Estimated pursuant to Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee.


  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                Subject to completion, dated December 30, 1999.

PROSPECTUS

                                             [LOGO OF LIBERTY MEDIA CORPORATION]

                           Liberty Media Corporation
                   4% Senior Exchangeable Debentures due 2029
 (Exchangeable for Sprint Corporation PCS Common Stock--Series 1 or cash based on the value of that stock)

                                  ----------

  This prospectus relates to $868,789,000 original principal amount of our 4% senior exchangeable debentures due 2029, which may be sold from time to time by the selling security holders named herein.

  The debentures are exchangeable by the holders for the exchange market value of the reference shares, calculated as described in this prospectus. The reference shares initially consist of 11.4743 shares of Sprint PCS stock per debenture. We will initially pay the exchange market value only in cash, and may in the future, but not before December 1, 2001, pay the exchange market value by delivering reference shares, cash or a combination of both.

  In addition to paying interest on the debentures, we will distribute, as an additional distribution on each debenture, cash or securities (other than common equity securities) that correspond to any dividends, distributions or other payments made in respect of the reference shares. If any common equity securities are distributed in respect of the reference shares, those securities will themselves become reference shares.

  We may redeem the debentures at any time beginning on and after November 15, 2003, at the redemption prices described in this prospectus.

  The debentures were initially sold by us in a private placement to qualified institutional buyers. This prospectus has been made available to the selling security holders in fullfillment of our obligations under a registration rights agreement.

  The selling security holders may offer and sell the debentures directly to purchasers or through underwriters, brokers, dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The debentures may be sold in one or more transactions at fixed or negotiated prices or at prices based on prevailing market prices at the time of sale.

  We will not receive any proceeds from the sale of the debentures by the selling security holders. We are, however, responsible for the costs of registering, under the Securities Act of 1933, the offer and sale of the debentures by the selling security holders.

  Investing in the debentures involves risks. See "Risk Factors" beginning on page 9.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this prospectus is            , 2000.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   1
Terms of the Debentures..................................................   4
Risk Factors.............................................................   9
Sprint Corporation ......................................................  19
Price Range and Dividend History of the Sprint PCS Stock ................  20
Use of Proceeds..........................................................  20
Capitalization...........................................................  21
Selected Historical Financial Data.......................................  22
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  23
Corporate History........................................................  44
Business.................................................................  46
Management...............................................................  79
Selling Security Holders.................................................  94
Relationship with AT&T and Certain Related Transactions..................  99
Description of the Debentures............................................ 108
Summary of Registration Rights of Selling Security Holders............... 133
Certain United States Federal Income Tax Considerations.................. 134
Plan of Distribution..................................................... 139
Legal Matters............................................................ 141
Experts.................................................................. 141
Where to Find More Information........................................... 141
Index to Financial Statements............................................ F-1

                               ----------------

  This prospectus is based on information provided by us and other sources that we believe to be reliable. This prospectus summarizes certain documents and other information and we refer you to them for a more complete understanding of what we discuss in this prospectus.

  This prospectus includes information concerning The News Corporation Limited, Time Warner Inc., TV Guide, Inc., Gemstar International Group Limited, USA Networks, Inc., Sprint Corporation, Telewest Communications plc, General Instrument Corporation, UnitedGlobalCom, Inc., Four Media Company, Todd-AO Corporation, The Associated Group, Inc. and Teligent, Inc., all of which are public companies that file reports and other information with the SEC in accordance with the requirements of the Securities Act and the Securities Exchange Act of 1934. Information contained in this prospectus concerning those companies has been derived from the reports and other information filed by them with the SEC and is qualified in its entirety by reference to those reports and other information. Liberty had no part in the preparation of those reports and other information, nor are they incorporated by reference in this prospectus, and Liberty takes no responsibility for their accuracy. You may read and copy any reports and other information filed by those companies as set forth under "Where to Find More Information."

  You should rely only on the information contained in this prospectus or to which we have referred you. We have not, and the selling security holders have not, authorized any person to provide you with different information or to make any representation not contained in this prospectus.

                               ----------------

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

  Neither the fact that a registration statement or an application for a license has been filed under RSA 421-B with the state of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the state of New Hampshire constitutes a finding by the secretary of state that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the secretary of state has passed in any way upon the merits or qualification of, or recommended or given approval to, any person, security or transaction. It is unlawful to make or cause to be made to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

                               PROSPECTUS SUMMARY

  The following summary highlights selected information from this prospectus to help you understand Liberty and the debentures. For a more complete understanding of Liberty and the debentures, we encourage you to read this entire document, including the "Risk Factors" section. All references to "Liberty," "we," "us" and words to similar effect refer to Liberty Media Corporation and, unless the context indicates otherwise, its consolidated subsidiaries.

                           Liberty Media Corporation

  We are a leading media, entertainment and communications company with interests in a diverse group of public and private companies that are market leaders in their respective industries. Our subsidiaries and business affiliates are engaged in a broad range of programming, communications, technology and Internet businesses and have some of the most recognized and respected brands. These brands include Encore, STARZ!, Discovery, TV Guide, Fox, USA, QVC, CNN, TBS and Sprint PCS.

  The media, entertainment and communications industries are currently undergoing tremendous changes due in part to the growth of new distribution technologies, led by the Internet and the implementation of digital compression. The growth in distribution technologies has, in turn, created strong demand for an ever increasing array of multimedia products and services. Liberty is working with its subsidiaries and business affiliates to extend their established brands, quality content and networks across multiple distribution platforms to keep them at the forefront of these ongoing changes.

  The following table lists our principal subsidiaries and business affiliates and our direct equity interests or indirect attributed equity interests based on ownership of capital stock. Our direct or attributed equity interest in a particular company does not necessarily represent our voting interest in that company. Our indirect attributed interest is determined by multiplying our ownership interest in the holder of an equity interest by that equity holder's ownership interest in the listed subsidiary or business affiliate. The ownership percentages are approximate, calculated as of September 30, 1999 and, in the case of convertible securities we hold, assume conversion to common stock by us and, to the extent known by us, other holders. In some cases our interest is subject to buy/sell procedures, rights of first refusal or other obligations. See "Business."

     Subsidiary/Business Affiliate                       Attributed Ownership %
     -----------------------------                       ----------------------
     Encore Media Group LLC. ...........................          100%
     Liberty Digital, Inc. .............................           87%
     Discovery Communications, Inc. ....................           49%
     TV Guide, Inc. ....................................           44%
     QVC Inc. ..........................................           43%
     Flextech, plc......................................           37%
     Sprint PCS Group...................................           23%
     Telewest Communications plc........................           22%
     USA Networks, Inc. ................................           21%
     General Instrument Corporation.....................           21%
     Time Warner Inc. ..................................            9%
     The News Corporation Limited.......................          8.5%

                               Business Strategy

  Our business strategy is to maximize the value of Liberty by (1) working with the management teams of our existing subsidiaries and business affiliates to grow their established businesses and create new businesses and (2) identifying and executing strategic transactions that improve the value or optimize the efficiency of Liberty's assets. Key elements of our business strategy include the following:

  .Promote the internal growth of our subsidiaries and business affiliates;

  .Maintain significant involvement in governance;

  .Participate with experienced management and strategic partners; and

  .Execute strategic transactions that optimize the efficiency of our assets.

                          Relationship with AT&T Corp.

  We have been a subsidiary of AT&T Corp. since March 9, 1999. On that date, AT&T acquired by merger our parent TCI. As part of that merger, AT&T issued AT&T common stock (NYSE: T) and Class A and Class B Liberty Media Group common stock (NYSE: LMG.A and LMG.B). AT&T's Liberty Media Group common stock is a tracking stock designed to reflect the economic performance of the businesses and assets of AT&T attributed to the "Liberty Media Group." We are included in the Liberty Media Group, and the businesses and assets of Liberty and its subsidiaries constitute substantially all of the businesses and assets of the Liberty Media Group. The AT&T common stock is intended to reflect all other assets and businesses of AT&T, which we refer to as the AT&T Common Stock Group. For a more detailed description of the relationship between AT&T and Liberty, see "Relationship with AT&T and Certain Related Transactions" starting on page 99.

  We have a substantial degree of managerial autonomy from AT&T as a result of our corporate governance arrangement with AT&T. Our board of directors is controlled by persons designated by TCI prior to its acquisition by AT&T, and our board will continue to be controlled by those persons, or others chosen by them, until at least 2006. Our management consists of individuals who managed the businesses of Liberty prior to the AT&T merger. We have entered into agreements with AT&T which provide us with a level of financial and operational separation from AT&T, define our rights and obligations as a member of AT&T's consolidated tax group, enable us to finance our operations separately from those of AT&T and provide us with certain programming rights with respect to AT&T's cable systems. See "Relationship with AT&T and Certain Related Transactions" starting on page 99.

  Our principal executive offices are located at 9197 South Peoria Street, Englewood, Colorado 80112. Our main telephone number is (720) 875-5400.

      Relationship of Liberty Media Corporation to the Liberty Media Group

  Liberty Media Corporation and its consolidated subsidiaries are attributed to the Liberty Media Group. The businesses and assets of Liberty and its subsidiaries currently constitute substantially all of the businesses and assets of the Liberty Media Group. The following diagram illustrates the assets of AT&T that are attributed to the Liberty Media Group and to the AT&T Common Stock Group. The following diagram also illustrates the assets of Liberty, which is a holding company. For a more complete description of the relationship of Liberty Media Corporation to AT&T and the Liberty Media Group, see "Relationship with AT&T and Certain Related Transactions" starting on page 99. For a discussion of Liberty's consolidated subsidiaries and principal business affiliates, see "Business" starting on page 46.

                                    [GRAPH]
         AT&T Liberty Media                         AT&T Common Stock
        Group Tracking Stock                    (intended to reflect the
     (intended to reflect the                    performance of the AT&T
    performance of the Liberty                     Common Stock Group)
            Media Group)
                                 -----------
                                  AT&T CORP.
                                 -----------
        Liberty Media Group                            AT&T Common Stock
                                                             Group


      LIBERTY MEDIA CORPORATION    Other Assets     All businesses, assets and
   (indirect subsidiary of AT&T)                    liabilities of AT&T not
                                                       included in the
     ISSUER OF AND SOLE OBLIGOR                       Liberty Media Group
       UNDER THE DEBENTURES
                |
                |
-------------------------------------------------------
 100%           87%          100%      100%            |
  |              |            |         |              |
Encore        Liberty       Pramer     TCI         Other Assets
Media       Digital, Inc.   S.C.A.   Cablevision    (including
Group LLC                            of Puerto    interests in
                                     Rico, Inc.   business affiliates)

                            TERMS OF THE DEBENTURES

  On November 16, 1999, we completed the private placement of $868,789,000 aggregate principal amount of our 4% Senior Exchangeable Debentures due 2029. At that time we entered into a registration rights agreement with the initial purchasers, in which we agreed to file for the benefit of the holders of the debentures a shelf registration statement covering public resales of the debentures. This prospectus is part of that shelf registration statement, and the debentures being offered hereby are those initially sold by us in the private placement.

  Set forth below is a summary description of the terms of the debentures being offered hereby. We refer you to "Description of the Debentures," beginning on page 108, for a more complete description of the debentures.

Issuer.....................  Liberty Media Corporation

Debentures offered.........  $868,789,000 aggregate principal amount of 4%
                             Senior Exchangeable Debentures due 2029. The debentures are being offered by the selling security holders.

Ranking....................  The debentures are our unsecured senior obligations and rank equally with all of our existing and future unsecured and unsubordinated obligations. As of September 30, 1999, we had approximately $2.5 billion of unsecured and unsubordinated indebtedness, all of which would have ranked equally with the debentures. The debentures will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing that indebtedness, and will be effectively subordinated to all liabilities of our consolidated subsidiaries. As of September 30, 1999, we had no secured indebtedness and, after giving effect to the application of the net proceeds from the sale of the debentures on November 16, 1999, our consolidated subsidiaries would have had outstanding approximately $12.0 billion of liabilities, all of which would have effectively ranked senior to the debentures.

Denominations;  Principal
Amount.....................
                             The minimum denomination is $1,000 original principal amount, which we refer to as a debenture, and debentures may be transferred in integral multiples of $1,000 original principal amount. The principal amount of the debentures is subject to adjustment as described in this prospectus. Because the principal amount is subject to change, we refer to the principal amount, at any time of determination, as the adjusted principal amount.

Exchangeability............  At your option, each debenture can be exchanged for the exchange market value, calculated in the manner described in this prospectus, of the reference shares attributable to that debenture. At the date of this prospectus, the reference shares consist of 11.473 shares of Sprint PCS stock; however, the composition of the reference shares is subject to change as described in this prospectus.

                             Until at least December 1, 2001, we will pay only in cash the exchange market value of each debenture that you present for exchange. After that date or, if later, the date on which we and a trust for our benefit, taken together, no longer beneficially own 10% or more of the outstanding shares of any class or series of reference shares that are registered under the Securities Exchange Act of 1934, we may pay the exchange market value of each debenture that you present for exchange as follows:

                               .in cash;

                               . by delivering the reference shares
                                 attributable to the debenture; or

                               .in a combination of cash and reference shares.

Use of Proceeds............  We will not receive any of the proceeds from the secondary sale by the selling security holders of debentures. This prospectus fulfills an obligation of ours under a registration rights agreement that we entered into with the initial purchasers of the debentures.

Sprint and its
Relationship to the
Debentures.................
                             According to publicly available information,
                             Sprint is a domestic and international long distance communications provider through its FON Group and a domestic wireless mobile phone services provider through its PCS Group. Sprint's PCS Group operates a digital PCS wireless network in the United States. The Sprint PCS stock is a "tracking stock" intended to reflect the performance of Sprint's domestic wireless personal communications services operations. Sprint has entered into a merger agreement with MCI WorldCom, Inc. Under this agreement, holders of Sprint PCS stock would receive one share of WorldCom PCS tracking stock and 0.1547 shares of MCI WorldCom common stock for each share of Sprint PCS stock. If this merger occurs, the shares issued in the MCI WorldCom merger would replace the Sprint PCS common stock as the reference shares that are attributable to the debentures and MCI WorldCom would become a successor reference company. However, the merger is subject to many conditions, including regulatory approvals, and may never occur. Even if it does occur, the exchange ratio for the shares to be received by holders of Sprint PCS stock in the merger may change.

                             Neither Sprint nor any other reference company will have any obligations whatsoever under the debentures. This prospectus relates only to a secondary offering of the debentures and does not relate to any offering of the Sprint PCS stock or any other securities of Sprint or any successor reference company.

Maturity...................  The debentures have a stated maturity of November
                             15, 2029.

Interest...................  We will pay you interest at the rate of 4% per annum on the original principal amount of the debentures. Interest will be paid semi-annually on each May 15 and November 15, beginning on May 15, 2000. Until a particular debenture covered by this prospectus has been sold, the interest rate on that debenture is subject to increase (by up to an additional one percentage point) in the event this prospectus becomes unusable for more than 30 days in any twelve-month period.

Additional Distributions...  We will distribute, as an additional distribution on each debenture, cash or securities (other than publicly traded common equity securities) that correspond to any dividends, distributions or other payments made in respect of the reference shares. If any common equity securities are distributed in respect of the reference shares, those securities will themselves become reference shares.

                             Any additional distribution that we pay as a result of a regular cash dividend on the reference shares will be distributed to you with the next semi-annual interest payment on the debentures. All other additional distributions will be paid or made within 20 business days after the payment or delivery of the related dividends or distributions on the reference shares.

                             As of the date of this prospectus, Sprint has never paid a cash dividend or made an extraordinary distribution on its Sprint PCS stock.

Adjusted Principal           The original principal amount of the debentures
Amount.....................  will be reduced by the amount of all additional distributions that we make to holders of the debentures that are attributable to extraordinary distributions on or in respect of the reference shares. The adjusted principal amount will also be reduced on subsequent interest payment dates to the extent necessary so that the annualized yield on the debentures paid by us does not exceed 4% per annum. In no event will the adjusted principal amount ever be less then zero. Reductions to the adjusted principal amount will not affect the amount of the semi-annual interest payment received by a holder of debentures, which is based on the original principal amount.

Optional Redemption........  We may redeem the debentures, in whole or in part, at any time on or after November 15, 2003, at the redemption prices described herein. If we make a partial redemption, debentures with an aggregate principal amount of at least $100 million must remain outstanding.

                             We may also redeem the debentures, in whole but not in part, if a "tax event" occurs on or before February 15, 2000, or a "share event" occurs on or before November 15, 2003, at the redemption prices described in this prospectus.

Covenants..................  The indenture governing the debentures contains covenants with respect to:

                               .limitations on liens;

                               .limitations on sale and leaseback; and

                               . limitations on certain merger, consolidation
                                 and similar transactions.

                             These covenants are subject to a number of important qualifications and exceptions. See "Description of the Debentures--Certain Covenants."

Book-entry only............  The debentures have been issued in book-entry form and are represented by global debentures deposited with The Bank of New York on behalf of The Depository Trust Company. Except to the extent described herein, interests in the global debentures will be shown on, and transfers will be effected only through, records maintained by DTC and its participants.

                                  RISK FACTORS

  An investment in the debentures involves risks. See "Risk Factors" beginning on page 9 for a discussion of factors you should carefully consider before deciding to purchase any debentures.

                       Summary Historical Financial Data

  In the table below we provide you with selected historical consolidated financial data of Liberty. We derived the historical consolidated financial data from our consolidated financial statements included elsewhere in this prospectus. The unaudited financial data at September 30, 1999, February 28, 1999, and September 30, 1998, and for the seven months ended September 30, 1999, the two months ended February 28, 1999, and the nine months ended September 30, 1998, contain all adjustments, consisting only of normal recurring accruals, that, in the opinion of our management, are necessary for a fair presentation of our results for these periods. The interim results of operations are not necessarily indicative of results that may be expected for the full year.

  Liberty has been a wholly owned subsidiary of TCI since August 1994. On March 9, 1999, AT&T acquired TCI in a merger transaction. For financial reporting purposes, the merger of AT&T and TCI is deemed to have occurred on March 1, 1999. In connection with the merger, the assets and liabilities of Liberty were adjusted to their respective fair values pursuant to the purchase method of accounting. For periods prior to March 1, 1999, the assets and liabilities of Liberty and the related consolidated results of operations are referred to below as "Old Liberty," and for periods subsequent to February 28, 1999, the assets and liabilities of Liberty and the related consolidated results of operations are referred to as "New Liberty." In connection with the merger, TCI effected an internal restructuring as a result of which certain assets and approximately $5.5 billion in cash were contributed to Liberty.

  The financial data presented below are not necessarily comparable from period to period as a result of several transactions, including acquisitions and dispositions of consolidated subsidiaries. For this and other reasons, you should read the selected historical financial data provided below in conjunction with our consolidated financial statements and accompanying notes beginning on page F-1 and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 23.

                          New Liberty                      Old Liberty
                         ------------- ------------------------------------------------------
                         Seven months   Two months   Nine months
                             ended        ended         ended      Year ended December 31,
                         September 30, February 28, September 30, ---------------------------
                             1999          1999         1998        1998     1997      1996
                         ------------- ------------ ------------- --------  -------  --------
                          (unaudited)  (unaudited)   (unaudited)
                                            (in millions, except ratios)
Operating Data:
Revenue.................    $   506          235        1,005        1,359    1,225     2,208
Operating loss..........       (728)        (158)        (188)        (431)    (260)      (66)
Interest expense........        (87)         (26)         (62)        (104)     (40)      (53)
Share of losses of
 affiliates, net........       (597)         (66)        (828)      (1,002)    (785)     (332)
Gain on dispositions,
 net....................         10           14          569        2,449      406     1,558
Net income (loss).......       (814)         (70)        (260)         622     (470)      741
Balance Sheet Data (at
 period end):
Cash and cash
 equivalents............    $   499           31          199          228      100       434
Marketable securities...      2,949          125           55          159      248        59
Investments in
 affiliates.............     15,939        3,971        2,831        3,079    2,359     1,519
Investment in Time
 Warner, Inc............      6,968        7,361        4,996        7,083    3,538     2,017
Investment in Sprint
 Corporation............      7,616        3,381          --         2,446      --        --
Total assets............     50,822       16,886       10,604       15,567    7,735     6,722
Debt including current
 portion................      2,194        2,087        2,175        2,096      785       555
Stockholder's equity....     35,466        9,449        5,566        9,230    4,721     4,519
Other Data:
Ratio of earnings to
 fixed charges (a)......        --         5.12x          --        11.03x    2.06x    21.36x

-------
(a) The ratio of earnings to fixed charges of Liberty was less than 1.00x for the seven-month period ended September 30, 1999, and for the nine-month period ended September 30, 1998. Thus, earnings available for fixed charges were inadequate to cover fixed charges for those periods. The amounts of the coverage deficiencies for the seven-month period ended September 30, 1999, and for the nine-month period ended September 30, 1998, were $1,133 million and $348 million, respectively. For the ratio calculations, earnings available for fixed charges consist of earnings (losses) before income taxes plus fixed charges, distributions from and losses of less than 50%-owned affiliates with debt not guaranteed by Liberty (net of earnings not distributed of less than 50%-owned affiliates) and minority interests in (earnings) losses of consolidated subsidiaries. Fixed charges consist of:

  . interest on debt, including interest related to debt guaranteed by Liberty of less than 50%-owned affiliates where the investment in such affiliates results in the recognition of a loss,
  . Liberty's proportionate share of interest of 50%-owned affiliates, . that portion of rental expense which Liberty believes to be representative of interest (one-third of rental expense) and . amortization of debt issuance costs.

                                  RISK FACTORS

  An investment in the debentures involves risk. You should carefully consider the following factors as well as the other information included in this prospectus before deciding to purchase the debentures. Any of the following risks could have a material adverse effect on our business, financial condition or results of operations or on the value of the debentures.

Factors Relating to the Debentures

  The return to investors on the debentures depends on the Sprint PCS stock. The terms of the debentures differ from those of ordinary debt securities because:

  . the effective yield on the debentures may change depending upon the dividend policy of Sprint or any other reference company;

  . the debentures are exchangeable for (1) cash in an amount based on the then exchange market value of the reference shares or (2) no earlier than December 1, 2001, at the option of Liberty, the reference shares themselves; and

  . the principal amount of the debentures will be reduced by the amount of an additional distribution that is made by Liberty following an extraordinary dividend or distribution being paid or made on or in respect of the reference shares.

Accordingly, the return that a holder of the debentures will realize may be less than that of an ordinary fixed income debt security that may be issued by us.

  We do not have any control over the dividend policy of Sprint. As of the date of this prospectus, Sprint has never paid a dividend on its Sprint PCS stock. You should not expect that Sprint will commence paying dividends in the future or, if commenced, that the dividend rate on the Sprint PCS stock will remain the same during the period the debentures are outstanding.

  It is difficult to predict whether the price of the Sprint PCS stock will rise or fall. Trading prices of the Sprint PCS stock will be influenced by Sprint's operating results and by complex and interrelated political, economic, financial and other factors that can affect the capital markets generally, the NYSE and the market segments of which Sprint is a part.

  We do not directly own any shares of Sprint PCS stock. We cannot control the sale of shares of Sprint PCS stock owned by a trust established for our benefit, which could result in an early redemption of your debentures. Pursuant to a final judgment agreed to by TCI and AT&T with the Department of Justice in connection with the AT&T merger, Liberty has transferred legal and record ownership of the following to the Liberty PCS Trust, which we call the Trust:

  . approximately 98.6 million shares of Sprint's Series 2 Sprint PCS stock, which convert automatically on a one-for-one basis into Sprint PCS stock in a number of situations, including generally upon sales of the Series 2 Sprint PCS stock by the Trust to persons who are not our affiliates,

  . shares of Sprint PCS Series 7 Preferred Stock, which are presently convertible into approximately 4 million shares of Sprint PCS stock, and

  . warrants that presently entitle the holder to purchase approximately 6.3 million shares of Series 2 Sprint PCS stock.

   Any sales of the Series 2 Sprint PCS stock by the Trust will be for our benefit. Some of those sales will be subject to a top up right agreement among France Telecom S.A., Deutsche Telekom AG and the Trust. Under the top up right agreement and subject to a number of exceptions, the Trust generally must offer France Telecom and Deutsche Telekom the right to purchase a portion, approximating 18%, of any shares of Series 2

Sprint PCS stock that are sold by the Trust. In addition, the trustee of the Trust, after consultation with certain directors of Liberty, has the absolute authority to sell any and all of the Sprint securities held in the Trust. Under the terms of the final judgment, the trustee is required to divest, by May 23, 2002, a portion of the Sprint securities sufficient to decrease the Trust's holdings to no more than 10% of the Sprint PCS stock, and is required to divest of any remaining holdings of Sprint securities by May 23, 2004. Sales of Sprint PCS stock by the trustee of the Trust will not affect our obligations under the debentures, except that sales of a large enough amount of Sprint PCS stock by the trustee of the Trust may result in a "share event," in which case we may redeem the debentures. If a share event occurs, we currently intend to redeem the debentures.

  Although cash dividends and any other property not consisting of Sprint equity securities distributed on or in respect of the Sprint PCS stock in the Trust are to be distributed by the trustee of the Trust at our order, any dividend or distribution consisting of Sprint equity securities must be retained by the trustee and disposed of in accordance with the final judgment.

  Under the terms of the trust agreement and the final judgment, we cannot direct the trustee of the Trust to sell any shares of Sprint PCS stock and we may not acquire any additional shares of Sprint PCS stock without the permission of the Department of Justice, for so long as the final judgment is in effect. An affiliate of ours has entered into a standstill agreement with Sprint that may restrict our ability to acquire additional shares of Sprint PCS stock. Hence, we may not be able to hedge, in whole or in part, our obligations under the debentures that are based on the Sprint PCS stock unless the final judgment is modified or terminated. The trustee will be under no obligation to deliver shares of Sprint PCS stock in connection with an exchange request, or to sell shares of Sprint PCS stock to raise cash for Liberty to honor an exchange request or to effect an optional redemption of debentures.

  Sprint has no obligations with respect to the debentures. Sprint is not involved in the offering of the debentures and has no obligations with respect to the debentures, including any obligation to take our interests or your interests into consideration for any reason or under any circumstance. Holders of the debentures will not be entitled to any rights with respect to the Sprint PCS stock other than indirectly pursuant to the express terms of the debentures or at such time, if any, that Sprint PCS stock is exchanged by us for debentures.

  The number of reference shares attributable to the debentures will not adjust for some dilutive transactions involving the reference shares. If specific dilutive or anti-dilutive events occur with respect to the reference shares, the number and type of reference shares that will be used to calculate the amount of cash or reference shares you will receive upon exchange, maturity or redemption of a debenture will be adjusted to reflect such events. These adjustments will not take into account various other events, such as offerings of reference shares by a reference company for cash or business acquisitions by a reference company with the reference shares, that may adversely affect the price of the reference shares and may adversely affect the trading price and market value of the debentures. We cannot assure you that a reference company will not make offerings of the reference shares or other equity securities or enter into such business acquisitions in the future. In particular, you should note that Sprint may be able to take actions that would benefit its FON Group and disadvantage its PCS Group. The number of shares of Sprint PCS stock attributable to the debentures will not adjust for these actions.

  Potential adverse tax consequences of purchasing the debentures. Before purchasing the debentures, you should recognize that the amount of interest income required to be included in income by you for each year will be in excess of the semi-annual interest payments you actually receive. Any gain recognized by you on the sale or exchange of the debentures will be ordinary income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. See "Certain United States Federal Income Tax Considerations."

  The debentures are a recent issue of securities for which there is currently no active trading market. The debentures are a recent issue of securities with no active trading market. Liberty does not intend to list the debentures on any national securities exchange. If a trading market does not develop or is not maintained, holders of the debentures may experience difficulty in reselling the debentures or may be unable to sell them at all. We cannot assure you that an active public or other market for the debentures will develop or be maintained. If a market for the debentures develops, it may be discontinued at any time.

  The liquidity of any market for the debentures will depend upon the number of holders of the debentures, our operating performance, the interest of securities dealers in making a market in the debentures and other factors. A liquid trading market may not develop for the debentures. Furthermore, the market price for the debentures may be subject to substantial fluctuations. Factors such as the following may have a significant effect on the market price of the debentures:

  .  the market price of the Sprint PCS stock;

  . hedging or arbitrage trading activity that may develop involving the debentures and the Sprint PCS stock;

  .  actual or anticipated fluctuations in our operating results;

  .  our perceived business prospects;

  .  general economic conditions, including prevailing interest rates; and

  .  the market for similar securities.

Factors Relating to Liberty

  Our holding company structure could restrict access to funds of our subsidiaries that may be needed to service the debentures. Creditors of those companies have a claim on their assets that is senior to that of holders of the debentures. Liberty is a holding company with no significant assets other than its equity interests in its subsidiaries and cash, cash equivalents and marketable securities. Liberty is the only company obligated to make payments under the debentures. Our subsidiaries are separate and distinct legal entities and they have no obligation, contingent or otherwise, to pay any amounts due under the debentures or to make any funds available for any of those payments. In addition, neither AT&T nor any of its subsidiaries other than Liberty have any obligation to make payments under the debentures or to make any funds available for those payments.

  All of the liabilities of our subsidiaries effectively rank senior to the debentures. A substantial portion of the consolidated liabilities of Liberty consists of liabilities incurred by its subsidiaries. Moreover, the indenture governing the debentures does not limit the amount of indebtedness that may be incurred by Liberty's subsidiaries in the future. The rights of Liberty and of its creditors, including holders of the debentures, to participate in the distribution of assets of any subsidiary upon the latter's liquidation or reorganization will be subject to prior claims of the subsidiary's creditors, including trade creditors, except to the extent Liberty may itself be a creditor with recognized claims against the subsidiary. Where Liberty is itself a creditor of a subsidiary, its claims will still be subject to the prior claims of any secured creditor of that subsidiary and to the claims of any holder of indebtedness that is senior to the claim held by Liberty. As of September 30, 1999, the aggregate amount of the total liabilities of our consolidated subsidiaries was approximately $12.9 billion, of which approximately $11.6 billion was deferred income taxes.

  We could be unable in the future to obtain a sufficient amount of cash with which to service our financial obligations. Our ability to meet our debt service requirements, including those with respect to the debentures, is dependent upon our ability to access cash. Liberty's sources of cash include its available cash balances, net cash from the operating activities of its subsidiaries, dividends and interest from its investments, availability under credit facilities and proceeds from asset sales. Although at September 30, 1999, Liberty had cash and cash equivalents of approximately $500 million and marketable securities of approximately $2.9 billion, there is no requirement in the indenture governing the debentures that any of Liberty's cash or cash equivalents or proceeds from the sale of any of its marketable securities be reserved for the payment of

Liberty's obligations under the debentures. We cannot assure you that Liberty will maintain significant amounts of cash, cash equivalents or marketable securities in the future.

  Liberty obtained from one of its subsidiaries net cash of $5 million in 1998 and net cash of $4.1 million in the first nine months of 1999. Liberty did not obtain cash, in the form of dividends, loans, advances or otherwise, from any of its other operating subsidiaries during those periods. The ability of Liberty's operating subsidiaries to pay dividends or to make other payments or advances to Liberty depends on their individual operating results and any statutory, regulatory or contractual restrictions to which they may be or may become subject. Some of our subsidiaries are subject to loan agreements that restrict sales of assets and prohibit or limit the payment of dividends or the making of distributions, loans or advances to stockholders and partners.

  Liberty generally does not receive cash, in the form of dividends, loans, advances or otherwise, from its business affiliates. In this regard, we do not have voting control over most of our business affiliates and cannot cause those companies to pay dividends or make other payments or advances to their partners or shareholders (including us).

  AT&T has no obligation to provide financing for our operations and we do not expect AT&T to provide us with any financing during the term of the debentures. In addition, AT&T does not guarantee any of our indebtedness, and it will have no obligations to the holders of the debentures in the event of a payment default or other default by Liberty.

  We may secure future indebtedness of Liberty with the capital stock of our subsidiaries or other securities, in which case that indebtedness will effectively rank senior to the debentures. The indenture does not restrict the ability of Liberty to pledge shares of capital stock or other securities that it owns to secure indebtedness. To the extent Liberty pledges shares of capital stock or other securities to secure indebtedness, the indebtedness so secured will effectively rank senior to the debentures to the extent of the value of the shares or other securities pledged. The indenture also does not restrict the ability of Liberty's subsidiaries to pledge shares of capital stock or other assets that they own to secure indebtedness.

  We have entered into bank credit agreements that contain restrictions on how we finance our operations and operate our business, which could impede our ability to engage in transactions that would be beneficial for us. Liberty and its subsidiaries are subject to significant financial and operating restrictions contained in outstanding credit facilities. These restrictions will affect, and in some cases significantly limit or prohibit, among other things, our ability or the ability of our subsidiaries to:

  .  borrow more funds;

  .  pay dividends or make other distributions;

  .  make investments;

  .  engage in transactions with affiliates; or

  .  create liens.

  The restrictions contained in these credit agreements could have the following adverse effects on us, among others:

  .  we could be unable to obtain additional capital in the future to

    . fund capital expenditures or acquisitions that could improve the value of Liberty;

    . permit us to meet our loan and capital commitments to our business affiliates or allow us to help fund their operating losses or future development; or

    .  allow us to conduct necessary corporate activities;

  . we could be unable to access the net cash of our subsidiaries to help meet our own financial obligations;

  . we could be unable to invest in companies in which we would otherwise invest; and

  . we could be unable to obtain lower borrowing costs that are available from secured lenders or engage in advantageous transactions that monetize our assets.

  In addition, some of the credit agreements to which our subsidiaries are a party require them to maintain financial ratios, including ratios of total debt to operating cash flow and operating cash flow to interest expense. If Liberty or its subsidiaries fail to comply with the covenant restrictions contained in their credit agreements, that could result in a default which accelerates the maturity of the indebtedness borrowed pursuant to those agreements. Such a default could also result in indebtedness under other credit agreements and the debentures becoming due and payable due to the existence of cross-default or cross-acceleration provisions of our credit agreements and in the indenture governing the debentures.

  We have agreements with AT&T that restrict our ability to incur debt and impede our ability to use AT&T Liberty Media Group tracking stock to effect acquisitions or engage in other transactions. Liberty has entered into an Inter-Group Agreement with AT&T that restricts the amount of indebtedness that Liberty may incur as a member of the Liberty Media Group. Under the Inter-Group Agreement, no subsidiary of AT&T that is attributed to the Liberty Media Group may incur any debt, other than the refinancing of debt without any increase in amount, that would cause the total indebtedness of all the subsidiaries of AT&T that are attributed to the Liberty Media Group at any time to be in excess of 25% of the total market capitalization of the Class A and Class B Liberty Media Group tracking stock, unless the excess would not adversely affect the credit rating of AT&T. See "Relationship with AT&T and Certain Related Transactions-- Relationship with AT&T--Inter-Group Agreement." To the extent we are unable to incur additional debt due to this restriction, the effects set forth in the preceding risk factor arising out of restrictions on our ability to borrow funds will be exacerbated. The AT&T Liberty Media Group tracking stock is a common stock of AT&T, and we cannot use that stock to effect acquisitions or for any other purpose without the prior approval of the AT&T board of directors or of a three person capital stock committee of the AT&T board of directors. Only one member of that committee, Dr. John C. Malone, is also a director of Liberty. All of Liberty's common stock is owned by a subsidiary of AT&T.

  We may make significant capital contributions and loans to our subsidiaries and business affiliates to cover operating losses and fund development and growth, which could limit the amount of cash available to pay Liberty's own financial obligations. The development of video programming, communications, technology and Internet businesses involves substantial costs and capital expenditures. As a result, many of our business affiliates have incurred operating and net losses to date and are expected to continue to incur significant losses for the foreseeable future. Liberty's results of operations include Liberty's and its consolidated subsidiaries' share of the net losses of their affiliates. The share of net losses amounted to $785 million for 1997, $1,002 million for 1998, $66 million for the two months ended February 28, 1999, and $597 million for the seven months ended September 30, 1999.

  We may make significant capital contributions and loans to our existing and future subsidiaries and business affiliates to help cover their operating losses and fund the development and growth of their respective businesses and assets. We have assisted, and may in the future assist, our subsidiaries and business affiliates in their financing activities by guaranteeing bank and other financial obligations. At September 30, 1999, we had guaranteed various loans, notes payable, letters of credit and other obligations of certain of our subsidiaries and business affiliates totaling $616 million. It is expected that these commitments will be funded over the next two years.

  To the extent Liberty makes loans and capital contributions to its subsidiaries and business affiliates or Liberty is required to expend cash due to a default by a subsidiary or business affiliate of any obligation guaranteed by Liberty, there will be that much less cash available to Liberty with which to pay its own financial obligations, including the debentures.

  If we fail to meet required capital calls to a subsidiary or business affiliate, we could be forced to sell our interest in that company, our interest in that company could be diluted or we could forfeit important rights. We are parties to shareholder and partnership agreements that provide for possible capital calls on shareholders and partners. Our failure to meet a capital call, or other commitment to provide capital or loans to a particular company, may have adverse consequences to us. These consequences may include, among others, the dilution of our equity interest in that company, the forfeiture of our right to vote or exercise other rights, the right of the other shareholders or partners to force us to sell our interest at less than fair value, the forced dissolution of the company to which we have made the commitment or, in some instances, a breach of contract action for damages against us. Our ability to meet capital calls or other capital or loan commitments is subject to our ability to access cash. See "--We could be unable in the future to obtain a sufficient amount of cash with which to service our financial obligations" above.

  We are a member of the Liberty Media Group of AT&T, and, as a result, we may incur substantial financial obligations on behalf of other members of that group. We have entered into agreements with AT&T pursuant to which we have agreed, on a joint and several basis with each other member of the Liberty Media Group, to indemnify AT&T against any liabilities arising from the operations and businesses of any of the members of the Liberty Media Group. Hence, we may be obligated to indemnify AT&T against liabilities incurred by members of the Liberty Media Group other than Liberty Media Corporation and its consolidated subsidiaries. Although we anticipate that if we were required to indemnify AT&T against such a liability we would seek reimbursement or contribution from the other members of the Liberty Media Group, we cannot assure you that those members would be financially capable of making that reimbursement or contribution or that any indemnification obligation that Liberty ultimately is required to fund will not be substantial. Liberty is also jointly and severally liable with the other members of the Liberty Media Group for any amounts owed by members of the Liberty Media Group to AT&T under a tax sharing agreement, and those amounts could be substantial. See "Relationship with AT&T and Certain Related Transactions."

  Some of our officers have managerial obligations to other members of the Liberty Media Group, which diverts their attention from Liberty. Some of the officers of Liberty Media Corporation are also officers of other members of the Liberty Media Group. Hence, to the extent those officers devote attention to the operations of the other members of the Liberty Media Group, that attention will be diverted from the assets and businesses of Liberty Media Corporation and its consolidated subsidiaries.

  We may use our assets and management time to effect acquisitions that only benefit other members of the Liberty Media Group. Although we anticipate that acquisitions involving companies that are attributed to the Liberty Media Group will be effected through Liberty Media Corporation or its consolidated subsidiaries, it is possible that some of these acquisitions will be effected through other members of the Liberty Media Group. In addition to the diversion of management's attention from the assets and business of Liberty Media Corporation, acquisitions outside of Liberty Media Corporation and its consolidated subsidiaries could have important consequences to the holders of the debentures, including the following:

  . Liberty may provide cash or other assets with which to effect these acquisitions; and

  . Liberty may provide cash for the purpose of funding subsequent operating losses or the development and growth of the businesses of the acquired companies.

  To the extent we use our cash or other assets for the foregoing purposes, that cash and those assets, as well as the businesses acquired with them, will not be available to satisfy our obligations under the debentures. Hence, in any bankruptcy proceeding owners of the debentures will not have any claims against those businesses or the cash or other assets used by Liberty to effect their acquisition.

  Liberty Media Group has announced the proposed acquisition of The Associated Group, Inc. with shares of AT&T common stock and Liberty Media Group common stock. If that transaction closes, a significant portion of the assets of Associated Group will be contributed to another member of the Liberty Media Group and only a portion of the assets of Associated Group will be contributed to Liberty.

  The liquidity and value of our interests in our business affiliates may be adversely affected by shareholder agreements and similar agreements to which we are a party. A significant portion of the equity securities we own is held pursuant to stockholder agreements, partnership agreements and other instruments and agreements that contain provisions that affect the liquidity, and therefore the realizable value, of those securities. Most of these agreements subject the transfer of the stock, partnership or other interests constituting the equity security to consent rights or rights of first refusal of the other stockholders or partners. In certain cases, a change in control of Liberty or of the subsidiary holding our equity interest will give rise to rights or remedies exercisable by other stockholders or partners, such as a right to initiate or require the initiation of buy/sell procedures. Some of our subsidiaries and business affiliates are parties to loan agreements that restrict changes in ownership of the borrower without the consent of the lenders. All of these provisions will restrict our ability to sell those equity securities and may adversely affect the price at which those securities may be sold. For example, in the event buy/sell procedures are initiated at a time when we are not in a financial position to buy the initiating party's interest, we could be forced to sell our interest at a price based on the value established by the initiating party, and that price might be significantly less than what we might otherwise obtain.

  We do not have the right to manage our business affiliates, which means we cannot cause those affiliates to operate in a manner that is favorable to Liberty. We do not have the right to manage the businesses or affairs of any of our business affiliates in which we have less than a majority voting interest. Rather, our rights, at most, may take the form of representation on the board of directors or a partners' or similar committee that supervises management or possession of veto rights over significant or extraordinary actions. The scope of our veto rights varies from agreement to agreement. Although our board representation and veto rights may enable us to prevent the sale by a business affiliate in which we own less than a majority voting interest of assets or prevent it from paying dividends or making distributions to its stockholders or partners, they do not enable us to cause these actions to be taken.

  Our business is subject to risks of adverse government regulation. In the United States, the Federal Communications Commission regulates the providers of satellite communications services and facilities for the transmission of programming services, the cable television systems that carry such services, and, to some extent, the availability of the programming services themselves through its regulation of program licensing. Cable television systems and other forms of video distribution in the United States are also regulated by municipalities or other state and local government authorities. Cable television companies are currently subject to federal rate regulation on the provision of basic service, and continued rate regulation or other franchise conditions could place downward pressure on the fees cable television companies are willing or able to pay for programming services in which we have interests and regulatory carriage requirements could adversely affect the number of channels available to carry the programming services in which we have an interest. In addition, Liberty's programming subsidiaries and business affiliates may be limited in their ability to sell programming to AT&T's cable television subsidiaries and affiliates as a result of federal regulations. See "Business--Regulatory Matters."

  The regulation of programming services, cable television systems, satellite carriers and television stations is subject to the political process and has been in constant flux over the past decade. Further material changes in the law and regulatory requirements must be anticipated and there can be no assurance that our business will not be adversely affected by future legislation, new regulation or deregulation. See "Business--Regulatory Matters."

  In addition, substantially every foreign country in which we have, or may in the future make, an investment regulates, in varying degrees, the distribution and content of programming services and foreign investment in programming companies and wireline and wireless cable communications, satellite, telephony and Internet services. Regulations or laws that exist at the time we make an investment in a subsidiary or business affiliate may subsequently change, and there can be no assurance that material and adverse changes in the regulation of the services provided by our foreign subsidiaries and business affiliates will not occur in the future. Regulation can take the form of price controls, service requirements and programming and other content restrictions, among others. Moreover, some countries where we have or may in the future acquire interests in a cable television operator do not issue exclusive licenses or franchises to provide multi-channel television services within a geographic area, and in those instances we may be adversely affected by an overbuild by one or more competing cable operators. In certain countries where multi-channel television is less developed, there is minimal regulation of cable television and other forms of video distribution, and, hence, the protections of the distributor's investment available in the United States and other countries (such as rights to renewal of licenses, franchises and pole attachment) may not be available in these countries.

  The Internet companies in which we have interests are subject, both directly and indirectly, to various laws and governmental regulations relating to their respective businesses. Due to the increasing popularity and use of commercial online services and the Internet, it is possible that a number of laws and regulations may be adopted with respect to commercial online services and the Internet. The adoption of such laws or regulations in the future may decrease the growth of such services and the Internet, which could in turn decrease the demand for the services and products of the Internet companies in which we have interests and increase such companies' costs of doing business or otherwise have an adverse effect on their businesses, operating results and financial conditions.

  Our operations are subject to constraints imposed by the Investment Company Act. Our operations are primarily conducted through subsidiaries and business affiliates, and certain of our investments in those companies have been made with strategic partners where we have a less than 50% voting interest. Under the Investment Company Act of 1940, a company that is deemed to be an "investment company," and which is not exempt from the provisions of the Investment Company Act, is required to register as an investment company under the Investment Company Act. Registered investment companies are subject to extensive, restrictive and potentially adverse regulation relating to, among other things, operating methods, management, capital structure, dividends and transactions with affiliates. Registered investment companies are not permitted to operate their business in the manner Liberty operates its business, nor are registered investment companies permitted to have many of the relationships that Liberty has with its affiliated companies.

  Liberty's current holdings in its subsidiaries and business affiliates are such that Liberty is not an "investment company" required to register under the Investment Company Act, and Liberty intends to conduct its business in a manner designed to avoid becoming subject to regulation under the Investment Company Act. To avoid regulation under the Investment Company Act, Liberty's operations will to an extent be limited by concerns that it acquire investments in companies that assure to it majority ownership or primary control of a magnitude sufficient to cause Liberty not to fall within the definition of an investment company. These considerations could require Liberty to dispose of otherwise desirable assets at disadvantageous prices, structure transactions in a manner that assures Liberty has a majority interest or primary control, irrespective of whether such a structure is the one that is most desirable, or avoid otherwise economically desirable transactions, including the addition of strategic partners in Liberty's current majority-owned subsidiaries and business affiliates that it primarily controls. In addition, events beyond our control, including significant appreciation in the market value of certain of our publicly traded investments that may be deemed investment securities, could result in our becoming an inadvertent investment company. If Liberty were to become an inadvertent investment company, it would have one year to divest of a sufficient amount of investment securities and/or acquire other assets sufficient to cause Liberty to no longer be an investment company subject to registration under the Investment Company Act.

  If it were established that Liberty is an unregistered investment company, there would be a risk, among other material adverse consequences, that we could become subject to monetary penalties or injunctive relief, or both, in an action brought by the SEC, that we would be unable to enforce contracts with third parties or that third parties could seek to obtain rescission of transactions with us undertaken during the period it was established that we were an unregistered investment company.

  Year 2000 technology problems could cause interruptions in our business. Many existing computer programs were designed and developed without considering the upcoming change in the century, which could lead to the failure of computer applications or create erroneous results by or at the Year 2000. The Year 2000 issue is a broad business issue, the impact of which extends beyond traditional computer hardware and software to possible failure of a wide variety of automated systems and instrumentation, including equipment that we use and equipment used by third parties with whom we do business.

  We are in the process of assessing and remediating potential risks to our business related to the Year 2000 issue. Although we believe that, as a result of these efforts, our critical systems are or will be substantially Year 2000 ready, we cannot assure you that this will be the case. In addition, the ability of third parties with whom we do business and many of the companies in which we have interests to address adequately their Year 2000 issues is outside our control. Our failure or the failure of such third parties to address adequately their respective Year 2000 issues may have a material adverse effect on our business, financial condition and results of operations.

  For a detailed discussion of our Year 2000 assessment and compliance efforts, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

  We are dependent on a limited number of potential customers for carriage of our programming services. The cable television and direct-to-home satellite industries are currently undergoing a period of consolidation. As a result, the number of potential buyers of our programming services and those of our business affiliates is decreasing. AT&T's cable television subsidiaries and affiliates, which as a group comprise one of the two largest operators of cable television systems in the United States, are collectively the largest single customer of Liberty's programming companies. With respect to some of our programming services and those of our business affiliates, this is the case by a significant margin. The existing agreements between AT&T's cable television subsidiaries and affiliates and the program suppliers owned or affiliated with Liberty were entered into prior to the AT&T merger. There can be no assurance that our owned and affiliated program suppliers will be able to negotiate renewal agreements with AT&T's cable television subsidiaries and affiliates. Although AT&T has agreed to extend any existing affiliation agreement of Liberty and its affiliates that expires on or before March 9, 2004 to a date not before March 9, 2009, that agreement is conditioned on mutual most favored nation terms being offered and the arrangements being consistent with industry practice. For more information about our relationship with AT&T, see "Relationship with AT&T and Certain Related Transactions."

  This prospectus contains forward looking statements concerning future events that are subject to risks, uncertainties and assumptions. Certain statements made in this prospectus under the captions entitled "Prospectus Summary," "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus are forward-looking statements. These forward-looking statements are based on our current expectations and projections about future events. When used in this prospectus, the words "believe," "anticipate," "intend," "estimate," "expect" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are subject to risks, uncertainties and assumptions about us and our subsidiaries and business affiliates, including, among other things, the following:

  . general economic and business conditions and industry trends;

  . the continued strength of the industries in which we are involved;

  . uncertainties inherent in our proposed business strategies;

  . our future financial performance, including availability, terms and deployment of capital;

  . availability of qualified personnel;

  . changes in, or our failure or inability to comply with, government regulations and adverse outcomes from regulatory proceedings;

  . changes in the nature of key strategic relationships with partners and business affiliates;

  . uncertainties inherent in the change over to the year 2000;

  . rapid technological changes;

  . our inability to obtain regulatory or other necessary approvals of any strategic transactions; and

  . social, political and economic situations in foreign countries where we do business.

  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. In light of these risks, uncertainties and other assumptions, the forward-looking events discussed in this prospectus might not occur.

                               SPRINT CORPORATION

  We refer to Sprint's PCS Common Stock--Series 1, par value $1.00 per share, as Sprint PCS stock. In describing the debentures, the Sprint PCS stock will initially comprise the reference shares. As of the date of this prospectus,
11.4743 shares of Sprint PCS stock are attributable to each debenture. The reference shares will also include any other publicly traded common equity securities that may be distributed on or in respect of the Sprint PCS stock, or on or with respect to any publicly traded common equity security into which any of those securities may be converted or exchanged. In describing the debentures, we refer to Sprint and any other company which may in the future become an issuer of reference shares as a reference company.

  According to publicly available documents, Sprint is a domestic and international long distance communications provider through its FON Group and a domestic wireless mobile phone services provider through its PCS Group. Sprint operates the only 100% digital PCS wireless network in the United States with licenses to provide service nationwide utilizing a single frequency band and a single technology. Sprint owns licenses to provide service to the entire United States population, including Puerto Rico and the U.S. Virgin Islands. At December 31, 1998, Sprint, together with certain affiliates, operated PCS systems in 45 of the 50 largest U.S. metropolitan areas. Since the end of 1997, the number of metropolitan markets served by Sprint has doubled to 280 and the number of its customers has more than tripled to 3.35 million. Sprint's PCS stock is a "tracking stock" intended to reflect the performance of Sprint's domestic wireless personal communications services operations, while its FON stock is a "tracking stock" intended to reflect the performance of all of Sprint's other operations. The value of the debentures is based on the Sprint PCS stock and not on the Sprint FON Group stock. Sprint is required to file reports and other information with the SEC. Copies of these reports and other information may be inspected and copied at the SEC offices specified under "Where to Find More Information."

  This prospectus relates only to the debentures being offered and does not relate to the Sprint PCS stock or other securities of Sprint. Sprint has no obligations whatsoever under the debentures. All disclosures contained in this prospectus regarding Sprint are derived from the publicly available documents referred to in the preceding paragraph. We have not participated in the preparation of Sprint's documents nor made any due diligence inquiry with respect to the information provided in those documents. The selling security holders did not make any due diligence inquiry with respect to the information provided in Sprint's documents in connection with the offering of the debentures. Neither we nor the selling security holders represent that Sprint's publicly available documents or any other publicly available information regarding Sprint are accurate or complete. We cannot provide you with any assurance that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents referred to in the preceding paragraph that would affect the trading price of the Sprint PCS stock, and therefore the trading price of the debentures, have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Sprint could affect the trading price of the debentures.

  We and our affiliates make no representation to you as to the performance of Sprint, the Sprint PCS stock or any other securities of Sprint.

  According to available public information, pursuant to a merger agreement between MCI WorldCom, Inc. and Sprint, Sprint would be merged with and into MCI WorldCom, Inc. Under this planned merger, holders of Sprint PCS stock would receive one new share of MCI WorldCom PCS tracking stock and 0.1547 of a share of MCI WorldCom common stock for each share of Sprint PCS stock. If the merger occurs, the MCI WorldCom PCS stock and MCI WorldCom common stock will become the reference shares. This merger is subject to many conditions, including regulatory approvals, and may never occur. Even if it does occur, the ratio by which holders of Sprint PCS stock receive new stock may be different from the ratio currently contemplated in that agreement.

            PRICE RANGE AND DIVIDEND HISTORY OF THE SPRINT PCS STOCK

  The Sprint PCS stock is listed and traded on the NYSE under the symbol "PCS."

  The following table sets forth, for the calendar quarters indicated (ended March 31, June 30, September 30 and December 31), the range of high and low sale prices of the Sprint PCS stock as reported on the NYSE Composite Tape since its listing on November 23, 1998. To date, Sprint has never paid a cash dividend on its Sprint PCS stock.

                                                            Sprint PCS Stock
                                                            ----------------
                                                              High     Low

                                                            -------- -------
   1998:
     Fourth quarter (beginning November 23)................ $23 3/8   $14 1/16
   1999:
     First quarter.........................................  48 5/16   20 7/8
     Second quarter........................................  60 3/4    41 1/2
     Third quarter.........................................  78 1/4    52 15/16
     Fourth quarter (through December 28).................. 114 7/16   66 13/16

  The last reported sale price on the NYSE of one share of Sprint PCS stock on December 29, 1999 was $103 7/8.

                                USE OF PROCEEDS

  We will not receive any of the proceeds from the sale of the debentures by the selling security holders. We are filing the registration statement of which this prospectus is a part solely to satisfy our obligation to register the debentures pursuant to the terms of a registration rights agreement with the initial purchasers of the debentures.

  We intend to use the proceeds from the sale of the debentures on November 16, 1999 for general corporate purposes, including acquisitions and investments. Pending our use of those proceeds, they have been placed in various instruments consisting largely of marketable securities, including government securities.

                                 CAPITALIZATION

  The following table sets forth our consolidated capitalization as of September 30, 1999, and as adjusted to give effect to our sale of the debentures on November 16, 1999, and our use of the net proceeds from that sale. This table should be read in conjunction with Liberty's consolidated financial statements and the related notes included elsewhere in this prospectus. See "Index to Financial Statements."

                                          September 30, 1999 September 30, 1999
                                          ------------------ ------------------
                                            (in millions)      (in millions)
                                               (Actual)        (As Adjusted)
Cash and cash equivalents................      $   499            $ 1,353
                                               =======            =======
Marketable securities....................        2,949              2,949
                                               =======            =======
Long-term debt (including current
 portion):
  Bank credit facilities.................      $   926            $   926
  Other debt.............................           33                 33
  7 7/8% Senior Notes due 2009...........          741                741
  8 1/2% Senior Debentures due 2029......          494                494
  4% Senior Exchangeable Debentures due
   2029..................................          --                 868
                                               -------            -------
    Total debt...........................      $ 2,194            $ 3,062
                                               -------            -------
Stockholder's equity:
  Common stock...........................          --
  Additional paid-in capital.............      $33,787            $33,787
  Accumulated other comprehensive
   earnings, net of taxes................        2,407              2,407
  Retained earnings (deficit)............         (814)              (814)
                                               -------            -------
                                                35,380             35,380
                                               -------            -------
  Due to related parties.................           86                 86
                                               -------            -------
    Total stockholder's equity...........       35,466             35,466
                                               -------            -------
    Total capitalization.................      $37,660            $38,528
                                               =======            =======

                       SELECTED HISTORICAL FINANCIAL DATA

  In the table below we provide you with selected historical consolidated financial data of Liberty. We derived the historical consolidated financial data from our consolidated financial statements included elsewhere in this prospectus. The unaudited financial data at September 30, 1999, February 28, 1999, and September 30, 1998, and for the seven months ended September 30, 1999, the two months ended February 28, 1999, and the nine months ended September 30, 1998, contain all adjustments, consisting only of normal recurring accruals, that, in the opinion of our management, are necessary for a fair presentation of our results for these periods. The interim results of operations are not necessarily indicative of results that may be expected for the full year.

  Liberty has been a wholly owned subsidiary of TCI since August 1994. On March 9, 1999, AT&T acquired TCI in a merger transaction. For financial reporting purposes, the merger of AT&T and TCI is deemed to have occurred on March 1, 1999. In connection with the merger, the assets and liabilities of Liberty were adjusted to their respective fair values pursuant to the purchase method of accounting. For periods prior to March 1, 1999, the assets and liabilities of Liberty and the related consolidated results of operations are referred to below as "Old Liberty," and for periods subsequent to February 28, 1999, the assets and liabilities of Liberty and the related consolidated results of operations are referred to as "New Liberty." In connection with the merger, TCI effected an internal restructuring as a result of which certain assets and approximately $5.5 billion in cash were contributed to Liberty.

  The financial data presented below are not necessarily comparable from period to period as a result of several transactions, including acquisitions and dispositions of consolidated subsidiaries. For this and other reasons, you should read the selected historical financial data provided below in conjunction with our consolidated financial statements and accompanying notes beginning on page F-1 and the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations" beginning on page 23.

                          New Liberty                         Old Liberty
                         ------------- -------------------------------------------------------------
                         Seven months   Two months   Nine months
                             ended        ended         ended        Year ended December 31,
                         September 30, February 28, September 30, ----------------------------------
                             1999          1999         1998       1998   1997   1996   1995   1994
                         ------------- ------------ ------------- ------  -----  -----  -----  -----
                          (unaudited)  (unaudited)   (unaudited)
                                                     (in millions, except ratios)
Operating Data:
Revenue.................    $   506          235        1,005      1,359  1,225  2,208  1,821  1,577
Operating loss..........       (728)        (158)        (188)      (431)  (260)   (66)  (214)    (5)
Interest expense........        (87)         (26)         (62)      (104)   (40)   (53)   (34)   (11)
Share of losses of
 affiliates, net........       (597)         (66)        (828)    (1,002)  (785)  (332)  (190)   (59)
Gain on dispositions,
 net....................         10           14          569      2,449    406  1,558    (78)   181
Net income (loss).......       (814)         (70)        (260)       622   (470)   741    (56)   164

Balance Sheet Data (at
 period end):
Cash and cash
 equivalents............    $   499           31          199        228    100    434    179     72
Marketable securities...      2,949          125           55        159    248     59    --     --
Investments in
 affiliates.............     15,939        3,971        2,831      3,079  2,359  1,519  1,932    835
Investment in Time
 Warner, Inc............      6,968        7,361        4,996      7,083  3,538  2,017    945    654
Investment in Sprint
 Corporation............      7,616        3,381          --       2,446    --     --     --     --
Total assets............     50,822       16,886       10,604     15,567  7,735  6,722  5,605  3,482
Debt including current
 portion................      2,194        2,087        2,175      2,096    785    555    516     98
Stockholder's equity....     35,466        9,449        5,566      9,230  4,721  4,519  3,731  2,386

Other Data:
Ratio of earnings to
 fixed charges (a)......        --          5.12x         --       11.03x  2.06x 21.36x  3.86x  9.20x

-------
(a) The ratio of earnings to fixed charges of Liberty was less than 1.00x for the seven-month period ended September 30, 1999, and for the nine-month period ended September 30, 1998. Thus, earnings available for fixed charges were inadequate to cover fixed charges for such period. The amounts of the coverage deficiencies for the seven-month period ended September 30, 1999, and for the nine-month period ended September 30, 1998, were $1,133 million and $348 million, respectively. For the ratio calculations, earnings available for fixed charges consist of earnings (losses) before income taxes plus fixed charges, distributions from and losses of less than 50%- owned affiliates with debt not guaranteed by Liberty (net of earnings not distributed of less than 50%-owned affiliates) and minority interests in (earnings) losses of consolidated subsidiaries. Fixed charges consist of:

  . interest on debt, including interest related to debt guaranteed by Liberty of less than 50%-owned affiliates where the investment in such affiliates results in the recognition of a loss,

  . Liberty's proportionate share of interest of 50%-owned affiliates,

  . that portion of rental expense which Liberty believes to be representative of interest (one-third of rental expense) and

  . amortization of debt issuance costs.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion and analysis provides information concerning our results of operations and financial condition. This discussion should be read in conjunction with our consolidated financial statements and accompanying notes beginning on page F-1.

  Liberty's domestic subsidiaries generally operate or hold interests in businesses which provide programming services including production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software. In addition, certain of Liberty's subsidiaries hold interests in businesses engaged in wireless telephony, electronic retailing, direct marketing and advertising sales relating to programming services, infomercials and transaction processing. Liberty also has significant interests in foreign affiliates, which operate in cable television, programming and satellite distribution.

  Liberty's consolidated subsidiaries at September 30, 1999, include Encore Media Group, Liberty Digital, Inc. (formerly named TCI Music, Inc.), Pramer S.C.A. and TCI Cablevision of Puerto Rico. These businesses are majority or wholly owned and, accordingly, the results of operations of these businesses are included in the consolidated results of Liberty for the periods in which they were majority or wholly owned.

  A significant portion of Liberty's operations are conducted through entities in which Liberty holds a 20%-50% ownership interest. These businesses are accounted for using the equity method of accounting and, accordingly, are not included in the consolidated results of Liberty except as they affect Liberty's interest in earnings or losses of affiliates for the period in which they were accounted for using the equity method. Included in Liberty's investments in affiliates at September 30, 1999 are USA Networks, Inc., Discovery Communications, Inc., TV Guide, Inc., QVC Inc., Flextech, plc and Telewest Communications plc.

  Liberty holds interests in companies that are neither consolidated subsidiaries nor affiliates accounted for using the equity method. The most significant of these include Time Warner and Sprint Corporation. The Time Warner stock and Sprint Corporation tracking stock that Liberty holds are classified as available-for-sale securities and are carried at fair value. Unrealized holding gains and losses on these securities are carried net of taxes as a component of accumulated other comprehensive earnings in stockholder's equity. Realized gains and losses are determined on a specific-identification basis.

  As a result of AT&T's acquisition of TCI by merger on March 9, 1999, the shares of each series of TCI common stock were converted into shares of a class of AT&T common stock, subject to applicable exchange ratios. The AT&T merger has been accounted for using the purchase method. Accordingly, Liberty's assets and liabilities have been recorded at their respective fair values therefore creating a new cost basis. For financial reporting purposes the AT&T merger is deemed to have occurred on March 1, 1999. Accordingly, for periods prior to March 1, 1999, the assets and liabilities of Liberty and the related consolidated financial statements are sometimes referred to herein as "Old Liberty," and for periods subsequent to February 28, 1999, the assets and liabilities of Liberty and the related consolidated financial statements are sometimes referred to herein as "New Liberty." "Liberty" refers to both New Liberty and Old Liberty.

Summary Of Operations

  Liberty's programming businesses include Encore Media Group which provides premium programming distributed by cable, direct-to-home satellite and other distribution media throughout the United States. Additionally, Liberty Digital is included in Liberty's financial results. Liberty Digital, through its subsidiaries and affiliates, is principally engaged in programming, distributing and marketing digital and analog music services to homes, businesses and over the Internet. Also included in Liberty's financial results through March 1, 1999, are those of TV Guide (formerly named United Video Satellite Group, Inc.) which, during the period it was consolidated, was engaged in the business of providing satellite-delivered video, audio, data, and program promotion services to cable television systems, direct-to-home satellite dish users, radio stations and private network users throughout the United States. Effective March 1, 1999, Liberty began accounting for its investment in TV Guide under the equity method of accounting. To enhance the reader's understanding, separate financial data has been provided below for Encore Media Group, Liberty Digital and TV Guide due to the significance of those operations. The table sets forth, for the periods indicated, certain financial information and the percentage relationship that certain items bear to revenue. Liberty holds significant equity investments, the results of which are not a component of operating income, but are discussed below under "--Investments in Affiliates Accounted for Under the Equity Method." Other items of significance are discussed separately below.

  Nine months ended September 30, 1999, compared to nine months ended September 30, 1998

  General Information

  Due to the consummation of the AT&T merger, Liberty's 1999 statements of operations include information reflecting the seven month period ended September 30, 1999, and the two month period ended February 28, 1999. Also, prior to March 1, 1999, Liberty consolidated the operations of TV Guide, and subsequent to February 28, 1999, Liberty accounted for its ownership interests in TV Guide under the equity method. (See note 6 to the accompanying September 30, 1999 consolidated financial statements.) The following discussion of Liberty's results of operations includes a section that addresses the combined operating results of "Old Liberty" and "New Liberty," collectively "Combined Liberty."

                                                           New Liberty                      Old Liberty
                                                      ---------------------  ------------------------------------------
                                                      Seven months            Two months          Nine  months
                                                          ended      % of       ended      % of       ended      % of
                                                      September 30,  total   February 28,  total  September 30,  total
                                                          1999      revenue      1999     revenue     1998      revenue
                                                      ------------- -------  ------------ ------- ------------- -------
                                                                          (dollar amounts in millions)
Encore Media Group
  Revenue............................................     $ 372       100%      $ 101       100%      $ 388       100%
  Operating, selling, general and administrative.....       279        75          60        59         318        82
  Stock compensation.................................         4         1           3         3          18         5
  Depreciation and amortization......................       104        28           1         1           5         1
                                                          -----      ----       -----       ---       -----       ---
   Operating income (loss)...........................     $ (15)       (4)%     $  37        37%      $  47        12%
                                                          =====      ====       =====       ===       =====       ===
Liberty Digital
  Revenue............................................     $  51       100%      $  15       100%      $  63       100%
  Operating, selling, general and administrative.....        47        92          14        93          59        94
  Stock compensation.................................       205       402         --        --          --        --
  Depreciation and amortization......................        25        49           4        27          17        27
                                                          -----      ----       -----       ---       -----       ---
   Operating loss....................................     $(226)     (443)%     $  (3)      (20)%     $ (13)      (21)%
                                                          =====      ====       =====       ===       =====       ===
TV Guide
  Revenue............................................     $ --        --        $  97       100%      $ 443       100%
  Operating, selling, general and administrative.....       --        --           76        79         350        79
  Stock compensation.................................       --        --          --        --          --        --
  Depreciation and amortization......................       --        --           10        10          21         5
                                                          -----      ----       -----       ---       -----       ---
   Operating income..................................     $ --        --        $  11        11%      $  72        16%
                                                          =====      ====       =====       ===       =====       ===
Other
  Revenue............................................     $  83       (a)       $  22       (a)       $ 111       (a)
  Operating, selling, general and administrative.....        82                    38                   116
  Stock compensation.................................       223                   180                   245
  Depreciation and amortization......................       265                     7                    44
                                                          -----                 -----                 -----
   Operating loss....................................     $(487)                $(203)                $(294)
--------------------------------------------------
                                                          =====                 =====                 =====

--------
(a)  Not meaningful.

  In order to provide a meaningful basis for comparing the nine months ended September 30, 1999 and 1998 for purposes of the following table and discussion, the operating results of Combined Liberty for the seven months ended September 30, 1999 have been combined with the operating results of Combined Liberty for the two months ended February 28, 1999, and the operating results for the nine months ended September 30, 1998. Depreciation, amortization and certain other line items included in the operating results of Combined Liberty are not comparable between periods as the seven month successor period ended September 30, 1999, includes the effects of purchase accounting adjustments related to the AT&T merger, and prior periods do not. The combining of predecessor and successor accounting periods is not acceptable under generally accepted accounting principles.

                                                  Combined Liberty
                                     --------------------------------------------
                                      Nine months            Nine months
                                         ended      % of        ended      % of
                                     September 30,  total   September 30,  total
                                         1999      revenue      1998      revenue
                                     ------------- -------  ------------- -------
                                            (dollar amounts in millions)
Encore Media Group
  Revenue..........................      $ 473       100%       $ 388       100%
  Operating, selling, general and
   administrative..................        339        72          318        82
  Stock compensation...............          7         1           18         5
  Depreciation and amortization....        105        22            5         1
                                         -----      ----        -----       ---
   Operating income................      $  22         5%       $  47        12%
                                         =====      ====        =====       ===
Liberty Digital
  Revenue..........................      $  66       100%       $  63       100%
  Operating, selling, general and
   administrative..................         61        92           59        94
  Stock compensation...............        205       311          --        --
  Depreciation and amortization....         29        44           17        27
                                         -----      ----        -----       ---
   Operating loss..................      $(229)     (347)%      $ (13)      (21)%
                                         =====      ====        =====       ===
TV Guide
  Revenue..........................      $  97       100%       $ 443       100%
  Operating, selling, general and
   administrative..................         76        79          350        79
  Stock compensation...............        --        --           --        --
  Depreciation and amortization....         10        10           21         5
                                         -----      ----        -----       ---
   Operating income................      $  11        11%       $  72        16%
                                         =====      ====        =====       ===
Other
  Revenue..........................      $ 105       (a)        $ 111       (a)
  Operating, selling, general and
   administrative..................        120                    116
  Stock compensation...............        403                    245
  Depreciation and amortization....        272                     44
                                         -----                  -----
   Operating loss..................      $(690)                 $(294)
                                         =====                  =====

--------
(a) Not meaningful.

  Consolidated Subsidiaries

  Encore Media Group. The majority of Encore Media Group's revenue is derived from the delivery of movies to subscribers under affiliation agreements between Encore Media Group and cable operators and satellite direct-to-home distributors. Encore Media Group entered into a 25-year affiliation agreement in 1997 with TCI. TCI cable systems subsequently acquired by AT&T in the AT&T merger operate under the name AT&T Broadband & Internet Services. Revenue from AT&T Broadband accounted for approximately 61% of total revenue during 1998. Under this affiliation agreement with AT&T Broadband, Encore Media Group receives fixed monthly payments in exchange for unlimited access to all of the existing Encore and STARZ!

services. The payment from AT&T Broadband is adjusted, in certain instances, if AT&T acquires or disposes of cable systems or if Encore Media Group's programming costs increase above certain specified levels. Encore Media Group's other affiliation agreements generally provide for payments based on the number of subscribers that receive Encore Media Group's services.

  Revenue from AT&T Broadband increased 13% to $179 million during the first nine months of 1999, compared to the same period of 1998, pursuant to the terms of the AT&T/Encore Media Group affiliation agreement. Under this agreement, the amount paid by AT&T Broadband does not vary with the number of subscription units from AT&T Broadband. This category also includes revenue from cable systems that have been contributed by AT&T to joint ventures and are subject to the AT&T/Encore Media Group affiliation agreement. Revenue from cable affiliates other than AT&T Broadband increased 35% to $108 million during the first nine months of 1999, compared to the same period of 1998 mainly due to 20% and 38% increases in subscription units for Encore and STARZ! services, respectively, combined with increases in rates charged. MOVIEplex and Thematic Multiplex subscribers from cable affiliates other than AT&T Broadband increased by 1.7 million or 63% and 1.7 million or 425%, respectively, during the first nine months of 1999 compared to the same period in 1998, contributing to the increase in revenue. Revenue from satellite providers and other distribution technologies increased 25% to $186 million during the first nine months of 1999, from $149 million during the first nine months of 1998, due to 15%, 13% and 27% increases in STARZ!, Encore and Thematic Multiplex subscription units, respectively, partially offset by subscriber volume and penetration discounts.

  Programming and other operating expenses increased by 7% during the first nine months in 1999, compared to the same period in 1998, primarily due to increased first run exhibitions on Encore and the Thematic Multiplex channels. Sales and marketing expenses increased by 6% during the first nine months of 1999, compared to the same period in 1998, due to the "New Encore" national awareness campaign during 1999. The majority of Encore Media Group's national consumer awareness campaign will continue into the fourth quarter of 1999; therefore, operating expenses are expected to be higher during the fourth quarter in 1999. The "New Encore" campaign is branding Encore as a first-run premium pay service.

  The fluctuations in depreciation, amortization and stock compensation are a direct result of the effects of purchase accounting adjustments related to the AT&T merger.

  Liberty Digital. Liberty Digital's revenue is derived from its audio business, which is engaged in programming, distributing and marketing a digital music service, Digital Music Express(R) (DMX Service). This service provides continuous, commercial free, CD-quality music programming to homes and businesses. Liberty Digital's results of operations also include its interactive media business, which is engaged in the development of interactive television businesses and the management of investments in interactive programming content and interactive television businesses.

  Revenue increased 5% to $66 million for the nine months ended September 30, 1999 from $63 million for the corresponding period in 1998. The increase in revenue is primarily due to increased residential and commercial subscribers in its audio business offset by reduced revenue due to the sale of Liberty Digital's video and Internet businesses. Additionally, revenue for the nine months ended September 30, 1999 included a $3 million settlement from PRIMESTAR, Inc., a provider of digital satellite television programming services, for the loss of future revenue after the DMX Service was terminated from distribution to PRIMESTAR customers on April 28, 1999, as a result of the acquisition of PRIMESTAR by Hughes Electronic Corp.

  Operating, selling, general and administrative expenses increased 3% to $61 million for the nine months ended September 30, 1999, from $59 million for the corresponding period in 1998. The increase in expenses is primarily due to increased affiliation fees in Liberty Digital's audio business as well as increases in selling, general and administrative expenses due to increased personnel, occupancy and promotional expenses associated with the audio business's expansion.

  Depreciation and amortization increased 71% to $29 million for the nine months ended September 30, 1999, from $17 million for the corresponding period in 1998. The increase is a result of the effects of purchase accounting adjustments related to the AT&T merger.

  The amount of expense associated with stock compensation is generally based on the vesting of the related stock options and stock appreciation rights and the market price of the underlying common stock. The expense reflected in the table is based on the market price of the underlying stock as of September 30, 1999, and is subject to future adjustment based on market price fluctuations and, ultimately, on the final determination of market value when the rights are exercised.

  TV Guide. On March 1, 1999, United Video Satellite Group and News Corp. completed a transaction whereby United Video Satellite Group acquired News Corp.'s TV Guide properties in exchange for stock of United Video Satellite Group and cash, creating a broader platform for offering television guide services to consumers and advertisers. United Video Satellite Group was renamed TV Guide. Upon consummation, Liberty began accounting for its interest in TV Guide using the equity method of accounting and, accordingly, the results of operations of TV Guide were no longer included in the consolidated financial results of Liberty as of that date.

  Other. Included in this information are the results of Liberty Media International, Inc.'s consolidated subsidiaries, TCI Cablevision of Puerto Rico and Pramer, and corporate expenses of Liberty. Revenue decreased 5% from $111 million for the nine months ended September 30, 1998, to $105 million for the nine months ended September 30, 1999. The acquisition of Pramer in August 1998 accounted for a $43 million increase in revenue in the first nine months of 1999. This increase was offset by a decrease in revenue from the sale of Netlink Wholesale, Inc. during January 1999 and the sale in February 1999 of CareerTrack, Inc., a subsidiary that was a provider of business and educational seminars and related publications.

  Operating, selling, general and administrative expenses increased 3% to $120 million for the nine months ended September 30, 1999, from $116 million for the corresponding period in 1998. The increase in expenses due to the acquisition of Pramer was more than offset by the decrease in expenses as a result of the sales of Netlink and CareerTrack. Corporate expenses for the nine months ended September 30, 1999, included $12 million in costs associated with the AT&T merger.

  Depreciation and amortization increased 518% to $272 million for the nine months ended September 30, 1999 from $44 million during the same period in 1998. The increase is a result of the effects of purchase accounting adjustments related to the AT&T merger.

  The amount of expense associated with stock compensation is generally based on the vesting of the related stock options and stock appreciation rights and the market price of the underlying common stock. The expense reflected in the table is based on the market price of the underlying common stock as of September 30, 1999 and is subject to future adjustment based on market price fluctuations and, ultimately, on the final determination of market value when the rights are exercised.

  Other Income and Expense. Interest expense was $87 million, $26 million and $62 million for the seven month period ending September 30, 1999, the two month period ending February 28, 1999, and the nine months ended September 30, 1998, respectively. The increase in interest expense during the 1999 periods is a result of increased borrowings by Liberty during 1999.

  Dividend and interest income was $171 million, $10 million and $49 million for the seven month period ending September 30, 1999, the two month period ending February 28, 1999 and the nine months ending September 30, 1998, respectively. The increase in dividend and interest income during 1999 primarily represents dividends and interest income from the investment of the $5.5 billion received in connection with the AT&T merger.

  Aggregate gains from dispositions and issuance of equity by affiliates and subsidiaries during the seven month period ended September 30, 1999, the two month period ended February 28, 1999, and the nine months ended September 30, 1998 were $10 million, $386 million and $665 million, respectively. Liberty recognized a gain of $372 million (before deducting deferred income taxes of $147 million) during the two months ended February 28, 1999, in connection with the acquisition by United Video Satellite Group of the TV Guide properties. In September 1997, Time Warner exercised an option to acquire the business of Southern Satellite Systems, Inc. from Liberty. Pursuant to this option, Time Warner acquired the business of Southern Satellite, effective January 1, 1998, for $213 million in cash. Time Warner had paid Liberty shares of Time Warner Series LMCN-V common stock, which are convertible into 12.8 million shares of Time Warner common stock, valued at $306 million, for the option. Liberty recognized a $515 million pre-tax gain in connection with these transactions in the first quarter of 1998.

  Investments in Affiliates Accounted for Under the Equity Method

  Liberty's share of losses of affiliates was $597 million, $66 million and $828 million during the seven month period ending September 30, 1999, the two month period ending February 28, 1999, and the nine months ending September 30, 1998, respectively.

  Discovery. Discovery's revenue increased $198 million or 27% from $737 million for the nine months ended September 30, 1998, to $935 million for the same period in 1999. The increase in revenue resulted from increases in rates charged to affiliates and increases in advertising rates due to higher ratings and a generally strong advertising sales market. Subscriber growth at Discovery's international and developing networks also contributed to the increase in revenue. Earnings before interest, taxes, depreciation and amortization ("Operating Cash Flow") increased by $39 million or 83% from $47 million for the nine months ended September 30, 1998, to $86 million for the nine months ended September 30, 1999. The increase in Operating Cash Flow was due to the increase in revenue offset by increases in programming and marketing expenses. Marketing expenses have increased as Discovery continued the rollout of Animal Planet and launched other developing networks. Discovery's net loss increased $31 million or 41% from $76 million for the nine months ended September 30, 1998, to $107 million for the nine months ended September 30, 1999. The increase in net loss is due to increased interest expense and launch amortization due to the company's efforts to increase launch support related to developing networks. Liberty's share of Discovery's net loss was approximately $154 million, $8 million and $41 million for the seven month period ended September 30, 1999, the two month period ended February 28, 1999 and the nine months ended September 30, 1998, respectively. Liberty's share of losses for the seven month period ended September 30, 1999, included $109 million in amortization related to purchase accounting adjustments associated with Liberty's investment in Discovery in connection with the AT&T merger.

  USA Networks, Inc. Revenue increased $432 million or 23% for the nine months ended September 30, 1999, from $1,867 million for the nine months ended September 30, 1998, to $2,299 million for the same period in 1999. The increase was due to increased advertising revenue from the Networks and Television Production businesses of USA Networks and higher continuity (off-air) sales, as well as the launch of Home Shopping en Espanol in the electronic retailing sector. The inclusion of revenue from the Hotel Reservations Network since its acquisition on May 10, 1999, also contributed to the increase in revenue. Operating Cash Flow increased $77 million or 24% from $324 million for the nine months ended September 30, 1998, to $401 million for the nine months ended September 30, 1999. The increase in Operating Cash Flow was largely due to the increase in revenue offset by increased cost of goods sold at the electronic retailing unit due to the increased sales and increased Internet services expenses as USA Networks continued to rollout new web sites. Net income decreased from $26 million for the nine months ended September 30, 1998, to a net loss of $10 million for the nine months ended September 30, 1999, representing a decrease of $36 million. The decrease in net income is primarily due to an increase in minority interests in earnings of subsidiaries due to ownership changes at USA Networks, Inc. Liberty's share of USA Networks, Inc.'s net earnings (loss) was approximately $(13) million, $10 million and $11 million for the seven month period ended September 30, 1999, the two month period ended February 28, 1999 and the nine months ended September 30, 1998, respectively. Liberty's share of losses for the seven month period ended September 30, 1999, included $37 million in amortization related to purchase accounting adjustments associated with Liberty's investment in USA Networks in connection with the AT&T merger.

  QVC. Revenue increased by $311 million or 19% for the nine months ended September 30, 1999, from $1,648 million for the nine months ended September 30, 1998, to $1,959 million for the same period of 1999. The increase in revenue is due to increased subscribers as well as increases in the average sales per home for each of QVC's domestic, U.K. and German operations. Operating Cash Flow increased by 29% or $85 million from $292 million for the nine months ended September 30, 1998 to $377 million for the same period in 1999, due to the revenue increase and the corresponding increase in cost of goods sold, offset further by higher variable costs and additional costs associated with QVC's expansion in the UK and Germany. Net income increased by $52 million or 58% to $142 million for the nine months ended September 30, 1999, as compared to $90 million for the same period in 1998. The increase in net income was due to the increase in Operating Cash Flow offset by increased income tax expense. Liberty's share of QVC's net earnings (loss) was approximately $(17) million, $13 million and $38 million for the seven month period ended September 30, 1999, the two month period ended February 28, 1999, and the nine months ended September 30, 1998, respectively. Liberty's share of losses for the seven month period ended September 30, 1999 included $64 million in amortization related to purchase accounting adjustments associated with Liberty's investment in QVC in connection with the AT&T merger.

  Fox/Liberty Networks. Liberty's share of Fox/Liberty Networks' net loss was approximately $48 million, $1 million and $76 million for the seven month period ended September 30, 1999, the two month period ended February 28, 1999 and the nine months ended September 30, 1998, respectively. Liberty's share of losses for the nine months ended September 30, 1998, includes previously unrecognized losses of Fox/Liberty Networks of approximately $64 million. Losses of Fox/Liberty Networks were not recognized in prior periods due to the fact that Liberty's investment in Fox/Liberty Networks was less than zero. On July 15, 1999, News Corp. acquired Liberty's 50% interest in Fox/Liberty Networks. (See note 3 to the accompanying September 30, 1999 consolidated financial statements).

  Telewest. Revenue increased $329 million or 54% from $604 million for the nine months ended September 30, 1998, to $933 million for the same period in 1999. The increase was primarily due to the acquisition of General Cable plc and Birmingham Cable Corporation Limited in September 1998 and increased cable penetration due to the success of Telewest's low-cost bundled television and telephony services introduced during 1998. Operating Cash Flow increased $94 million or 64% from $148 million for the nine months ended September 30, 1998, to $242 million for the nine months ended September 30, 1999. The increase in Operating Cash Flow was largely due to the increase in revenue and economies of scale resulting from the enlarged operations. Telewest's net loss increased $286 million or 82% from $350 million for the nine months ended September 30, 1998, to $636 million for the nine months ended September 30, 1999. The increase in net loss was due to increased interest expense of $139 million and increased foreign currency transaction losses of $79 million. Telewest experiences unrealized foreign currency transaction losses on its U.S. dollar denominated debentures resulting from the translation of the debentures into UK pounds sterling and the adjustment of a related foreign currency option contract to market value. Liberty's share of Telewest's net losses was approximately $154 million, $38 million and $90 million for the seven month period ended September 30, 1999, the two month period ended February 28, 1999, and the nine months ended September 30, 1998, respectively. Liberty's share of losses for the seven month period ended September 30, 1999, included $51 million in amortization related to purchase accounting adjustments associated with Liberty's investment in Telewest in connection with the AT&T merger.

  PCS Ventures. Liberty's share of losses from its investment in the PCS Ventures was $510 million during the nine months ended September 30, 1998. At that time, the PCS Ventures included Sprint Spectrum Holding Company, L.P. and MinorCo, L.P. (collectively, "Sprint PCS") and PhillieCo Partnership I, L.P. The partners of each of the Sprint PCS partnerships were subsidiaries of Sprint, Comcast Corporation, Cox Communications, Inc. and Liberty. The partners of PhillieCo were subsidiaries of Sprint, Cox and Liberty.

Liberty had a 30 % partnership interest in each of the Sprint PCS partnerships and a 35% partnership interest in PhillieCo.

  On November 23, 1998, Liberty, Comcast, and Cox exchanged their respective interests in Sprint PCS and PhillieCo for shares of Sprint PCS Group stock, which tracks the performance of Sprint's PCS Group (consisting initially of the PCS Ventures and certain PCS licenses which were separately owned by Sprint). Through November 23, 1998, Liberty accounted for its interest in the PCS Ventures using the equity method of accounting; however, as a result of the foregoing exchange, Liberty's less than 1% voting interest in Sprint and the transfer of its Sprint Securities to a trust prior to the AT&T merger, Liberty no longer exercises significant influence with respect to its investment in the PCS Ventures. Accordingly, Liberty accounts for its investment in the Sprint PCS Group stock as an available-for-sale security. (See note 5 to the accompanying September 30, 1999 consolidated financial statements.)

  Year Ended December 31, 1998 compared to December 31, 1997 and December 31,
1996

  General Information

  Due to a number of transactions that were completed during the three year period ended December 31, 1998, the results of operations during this period are not comparable from year to year. These transactions resulted in the consolidation or deconsolidation of several entities:

  . Effective February 1, 1998, Turner-Vision, Inc. contributed the assets, obligations and operations of its retail C-band satellite business to Superstar/Netlink Group LLC, a consolidated subsidiary of TV Guide, in exchange for an approximate 20% ownership interest in Superstar/Netlink. As a result of this transaction, Turner-Vision's results of operations have been included in the consolidated financial results of TV Guide, and therefore the consolidated results of Liberty, as of February 1, 1998.

  . Effective January 1, 1998, Time Warner exercised an option to acquire the business of Southern Satellite and accordingly the results of operations of that business were no longer included in the consolidated financial results of Liberty as of that date.

  . During October 1997, Liberty Media International sold a portion of its interest in Cablevision S.A. As a result, effective October 1, 1997, Liberty ceased to consolidate Cablevision and began to account for its investment in Cablevision using the equity method of accounting.

  . Effective July 1, 1997, as a result of the merger of Liberty Digital (then named TCI Music) and DMX, LLC, Liberty Digital's results of operations have been included in the consolidated financial results of Liberty (see note 11 to the accompanying December 31, 1998 consolidated financial statements).

  . In January 1997, Liberty Media International's voting interest in Flextech was reduced to 50% and Liberty ceased to consolidate Flextech and began to account for its investment in Flextech using the equity method of accounting.

  . Effective December 1996, Home Shopping Network, Inc. merged with Silver King Communications, Inc. As a result of this merger, Liberty no longer had voting control of Home Shopping Network and accordingly, Liberty ceased to consolidate Home Shopping Network and began to account for its investment in Home Shopping Network using the equity method of accounting.

  The table below sets forth, for the periods indicated, certain financial information and percentage relationship that certain items bear to revenue.

                                            Year ended December 31,
                                  -----------------------------------------------
                                       1998            1997            1996
                                  --------------- --------------- ---------------
                                           % of            % of            % of
                                           total           total           total
                                  Amount  revenue Amount  revenue Amount  revenue
                                  ------  ------- ------  ------- ------  -------
                                          (dollar amounts in millions)
Encore Media Group
  Revenue........................ $ 541     100%  $ 350     100%  $  195    100%
  Operating, selling, general and
   administrative................   445      82     382     109      290    149
  Stock compensation.............    58      11      60      17       17      9
  Depreciation and amortization..     8       1       4       1        3      2
                                  -----     ---   -----     ---   ------    ---
   Operating income (loss)....... $  30       6%  $ (96)    (27)% $ (115)   (60)%
                                  =====     ===   =====     ===   ======    ===
TV Guide
  Revenue........................ $ 598     100%  $ 508     100%  $  410    100%
  Operating, selling, general and
   administrative................   475      79     404      80      343     84
  Depreciation and amortization..    28       5      19       4       16      4
                                  -----     ---   -----     ---   ------    ---
   Operating income.............. $  95      16%  $  85      17%  $   51     12%
                                  =====     ===   =====     ===   ======    ===
Other
  Revenue........................ $ 220     (a)   $ 367     (a)   $1,603    (a)
  Operating, selling, general and
   administrative................   223             280            1,475
  Stock compensation.............   460             236              (23)
  Depreciation and amortization..    93             100              153
                                  -----           -----           ------
   Operating loss................ $(556)          $(249)          $   (2)
                                  =====           =====           ======

--------
(a) Not meaningful.

  Consolidated Subsidiaries

  Encore Media Group. Revenue generated from Encore Media Group increased to $541 million in 1998 from $350 million in 1997. This increase of $191 million, or 55%, was primarily attributable to higher revenue from AT&T Broadband, consistent with the terms of the affiliation agreement with AT&T Broadband, and the increases in the distribution of Encore and STARZ! services to cable operators other than AT&T Broadband and direct-to-home satellite providers combined with increases in rates charged. Revenue generated from Encore Media Group increased to $350 million in 1997 from $195 million in 1996. This increase of $155 million, or 79%, can be attributed to higher revenue from AT&T Broadband during the year as a result of an increase in units and the AT&T Broadband/Encore Media Group affiliation agreement, and an increase in the number of Encore and Multiplex units distributed to other cable operators and direct broadcast satellite operators, when compared to 1996.

  Operating, selling, general and administrative expenses increased to $445 million in 1998 from $382 million in 1997. The increase of $63 million, or 16%, is the result of an increase in the first run program license fees during 1998 compared to 1997. Operating, selling, general and administrative expenses increased to $382 million in 1997 from $290 million in 1996. This increase of $92 million, or 32%, was caused by an increase in programming costs due to Encore and Multiplex purchasing more recent programming, the transition to digital technology, and an increase in national marketing and advertising expenses.

  TV Guide. Revenue increased 18% to $598 million in 1998 from $508 million in 1997, which in turn represented an increase of 24% from $410 million in 1996. The increase in revenue in 1998 over 1997 was primarily due to the acquisition of Turner-Vision's retail C-band operations which were consolidated with those of Superstar/Netlink effective February 1, 1998 and increased advertising and service fee revenue. These increases were partially offset by a decrease in commission revenue from Superstar/Netlink acting as a service agent in the direct broadcast satellite market. The increase in revenue in 1997 over 1996 was attributable to the acquisitions of the retail C-band operations of Liberty's Netlink USA division which were consolidated with those of Superstar/Netlink's retail operations effective April 1, 1996. The remainder of the increase in 1997 was due to increased advertising and fee service revenue.

  Operating, selling and general and administrative expenses consist primarily of costs for programming content for the C-band operations and personnel costs. Operating, selling, general and administrative expenses increased 18% to $475 million in 1998 from $404 million in 1997. Operating, selling, general and administrative expenses increased 18% to $404 million in 1997 from $343 million in 1996. The increase in 1998 over 1997 was primarily attributable to additional expenses due to the inclusion of Turner-Vision, increased personnel costs due to internal growth and increased legal fees related to litigation and periodic filings with the SEC, and increased costs associated with Prevue Channel's new format under the TV Guide Brand. The increase in operating, selling, general and administrative expenses in 1997 over 1996 was largely attributable to additional expenses due to the C-band retail operations of Netlink USA and increased personnel costs resulting from internal growth.

  Depreciation and amortization consists primarily of depreciation of leased transponders, electronic and other equipment and amortization of intangible assets resulting from acquisitions and patents. Depreciation and amortization increased $9 million to $28 million in 1998 from $19 million in 1997 which in turn represented an increase of 19% from $16 million in 1996. The increase in 1998 over 1997 was attributable to the amortization of intangibles resulting from the acquisition of Turner-Vision and increased depreciation resulting from the acquisition of certain equipment to support the various Prevue products. The increase in depreciation and amortization in 1997 over 1996 was largely due to increased depreciation resulting from the acquisition of equipment to support the various Prevue products.

  Other. Included in this information are the results of Liberty Media International, Liberty Digital and Home Shopping Network. Revenue decreased to $220 million in 1998 from $367 million in 1997. Liberty Media International's revenue decreased from $220 million in 1997 to $65 million in 1998. This $154 million decrease was attributable to the deconsolidation of Cablevision. Cablevision represented $173 million in revenue during 1997. Additionally, revenue decreased as a result of the sale of the business of Southern Satellite. The business of Southern Satellite contributed $31 million to revenue during 1997. In August 1998, Liberty Media International purchased Pramer, which contributed an additional $17 million in revenue from the date of acquisition to December 31, 1998. Revenue decreased to $367 million in 1997 from $1,603 million in 1996. This $1,236 million decrease is primarily attributable to the deconsolidation of Home Shopping Network into an equity method investment in December 1996. Revenue generated in 1996 by Home Shopping Network through the date of deconsolidation amounted to $984 million. Effective January 1, 1997, Liberty Media International ceased to consolidate the operations of Flextech. Flextech represented $94 million in revenue during 1996.

  Operating, selling, general and administrative expenses decreased to $223 million in 1998 from $280 million in 1997. The primary reason for this decrease is the deconsolidation of Cablevision in October, 1997. Cablevision accounted for approximately $105 million of operating expenses in 1997. Operating, selling, general and administrative expenses decreased to $280 million in 1997 from $1,475 million in 1996. The decrease of $1,195 million was primarily attributable to the deconsolidation of Home Shopping Network which accounted for about $911 million in operating, selling and general and administrative expense in 1996. An additional decrease was caused in operating, selling, general and administrative expenses in 1997 because of the deconsolidation of Flextech. Flextech represented $126 million in operating, selling, general and administrative expenses during 1996.

  The decrease of $53 million in depreciation and amortization expense in 1997 was attributable to the deconsolidation of Home Shopping Network in December 1996 and Flextech effective January 1, 1997.

  The $224 million and $259 million increase in stock compensation in 1998 and 1997, respectively, is primarily attributable to Liberty corporate expenses. The amount of expense associated with stock compensation is based on the vesting of the related stock options and stock appreciation rights and the market price of the underlying common stock as of the date of the financial statements. The expense is subject to future adjustment based on vesting and market price fluctuations and, ultimately, on the final determination of market value when the rights are exercised.

  Other Income and Expense. Interest expense was $104 million, $40 million and $53 million for 1998, 1997 and 1996, respectively. The increase in interest expense of $64 million from 1997 to 1998 was a result of additional borrowing on Liberty's credit facilities during 1998. There was a $13 million decrease in interest expense from 1996 to 1997. Because the operations of Home Shopping Network have not been included in Liberty's consolidated financial results since December 20, 1996 interest expense related to Home Shopping Network accounted for a majority of this decrease.

  Dividend and interest income was $65 million, $59 million and $35 million for 1998, 1997 and 1996, respectively. Dividend and interest income for 1998 primarily represents dividends received of approximately $21 million on a series of Time Warner common stock designated as Series LMCN-V Common Stock and $31 million in dividends received on a new series of 30 year non-convertible 9% preferred stock of Fox Kids Worldwide, Inc. During 1997 dividends received from the Time Warner Series LMCN-V Common Stock and the Fox Kids Worldwide preferred stock amounted to $19 million and $14 million, respectively. During 1997, Liberty also recognized an additional $14 million in interest income relating to short-term investments. The increase in dividend and interest income from 1996 to 1997 is due to the increase in both the Fox Kids Worldwide preferred stock and Time Warner Series LMCN-V Common Stock dividends.

  Aggregate gains from dispositions and issuance of equity by affiliates and subsidiaries during 1998, 1997 and 1996 were $2,554 million, $406 million and $1,558 million, respectively. As a result of the exchange by Liberty, Comcast and Cox of their respective interests in Sprint PCS and PhillieCo Partnership I, L.P. for shares of Sprint PCS Group stock, Liberty recorded a non-cash gain of $1.9 billion (before deducting deferred income tax expense of $647 million) during 1998 based on the difference between the carrying amount of Liberty's interest in the PCS Ventures and the fair value of the Sprint securities received. Pursuant to an option from Liberty, Time Warner acquired the business of Southern Satellite, effective January 1, 1998 for $213 million in cash. Time Warner had paid Liberty shares of Time Warner Series LMCN-V Common Stock, which are convertible into 12.8 million shares of Time Warner common stock, valued at $306 million for the option. Liberty recognized a $515 million pre-tax gain in connection with these transactions in 1998. Effective September 1, 1998, Telewest and General Cable PLC consummated a merger in which holders of General Cable received Telewest shares and cash for each share of General Cable held. As a result of the merger, Liberty recognized a non-cash gain of $60 million (excluding related tax expense of $21 million) during 1998. Liberty recognized a gain of $38 million in 1998 from the increase in Superstar/Netlink's equity, net of the dilution of its interest in Superstar/Netlink, that resulted from the above described transaction with Turner-Vision.

  On August 1, 1997, Liberty IFE, Inc., a wholly owned subsidiary of Liberty, which held non-voting Class C common stock of International Family Entertainment, Inc. and $23 million of International Family Entertainment 6% convertible secured notes due 2004, convertible into International Family Entertainment Class C common stock, contributed its International Family Entertainment Class C common stock and International Family Entertainment 6% convertible secured notes to Fox Kids Worldwide in exchange for the Fox Kids Worldwide preferred stock. As a result of the exchange, Liberty recognized a pre-tax gain of approximately $304 million during 1997.

  On October 10, 1996, Time Warner and Turner Broadcasting System, Inc. consummated a merger in which Liberty received shares of Time Warner Series LMCN-V Common Stock, which are convertible into approximately 101.2 million shares of Time Warner common stock, in exchange for its Turner Broadcasting System holdings. As a result of the merger, Liberty recognized a pre-tax gain of approximately $1.5 billion in 1996.

  Investments in Affiliates Accounted for Under the Equity Method

  Liberty's share of losses of affiliates was $1,002 million, $785 million and $332 million during 1998, 1997 and 1996, respectively.

  Discovery. Revenue increased $234 million or 27% to $1,094 million in 1998 from $860 million in 1997, which in turn represented a $192 million or 29% increase over revenue of $668 million in 1996. The increase in revenue for each of the respective periods was due to increases in the number of subscribers at Discovery's various networks along with an increase in the average per subscriber affiliate fee. Advertising revenue also contributed to the increases due to the increase in subscribers combined with an increase in ratings.

  Operating Cash Flow increased $80 million or 267% to $110 million in 1998 from $30 million in 1997, which in turn represented a decrease of $41 million or 58% from Operating Cash Flow of $71 million in 1996. The increase in Operating Cash Flow from 1998 to 1997 was due to the revenue growth at the developed domestic and international networks offset by a smaller corresponding increase in operating expenses at those networks. The decrease from 1996 to 1997 was due to continued growth in the developed domestic and international networks offset by the launch of an array of new networks and services. Late in 1996 and during 1997, Discovery launched Animal Planet, the Travel Channel, BBC/Discovery joint venture networks, Your Choice TV, the digital networks and retail operations. The launch of these networks and services caused Operating Cash Flow to decrease due to large marketing support payments and significant start-up costs.

  Discovery's net loss increased by $19 million or 36% to $72 million in 1998 from $53 million in 1997, which in turn represented a decrease of $56 million from net income of $3 million in 1996. The increase in the net loss from 1997 to 1998 was due to the improvement in Operating Cash Flow offset by an increase in interest expense, launch amortization and stock compensation as well as the write off of Your Choice TV. The increase in the net loss from 1996 to 1997 was due to the decrease in Operating Cash Flow as well as increases in launch amortization, interest expense and stock compensation. Liberty's share of losses was $39 million and $29 million, for each of 1998 and 1997, respectively and Liberty's share of earnings for 1996 was less than $1 million.

  USA Networks, Inc. Revenue increased $1,372 million or 109% to $2,634 million in 1998 from $1,262 million in 1997, which in turn represented a $1,187 million increase over revenue of $75 million in 1996. The increase in revenue from 1997 to 1998 was due to the Universal and Ticketmaster transactions being completed by USA Networks during 1998 (see note 5 to the accompanying December 31, 1998 consolidated financial statements). The increase from 1996 to 1997 was primarily due to a $1 billion increase in electronic retailing revenue and a $156 million increase in ticketing revenue.

  Operating Cash Flow increased $272 million to $464 million in 1998 from $192 million in 1997, which in turn represented an increase of $173 million over Operating Cash Flow of $19 million in 1996. The increase in Operating Cash Flow from 1997 to 1998 was due to the Universal and Ticketmaster transactions. The increase from 1996 to 1997 was due to the revenue increase offset by an increase in operating costs of $898 million and $144 million related to electronic retailing and ticketing operations, respectively.

  Net income increased by $64 million to $77 million in 1998 from $13 million in 1997, which in turn represented an increase of $20 million from a net loss of $7 million in 1996. The increase in net income from 1997 to 1998 was due to the increase in Operating Cash Flow along with one-time transactional gains offset by significant increases in depreciation, amortization, interest and income tax expenses. The increase from 1996 to 1997 was also due to the increase in Operating Cash Flow offset by increases in depreciation, amortization, interest and income tax expenses. Liberty's share of earnings
(loss) of USA Networks and related investments was $30 million, $5 million and ($1) million for 1998, 1997 and 1996, respectively.

  QVC Inc. Revenue increased $321 million or 15% to $2,403 million in 1998 from $2,082 million in 1997, which in turn represented a $246 million increase or 13% over revenue of $1,836 million in 1996. The respective increase in revenue for the years ended December 31, 1998 and 1997 were primarily attributable to the effects of 5.6% and 7.4% increases, respectively, in the average number of homes receiving QVC services in the U.S. and 11.8% and 13.7% increases, respectively, in the average number of homes receiving QVC services in the United Kingdom.

  Operating Cash Flow increased $96 million or 28% to $434 million in 1998 from $338 million in 1997, which in turn represented a $38 million or 13% increase over Operating Cash Flow of $300 million in 1996. The increase in Operating Cash Flow was caused by the increase in revenue offset by increases in cost of goods sold and variable costs associated with the increased sales. Start-up costs of QVC Germany also contributed $3 million and $26 million to the respective increases in offsetting costs for the years ended December 31, 1998 and 1997.

  Net income increased 110% or $78 million to $149 million in 1998 from $71 million in 1997, which in turn represented an increase of $18 million or 34% over net income of $53 million in 1996. The increases in net income were due to the increases in Operating Cash Flow offset by increases in depreciation, amortization and income tax expenses in each of the respective periods presented. Liberty's share of earnings was $64 million, $30 million and $23 million for 1998, 1997 and 1996, respectively.

  Fox/Liberty Networks. Revenue increased 39% or $183 million to $655 million in 1998 from $472 million in 1997, which in turn represented an increase of 226% or $327 million from $145 million in 1996. A large portion of the increase in revenue is due to the acquisition of Affiliated Regional Communications by Fox/Liberty Networks on March 13, 1997 which increased the number of consolidated subsidiaries and their respective operations. Had the acquisition of Affiliated Regional Communications been completed for all periods presented, revenue would have increased $128 million and $30 million for 1998 and 1997, respectively. The increases in revenue were attributable to continued subscriber growth at the regional sports networks and the FX network along with increased advertising revenue due to increased subscribers and ratings.

  Operating Cash Flow increased $94 million to $79 million in 1998 from a deficit of $15 million in 1997, which in turn represented an increase of $69 million from a deficit of $84 million in 1996. The increases in Operating Cash Flow were caused by the revenue growth coupled with an increase in operating expenses. The increases in operating expenses for all periods presented were due to an increase in the number of professional events, primarily Major League Baseball games, as well as increased programming rights fees of regional sports networks due to renegotiated and newly entered into sports rights agreements.

  Fox/Liberty Networks net loss decreased by $16 million or 21% to $62 million in 1998 from $78 million in 1997, which in turn represented a decrease of $39 million or 33% from a net loss of $117 million in 1996. The decrease in the net loss was due to the improvement in Operating Cash Flow offset primarily by interest expense. In 1998, interest expense increased to $113 million from $49 million due to additional indebtedness that was entered into in the latter half of 1997. Liberty's share of losses was $83 million for 1998 and zero for both 1997 and 1996, as Liberty's basis in the investment was less than zero (see note 5 to the accompanying December 31, 1998 consolidated financial statements).

  PCS Ventures. Liberty's share of losses from its investment in the PCS Ventures was $629 million, $493 million and $133 million in 1998, 1997 and 1996, respectively. The increase in the share of losses in each year was attributed primarily to increases in:

  . selling, general and administrative costs associated with Sprint PCS's efforts to increase its customer base,

  . depreciation expense resulting from capital expenditures made to expand its PCS network and

  .  interest expense associated with higher amounts of outstanding debt.

  Telewest. Telewest accounted for $134 million, $145 million and $109 million of Liberty's share of its affiliates' losses during 1998, 1997 and 1996, respectively. The increase in the share of losses in each year was primarily attributable to the net effects of:

  .  changes in foreign currency transaction losses,

  .  an increase in Operating Cash Flow resulting from revenue growth and

  .  an increase in interest expense.

Telewest issued debentures in connection with a previous merger transaction. Changes in the exchange rate used to translate the Telewest debentures into U.K. pounds sterling and the adjustment of a foreign currency option contract to market value caused Telewest to experience foreign currency transaction gains/losses that affected Liberty's share of Telewest's losses.

Liquidity and Capital Resources

  Liberty's sources of funds include its available cash balances, net cash from operating activities, dividend and interest receipts, proceeds from asset sales and availability under certain credit facilities. Liberty is a holding company and as such is generally not entitled to the cash resources or cash generated by operations of its subsidiaries and business affiliates. Liberty is primarily dependent upon its financing activities to generate sufficient cash resources to meet its cash requirements. See "Risk Factors--Factors Relating to Liberty-- Our holding company structure could restrict access to funds of our subsidiaries that may be needed to service the securities. Creditors of those companies have a claim on their assets that is senior to that of holders of the debentures."

  In connection with the AT&T merger and other related transactions, Liberty received approximately $5.5 billion in cash. Also, upon consummation of the AT&T merger, through a new tax sharing agreement between Liberty and AT&T, Liberty became entitled to the benefit of all of the net operating loss carryforwards available to the entities included in TCI's consolidated income tax return as of the date of the AT&T merger. In addition, under the tax sharing agreement, Liberty will receive a cash payment from AT&T in periods when it generates taxable losses and those taxable losses are utilized by AT&T to reduce the consolidated income tax liability. Additionally, certain warrants held by TCI were transferred to Liberty in exchange for $176 million in cash.

  At September 30, 1999, Liberty and its consolidated subsidiaries had bank credit facilities which provided for borrowings of up to $1,059 million. Borrowings under these facilities of $926 million were outstanding at September 30, 1999. Certain assets of Liberty's consolidated subsidiaries serve as collateral for borrowings under these bank credit facilities. Also, these bank credit facilities contain provisions which limit additional indebtedness, sale of assets, liens, guarantees, and distributions by the borrowers. On July 7, 1999, Liberty received net cash proceeds of approximately $741 million and $494 million from the issuance of its 7 7/8% Senior Notes due 2009 and 8 1/2% Senior Debentures due 2029, respectively. The proceeds were used to repay outstanding borrowings under certain of Liberty's credit facilities, two of which were subsequently terminated. See note 7 to the accompanying September 30, 1999 consolidated financial statements of Liberty.

  On November 16, 1999, Liberty received net cash proceeds of $854 million from the issuance of its 4% Senior Exchangeable Debentures due 2029.

  There are restrictions on incurrence of debt of Liberty Media Group and therefore on Liberty, through an Inter-Group Agreement with AT&T. Liberty Media Group may not incur any debt that would cause the total indebtedness of Liberty Media Group at any time to be in excess of 25% of the total market capitalization of the Liberty Media Group tracking stock, if the excess would adversely affect the credit rating of AT&T. See "Relationship with AT&T and Certain Related Transactions--Relationship with AT&T--Inter-Group Agreement-- There are Restrictions on the Incurrence of Debt and Other Financial Obligations."

  Various partnerships and other affiliates of Liberty accounted for under the equity method finance a substantial portion of their acquisitions and capital expenditures through borrowings under their own credit facilities and net cash provided by their operating activities.

  On April 8, 1999, substantially all of Liberty Media International's 4 1/2% convertible subordinated debentures were converted into shares of Liberty Media Group tracking stock. Since substantially all of the debenture holders elected to convert, no payment of interest and no adjustment in respect of interest were made.

  On July 15, 1999, News Corp. acquired Liberty's 50% interest in Fox/Liberty Networks in exchange for 51.8 million News Corp. American Depository Receipts ("ADRs"), representing preferred limited voting ordinary shares of News Corp. Liberty also acquired from News Corp. 28.1 million additional ADRs representing preferred limited voting ordinary shares of News Corp. for approximately $695 million. As a result of these transactions and subsequent open market purchases, Liberty owns approximately 82.7 million ADRs representing preferred limited voting shares of News Corp., or approximately 8.5% of News Corp.'s diluted outstanding shares. News Corp. has historically paid cash dividends on its common stock and it is anticipated that it will continue to do so. Holders of the ADRs are entitled to receive dividends ratably with News Corp. common stock, and, consequently, Liberty would receive cash dividends on the ADRs received in the above described transactions. However, there can be no assurance that such dividends will continue to be paid.

  As of September 30, 1999, Liberty held shares of Time Warner Series LMCN-V common stock, which are convertible into 114 million shares of Time Warner common stock. Holders of Time Warner Series LMCN-V common stock are entitled to receive dividends ratably with Time Warner common stock. Liberty has received approximately $5 million in cash dividends quarterly from Time Warner. It is anticipated that Time Warner will continue to pay dividends on its common stock and consequently that Liberty will receive dividends on the Time Warner Series LMCN-V common stock it holds. However, there can be no assurance that such dividends will continue to be paid.

  Liberty receives approximately $8 million in cash dividends quarterly on the Fox Kids Worldwide preferred stock. This preferred stock pays quarterly dividends at the annual rate of 9% of the liquidation value of $1,000 per share. If Fox Kids Worldwide does not declare or pay a quarterly dividend, that dividend will be added to the liquidation value and the dividend rate will increase to 11.5% per annum until all accrued and unpaid dividends are paid. News Corp. has undertaken to fund all amounts needed by Fox Kids Worldwide to pay any amounts it is required to pay under the certificate of designations for the Fox Kids Worldwide preferred stock, including payment of the liquidation value of that stock upon any optional or mandatory redemption of that stock.

  Pursuant to a proposed final judgment agreed to by TCI, AT&T and the United States Department of Justice on December 30, 1998, Liberty transferred all of its beneficially owned securities of Sprint to a trust prior to the AT&T merger. The final judgment, which was entered by the United States District Court for the District of Columbia on August 23, 1999, requires the trustee, on or before May 23, 2002, to dispose of a portion of the Sprint securities held by the trust sufficient to cause Liberty to own beneficially no more than 10% of the outstanding Sprint PCS Group stock that would be outstanding on a fully diluted basis on such date. On or before May 23, 2004, the trustee must divest the remainder of the Sprint securities held by the trust. The final judgment requires the trustee to vote the Sprint securities beneficially owned by Liberty in the same proportion as other holders of Sprint PCS Group stock so long as such securities are held by the trust. The final judgment also prohibits the acquisition by Liberty of additional Sprint securities, with certain exceptions, without the prior written consent of the Department of Justice.

  During the seven month period ended September 30, 1999, the unrealized depreciation, net of taxes, of the fair value of Liberty's shares of Time Warner Series LMCN-V common stock was $522 million, based upon the market value of the Time Warner common stock into which the Time Warner Series LMCN-V common stock is convertible. During the seven month period ended September 30, 1999, the unrealized appreciation, net of taxes, of the fair value of the Sprint PCS Group stock held by Liberty was $2,379 million based upon the market value of such shares.

  Liberty has guaranteed notes payable and other obligations of certain affiliates. At September 30, 1999, the U.S. dollar equivalent of the amounts borrowed pursuant to these guaranteed obligations aggregated approximately $496 million.

  Flextech has undertaken to finance the working capital requirements of a joint venture that it has formed with BBC Worldwide Limited, and is obligated to provide this joint venture with a primary credit facility of (Pounds)88 million ($145 million) and, subject to certain restrictions, a standby credit facility of (Pounds)30 million ($49 million). As of September 30, 1999, this joint venture had borrowed (Pounds)45 million ($74 million) under the primary credit facility. If Flextech defaults in its funding obligation to the joint venture and fails to cure the default within 42 days after receipt of notice from BBC Worldwide, BBC Worldwide is entitled, within the following 90 days, to require that Liberty assume all of Flextech's funding obligations to the joint venture.

  Liberty intends to continue to develop its entertainment and information programming services and has made certain financial commitments related to the acquisition of programming. As of September 30, 1999, Encore Media Group's future minimum obligation related to certain film licensing agreements was $887 million. The amount of the total obligation is not currently estimable because such amount is dependent upon the number of qualifying films released theatrically by certain motion picture studios as well as the domestic theatrical exhibition receipts upon the release of such qualifying films. Continued development may require additional financing and it cannot be predicted whether Encore Media Group will obtain such financing. If additional financing cannot be obtained by Encore Media Group, Encore Media Group or Liberty could attempt to sell assets but there can be no assurance that asset sales, if any, can be consummated at a price and on terms acceptable to Liberty.

Cash Flows from Operating Activities

  Cash flows from operating activities for the seven month period ended September 30, 1999 were $105 million. Cash flows used in operating activities for the two month period ended February 28, 1999 were $107 million and cash flows from operating activities for the nine months ended September 30, 1998 were $55 million. Improved Operating Cash Flow for Encore Media Group contributed to the higher cash flows from operating activities for the seven month period ended September 30, 1999. Dividends and interest income from the investment of the $5.5 billion received in the AT&T merger contributed $39 million to cash flows from operating activities during the seven month period ended September 30, 1999. Additionally, Liberty received $19 million from AT&T pursuant to the AT&T tax sharing agreement during the seven month period ended September 30, 1999. Cash used during the two month period ended February 28, 1999 included payments related to stock appreciation rights of $126 million.

  Cash flows from operating activities for the years ended December 31, 1998, 1997 and 1996 were $26 million, $149 million and $85 million, respectively. Due to a number of transactions during the three-year period ended December 31, 1998, the results of operations, and consequently cash flows from operating activities, during this period are not comparable from year to year. These transactions resulted in the consolidation or deconsolidation of several entities, as discussed above in the "Summary of Operations."

Cash Flows from Investing Activities

  Investing cash flows were primarily used in the purchase of marketable securities during the seven month period ended September 30, 1999. Liberty made purchases of marketable securities of $7 billion and sales and maturities of marketable securities of $4 billion during the seven month period ended September 30, 1999. Liberty is a holding company and as such it uses investing cash flows to make contributions and investments in entities in which Liberty holds a 50% or less ownership interest. Cash flows from investing activities were used for investments in and loans to affiliates amounting to $1,952 million, $51 million and $1,243 million during the seven month period ended September 30, 1999, the two month period ended February 28, 1999, and the nine months ended September 30, 1998, respectively. Additionally, Liberty had cash proceeds from dispositions of $343 million during the nine months ended September 30, 1998.

  Liberty made investments in and loans to affiliates and others of $1.4 billion, $580 million and $536 million during the years ended December 31, 1998, 1997 and 1996, respectively. Cash proceeds received in investing cash flows for the years ended December 31, 1998, 1997 and 1996 were $423 million, $268 million and $170 million, respectively. Liberty invested $92 million, $41 million and $168 million in acquisitions during the years ended December 31, 1998, 1997 and 1996, respectively.

Cash Flows from Financing Activities

  Liberty is primarily dependent on financing activities to generate sufficient cash resources to meet its cash requirements. Financing cash flows consist primarily of borrowings and repayments of debt. Liberty had borrowings of $2,216 million, $155 million and $1,661 million and repayments of $2,166 million, $145 million and $479 million during the seven month period ended September 30, 1999, the two month period ended February 28, 1999, and the nine months ended September 30, 1998, respectively.

  During the years ended December 31, 1998, 1997 and 1996, Liberty had borrowings of $2.2 billion, $661 million and $465 million, respectively, and repayments of $609 million, $341 million and $628 million, respectively. Cash transfers to TCI during the years ended December 31, 1998 and 1997 were $215 million and $428 million, respectively. Cash transfers from TCI for the year ended December 31, 1996 were $372 million.

Market Risk

  Liberty is exposed to market risk in the normal course of its business operations due to its investments in different foreign countries and ongoing investing and financial activities. Market risk refers to the risk of loss arising from adverse changes in foreign currency exchange rates, interest rates and stock prices. The risk of loss can be assessed from the perspective of adverse changes in fair values, cash flows and future earnings. Liberty has established policies, procedures and internal processes governing its management of market risks and the use of financial instruments to manage its exposure to such risks.

  Contributions to Liberty's foreign affiliates are denominated in foreign currency. Liberty therefore is exposed to changes in foreign currency exchange rates. Currently, Liberty does not hedge any foreign currency exchange risk because of the long-term nature of its interests in foreign affiliates. Liberty attempts to limit its exposure to changing foreign currency exchange rates through operations and financial market actions, but Liberty continually evaluates its foreign currency exposure (primarily the Argentine Peso, British Pound Sterling, Japanese Yen and French Franc) based on current market conditions and the business environment.

  Liberty is exposed to changes in interest rates primarily as a result of its borrowing and investment activities, which include fixed and floating rate investments and borrowings used to maintain liquidity and fund its business operations. The nature and amount of Liberty's long-term and short-term debt are expected to vary as a result of future requirements, market conditions, and other factors. As of September 30, 1999, the majority of Liberty's debt was composed of fixed rate debt resulting from the July 1999 issuance of the old notes and the old debentures for net proceeds of approximately $1.2 billion. The proceeds were used to repay floating rate debt, which reduced Liberty's exposure to interest rate risk associated with rising variable interest rates. Had market interest rates been 1% higher throughout the year ended December 31, 1998 and the nine months ended September 30, 1999, Liberty would have recorded approximately $14 million and $11 million of additional interest expense for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively. At September 30, 1999, the fair values of the old notes and the old debentures were $754 million and $504 million, respectively.

  Liberty is exposed to changes in stock prices primarily as a result of its significant holdings in publicly traded securities. Liberty continually monitors changes in stock markets, in general, and a change in the stock prices of its significant holdings, specifically. Changes in stock prices can be expected to vary as a result of general market conditions, technological changes, specific industry changes and other factors. Equity collars and equity swaps are used to hedge investment positions subject to fluctuations in stock prices.

  In order to illustrate the effect of changes in stock prices on Liberty we provide the following sensitivity analysis. Had the stock price of our investments accounted for as available-for-sale securities been 10% lower at December 31, 1998, and September 30, 1999, the value of such securities would have been lower by $1,029 million and $1,648 million, respectively. Our unrealized gains, net of taxes would have also been lower by $622 million and $996 million, respectively. Had the stock price of our publicly traded investments accounted for using the equity method been 10% lower at December 31, 1998, and September 30, 1999, there would have been no impact on the carrying value of such investments.

  Liberty measures the market risk of its derivative financial instruments through comparison of the blended rates achieved by those derivative financial instruments to the historical trends in the underlying market risk hedged. With regard to interest rate swaps, Liberty monitors the fair value of interest rate swaps as well as the effective interest rate the interest rate swap yields, in comparison to historical interest rate trends. Liberty believes that any losses incurred with regard to interest rate swaps would be offset by the effects of interest rate movements on the underlying hedged facilities. With regard to equity collars and hedges, Liberty monitors historical market trends relative to values currently present in the market. Liberty believes that any unrealized losses incurred with regard to equity collars and swaps would be offset by the effects of fair value changes on the underlying hedged assets. These measures allow Liberty's management to measure the success of its use of derivative instruments and to determine when to enter into or exit from derivative instruments.

Accounting Standards

  During 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("Statement 133"), which is effective for all fiscal years beginning after June 15, 2000. Statement 133 establishes accounting and reporting standards for derivative instruments and hedging activities by requiring that all derivative instruments be reported as assets or liabilities and measured at their fair values. Under Statement 133, changes in the fair values of derivative instruments are recognized immediately in earnings unless those instruments qualify as hedges of the:

  .  fair values of existing assets, liabilities, or firm commitments,

  .  variability of cash flows of forecasted transactions, or

  .  foreign currency exposures of net investments in foreign operations.

Although our management has not completed its assessment of the impact of Statement 133 on Liberty's consolidated results of operations and financial position, management estimates that the impact of Statement 133 will not be significant.

Year 2000

  Liberty, in conjunction with TCI, and following the AT&T merger, AT&T, has implemented enterprise-wide, comprehensive efforts to assess and remediate its computer systems and related software and equipment to ensure such systems, software and equipment recognize, process and store information in the year 2000 and thereafter.

  Liberty's year 2000 remediation efforts include an assessment of its most critical systems. The majority of these efforts have been focused on our operating subsidiaries, primarily Liberty Digital, Encore Media Group and TCI Cablevision of Puerto Rico. The most critical systems for these operating subsidiaries include their customer service systems, product delivery systems and billing systems.

  We continue our efforts to verify the year 2000 readiness of our significant suppliers and vendors and continue to communicate with significant business partners and affiliates to assess such partners and affiliates' year 2000 status.

  AT&T has a year 2000 Program Management Office (the "PMO") to organize and manage its year 2000 remediation efforts. The PMO is responsible for overseeing the process and standards of controlling data and reporting Liberty's year 2000 remediation efforts. At September 30, 1999, the PMO was comprised of a 133-member, full-time staff, accountable to executive management of AT&T.

  The PMO has defined a four-phase approach to determining the year 2000 readiness of our systems, software and equipment. This approach is intended to provide a detailed method for tracking the evaluation, repair and testing of our critical systems, software and equipment. Phase 1, Assessment, involved the inventory of all critical systems, software and equipment and the identification of any year 2000 issues. Phase 1 also involved the preparation of the workplans needed for remediation. Phase 2, Remediation, involved repairing, upgrading and/or replacing any non-compliant critical equipment and systems. Phase 3, Testing, involves testing our critical systems, software, and equipment for year 2000 readiness, or in certain cases, relying on test results provided to us. Phase 4, Implementation, involves placing remediated systems, software and equipment into production or service.

  At September 30, 1999, Liberty's overall progress by phase was as follows:

                                        Percentage of     Expected Completion
                                     year 2000 Projects         Date --
                 Phase               Completed by Phase* All year 2000 Projects
   --------------------------------- ------------------- ----------------------
   Phase 1-Assessment...............        100%                 Completed
   Phase 2-Remediation..............        100%                 Completed
   Phase 3-Testing..................         99%              October 1999
   Phase 4-Implementation...........         99%             November 1999

  --------
  * The percentages set forth above were calculated by dividing the number of year 2000 projects that have completed a given phase by the total number of year 2000 projects.

  The completion information set forth above is based on Liberty's current expectations and information, and could be subject to change if circumstances arise which impact the year 2000 readiness of a critical product or service. The information could be subject to change in the event of unforeseen changes in status information provided by Liberty's critical vendors. The information also could change as a result of continuing efforts to verify, validate and audit the program processes and procedures. Further, due to the uncertainties inherent in any year 2000 program, no assurances can be given as to whether Phase 4 will be completed by the date indicated above. Liberty has attempted to plan for unforeseen circumstances by implementing:

  .contingency plans as described below,

  .audit and other controls, and

  .processes to monitor the year 2000 readiness status of critical outside parties.

  We have completed the inventory assessment, testing and implementation of critical systems with embedded technologies that impact our operations.

  During 1999, we are continuing our survey of significant third-party vendors and suppliers whose systems, services or products are important to our operations, including billing systems for TCI Cablevision of Puerto

Rico. We have received information that critical systems, services or products supplied to us by third parties are either year 2000 ready or are expected to be year 2000 ready by the fourth quarter of 1999.

  In addition to the survey process described above, our management has identified our most critical supplier/vendor relationships and has instituted a verification process to determine the vendors' year 2000 readiness. Such verification includes, as deemed necessary, reviewing vendors' test and other data and engaging in regular conferences with vendors' year 2000 teams. For those vendors and suppliers who do not expect to be year 2000 ready by December 31, 1999, or are deemed to be critical to our operations, contingency planning efforts are underway to make such changes as are required to continue critical operations. The majority of our current vendors are either year 2000 ready, or are expected to be year 2000 ready by year end. Liberty generally has required any new vendors to provide assurances that their products and services are year 2000 ready. For those critical vendors that may not be year 2000 ready by year end, contingency plans will be implemented.

  Significant market value is associated with our investments in certain public and private corporations, partnerships and other businesses. Accordingly, we are monitoring the public disclosure of such publicly-held business entities to determine their year 2000 readiness, including Time Warner and Sprint. In addition, we have surveyed and monitored the year 2000 status of certain privately held business entities in which we have significant investments. For updated information related to such companies' year 2000 programs, please refer to the most recent periodic filings with the SEC of Time Warner and Sprint. See "Where to Find More Information."

  Year 2000 expenses and capital expenditures incurred during the nine months ended September 30, 1999, were each less than $1 million. Our management currently estimates the remaining costs to be less than $1 million, bringing the total estimated cost associated with our year 2000 remediation efforts to be not less than $2 million (including less than $1 million for replacement of noncompliant information technology ("IT") systems). Although no assurances can be given, management currently expects that (1) cash flow from operations will fund the costs associated with year 2000 compliance and (2) the total projected cost associated with our year 2000 program will not be material to our financial position, results of operations or cash flows.

  AT&T is a widely distributed enterprise in which allocation of certain resources, including IT support, is decentralized. Accordingly, AT&T does not consolidate an IT budget. Therefore, total estimated year 2000 costs as a percentage of an IT budget are not available. There are currently no planned IT projects being deferred due to year 2000 costs.

  The failure to correct a material year 2000 problem could result in an interruption or failure of certain important business operations. Management believes that our year 2000 program will significantly reduce our risks associated with the changeover to the year 2000. As part of its year 2000 readiness efforts, Liberty has implemented certain contingency plans to minimize the effect of any potential year 2000 related disruptions. The risks and the uncertainties discussed below and the associated contingency plans relate to systems, software, equipment, and services that we have deemed critical in regard to customer service, product delivery, revenue stream or public safety.

  Product delivery could be adversely impacted by the failure of certain equipment and software to deliver the audio signals and the related commercials at Liberty Digital and load and play movie tapes at Encore Media Group. If this were to happen, we anticipate Liberty Digital would be able to use alternative equipment to manually deliver the audio signals and the related commercials and Encore Media Group would be able to manually load and play the movie tapes to avoid disruption of delivery.

  Customer service networks and/or automated voice response systems failure could prevent access to customer account information and disable or slow the processing of music-on-demand requests. If this were to happen, we anticipate Liberty Digital and TCI Cablevision of Puerto Rico would have its customer service representatives answer telephone calls from customers in the event of outages and could retrieve needed customer information manually from the billing service provider.

  Billing systems services failure could result in a loss of customer records which could disrupt the ability to bill customers for a protracted period. We anticipate Liberty Digital will prepare electronic backup records of its customer billing information prior to the year 2000 to allow for any necessary data recovery.

  We own investments in numerous cable programming operators and other businesses. The market value of our investment in these entities could be adversely impacted by material failures of such entities to address year 2000 remediation issues (including supplier and vendor issues) related to their programming services and businesses. Further, due to tax and strategic considerations, we have a limited ability to dispose of these investments if year 2000 issues develop. Therefore, as a contingency plan, we have undertaken an extensive effort to verify and in certain cases assist in the year 2000 remediation efforts of companies in which we have significant investments.

  Security and fire protection systems failure could leave facilities vulnerable to intrusion and destruction. In the event of such a failure we would expect to return such systems to normal functioning by turning the power off and then on again ("power off/on"). We also plan to have additional security staff on site where needed and plans to implement a backup plan for communicating with local fire and police departments. Also, certain personal computers interface with and control elevators, escalators, wireless systems, public access systems and certain telephony systems. In the event such computers do not operate properly, conducting a power off/on is expected to result in the computers resuming normal functioning. If a power off/on does not result in normal functioning, management expects to resolve any problem by resetting the computer to a pre-designated date which precedes the year 2000.

  We have not and cannot estimate the financial impact of any or all of the above worst-case scenarios due to the numerous uncertainties and variables associated with such scenarios.

                               CORPORATE HISTORY

  Liberty's former parent, TCI, began acquiring interests in programming businesses in the late 1970s in an effort to ensure quality content for distribution on its cable television systems. TCI's early programming interests included those in Black Entertainment Television (since renamed BET Network), Turner Broadcasting System (since acquired by Time Warner), Cable Educational Network (since renamed Discovery Communications, Inc.), QVC Network, Inc., International Family Entertainment, Inc. and several regional sports networks.

  TCI formed Liberty's predecessor, which we refer to as "LMC," for the purpose of spinning off to TCI's shareholders, by means of an exchange offer, TCI's interests in most of its cable television programming businesses and certain of its affiliated cable television systems. TCI retained a significant interest in LMC through its ownership of preferred stock. The spinoff was effected due to concerns over proposals that were then pending before Congress that, if enacted, would impose horizontal limits on the number of subscribers that could be served by a single cable operator and vertical limits on the ownership by cable operators of interests in cable programming services.

  LMC began trading on March 28, 1991 with a fully diluted equity market capitalization of approximately $190 million. At that time, its assets included interests in cable television systems serving approximately 1.6 million subscribers, regional sports networks and eight national programming services, including QVC, Black Entertainment Television and The Family Channel. Over the next three years LMC increased its programming assets by acquiring interests in and developing companies that produced branded programming content, including Encore Media Corporation, the Home Shopping Network and two national and several regional sports networks.

  On August 4, 1994, TCI reacquired the public's interest in LMC by means of a merger, and LMC again became a wholly owned subsidiary of TCI. TCI reacquired LMC largely because of the FCC's adoption in 1994 of vertical and horizontal cable and programming regulations, which a combined TCI and LMC fit within. At the time LMC was reacquired by TCI, LMC's fully diluted equity market capitalization had grown to approximately $3.2 billion. At that time, Liberty had interests in cable television systems serving approximately 3.2 million subscribers, 11 national programming services, including Encore, STARZ! and QVC and two national and 13 regional sports networks.

  In the fourth quarter of 1994, TCI reorganized its businesses into four divisions: (1) Domestic Cable and Communications, (2) Programming, (3) International Cable and Programming and (4) Technology/Venture Capital. This business-line reorganization was effected in an effort to better focus management expertise in the various areas into which TCI had evolved, and to gain greater market recognition of the value of TCI's four lines of businesses. In an effort to further gain market recognition of what TCI believed to be hidden values in its asset base, in August 1995, TCI divided its common stock into two tracking stocks, with one series of tracking stock intended to reflect the separate performance of a newly created "Liberty Media Group." The assets attributed to the Liberty Media Group were comprised primarily of the assets of TCI's Programming division. The other series of tracking stock was intended to reflect the separate performance of the "TCI Group," which was comprised of the three other divisions of TCI.

  The Liberty Media Group tracking stock began trading on August 10, 1995 with a fully diluted equity market capitalization of approximately $4.5 billion. At that time, Liberty's assets included interests in more than 30 national cable programming services, three national and 15 regional sports networks and various other businesses involved in television programming production and distribution. Over the course of the next three years, Liberty continued to expand its interests in programming services and leveraged several of its interests to obtain the benefits of scale and liquidity. This included Liberty's acquisition of an approximately 9% interest in Time Warner in exchange for its interest in Turner Broadcasting System and the exchange of its shares in International Family Entertainment for a preferred stock interest in Fox Kids Worldwide.

  In August 1997, TCI created a third class of tracking stock intended to track the separate performance of the "TCI Ventures Group," which was comprised of the International Cable and Programming division and the Technology/Venture Capital division of TCI.

  On March 9, 1999, TCI was acquired by AT&T in a merger transaction in which the holders of TCI Group tracking stock received AT&T common stock and holders of Liberty Media Group tracking stock and TCI Ventures Group tracking stock received shares of AT&T's Liberty Media Group tracking stock. In the merger with AT&T, the holders of TCI's Liberty Media Group and TCI Ventures Group tracking stocks received shares of AT&T's Liberty Media Group tracking stock with a value of approximately $24 billion and $13 billion, respectively, based on the closing price of AT&T's Liberty Media Group tracking stock on the NYSE on March 10, 1999 (which was the first day of trading). At the time of the merger, Liberty's assets included interests in more than 50 national cable programming services, six national, 25 regional and six international sports networks, 23 digital networks, ten Internet businesses, over 65 international programming services, and cable and cable telephony systems in Europe, Latin America and Japan.

  As a result of the merger with AT&T, TCI and Liberty became subsidiaries of AT&T. In connection with the merger, most of the assets formerly attributed to the TCI Ventures Group were transferred to Liberty. Other assets that had been attributed to the TCI Ventures Group were transferred to TCI in exchange for a cash contribution of approximately $5.5 billion to Liberty. As a result of these asset transfers, Liberty obtained interests in foreign distribution companies, interests in certain foreign programming businesses and interests in Internet and technology companies as well as approximately $5.5 billion cash and the right to the U.S. federal income tax benefits of a net operating tax loss carryforward possessed by TCI at the time of its merger with AT&T. In addition, certain transaction agreements were entered into in connection with the merger which provide Liberty with a level of financial and operational separation from AT&T and certain programming rights with respect to AT&T's cable systems. See "Relationship with AT&T and Certain Related Transactions."

                                    BUSINESS

Overview

  We are a leading media, entertainment and communications company with interests in a diverse group of public and private companies that are market leaders in their respective industries. Our subsidiaries and business affiliates are engaged in a broad range of programming, communications, technology and Internet businesses and have some of the most recognized and respected brands. These brands include Encore, STARZ!, Discovery, TV Guide, Fox, USA, QVC, CNN, TBS and Sprint PCS.

  Our management team, led by Dr. John C. Malone, our Chairman, and Mr. Robert
R. Bennett, our President and Chief Executive Officer, has extensive expertise in creating and developing new businesses and opportunities for our subsidiaries and business affiliates and in building scale, brand power and market leadership. This expertise dates back to the mid-1980s when members of our management were instrumental in identifying and executing strategic transactions to provide TCI, Liberty's former parent, with quality programming for its cable television systems. Today, our management team continues to leverage its expertise and industry relationships on behalf of our subsidiaries and business affiliates to identify and execute strategic transactions that improve the value of their businesses and that allow us to take full advantage of new developments in consumer and technological trends.

  The media, entertainment and communications industries are currently undergoing tremendous changes due in part to the growth of new distribution technologies, led by the Internet and the implementation of digital compression. The growth in distribution technologies has, in turn, created strong demand for an ever increasing array of multimedia products and services. Liberty is working with its subsidiaries and business affiliates to extend their established brands, quality content and networks across multiple distribution platforms to keep them at the forefront of these ongoing changes.

Business Strategy

  Our business strategy is to maximize the value of Liberty by (1) working with the management teams of our existing subsidiaries and business affiliates to grow their established businesses and create new businesses and (2) identifying and executing strategic transactions that improve the value or optimize the efficiency of Liberty's assets. Key elements of our business strategy include the following:

  Promoting the internal growth of our subsidiaries and business affiliates. We actively seek to foster the internal growth of our subsidiaries and business affiliates by working with their management teams to expand their established businesses and create new businesses, often by extending their existing brands across multiple distribution platforms or effecting transactions that enhance the scale of their operations. Our emphasis is on the creation and development of multiple sources of revenue that enhance cash flow. We also seek to use our extensive industry experience and relationships to provide our subsidiaries and business affiliates with strategic alliances, greater visibility and improved positioning in their respective markets. While the form of our participation in our subsidiaries and business affiliates may change over time as a result of acquisitions, mergers and other strategic transactions, we generally seek to retain a significant long-term interest in their successors.

  Maintaining significant involvement in governance. We seek to add considerable value to our subsidiaries and business affiliates through our strategic, operational and financial advice. To ensure Liberty can exert significant influence over management where we own less than a majority voting interest in a business affiliate, we often seek representation at the board of directors level and contractual rights that assure our participation in material decision making. These contractual rights will typically include participation in budget decisions, veto rights over significant corporate actions and rights of first refusal with respect to significant dispositions of stock by management or strategic partners.

  Participating with experienced management and strategic partners. We seek to participate in companies with experienced management teams that are led by strong entrepreneurs, and partner with strategic investors that are engaged in complementary businesses with a demand for the products and services of our subsidiaries and business affiliates. Our existing business affiliates are led by such entrepreneurs as Barry Diller of USA Networks, Inc., Rupert Murdoch of News Corp. and John Hendricks of Discovery Communications, Inc., while our existing strategic partners include Comcast Corporation, News Corp. and Time Warner.

  Executing strategic transactions that optimize the efficiency of our assets. We seek to identify and execute acquisitions, consolidations and other strategic transactions that rationalize our participation in the businesses of our subsidiaries and business affiliates. We often undertake transactions of this nature to obtain the benefits of scale and liquidity as well as to further diversify Liberty's businesses. In pursuing new acquisition opportunities, we focus on businesses that have attractive growth characteristics and offer strategic benefits to our existing subsidiaries and business affiliates. We employ a conservative capital structure in managing our assets and rationalizing our businesses. We also seek to enhance our financial flexibility by utilizing multiple sources of capital and preserving liquidity through our ownership of a mix of public and private assets.

Business Operations

  Liberty is engaged principally in three fundamental areas of business:

  . Programming, consisting principally of interests in video programming services;

  . Communications, consisting principally of interests in cable television systems and other communications systems; and

  .  Internet services and technology.

Recent Developments

  On December 6, 1999, Liberty entered into an agreement with Four Media Company with respect to a transaction pursuant to which the Liberty Media Group will acquire all of the outstanding common stock of Four Media in exchange for approximately $123 million in cash and the issuance of approximately 3.2 million shares of AT&T Class A Liberty Media Group tracking stock. Four Media is a leading provider of technical and creative services to owners, producers and distributors of television programming, feature films and other entertainment products both domestically and internationally. The transaction with Four Media is subject to the execution of definitive documentation, the approval of Four Media's shareholders, as well as other customary closing conditions.

  On September 30, 1999, Liberty purchased 4.93 million class B shares of UnitedGlobalCom, Inc. for approximately $493 million in cash. UnitedGlobalCom is the largest global broadband communications provider of video, voice and data services with operations in over 20 countries throughout the world. As part of the transaction, Liberty has agreed to form a 50/50 joint venture or similar arrangement with United Pan-Europe Communications N.V., UnitedGlobalCom's European subsidiary, to own the UnitedGlobalCom shares and to evaluate content and distribution opportunities together in Europe. Liberty will contribute to the joint venture its 4.93 million class B shares of UnitedGlobalCom and United Pan-Europe will contribute its 2.78 million class A shares of UnitedGlobalCom. Liberty expects to assign 50% of its interest in the joint venture to Microsoft Corporation. In addition to its 25% interest, Liberty will receive approximately $144 million of redeemable preferred interests in the joint venture. When formed, the joint venture will own approximately 14.5% of the total outstanding shares of UnitedGlobalCom on a fully diluted basis. The joint venture and its members will be bound by voting and standstill agreements with UnitedGlobalCom and certain of its controlling shareholders.

  On July 30, 1999, Liberty announced that it has entered into letters of intent with respect to transactions pursuant to which the Liberty Media Group will acquire controlling interests in Todd-AO Corporation and Soundelux Entertainment Group, which are leading providers of location-based entertainment technology and audio post-production services, in exchange for the issuance of the approximately 4.4 million shares of AT&T Class A Liberty Media Group tracking stock. As a result of the transaction with Todd-AO, Liberty will own approximately 60% of the equity and approximately 94% of the voting power of Todd-AO. As a result of the transaction with Soundelux, Liberty will own approximately 55% of the equity and approximately 92% of the voting power of Soundelux. The transaction with Todd-AO is subject to the delivery of a fairness opinion by a financial advisor, the approval of Todd-AO's shareholders and other appropriate corporate approvals. The transaction with Soundelux is conditioned on, among other things, the consummation of Liberty's transaction with Todd-AO.

  On May 28, 1999, Liberty entered into a merger agreement with AT&T, A-Group Merger Corp., a wholly owned subsidiary of AT&T, and The Associated Group, Inc., pursuant to which Associated Group will be acquired by and become a member of the Liberty Media Group through the merger of A-Group Merger Corp. into Associated Group. Associated Group is principally engaged in the ownership and operation of interests in various communications-related businesses. Associated Group's two primary assets are approximately 21.4 million shares of stock of Teligent, Inc., a full-service, facilities-based communications company, in which Associated Group has an approximate 40% interest, and TruePosition, Inc., a subsidiary of Associated Group which provides location services for wireless carriers and users designed to determine the location of any wireless transmitters, including cellular and PCS telephones. In connection with the consummation of the merger, Liberty will obtain the assets and businesses of Associated Group, excluding Teligent, and a member of the Liberty Media Group other than Liberty will obtain Associated Group's interest in Teligent. In the merger, shares of Associated Group common stock will be converted into shares of AT&T common stock and shares of AT&T Class A Liberty Media Group tracking stock, subject to the applicable exchange ratios. The transaction with Associated Group is subject to the approval of Associated Group's stockholders, as well as other customary closing conditions.

Programming

  Programming networks distribute their services through a number of distribution technologies, including cable television, direct-to-home satellite, broadcast television and the Internet. Programming services may be delivered to subscribers as part of a video distributor's basic package of programming services for a fixed monthly fee, or may be delivered as a "premium" programming service for an additional monthly charge. Whether a programming service is on a basic or premium tier, the programmer generally enters into separate multi-year agreements, known as "affiliation agreements," with those distributors that agree to carry the service. Basic programming services derive their revenues principally from the sale of advertising time on their networks and from per subscriber license fees received from distributors. Premium services do not sell advertising and primarily generate their revenues from subscriber fees.

  Basic programming services have benefited from strong industry dynamics and fundamentals in recent years and, according to Paul Kagan Associates, Inc., have experienced a 20% compounded annual growth rate in their revenues over the past 10 years. Revenues of premium programming services have also grown significantly. Subscriptions to pay television services increased significantly during this period, as more programming choices and distribution formats became available. With the growth in subscriptions and demand for programming options, many programming networks have been able to impose significant rate increases when entering into or renegotiating their affiliation agreements. The global proliferation of multi-channel distribution technologies and new distribution technologies, such as the Internet, are expected to continue to expand the demand for quality, branded programming services. In addition, existing distributors are upgrading their networks to provide digital and multimedia services, which will increase channel capacity as well as demand for programming services. According to Paul Kagan Associates, Inc., digital subscribers in the United States should increase to 43.4 million by 2006 accounting for 60.4% of total cable subscribers, up from 5.9 million subscribers in 1998. In response to the expected increase in demand for programming services, programming service providers are expanding their service offerings, including through additional channel launches and the development of new multimedia and interactive services. The programming companies in which Liberty has interests are actively involved in this expansion and development.

  Consolidated Subsidiaries

  Encore Media Group LLC

  Encore Media Group LLC is a leading provider of cable and satellite-delivered premium movie networks in the United States. It currently owns and operates 13 full-time domestic movie channels, including Encore, which airs first-run movies and classic contemporary movies, STARZ!, a first-run premium movie service, ten digital movie services programmed by theme, and MOVIEplex, a "theme by day" channel featuring a different Encore or Encore Thematic Multiplex channel each day, on a weekly rotation. Through the use of thematic multiplexing--that is, the creation of multiple channels of programming by reorganizing the movies by theme--Encore Media Group is well positioned to take advantage of the increasing channel capacities created by compressed digital distribution systems. In addition, Encore Media Group currently has agreements in place with most of the major program distributors and many smaller distributors to carry its thematic multiplex services in digital packages. As digital service becomes more widely available, these services will be available to most cable homes.

  Encore Media Group currently has access to approximately 5,000 movies through long-term licensing agreements and owns exclusive rights to the studio first-run output from Disney's Hollywood Pictures, Touchstone and Miramax, as well as Universal, New Line and Fine Line. Unlike vertically integrated programmers, Encore Media Group is not committed to or dependent on any one source of film productions. As a result, it has affiliations with every major Hollywood studio, either through long-term output agreements or library access arrangements. Encore Media Group's most significant long-term output agreements are with Universal Pay Television, Inc., New Line Television, Inc. and Walt Disney Pictures, and these output agreements expire between 2003 and 2007. Encore Media Group also engages in original programming production.

  The table below sets forth certain information about each of Encore Media Group's domestic programming services.

                                                                     Liberty's
                                      Subscribers/Units/1/          Attributed
                                           at 9/30/99        Year   Ownership %
               Entity                       (000's)        Launched at 9/30/99
------------------------------------- -------------------- -------- -----------
Encore Media Group LLC...............                                   100%
  Encore.............................        13,410          1991       100%
  MOVIEplex..........................         7,006          1995       100%
  Thematic Multiplex (aggregate
   units)............................        23,101/2/       1994       100%
    Love Stories
    Westerns
    Mystery
    Action
    True Stories
    WAM! America's Kidz Network
  STARZ!.............................         9,708          1994       100%
  STARZ! Multiplex (aggregate
   units)............................         5,728/2/
    STARZ! Theater...................                        1996       100%
    STARZ! Family....................                        1999       100%
    STARZ! Cinema....................                        1999       100%
    BET Movies/STARZ!................                        1997        88%

--------
(1) Each premium service to which a household subscribes is counted as one "unit." For example, one household subscribing to four services would be counted as four "units."
(2) Digital services.

  Encore Media Group's business objective is to be the premier provider of movie services. Its strategies for achieving its objective include: (1) continuing to strengthen its core business assets in an effort to promote the premium television category and increase cash flow from operations, (2) driving demand for digital services to enable cable operators and direct broadcast satellite providers to position themselves as a viable alternative to video stores through a combination of pay-per-view channels, thematic multiplexing and multiple time scheduled feeds, and (3) leveraging the strength of its brand by extending its franchises into other forms of media, including online applications, such as e-commerce.

  Ownership Interest. Liberty owns 100% of Encore Media Group. Liberty's ownership in Encore Media Group began with an investment in its predecessor in 1991 when Encore was launched as a low-priced movie channel that cable operators could offer individually or packaged with higher-priced services such as HBO and Showtime. Since December 31, 1992, Encore's subscribers have grown from approximately 3.5 million to almost 13.5 million at September 30, 1999, and Encore Media Group's program offerings have grown from one movie channel in 1991 to its current slate of 13 full-time movie channels.

  Pramer S.C.A.

  Pramer S.C.A. is the largest owner and distributor of cable television programming services in Argentina. Pramer currently owns eight programming services and distributes them throughout Argentina. Pramer also distributes nine additional programming services, including two of Argentina's four terrestrial broadcast stations, throughout Argentina. Of the 17 programming services owned and/or distributed by Pramer, nine of them are distributed throughout Latin America. Pramer intends to continue to develop and acquire branded programming services and to further expand the carriage of its programming to distribution networks outside Argentina. The table below sets forth certain information about each of Pramer's owned programming services.

                                                                      Liberty's
                                                Subscribers          Attributed
                                                at 6/30/99    Year   Ownership %
                    Entity                        (000's)   Launched at 9/30/99
----------------------------------------------- ----------- -------- -----------
Pramer S.C.A. (Argentina)......................                          100%
  Plus Satelital...............................    3,927      1988       100%
  Magic Kids...................................    3,860      1995       100%
  Big Channel..................................    2,356      1992       100%
  America Sports...............................    2,364      1990       100%
  Cineplaneta..................................    2,044      1997       100%
  Canal a......................................    2,270      1996       100%
  P&E..........................................      785      1996       100%
  Ideas........................................      785      1991       100%

  Ownership Interest. Liberty's ownership in Pramer evolved out of a 1995 transaction in which Liberty Media International, Inc., a wholly owned subsidiary of Liberty, acquired an equity interest in Cablevision S.A. from its founding stockholders. As part of the transaction, Liberty Media International was granted a right of first refusal to purchase the programming assets of Pramer, which at that time were owned by the former Cablevision stockholders. In August 1998, Liberty Media International exercised this right and purchased 100% of Pramer's issued and outstanding common stock for $32 million in cash and $65 million in notes payable. Liberty made an $11 million payment on the notes on October 1, 1998 and the remainder is due in 20 equal monthly installments beginning October 15, 1998.

  Business Affiliates

  Discovery Communications, Inc.

  Discovery Communications, Inc. is the largest originator of documentary, nonfiction programming in the world. Since the 1985 launch of its flagship domestic cable service and brand, Discovery Channel, Discovery has grown into a global media enterprise with 1998 revenues exceeding $1 billion. It currently operates programming services reaching more than 160 million people across six continents.

  Discovery's programming, products and services derive from the following four business units:

  . Discovery Networks, U.S., which is comprised of Discovery Channel, The Learning Channel, Animal Planet, The Travel Channel and a package of seven digital services;

  . Discovery Networks, International, which extends Discovery's programming globally and currently reaches more than 73 million subscribers in 147 foreign countries in 24 languages;

  . Discovery Enterprises Worldwide, which includes Discovery's brand extension business in retail, online, video, multimedia, publishing, licensing and education; and

  . Discovery Themed Entertainment, which seeks to extend Discovery's documentary platform into destination experiences, including touring exhibits, live shows and attractions, events and site-based media.

  Discovery's business objective is to be the premier global creator and distributor of nonfiction entertainment content, including products, programs and destination experiences, across all significant media platforms. Its strategies for achieving its objective include:

  . leveraging the strength of its brand by exploiting it over several platforms, including television, retail and the Internet,

  . capitalizing on the global reach of its programming business through the introduction of additional branded products and services in foreign markets,

  . developing universally distributed networks that appeal strongly to significant advertising categories (such as travel, health and youth), and

  .  continuing to preserve and strengthen its core business assets.

  The table below sets forth certain information about Discovery's programming services.

                                                                       Liberty's
                                              Subscribers             Attributed
                                              at 9/30/99       Year   Ownership %
                   Entity                       (000's)      Launched at 9/30/99
--------------------------------------------- -----------    -------- -----------
Discovery Communications, Inc................                              49%
  Discovery Channel..........................   77,304         1985        49%
  The Learning Channel.......................   71,290         1980        49%
  Animal Planet..............................   52,968         1996        49%
  Discovery People...........................   10,900         1997        49%
  Travel Channel.............................   33,064         1987        49%
  Discovery Digital Services.................    5,177(/1/)                49%
    Discovery Civilization...................                  1996        49%
    Discovery Health.........................                  1998        49%
    Discovery Home & Leisure.................                  1996        49%
    Discovery Kids...........................                  1996        49%
    Discovery Science........................                  1996        49%
    Discovery Wings..........................                  1998        49%
    Discovery en Espanol.....................                  1998        49%
  Animal Planet Asia.........................    5,510         1998        25%
  Animal Planet Europe.......................    6,022         1998        49%
  Animal Planet Latin America................    6,135         1998        25%
  Discovery Asia.............................   32,319         1994        49%
  Discovery India............................   12,004         1996        49%
  Discovery Japan............................    1,249         1996        49%
  Discovery Europe...........................   18,892         1989        49%
  Discovery Turkey...........................      600         1997        49%
  Discovery Germany..........................      420         1996        25%
  Discovery Italy/Africa.....................    1,103         1996        49%
  Discovery Latin America....................   11,522         1996        49%
  Discovery Latin America Kids Network.......    8,070         1996        49%
  People & Arts (Latin America)..............    8,840         1995        25%
  Discovery Channel Online...................   Online         1995        49%

--------
(1)  Digital services.

  Ownership Interest. Liberty holds a 49.3% interest in Discovery with Cox Communications, Inc., Advance/Newhouse Communications and Discovery's founder and Chairman, John S. Hendricks, holding interests of 24.65%, 24.65% and 1.4%, respectively. Liberty's involvement in Discovery dates back to 1986, when TCI provided Discovery with $25 million of capital in furtherance of TCI's strategy of supporting quality, cable-exclusive programming companies.

  Terms of Ownership. Discovery is organized as a close corporation managed by its stockholders rather than a board of directors. Generally, all actions to be taken by Discovery require the approval of the holders of a majority of Discovery's shares, subject to certain exceptions, including certain fundamental actions, which require the approval of the holders of at least 80% of Discovery's shares. The stockholders of Discovery have agreed that they will not be required to make additional capital contributions to Discovery unless they all consent. They have also agreed not to own another basic programming service carried by domestic cable systems that consists primarily of documentary, science and nature programming, subject to certain exceptions.

  Each stockholder has been granted preemptive rights on share issuances by Discovery. Any proposed transfer of Discovery shares by a stockholder will be subject to rights of first refusal in favor of the other stockholders, subject to certain exceptions, with Liberty's right of first refusal being secondary under certain circumstances. In addition, Liberty is not permitted to hold in excess of 50% of Discovery's stock unless its increased ownership results from exercises of its preemptive rights or rights of first refusal.

  Flextech, plc

  Flextech, through its subsidiaries and affiliates, creates, packages and markets entertainment and information programming for distribution on cable television, direct-to-home satellite and digital terrestrial television providers throughout the United Kingdom and parts of continental Europe. By acquiring interests in and establishing alliances among providers of a variety of entertainment programming, Flextech has been able to achieve significant economies of scale and establish itself as a major low-cost provider of European television programming. Flextech has interests in 14 cable and satellite channels, 13 of which are distributed in the United Kingdom market. In addition to managing its five wholly owned programming services, Flextech currently provides management services to two joint ventures that it has formed with BBC Worldwide Limited, which operate several subscription television channels, and to Discovery Europe, Animal Planet Europe, Discovery Home and Leisure (formerly The Learning Channel) and HSN Direct International Limited. For its management and consultancy services, Flextech receives a management fee and, in some cases, a percentage of the programming company's gross revenues. Flextech also holds interests in programming production and distribution companies and a terrestrial broadcast network. Flextech's ordinary shares trade on the London Stock Exchange under the symbol "FLXT."

  The table below sets forth certain information about each of Flextech's programming services.

                                                                      Liberty's
                                                Subscribers          Attributed
                                                at 9/30/99    Year   Ownership %
                    Entity                        (000's)   Launched at 9/30/99
----------------------------------------------- ----------- -------- -----------
Flextech plc...................................                           37%
  Bravo........................................    4,859      1985        37%
  Challenge TV.................................    5,096      1993        37%
  HSN Direct...................................      N/A      1994        42%
  KinderNet....................................    5,751      1988        12%
  Living.......................................    5,835      1993        37%
  SMG..........................................      N/A      1957         7%
  Trouble......................................    4,839      1984        37%
  TV Travel Shop...............................    6,546      1998        37%
  UK Arena (UKTV)..............................    2,459      1997        18%
  UK Gold (UKTV)...............................    6,001      1992        18%
  UK Gold Classics (UKTV)......................    1,262      1999        18%
  UK Horizons (UKTV)...........................    4,386      1997        18%
  UK Style (UKTV)..............................    2,514      1997        18%
  UK Play (UKTV)...............................    1,774      1998        18%

  Flextech's business objective is to develop, package and market regionally appealing television programming at the lowest practicable cost. To achieve its objective, Flextech's strategy has been to spread production costs over multiple revenue sources. Through co-management of several thematic programming services, Flextech's programming channels have been able to share operating costs, including those associated with marketing, administration, affiliate relations, financial services and technical operations. In addition, by acquiring interests in and creating alliances with established content producers, Flextech has been able to secure a steady supply of programming capable of being distributed over various distribution platforms.

  Ownership Interest. Liberty holds a 37% equity interest in Flextech, representing a 50% voting interest. Liberty's involvement with Flextech developed out of programming investments made by TCI in the United Kingdom and continental Europe beginning in 1988. TCI found that the United Kingdom, like other parts of Europe, lacked the size necessary to sustain a large number of niche-oriented programming services. Attracted by Flextech's business model of co-managing several programming services to achieve economies of scale, TCI chose Flextech as the vehicle to pursue its European programming strategy in 1994 by consolidating its U.K. and European programming investments and merging those investments into Flextech.

  Terms of Ownership. Liberty has the right to cast 50% of the votes on most matters that are presented to Flextech's shareholders due to its ownership of a special voting share. This special voting right will expire on the earlier of April 14, 2000 and the occurrence of certain events that involve a decline in Liberty's ownership of ordinary shares of Flextech. Liberty has the right to appoint three of the 15 members of Flextech's board of directors for so long as it has the special voting right, and will thereafter have the right to appoint two members for so long as it owns at least 25% of Flextech's ordinary shares. In addition, the appointment of some of Flextech's senior executive officers, including its managing director and its chief executive, requires Liberty's approval.

  Liberty has granted a tag-along sale right to a shareholder of Flextech that, at August 15, 1999, owned 6.7% of Flextech's ordinary shares. The tag-along right will apply if Liberty sells more than 10% of its Flextech stock. In addition, Liberty has agreed to purchase that shareholder's initial equity stake in Flextech for not less than current market value if Flextech's ordinary shares cease to be traded on the London Stock Exchange due to actions taken by Liberty.

  Liberty has undertaken to Flextech and BBC Worldwide Limited that it will not, subject to certain exceptions, acquire an interest in excess of 20% in any entity that competes with certain of the channels of two joint ventures that Liberty has formed with BBC Worldwide Limited. The non-compete will terminate on March 31, 2007 or, if earlier, at such time as Liberty's contingent funding obligation to the joint ventures terminates or Liberty owns not more than 10% of the ordinary shares of Flextech. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  On December 17, 1999, Telewest Communications plc, a leading provider of cable television and telephony services in the United Kingdom, announced its intention to recommend a merger with Flextech at a purchase price of approximately $3.2 billion. It is anticipated that each share of Flextech would be exchanged for 3.78 ordinary shares of Telewest in the merger. Liberty owns approximately a 37% interest in Flextech and a 22% interest in Telewest. See "--Internet Services and Technology--Business Affiliates--Telewest Communications plc" below. The proposed merger is subject to a number of conditions, including a definitive offer by Telewest and the subsequent approval of the shareholders of each of Flextech and Telewest. Liberty, as a shareholder of Flextech, has agreed to vote in favor of the merger subject to certain conditions, including the recommendation of the merger by the independent directors of Flextech. Liberty, MediaOne and Microsoft, as shareholders of approximately 51% of Telewest, in the aggregate, have agreed to vote in favor of the merger and any other resolution proposed in connection with the merger. Because of Liberty's holdings, the Listing Rules of the London Stock Exchange require a separate vote by Telewest's shareholders, excluding Liberty, to approve Telewest's acquisition of Liberty's interests in Flextech in the merger. MediaOne and Microsoft have agreed to vote in favor of this acquisition. Additionally, Liberty has agreed with Telewest not to dispose of any of Liberty's interests in Flextech through March 31, 2000.

  The News Corporation Limited

  News Corp. is a diversified international communications company principally engaged in:

  . the production and distribution of motion pictures and television programming;

  .  television, satellite and cable broadcasting;

  .  publication of newspapers, magazines and books;

  . production and distribution of promotional and advertising products and services;

  . development of digital broadcasting; development of conditional access and subscriber management systems; and

  .  the provision of computer information services.

News Corp.'s operations, are located in the United States, Canada, the United Kingdom, Australia, Latin America and the Pacific Basin. News Corp.'s preferred limited voting ordinary shares trade on the Australian Stock Exchange under the symbol "NCPDP," and are represented on the NYSE by ADRs under the symbol "NWS.A."

  Ownership Interest. In July 1999, Liberty sold to News Corp. its 50% interest in their jointly owned Fox/Liberty Networks programming venture, in exchange for 51.8 million News Corp. ADRs representing preferred limited voting ordinary shares of News Corp., valued at approximately $1.425 billion, or approximately $27.52 per ADR. In a related transaction, Liberty acquired from News Corp. 28.1 million additional ADRs representing preferred limited voting ordinary shares of News Corp. for approximately $695 million, or approximately $24.74 per ADR. As a result of these transactions and subsequent open market purchases, Liberty owns approximately 82.7 million ADRs representing preferred limited voting ordinary shares of News Corp. or approximately 8.5% of News Corp.'s diluted outstanding shares.

  Liberty's involvement in sports programming originated in 1988 when TCI began to pursue a strategy of creating regional sports networks. In April 1996, Liberty and News Corp. formed Fox/Liberty Networks, a joint venture to hold Liberty's national and regional sports networks and News Corp.'s FX, a general entertainment network which also carries various sporting events. Also in 1996, Liberty and News Corp. formed an alliance to hold their respective international sports interests (the "International Interests"). These include Fox Sports World Espanol, a Spanish language sports network, distributed in the United States and in Latin America, as well as Fox Sports Americas (Latin America) and Fox Sports Middle East. As part of their agreement relating to the acquisition by News Corp. of Liberty's interest in Fox/Liberty Networks, Liberty and News Corp. agreed that, during a specified period following the second anniversary of the closing date of this transaction, each will have the right to cause News Corp. to acquire and Liberty to sell to News Corp. the International Interests in exchange for News Corp. ADRs with an aggregate value at April 1, 1999 of approximately $100 million plus an additional number of ADRs representing the aggregate number of News Corp. shares which could have been purchased by reinvesting in ADRs each cash dividend declared on such number of shares between the closing of the sale of Liberty's interest in Fox/Liberty Networks and the sale of the International Interests. Between the closing of the sale of Liberty's interest in Fox/Liberty Networks and the sale of the International Interests, Liberty has further agreed to make capital contributions in respect of the International Interests in the amount of $100 million, as and when requested by News Corp.

  Terms of Ownership. In connection with the acquisition by News Corp. of Liberty's interest in Fox/Liberty Networks, certain agreements were entered into regarding Liberty's ability to transfer News Corp. shares and other matters. Under these agreements, the ADRs and the underlying News Corp. shares issued to Liberty are subject to a lock-up of either two years (as to 51.8 million ADRs) or nine months (as to 28.1 million ADRs), subject to certain exceptions. Liberty is entitled to certain registration rights with respect to its News Corp. shares. In addition, Liberty has agreed that it will not engage, directly or indirectly, in any sports programming service in the United States and its territories (excluding Puerto Rico) and Canada, subject to certain exceptions, until July 2004.

  QVC Inc.

  QVC Inc. is one of the two largest home shopping companies in the United States. QVC markets and sells a wide variety of consumer products and accessories primarily by means of televised shopping programs on the QVC network and via the Internet through iQVC. QVC also operates shopping networks in Germany, the United Kingdom and Ireland. QVC purchases, or obtains on consignment, products from domestic and foreign manufacturers and wholesalers, often on favorable terms based on the volume of the transactions. QVC does not depend upon any one particular supplier for any significant portion of its inventory.

  QVC distributes its television programs, via satellite, to affiliated video program distributors for retransmission to subscribers. Generally, there are no additional charges to U.S. subscribers for the distribution of QVC. In return for carrying QVC, each domestic programming distributor receives an allocated portion, based upon market share, of up to 5% of the net sales of merchandise sold to customers located in the programming distributor's service area.

  QVC has stated that it intends to continue introducing new products and product lines and to recruit additional programming distributors in an effort to enlarge both its audience and its sales.

  The table below sets forth certain information about QVC's programming interests.

                                                 Liberty's
                           Subscribers          Attributed
                           at 9/30/99    Year   Ownership %
          Entity             (000's)   Launched at 9/30/99
-------------------------  ----------- -------- -----------
QVC Inc..................                            43%
 QVC Network.............    65,988      1986        43%
 QVC-The Shopping Channel
  (U.K. and Ireland).....     7,561      1993        34%
 QVC-Germany.............    14,908      1996        43%
 iQVC....................    Online      1995        43%

  Ownership Interest. Liberty owns approximately 43% of QVC, and Comcast owns the remaining 57%. Liberty's involvement in the televised home shopping business originated in 1986 when TCI began acquiring ownership interests in QVC Networks, Inc. in exchange for agreeing to carry QVC's programming to a specified number of subscribers. During the same period, TCI also invested in another home shopping channel, CVN Companies, Inc. In October 1989, CVN and QVC merged which resulted in TCI owning approximately 34% of the combined company. In August 1994, Liberty and Comcast purchased all of the remaining equity interests in QVC not owned by them, resulting in their current ownership interests.

  Terms of Ownership. QVC is managed on a day-to-day basis by Comcast and Comcast has the right to appoint all of the members of the QVC board of directors. Liberty's interests are represented by two members on QVC's five-member management committee. Generally, QVC's management committee votes on every matter submitted, or required to be submitted, to a vote of the QVC board, and Liberty and Comcast are required to use their best efforts to cause QVC to follow the direction of any resolution of the management committee. Liberty also has veto rights with respect to certain fundamental actions proposed to be taken by QVC.

  Liberty has been granted a tag-along right that will apply if Comcast proposes to transfer control of QVC and Comcast may require Liberty to sell its QVC stock as part of the transaction, under certain circumstances and subject to certain conditions. In addition, under certain circumstances, Liberty will have the right, exercisable after February 9, 2000, to initiate a put/call procedure with Comcast in respect of Liberty's interest in QVC. Prior to February 9, 2000, however, neither Liberty nor Comcast may directly or indirectly transfer their interests in QVC, except under certain conditions.

  Liberty and Comcast have certain mutual rights of first refusal and mutual rights to purchase the other party's QVC stock following certain events, including change of control events affecting them. Both also have registration rights.

  Time Warner Inc.

  Time Warner is one of the largest media and entertainment companies in the world. Time Warner classifies its business interests into four fundamental areas:

  . Cable Networks, consisting principally of interests in cable television programming, including the following networks: CNN, Cartoon Network, Headline News, TNT, Turner Classic Movies, TBS Superstation, CNNfn, HBO, Cinemax, Comedy Central and TVKO;

  . Publishing, consisting principally of interests in magazine publishing, book publishing and direct marketing;

  . Entertainment, consisting principally of interests in filmed entertainment, television production, television broadcasting, recorded music and music publishing; and

  . Cable, consisting principally of interests in cable television systems which, as of December 31, 1998, reached over 12 million subscribers.

Time Warner's common stock trades on the NYSE under the symbol "TWX."

  Ownership Interest. Liberty currently owns an approximate 9% interest in Time Warner. Liberty's interest in Time Warner evolved from a 1987 transaction in which TCI led a consortium of cable operators in providing Turner Broadcasting System with an aggregate cash infusion of approximately $560 million. Motivated by its belief that the continued development of quality cable programming was a critical element in driving its cable distribution business, TCI invested approximately $250 million in Turner Broadcasting System in exchange for two series of preferred stock. The terms of the preferred stock and agreements entered into in connection with the investment provided the holders with significant control rights, including representation on the Turner Broadcasting System board and veto rights over extraordinary transactions, and with rights of first refusal on certain dispositions of Turner Broadcasting System stock held by Ted Turner. In 1996, Time Warner acquired Turner Broadcasting System in a merger transaction.

  In connection with the Turner Broadcasting System/Time Warner merger, Time Warner, Turner Broadcasting System, TCI and Liberty entered into an Agreement Containing Consent Order (the "FTC Consent Decree") with the Federal Trade Commission ("FTC"). The FTC Consent Decree effectively prohibits Liberty and its affiliates from owning voting securities of Time Warner other than securities that have limited voting rights. Pursuant to the FTC Consent Decree, among other things, Liberty agreed to exchange the shares of Time Warner common stock it was to receive in the Turner Broadcasting System/Time Warner combination for shares of a separate series of Time Warner common stock with limited voting rights designated as Series LMCN-V Common Stock. The Series LMCN-V Common Stock entitles the holder to one one-hundredth (1/100th) of a vote for each share with respect to the election of directors. Liberty holds approximately 114 million shares of such stock, which represent less than 1% of the voting power of Time Warner's outstanding common stock. The Series LMCN-V Common Stock is not transferable, except in limited circumstances, and is not listed on any securities exchange. Each share of the Series LMCN-V Common Stock is convertible at Liberty's option into one share of ordinary Time Warner common stock, at any time when such conversion would not violate the federal communications laws, subject to the FTC Consent Decree, and is mandatorily convertible into ordinary Time Warner common stock upon transfer to a non-affiliate of Liberty. Further, while shares of ordinary Time Warner common stock are redeemable by action of the Time Warner board of directors under certain circumstances, to the extent necessary to prevent the loss of certain types of governmental licenses or franchises, shares of Series LMCN-V Common Stock are not redeemable under these circumstances.

  In March 1999, Liberty entered into a seven-year "cashless collar" with a financial institution with respect to 15 million shares of Time Warner common stock, secured by 15 million shares of its approximately 114 million shares of Time Warner Series LMCN-V Common Stock. In effect, Liberty purchased a put option that gives it the right to require its counterparty to buy 15 million Time Warner shares from Liberty in approximately seven years for $67.45 per share. Liberty simultaneously sold a call option giving the counterparty the right to buy the same shares from Liberty in approximately seven years for $158.33 per share. Since the purchase price of the put option was equal to the proceeds from the sale of the call option, the collar transaction had no cash cost to Liberty. As a result of this transaction, Liberty has effectively locked in the value of these 15 million Time Warner shares at between $1 billion and $2.4 billion in the future, regardless of potential fluctuations in the stock price.

  TV Guide, Inc.

  TV Guide, Inc., formerly known as United Video Satellite Group, Inc., is a media and communications company and the market leader in the program listings guide business. TV Guide is engaged predominantly in providing print, passive and interactive program listings guides to households, distributing programming to cable television systems and direct-to-home satellite providers, and marketing satellite-delivered programming to C-band satellite dish owners. TV Guide markets and distributes its products in the United States to over 100 million cable and satellite homes each week, and also markets its products internationally in over 40 countries. TV Guide Magazine, TV Guide Channel, TV Guide Interactive and TV Guide Online are the largest print, electronic, interactive and Internet guidance products in the world. TV Guide's Class A common stock trades on the National Market tier of The Nasdaq Stock Market under the symbol "TVGIA."

  TV Guide is organized into three primary business units:

  .  TV Guide Magazine Group,

  .  TV Guide Entertainment Group and

  .  United Video Group.

The TV Guide Magazine Group publishes and distributes TV Guide magazine, the most widely circulated paid weekly magazine in the United States, to households and newsstands. In addition, the TV Guide Magazine Group provides customized monthly television programming guides for cable and satellite operators in the

United States and internationally. The TV Guide Entertainment Group supplies satellite-delivered on-screen program promotion and guide services, including TV Guide Channel and Sneak Prevue, to cable television systems and other multi-channel video programming distributors, both nationally and internationally. The TV Guide Entertainment Group also offers interactive television technology that allows television viewers to retrieve on demand continuously updated program guide information through their cable television systems and provides TV Guide Online, an Internet-based program listings guide. The United Video Group provides direct-to-home satellite services, satellite distribution of video entertainment services, software development and systems integration services and satellite transmission services for private networks. This group owns TV Guide's 80% interest in Superstar/Netlink Group LLC, which markets satellite entertainment programming packages to C-band satellite dish owners in North America. Its retail subscriber base was approximately one million at September 30, 1999. The United Video Group also markets and distributes three independent superstations--WGN (Chicago), KTLA (Los Angeles) and WPIX (New
York)--to cable television systems and other multi-channel video programming distributors, and offers six Denver-based broadcast television stations and programming packages to satellite master antenna television systems.

  TV Guide's business objective is, among other things, to be the dominant provider of program listings guides for traditional and emerging distribution platforms. Its strategies for achieving its objective include:

  . extending its brand by exploiting it over several platforms, including home shopping, e-commerce and database marketing,

  . capitalizing on the success of TV Guide Channel, TV Guide Interactive and TV Guide Sneak Prevue through the introduction of customized programming and service promotion on a localized platform,

  . capitalizing on cross-platform advertising and promotion opportunities by taking advantage of audience exposure across multiple platforms (print, cable, satellite and Internet), and

  . continuing to develop product and brand extensions that will leverage its distribution footprint, including interactive services, home shopping, e-commerce and data base marketing.

  In October 1999, TV Guide announced that it had entered into a definitive merger agreement with Gemstar International Group Limited, pursuant to which TV Guide would become a wholly owned subsidiary of Gemstar. Under the merger agreement, TV Guide shareholders would receive 0.6573 shares of Gemstar common stock for each share of TV Guide class A and class B common stock. The exchange ratio is not subject to adjustment. TV Guide shareholders would, in the aggregate, receive approximately 45% of the fully diluted shares of the combined company. Consummation of the transaction is subject to limited conditions, including approval by the shareholders of each company and the satisfaction of regulatory requirements. Each of Liberty and News Corp. has entered into a voting agreement to vote in favor of the transaction and it is anticipated that the transaction will close in the second half of 2000. Upon consummation of the transaction, the company is expected to be renamed TV Guide International Inc. and the board of directors will be expanded to twelve members, of which 6 members will be persons designated by the board of directors of TV Guide prior to the merger.

  Gemstar develops, markets and licenses proprietary technologies and systems that simplify and enhance consumers' interaction with electronics products and other platforms that deliver video, programming information and other data. Gemstar seeks to have its technologies widely licensed, incorporated and accepted as the technologies and systems of choice by

  .  consumer electronics manufacturers,

  . service providers such as owners or operators of cable systems, telephone networks, Internet service providers, direct broadcast satellite providers, wireless systems and other multi-channel video programming distributors,

  .  software developers and

  .  consumers.

  Gemstar's first proprietary system, VCR Plus+, was introduced in 1990 and is widely accepted as an industry standard for programming VCRs. VCR Plus+ enables consumers to record a television program simply by entering a number--the PlusCode number--into a VCR or television equipped with the VCR Plus+ technology. Gemstar is also a leading provider of electronic program guide services, which allow a user to view a television program guide on screen, obtain details about a program, sort programs by themes or categories, and select programs for tuning or recording, all through the remote control. Gemstar's common stock trades on the National Market tier of The Nasdaq Stock Market under the symbol "GMST."

  The table below sets forth certain information about TV Guide's programming services and other assets.

                                                                      Liberty's
                                              Subscribers            Attributed
                                              at 9/30/99     Year    Ownership %
                   Entity                       (000's)    Launched  at 9/30/99
--------------------------------------------- -----------  --------  -----------
TV Guide, Inc................................                             44%
  TV Guide Channel...........................   49,827       1988         44%
  TV Guide Interactive.......................    2,300/1/        /2/      44%
  TV Guide Sneak Prevue......................   33,743       1991         32%
  UVTV.......................................   60,789/3/     N/A         44%
  Superstar/Netlink..........................    1,005        N/A         35%
  TV Guide Magazine..........................   11,000/4/     N/A         44%
  TV Guide Online............................   Online                    44%
  The Television Games Network...............      N/A       1999         43%
  Infomedia S.A..............................      N/A       1991         33%/5/

--------
(1) Digital service.
(2) TV Guide's original interactive service was launched in the early 1990s, followed by the current digital version.
(3) Aggregate number of units. UVTV uplinks three superstations (WGN, KTLA, and WPIX) and six Denver broadcast stations. One household subscribing to six services would be counted as six "units."
(4) Magazine circulation--includes subscription and newsstand distribution.
(5) In May 1999, TV Guide acquired a 75% stake in Infomedia S.A., Luxembourg, and has an option to buy the remaining 25%. Infomedia S.A. is a leading provider of television program listings in Europe, offering program schedules and related information for more than 300 channels in 13 languages to clients in 29 countries throughout Europe and North Africa.

  Ownership Interest. TV Guide is jointly controlled by Liberty and News Corp., with each owning approximately 44% of its equity and 49% of its voting power. Liberty's interest in TV Guide began in January 1996 when TCI acquired a controlling interest in United Video Satellite Group, Inc. ("UVSG"), a provider of satellite-delivered video, audio, data and program promotion services to cable television systems, satellite dish owners, radio stations and private network users primarily throughout North America. TCI believed that the availability of electronic program guide services was becoming an increasingly important element of video programming delivery due to developments in digital and other technologies that were increasing the volume and variety of video programming. As a result of the transaction, UVSG became a majority-controlled subsidiary of TCI. In January 1998, TCI increased its equity interest in UVSG to approximately 73% and its voting interest to approximately 93%. On March 1, 1999, UVSG acquired Liberty's 40% interest in Superstar/Netlink Group and its 100% interest in Netlink USA, which uplinks the signals of six Denver-based broadcast television stations, in exchange for shares of UVSG common stock. On the same date, UVSG acquired News Corp.'s TV Guide properties in exchange for cash and shares of UVSG common stock. By combining UVSG's passive and interactive electronic program listing guides with TV Guide's well-recognized magazine and brand name, UVSG became a leading provider of program listing guides. Following this transaction, UVSG changed its name to TV Guide, Inc.

  Terms of Ownership. Pursuant to a stockholders agreement between Liberty and News Corp., each of them is entitled to designate one director to the ten-member TV Guide board for each 12.5% of the outstanding shares of TV Guide Class B common stock owned by such party, with the remaining directors being designated by the TV Guide board. So long as Liberty or News Corp., as the case may be, is entitled to designate at least one director to TV Guide's board of directors, the other party is subject to certain restrictions on its ability to sell any of its shares of TV Guide common stock or to convert any of its shares of TV Guide Class B common stock (10 votes per share) into shares of TV Guide Class A common stock (one vote per share) unless it first offers to sell the stock to the other party. Upon the consummation of Gemstar's acquisition of TV Guide, a new agreement among Liberty, News Corp., Henry C. Yuen, Chairman and Chief Executive Officer of Gemstar, and Gemstar will take effect.

  For so long as there continues to be at least two stockholders that each own in the aggregate at least 30% of the outstanding TV Guide Class B common stock, such stockholders are required to vote their shares on all matters submitted to a vote of TV Guide's stockholders only as shall be mutually agreed upon by such stockholders and, if they are unable to agree on how to vote with respect to a proposal, they will each be obligated to vote against that proposal. In addition, Liberty and News Corp. have mutual rights of first refusal, tag-along rights on transfers of significant interests and registration rights. Liberty and News Corp. have further agreed that, for so long as they both are entitled to appoint at least one of TV Guide's directors, TV Guide will be the exclusive vehicle through which they will each conduct program guide businesses worldwide, subject to certain limited exceptions.

  USA Networks, Inc.

  USA Networks is a diversified media and electronic commerce company that is engaged in seven principal areas of business:

  . Networks and Television Production, which operates the USA Network, a general entertainment basic cable television network, The Sci-Fi Channel, which features science fiction, horror, fantasy and science-fact oriented programming, and Studios USA, which produces and distributes television programming;

  . Electronic Retailing, which primarily consists of Home Shopping Network and America's Store, which are engaged in the electronic retailing business;

  .  Broadcasting, which owns and operates television stations;

  . Ticketing Operations, which includes Ticketmaster, the leading provider of automated ticketing services in the United States, and Ticketmaster Online, Ticketmaster's exclusive agent for online ticket sales;

  . Hotel Reservations, consisting of Hotel Reservations Network, a leading consolidator of hotel rooms for resale in the consumer market in the United States;

  . Internet Services, which represents USA Networks' online retailing networks business and local city guide business; and

  . Filmed Entertainment, which primarily represents USA Networks' domestic theatrical film distribution and production businesses.

USA Networks' common stock trades on the National Market tier of The Nasdaq Stock Market under the symbol "USAI."

  The table below sets forth certain information about USA Networks' assets. Liberty's attributed ownership interest in USA Networks assumes the conversion or exchange by Liberty of direct and indirect interests in various USA Networks and HSN securities for USA Networks common stock, and the conversion or exchange of certain securities owned by Universal Studios, Inc. and certain of its affiliates for USA Networks common stock.

                                                                      Liberty's
                                               Subscribers           Attributed
                                               at 9/30/99     Year   Ownership %
                    Entity                       (000's)    Launched at 9/30/99
---------------------------------------------- -----------  -------- -----------
USA Networks, Inc. ...........................                            21%
  HSN.........................................   73,031/1/    1985        21%
  America's Store.............................    7,278/1/    1986        21%
  ISN.........................................   Online       1995        21%
  HSN en Espanol..............................    2,700       1998        11%
  HOT (Germany)...............................   23,800       1996         9%
  Shop Channel (Japan)........................    6,500       1996        41%
  SciFi Channel...............................   58,400       1992        21%
  USA Network.................................   76,900       1980        21%
  USA Broadcasting............................   37,409/2/    1986        21%
  Ticketmaster................................      N/A                   21%
  Studios USA.................................      N/A                   21%
  USA Films...................................      N/A                   21%
  Hotel Reservations Network..................   Online       1991        21%
  Ticketmaster Online-CitySearch..............   Online       1998        11%/3/

--------
(1) Includes broadcast households and cable subscribers.
(2) A group of UHF and low power television stations which operate in 12 of the top 22 broadcast markets in the United States, including 7 of the top 10 markets which reach approximately 31% of television households in the United States.
(3)  Assumes consummation of pending transactions.

  Ownership Interest. Liberty's interest in USA Networks consists of shares of USA Networks common stock held by Liberty and its subsidiaries, shares of USA Networks common stock held by certain entities in which Liberty has an equity interest but only limited voting rights, and securities of certain subsidiaries of USA Networks which are exchangeable for shares of USA Networks common stock. Assuming the exchange of these securities and the conversion or exchange of certain securities owned by Universal Studios, Inc. ("Universal") and certain of its affiliates for USA Networks common stock, Liberty and Universal would own approximately 21% and 45%, respectively, of USA Networks. In general, until the occurrence of certain events and with the exception of certain negative controls, Mr. Barry Diller has voting power over Liberty's interest in USA Networks, as more fully described below under "--Terms of Ownership."

  Liberty's ownership in USA Networks began in 1993 when it purchased a controlling stake in Home Shopping Network, Inc., which at the time was principally engaged in the sale of merchandise to viewers of its home shopping programming. In connection with that acquisition, Liberty also obtained an option to acquire a controlling interest in Silver King Communications, Inc., an owner and operator of broadcast television stations. In August 1995, Liberty formed an alliance with Mr. Barry Diller that resulted in a significant shift in Liberty's strategy for Home Shopping Network and Silver King. As part of this alliance, Liberty contributed its control option relating to Silver King to a new corporation in which it retained substantially all of the equity interests and ceded control over the voting securities of Silver King held by the corporation to Mr. Diller, except with respect to certain fundamental matters. At the same time, Mr. Diller agreed to join Home Shopping Networks' board of directors. In December 1996, Silver King and Home Shopping Network were combined to form HSN, Inc., which also acquired Savoy Pictures Entertainment, Inc., a television broadcasting and filmed entertainment company, and Ticketmaster Group, Inc., a leading provider of automated ticketing services. In

February 1998, HSN, Inc. acquired certain assets from Universal USA Networks, consisting of USA Network and Sci-Fi Channel, and the domestic television production and distribution business of Universal. Following this transaction, HSN, Inc. changed its name to USA Networks, Inc. In connection with this transaction, Liberty contributed $300 million in cash to a subsidiary of USA Networks (the "LLC") in exchange for equity shares of that subsidiary ("LLC Shares") (which are generally exchangeable for USA Networks common stock on a one-for-one basis). The LLC holds all of the assets acquired from Universal and all of the businesses of HSN, Inc. and its subsidiaries, other than the broadcasting business.

  Terms of Ownership. In connection with the Universal transaction, USA Networks, Universal, Liberty and Mr. Diller entered into several agreements involving governance matters relating to USA Networks and stockholder arrangements. With respect to governance matters, Mr. Diller generally has full authority to operate the day-to-day business affairs of USA Networks and has an irrevocable proxy over all USA Networks securities owned by Universal, Liberty and certain of their affiliates for all matters except for certain fundamental changes. However, each of Liberty, Universal and Mr. Diller has veto rights with respect to certain fundamental changes relating to USA Networks and its subsidiaries (including the LLC). If Mr. Diller and Universal agree to certain fundamental changes that Liberty does not agree to, Universal will be entitled to purchase Liberty's entire equity interest in USA Networks, subject to certain conditions, at a price determined by an independent appraiser taking into account a number of agreed upon factors.

  Pursuant to FCC law and regulations, Liberty is not currently permitted to have a designee on the board of directors of USA Networks. However, at such time as Liberty is no longer subject to such prohibition, Liberty will have the right to designate up to two directors if its stock ownership in USA Networks remains at certain levels. Liberty currently has the right to designate up to two directors to the LLC board and will continue to have that right for so long as it is not permitted to designate directors of USA Networks and continues to maintain certain ownership levels.

  Each of Universal and Liberty has a preemptive right with respect to future issuances of USA Networks's capital stock, subject to certain limitations. Liberty has agreed with Universal that Liberty will not beneficially own more than approximately 21% of the equity of USA Networks until the earlier of such time as Liberty beneficially owns less than 5% of the shares of USA Networks securities or the date that Universal beneficially owns fewer shares than Liberty beneficially owns. Also, Liberty has agreed not to propose to the board of directors of USA Networks the acquisition by Liberty of the outstanding USA Networks securities or to otherwise influence the management of USA Networks, including by proposing or supporting certain transactions relating to USA Networks that are not supported by USA Networks' board of directors.

  Liberty is subject to a number of agreements that limit or control its ability to transfer its USA Network securities. As long as Mr. Diller is Chief Executive Officer of USA Networks, Liberty generally cannot transfer shares of USA Networks stock prior to August 24, 2000, subject to certain exceptions. Each of Universal and Mr. Diller has a right of first refusal with respect to certain sales of USA Networks securities by the other party. Liberty's rights in this regard are secondary to any Universal right of refusal on transfers by Mr. Diller. Each of Liberty and Mr. Diller also generally has a right of first refusal with respect to certain transfers by the other party and tag-along sale rights on certain sales of USA Networks stock by the transferring stockholder and in the event Universal transfers a substantial amount of its USA Networks stock. Liberty, Universal and Mr. Diller are each entitled to registration rights relating to their USA Networks securities and have agreed to certain put and call arrangements, pursuant to which one party has the right to sell (or the other party has the right to acquire) shares of USA Networks stock held by another party, at a price determined by an independent appraiser taking into account a number of agreed upon factors.

  Other Programming Assets

  The table below sets forth certain information about some of Liberty's other programming interests.

                                                 Liberty's
                          Subscribers            Attributed
                          at 9/30/99     Year    Ownership
         Entity             (000's)    Launched % at 9/30/99           Partner(s)
------------------------  -----------  -------- ------------ ------------------------------
BET Holdings II, Inc....                             35%     Robert Johnson
 BET Cable Network......    57,111       1980        35%
 BET Action Pay-Per-
  View..................    10,563/1/    1990        35%
 BET on Jazz............     4,638       1996        35%
Canales n...............        13/2/    1998       100%     --
Court TV................    35,493       1991        50%     Time Warner Inc.
E! Entertainment            58,033       1990        10%     Comcast Corporation, The Walt
 Television.............
 Style..................     3,121       1998        10%     Disney Company, MediaOne
                                                             Group, Inc.
Fox Kids Worldwide,            N/A        N/A          /3/   The News Corporation Limited,
 Inc....................                                     former stockholders of Saban
                                                             Entertainment, Inc.
International
 Channel/4.........../..     8,255       1990        90%     JJS II Communications, LLC
Jupiter Programming Co.,
 Ltd. (Japan)...........                             50%     Sumitomo Corporation
 Cable Soft Network.....     2,309       1989        50%
 CNBC Asia Business News
  Japan.................       N/A       1997        10%
 Golf Network...........     1,780       1996        44%
 Discovery Japan........     1,249       1996        49%
 J-Sports...............       656       1998        67%
 Shop Channel...........     6,500       1996        41%
MultiThematiques,
 S.A. ..................                             30%     Canal + S.A., Havas Images,
 Canal Jimmy (France)...     2,127       1991        30%     Part'Com
 Canal Jimmy (Italy)....       515       1997        30%
 Cine Cinemas (France)..       709       1991        30%
 Cine Cinemas (Italy)...       164       1997        30%
 Cine Classics
  (France)..............       626       1991        30%
 Cine Classics (Spain)..       176       1995        15%
 Cine Classics (Italy)..       164       1997        30%
 Forum Planete
  (France)..............     1,171       1997        30%
 Planete (France).......     2,897       1988        30%
 Planete (Poland).......     1,836       1996        30%
 Planete (Germany)......       412       1997        30%
 Planete (Italy)........       515       1997        30%
 Seasons (France).......        99       1996        30%
 Seasons (Spain)........        29       1997        30%
 Seasons (Germany)......        12       1997        30%
 Seasons (Italy)........        36       1997        30%


                                                Liberty's
                          Subscribers           Attributed
                          at 9/30/99    Year    Ownership
         Entity             (000's)   Launched % at 9/30/99           Partner(s)
------------------------  ----------- -------- ------------ ------------------------------
Odyssey.................    26,995      1998        33%     Hallmark Entertainment, The
                                                            Jim Henson Company, National
                                                            Interfaith Cable Coalition,
                                                            Inc.
Premium Movie                  840      1995        20%     Twentieth Century Fox Films,
 Partnership                                                Universal Studios, Paramount
 (Australia)............                                    Pictures, Columbia TriStar
                                                            Sony Pictures Entertainment
Telemundo Network/5../..       N/A       N/A        50%     Inc.
Telemundo Station              N/A       N/A        25%     Sony Pictures Entertainment
 Group/6............./..                                    Inc., Station Partners, LLC
Torneos y Competencias,
 S.A. (Argentina)/7../..       N/A       N/A        40%     CEI CitiCorp Holdings S.A.

--------
(1) Number of subscribers to whom service is available.
(2) Digital services.
(3) Liberty's interest consists of shares of 30-year 9% preferred stock which have a stated aggregate value of $345 million and are not convertible into common stock.
(4) International Channel provides news, sports, music, movies and general entertainment programming from around the world in more than 20 different languages.
(5) Telemundo Network is a 24-hour broadcast network serving 61 markets in the United States, including the 37 largest Hispanic markets.
(6) Telemundo Station Group, Inc. owns and operates eight full power UHF broadcast stations and 15 low power television stations serving some of the largest Hispanic markets in the United States and Puerto Rico. Although Liberty has an approximately 25% equity interest in Telemundo Station Group, Inc., its voting power is less than 5% to meet certain regulatory requirements.
(7) Torneos y Competencias, S.A. is Argentina's dominant sports programming service. It also owns a minority interest in Telefe and Canal Azul, general entertainment broadcast channels in Buenos Aires, Argentina. Canal Azul has also become an international superchannel, providing programming to the United States and, via cable, to outlying areas of Argentina.

Communications

  Cable television systems deliver multiple channels of television programming to subscribers who pay a monthly fee for the service. Video, audio and data signals are received over-the-air or via satellite delivery by antennas, microwave relay stations and satellite earth stations and are modulated, amplified and distributed over a network of coaxial and fiber optic cable to the subscribers' television sets. Cable television providers in most markets are currently upgrading their cable systems to deliver new technologies, products and services to their customers. These upgraded systems allow cable operators to expand channel offerings, add new digital video services, offer high-speed data services and, where permitted, provide telephony services. The implementation of digital technology significantly enhances the quantity and quality of channel offerings, allows the cable operator to offer video-on-demand, additional pay-per-view offerings, premium services and incremental niche programming. Upgraded systems also enable cable networks to transmit data and gain access to the Internet at significantly faster speeds, up to 100 times faster, than data can be transmitted over conventional dial-up connections. Lastly, cable providers have been developing the capability to provide telephony services to residential and commercial users at rates well below those offered by incumbent telephone providers. Each of these businesses represents a significant opportunity for cable providers to increase their revenue and operating cash flow from the traditional pay television services currently offered today.

  Telephony providers offer local, long distance, switched services, private line and advanced networking features to customers who pay a monthly fee for the service, generally based on usage. Wireless telecommunications networks use a variety of radio frequencies to transmit voice and data in place of, or in addition to, standard landline telephone networks. Wireless telecommunications technologies include two-way radio applications, such as cellular, personal communications services, specialized mobile radio and enhanced specialized mobile radio networks, and one-way radio applications, such as paging services. Each application operates within a distinct radio frequency block. As a result of advances in digital technology, digital-based wireless system operators are able to offer enhanced services, such as integrated voicemail, enhanced custom-calling and short-messaging, high-speed data transmissions to and from computers, advanced paging services, facsimile services and Internet access service. The wireless industry has benefited in recent years from increasing demand for its services and industry experts expect this demand to continue to increase. According to International Data Corporation, subscribers to wireless communications services in the United States are expected to increase to over 118 million by 2003, up from approximately 64.4 million subscribers at the end of 1998. Wireless subscribers generally are charged for service activation, monthly access, air time, long distance calls and custom-calling features. Wireless system operators pay fees to local exchange companies for access to their networks and toll charges based on standard or negotiated rates. When wireless operators provide service to roamers from other systems, they generally charge roamer air time usage rates, which usually are higher than standard air time usage rates for their own subscribers, and additionally may charge daily access fees.

  Consolidated Subsidiaries

  TCI Cablevision of Puerto Rico, Inc.

  TCI Cablevision of Puerto Rico, Inc. is one of the largest providers of cable television services in Puerto Rico. It owns and operates cable television franchises, serving the communities of Luquillo, Arecibo, Florida, Caguas, Humacao, Cayey and Barranquitas.

  On September 21, 1998, hurricane Georges struck Puerto Rico and caused considerable property damage to the area in general, including TCI Cablevision of Puerto Rico's cable television systems. However, all of TCI Cablevision of Puerto Rico's systems have been rebuilt, and as of September 30, 1999, approximately 99% of its pre-hurricane basic customers were receiving cable television services. TCI Cablevision of Puerto Rico estimates that it will regain 100% of its pre-hurricane customer base during the fourth quarter of 1999.

  At September 30, 1999, the Puerto Rico cable systems passed an aggregate of approximately 288,000 homes and served approximately 109,000 basic subscribers, resulting in a penetration rate of approximately 38%. As of that date, approximately 38% of TCI Cablevision of Puerto Rico's network had been rebuilt utilizing 550 MHz bandwidth capacity, with the remainder consisting of 450 MHz. By the end of 1999, 100% of the network is expected to be upgraded to 550 MHz. At September 30, 1999, TCI Cablevision of Puerto Rico operated from five headends, and provided subscribers with 63 channels.

  A significant portion of TCI Cablevision of Puerto Rico's cable network consists of fiber-optic and coaxial cable. This infrastructure allows TCI Cablevision of Puerto Rico to offer enhanced entertainment information and telecommunications services and, when and to the extent permitted by law, cable telephony services. TCI Cablevision of Puerto Rico currently offers its subscribers pay-per-view events and premium movies and as it introduces new revenue generating products and services, such as interactive services, TCI Cablevision of Puerto Rico expects to aggressively market those products and services to its subscribers in areas with sufficient bandwidth capacity. TCI Cablevision of Puerto Rico expects to begin offering high speed data transmission services and Internet access using high speed cable modems to its subscribers in November 1999.

  Business Affiliates

  Sprint PCS Group

  Sprint Corporation operates the only 100% digital PCS wireless network in the United States with licenses to provide service nationwide utilizing a single frequency band and a single technology. Sprint owns licenses to provide service to the entire United States population, including Puerto Rico and the U.S. Virgin Islands. At December 31, 1998, Sprint, together with certain affiliates, operated PCS systems in 45 of the 50 largest U.S. metropolitan areas. Since the end of 1997, the number of metropolitan markets served by Sprint has doubled to 280 and the number of its customers has more than tripled to 3.35 million. Sprint attributes this business and its assets to Sprint's "Sprint PCS Group." The Sprint PCS stock is intended to reflect the performance of the Sprint PCS Group. The Sprint PCS stock trades on the NYSE under the symbol "PCS."

  The business objective of the Sprint PCS Group is to expand network coverage and increase market penetration by aggressively marketing competitively priced PCS products and services under the "Sprint" and "Sprint PCS" brand names.

  On October 5, 1999, Sprint announced that it had entered into a definitive merger agreement with MCI WorldCom, Inc., pursuant to which Sprint would be merged with and into MCI WorldCom. Under the merger agreement, each share of Sprint's FON common stock would be exchanged for $76.00 of MCI WorldCom common stock, subject to a collar, and each share of Sprint PCS stock, Series 2 Sprint PCS stock and Series 3 Sprint PCS stock would be exchanged for one share of a new MCI WorldCom PCS tracking stock of the corresponding series and 0.1547 shares of MCI WorldCom common stock. The terms of each series of MCI WorldCom PCS tracking stock would be equivalent to those of the corresponding Sprint security and would track the performance of the PCS business of the surviving company. The merger would be tax free to stockholders of Sprint and accounted for as a purchase. Consummation of the merger is subject to the approvals of the stockholders of Sprint and MCI WorldCom as well as customary regulatory approvals. It is anticipated that the merger will close in the second half of 2000. Upon consummation of the merger, the company is expected to be renamed WorldCom and its board of directors will have 16 members, 10 from MCI WorldCom and 6 from Sprint.

  Ownership Interest. Liberty owns approximately 23% (on a fully diluted basis) of the Sprint PCS stock through its ownership of shares of Series 2 Sprint PCS stock (which have limited voting rights) and certain warrants and shares of convertible preferred stock exercisable for or convertible into these shares.

  Liberty's interest in the business that makes up the Sprint PCS Group began in 1994 when TCI, Comcast Corporation, Cox Communications, Inc. and Sprint Corporation determined to engage in the wireless communications business through a series of limited partnerships known collectively as "Sprint PCS." In November 1998, Sprint Corporation assumed ownership and management control of Sprint PCS and issued a new class of Sprint stock, the "Sprint PCS Common Stock," which was issued in three series, to track the performance of Sprint's combined wireless operations. In exchange for its approximate 30% limited partnership interest in Sprint PCS, TCI received shares of Series 2 Sprint PCS stock, shares of Sprint PCS preferred stock and warrants to purchase shares of Series 2 Sprint PCS stock.

  Pursuant to a final judgment agreed to by TCI, AT&T and the United States Department of Justice in connection with the AT&T merger, all of the Sprint securities held by TCI were deposited in the Trust with an independent trustee, pursuant to a trust agreement approved by the Department of Justice and the FCC. Liberty holds trust certificates evidencing its beneficial interest in the assets of the Trust. The final judgment, which was entered by the United States District Court for the District of Columbia on August 23, 1999, requires the trustee, on or before May 23, 2002, to dispose of a portion of the Sprint securities held by the Trust sufficient to cause Liberty to own beneficially no more than 10% of the Sprint PCS stock that would be outstanding on a fully diluted basis on such date. On or before May 23, 2004, the trustee is required to divest the remainder of the Sprint securities held by the trust.

  The trust agreement grants the trustee the sole right to sell the Sprint securities beneficially owned by Liberty and provides that all decisions regarding such divestiture will be made by the trustee without discussion or consultation with AT&T or Liberty; however, the trustee is required to consult with the board of directors of Liberty (other than AT&T representatives and John C. Malone) regarding such divestiture. The trustee has the power and authority to accomplish such divestiture only in a manner reasonably calculated to maximize the value of the Sprint securities beneficially owned by Liberty.

  The trust agreement provides for the trustee to vote the Sprint securities beneficially owned by Liberty in the same proportion as other holders of Sprint PCS stock so long as such securities are held by the Trust. The final judgment also prohibits the acquisition by Liberty of additional Sprint securities without the prior written consent of the Department of Justice, subject to limited exceptions.

  Terms of Ownership. Liberty was granted registration rights with respect to its Sprint PCS holdings. These registration rights are currently exercisable by the trustee. If Liberty's shares of Series 2 Sprint PCS stock are transferred, the transferred shares become shares of full voting Sprint PCS stock.

  Telewest Communications plc

  Telewest is a leading provider of cable television and residential and business cable telephony services in the United Kingdom. Telewest provides cable television services over a broadband network and uses its network, together with twisted-pair copper wire connections for final delivery to the customer premises, to provide telephony services to its customers. The broadband network enables Telewest to deliver a wide variety of both television and telephony services to its customers and to provide customers with a wide range of interactive and integrated entertainment, telecommunications and information services as they become more widely available in the future. By offering both television and telephony service, Telewest is able to spread the costs of its network over two revenue sources as well as take advantage of various efficiencies such as cross marketing. Telewest has installed its own telephone switches, which permits it to minimize fees otherwise charged by public telephone companies and to offer a variety of value-added services without relying on public telephone operators for implementation. Telewest also offers home access to the Internet in all of its franchises. Telewest's ordinary shares trade on the London Stock Exchange under the symbol "TWT.L," and are represented by ADRs in the United States, where they trade on the National Market tier of The Nasdaq Stock Market under the symbol "TWSTY."

  Telewest owns and operates 37 cable franchises and has a minority equity interest in an affiliated company which owns and operates four affiliated franchises. As of September 30, 1999, these owned and operated and affiliated franchises covered approximately 34% of the homes in the United Kingdom in areas for which cable franchises have been awarded. At that date, these franchises together included approximately 6.1 million homes and over 400,000 businesses, of which approximately 5.9 million and approximately 383,000 were Telewest's equity homes and equity businesses, respectively. As of September 30, 1999, the network in these franchises had passed approximately 4.5 million of Telewest's equity homes (approximately 4.2 million of which had been passed and marketed) and Telewest had approximately 1.1 million equity cable television customers, 1.5 million equity residential telephone lines and 274,000 equity business telephone lines. As of September 30, 1999, Telewest's owned and operated franchises served more than 1.0 million cable subscribers and 1.3 million telephone customers, and its affiliated franchise provided Telewest with an additional 98,000 subscribers and 101,000 telephone customers. According to Telewest, approximately 62% of its customers subscribe for both cable television and cable telephony services.

  Telewest believes that it is well positioned in key growth markets and will benefit from the growing demand for voice, video, data and Internet services. Telewest plans to introduce digital services in 1999, offering greater opportunity for the development of differentiated products and exploitation of the full potential of interactive, broadband cable. Telewest's business objective is to be the premier provider of telephony, television, multimedia, data, Internet and e-commerce services in the United Kingdom. Its strategies for achieving its objective include:

  . leveraging the scale and scope of its business to provide new content and services,

  . increasing market share and generating additional revenue from existing customers through the development of innovative and targeted products and the launch of digital services and high-speed Internet service delivered via cable modem technology, and

  . capitalizing on the growing demand for advanced business voice and data services, digital television and high-speed Internet access through its high capacity local networks and its national backbone network.

  Ownership Interest. Liberty owns approximately a 22% interest in Telewest through a limited liability company, which is 50% owned by Liberty and 50% owned by MediaOne Group, Inc. MediaOne owns an approximately 22% interest in Telewest through the limited liability company. In addition, MediaOne owns an approximately 8% interest in Telewest outside the limited liability company.

  Liberty's involvement with Telewest developed out of investments in the cable business made by TCI in the United Kingdom beginning in 1986. In April 1992, U S WEST, Inc. and TCI contributed substantially all of their respective U.K. cable interests to a joint venture in which each held a 50% interest. TCI and U S WEST combined substantially all of their respective U.K. cable interests in an effort to obtain cost and other efficiencies inherent in a larger network, as well as to gain greater access to the capital markets. The combination also permitted TCI to gain the benefits of U S WEST's telephony experience, and U S WEST to gain the benefits of TCI's cable television experience. Telewest was formed in anticipation of its initial public offering (which was effected in November 1994) to acquire the assets of the TCI/U S WEST joint venture. Subsequent to Telewest's initial public offering, TCI contributed its interests in Telewest to Liberty Media International, and Liberty Media International and U S WEST contributed all of their respective equity ownership interests in Telewest to the limited liability company referred to above. In June 1998, MediaOne separated from U S WEST and, in connection with that transaction, succeeded to all of U S WEST's rights and obligations relating to its Telewest investment.

  Terms of Ownership. Liberty and MediaOne have been granted preemptive rights on share issuances by Telewest which enable them to collectively maintain a majority of the voting rights in Telewest. Liberty and MediaOne have agreements with respect to the voting of shares of Telewest beneficially owned by them and the manner in which they will cause their designees to the Telewest board of directors to vote. In general, Liberty and MediaOne have agreed that, on any matter requiring shareholder approval, they will vote their Telewest shares together in such manner as may be agreed by them. As a result, Liberty and MediaOne together generally will be able to influence materially the outcome of any matter requiring shareholder approval. In addition, each of Liberty and MediaOne has veto rights with respect to certain fundamental matters affecting Telewest for so long as each holds 15% or more of the outstanding Telewest ordinary shares. Further, for so long as each of them beneficially owns at least 15% of the outstanding Telewest ordinary shares, each is entitled to appoint two members to the 10-member Telewest board of directors, and they have agreed that on any matter requiring board approval, they will cause the directors designated by them to vote together as agreed by them.

  Each of Liberty and MediaOne has agreed not to transfer its Telewest shares prior to December 31, 1999, and thereafter, any proposed transfer will be subject to rights of first refusal in favor of the other party, in each case subject to certain exceptions. In addition, each of Liberty and MediaOne has the right to trigger a put/call procedure in the event the other is deemed to undergo a change of control.

  Each of Liberty and MediaOne has agreed with Telewest, subject to certain exceptions, not to acquire interests in other cable television or cable telephony companies in the United Kingdom, and Telewest has agreed to certain restrictions on its ability to engage in businesses in the United Kingdom outside of cable television, cable telephony and wireless telephony.

  In May 1999, as part of a series of agreements entered into with AT&T in connection with AT&T's proposed acquisition of MediaOne, Microsoft Corporation agreed to purchase MediaOne's interest in Telewest through a tax-free exchange of Microsoft shares, subject to certain conditions, including receipt of the consent of Liberty and the closing of the proposed business combination between AT&T and MediaOne. It is expected that if this purchase is completed, Microsoft will succeed to all of MediaOne's rights and obligations set forth above.

  On December 17, 1999, Telewest announced its intention to recommend a merger with Flextech, plc at a purchase price of approximately $3.2 billion. Liberty owns approximately a 37% interest in Flextech and a 22% interest in Telewest. The proposed merger is subject to a number of conditions, including a definitive offer by Telewest and the subsequent approval of the shareholders of each of Flextech and Telewest. Liberty has entered into certain voting arrangements with respect to the merger and has agreed with Telewest not to dispose of any of Liberty's interests in Flextech through March 31, 2000. See "--Programming--Business Affiliates-- Flextech, plc" above.

  Other Communications Assets

  The table below sets forth certain information about Liberty's other communications assets. In the table below:

  . ""Homes in Service Area" refers to the number of homes to which the relevant operating company is permitted by law to offer its services. Not all service areas are granted exclusively to the respective operating company.

  . ""Homes Passed" refers to the homes that can be connected to a cable distribution system without further extension of the distribution network.

  . ""Basic Subscribers" refers to subscribers to a cable or other television distribution system who receive the basic television service and who are usually charged a flat monthly rate for a specific number of channels.

                                     Homes in                       Liberty's
                                     Service    Homes      Basic    Attributed
                                     Area at  Passed at Subscribers Ownership
                                     9/30/99   9/30/99  at 9/30/99     % at
              Entity                 (000's)   (000's)    (000's)    9/30/99              Partner(s)
-----------------------------------  -------- --------- ----------- ---------- --------------------------------
Metropolis-Intercom, S.A. (Chile)..   1,600     1,084        269        30%    Cordillera Communicaciones,
                                                                               Ltda, Compania de
                                                                               Telecomunicaciones de Chile S.A.

Cablevision S.A. (Argentina).......   4,000     3,388      1,451        28%    CEI CitiCorp Holdings S.A.,
                                                                               Telefonica Internacional S.A.

Jupiter Telecommunications
 Co., Ltd. (Japan).................   4,801     3,516        472        40%    Sumitomo Corporation
Princes Holdings Limited
 (Ireland).........................     490       384        155        50%    Independent Newspapers plc
Sky Latin America LLC/1........./..     N/A       N/A        761        10%    Organizacoes Globo, Grupo
                                                                               Televisa, S.A., News Corp.

--------
(1) Satellite-delivered television platform currently serving Mexico, Brazil, Chile and Columbia.

Internet Services and Technology

  The Internet has emerged as a significant global communications and commerce medium, enabling millions of people worldwide to share information, create community among individuals with similar interests and conduct business electronically. International Data Corporation projects that the number of Internet users will increase from approximately 100 million at the end of 1998 to approximately 320 million by the end of 2002. In addition to its emergence as a significant global communications medium, the Internet has features and functions that are unavailable in traditional media, which enable online merchants to communicate effectively with customers and advertisers to target users with specific needs and interests. As a result, the Internet has emerged as an attractive medium for advertising and electronic commerce. According to International Data Corporation, worldwide commerce revenue on the Internet is expected to increase from approximately $32 billion at the end of 1998 to more than $425 billion in 2002. Jupiter Communications, a new media research firm that specializes in online research and analysis, estimates that the amount of advertising dollars spent on the Internet is expected to increase from approximately $1.9 billion in 1998 to $7.7 billion by 2002, a compound annual growth rate of 42%.

  Consolidated Subsidiaries

  Liberty Digital, Inc.

  Liberty Digital, Inc. (formerly known as TCI Music, Inc.) is a diversified new media company with investments in Internet content and interactive television businesses, as well as music services delivered to commercial and residential customers via cable, satellite, the Internet and other platforms. Liberty Digital's series A common stock trades on the National Market tier of The Nasdaq Stock Market under the symbol "LDIG."

  As of September 30, 1999, the assets of Liberty Digital consisted primarily of the following:

                                    Liberty
                                   Digital's
                                   Ownership
             Entity                    %                           Business
---------------------------------  ----------  -------------------------------------------------
AT&T Access Agreement............      N/A     Certain programming rights with respect to AT&T's
                                               cable systems

Academic Systems Corporation.....       5%     Provider of higher education multimedia
                                               instruction manuals

ACTV, Inc.
(Nasdaq: IATV)...................      12%/1/  Producer of tools for interactive programming for
                                               television and Internet platforms

DMX, LLC.........................     100%     Programs, markets and distributes the premium
                                               digital audio service, Digital Music Express

Drugstore.com, Inc.
(Nasdaq: DSCM)...................       1%     Online pharmacy and sundries

HomeGrocer.com, Inc..............       1%     Online grocery store

iBeam Broadcasting Corporation...       8%     Satellite delivery of streaming media from
                                               programmers to Internet service providers

Interactive Pictures Corporation
                                               Interactive photographic technology for the
(Nasdaq: IPIX)...................       4%     Internet

iVillage, Inc.
(Nasdaq: IVIL)...................       3%     Internet and on-line provider of branded
                                               communications and information services for adult
                                               women

Kaleidoscope Interactive, LLC....      50%     Online provider of information and services
                                               related to health concerns and disabilities

Kaleidoscope Network, Inc........      12%     24-hour cable network that provides video
                                               programming related to health concerns and
                                               disabilities

KPCB Java Fund, L.P. ............       6%     Investor in Java application development

Lifescape, LLC...................      15%     Online provider of information concerning
                                               substance abuse, addictions and health problems

MedScholar Digital Network, LLC..     100%     Provider of continuous medical education services
                                               to healthcare professionals

MTVN Online L.P. ................      10%     Online music venture with MTV Networks

Online Retail Partners...........      21%     Create e-commerce partnerships with brick-and-
                                               mortar retailers
Pogo.com, Inc....................      19%     Online game service targeting family Internet
                                               game players


                           Liberty
                          Digital's
                          Ownership
         Entity               %                          Business
------------------------  ---------- -------------------------------------------------
priceline.com
 Incorporated
(Nasdaq: PCLN)..........       2%    E-commerce service allowing consumers to make
                                     offers on products and services
Quokka Sports, Inc.
(Nasdaq: QKKA)..........       3%    Internet provider of live digital sports
                                     entertainment

Replay Networks, Inc. ..       1%    Producer of technology that allows customers to
                                     customize television viewing

Sportsline USA, Inc.
(Nasdaq: SPLN)..........       3%    Internet provider of branded interactive sports
                                     information, programming and merchandise

The Lightspan                 13%
 Partnership, Inc. .....             Developer of educational programming

TiVo Inc.
(Nasdaq: TIVO)..........       1%    Producer of technology that allows customers to
                                     customize television viewing

--------
(1) Liberty Digital also holds warrants to purchase additional shares of ACTV, Inc. common stock, which it may exercise over a period of one to five years. Exercise of these warrants would increase Liberty Digital's ownership to approximately 25%.

  Ownership Interest. Liberty owns an approximately 87% interest in Liberty Digital, and a member of the Liberty Media Group that is not part of Liberty Media Corporation or its consolidated subsidiaries owns an additional approximately 8% interest in Liberty Digital.

  Liberty's interest in Liberty Digital began in 1997 when TCI Music was formed as a wholly owned subsidiary of TCI for the purpose of entering into a business combination with DMX, LLC. DMX currently programs, markets and distributes the premium digital audio music service known as Digital Music Express, to more than 29 million subscribers in the United States. In December of 1997, TCI Music acquired The Box Worldwide, Inc., which programs and distributes an interactive music video television programming service to cable and broadcast television systems via satellite delivery, and SonicNet, Inc., a leading Internet music network consisting of a group of music web sites. TCI Music acquired The Box to serve as the platform for music video and acquired SonicNet to provide music-related content to DMX and The Box and to position itself to take advantage of developments in music distribution through the Internet.

  In July 1999, TCI Music entered into an Internet music alliance with MTV Networks, a division of Viacom, Inc., to form and operate an online music venture, MTVN Online L.P. As part of that transaction, TCI Music contributed to MTVN Online certain of its music-related assets and businesses, including substantially all of the assets and businesses of The Box and SonicNet, subject to certain exceptions. In return, TCI Music received a 10% interest in MTVN Online. We believe that MTVN Online creates a stronger platform from which to pursue an online music business. In connection with this transaction, TCI Music and Liberty each agreed not to compete with MTVN Online in its online music video business or in the music video business generally, subject to certain exceptions.

  In September 1999, TCI Music and Liberty completed a transaction pursuant to which Liberty and certain of its affiliates contributed to TCI Music substantially all of their respective Internet content and interactive television assets and a combination of cash and notes receivable equal to $150 million, in exchange for preferred and common stock of TCI Music. As part of the transaction, Liberty also assigned to TCI Music certain of its rights under an agreement with AT&T, which provides for certain programming rights with respect to AT&T's cable systems. See "Relationship with AT&T and Certain Related Transactions-- Relationship with AT&T--Intercompany Agreement--Interactive Video Services." In connection with this transaction, TCI Music changed its name to Liberty Digital, Inc. In addition, Liberty adopted a policy that Liberty Digital would be its primary vehicle to pursue corporate opportunities relating to interactive programming and content related services in the United States and Canada, subject to certain exceptions.

  Business Affiliates

  General Instrument Corporation

  General Instrument Corporation is a leading worldwide provider of integrated and interactive broadband access solutions and, with its strategic partners and customers, GI seeks to advance the convergence of the Internet, telecommunications and video entertainment industries. To that end, GI makes products that allow video, voice and data to be delivered over cable, digital satellite and telephony networks. GI is a leading supplier of digital and analog set-top terminals and systems for wired and wireless cable television networks, as well as hybrid fiber/coaxial network transmission systems used by cable television operators. GI also provides digital satellite television systems for programmers, direct-to-home satellite networks and private networks for business communications. Through its limited partnership interest in Next Level Communications L.P., GI provides next-generation broadband access solutions for local telephone companies. GI also has audio and Internet/data-delivery systems among its product lines. GI has facilities in Asia, Europe, Latin America, and the United States. GI's common stock trades on the NYSE under the symbol "GIC."

  In September 1999, GI announced that it had entered into a definitive merger agreement with Motorola, Inc. for the merger of GI and Motorola. Under the merger agreement, each share of GI common stock would be exchanged for 0.575 shares of Motorola common stock. Consummation of the transaction is subject to certain conditions, including customary regulatory and stockholder approvals. In connection with the merger, Liberty entered into an agreement with Motorola, pursuant to which Liberty has agreed to vote its shares of GI common stock in favor of the transaction and Motorola granted to Liberty certain registration rights with respect to the shares of Motorola common stock to be acquired by Liberty upon consummation of the transaction. Following the merger, which is expected to be completed by the first quarter of 2000, GI stockholders will hold approximately 17% of Motorola.

  Motorola is a global leader in providing integrated communications solutions and embedded electronic solutions. These include:

  . software-enhanced wireless telephone, two-way radio, messaging and satellite communications products and systems, as well as networking and Internet access products, for consumers, network operators, and commercial, government and industrial customers,

  . embedded semiconductor solutions for customers in networking, transportation, wireless communications and imaging and entertainment markets, and

  . embedded electronic systems for automotive, communications, imaging, manufacturing systems, computer and consumer markets.

Motorola's common stock trades on the NYSE under the symbol "MOT."

  Ownership Interest. Liberty currently holds an 18% interest in GI, and is the largest stockholder of GI. Liberty also holds warrants to purchase approximately 21.4 million additional shares of GI common stock at $14.25 per share. The warrants vest at specified dates, with the number of warrants vesting on each such date relating to the number of advanced digital set-top terminals purchased by AT&T and certain of its affiliates. If the warrants do not vest on the specified date, the warrants will terminate. If any warrants terminate solely because AT&T fails to purchase the required number of advanced digital set-top terminals, AT&T will pay to Liberty an amount equal to $8.25 for each warrant terminated, adjusted as appropriate for any changes in the capitalization of GI. Warrants to purchase 4.9 million shares are currently vested, and assuming Liberty's exercise of such vested warrants, its ownership interest in GI would increase to 21%.

  Liberty's relationship with GI began in December 1997 when National Digital Television Center, Inc., a wholly owned subsidiary of TCI ("NDTC"), entered into an agreement with GI to purchase advanced digital set-top terminals. In connection with NDTC's purchase commitment, GI granted the warrants specified above. In July 1998, TCI acquired 21.4 million restricted shares of GI common stock in exchange for:

  .  certain of the assets of NDTC's set-top authorization business,

  .  the license of certain related software to GI,

  .  a $50 million promissory note from TCI to GI and

  .  a nine year revenue guarantee from TCI in favor of GI.

In connection with the AT&T merger, the shares of GI common stock and the note payable were contributed to Liberty. In April 1999, Liberty acquired an additional 10 million shares of GI from Forstmann Little & Co. for $280 million. This purchase by Liberty increased Liberty's ownership in GI to approximately 18% and made Liberty the largest stockholder of GI.

  Terms of Ownership. In general, Liberty has certain registration rights with respect to the GI shares it currently holds and those that it has a right to acquire upon exercise of the GI warrants. In addition, a portion of Liberty's GI shares are non-transferable until July 2001 and Liberty is further restricted in its ability to knowingly transfer a portion of its GI shares to a competitor of GI until December 2002 or, in some cases, prior to that date if a change of control occurs with respect to GI.

  Other Assets

  Liberty also holds an approximately 19% interest in Antec Corporation, an international communications technology company specializing in the design and engineering of hybrid fiber/coaxial broadband networks and the development and distribution of products for these broadband networks. Antec provides its customers, primarily cable system operators, with products and services that enable reliable, high-speed, two-way broadband transmission of video, telephony, and data. In addition, Antec has developed a full line of technologically advanced fiber optic products to capitalize on current and future upgrades of cable systems employing hybrid fiber/coaxial technology capable of providing state-of-the-art video, voice and data services. Antec's common stock trades on the National Market tier of The Nasdaq Stock Market under the symbol "ANTC."

Regulatory Matters

  Domestic Programming

  In the United States, the FCC regulates the providers of satellite communications services and facilities for the transmission of programming services, the cable television systems that carry such services, and, to some extent, the availability of the programming services themselves through its regulation of program licensing. Cable television systems in the United States are also regulated by municipalities or other state and local government authorities. Cable television companies are currently subject to federal rate regulation on the provision of basic service, and continued rate regulation or other franchise conditions could place downward pressure on the fees cable television companies are willing or able to pay for programming services in which Liberty has interests and regulatory carriage requirements could adversely affect the number of channels available to carry the programming services in which we have an interest.

  Regulation of Program Licensing. The Cable Television Consumer Protection and Competition Act of 1992 (the "1992 Cable Act") directed the FCC to promulgate regulations regarding the sale and acquisition of cable programming between multi-channel video programming distributors (including cable operators) and satellite-delivered programming services in which a cable operator has an attributable interest. The legislation and the implementing regulations adopted by the FCC preclude virtually all exclusive programming contracts between cable operators and satellite programmers affiliated with any cable operator (unless the FCC first determines the contract serves the public interest) and generally prohibit a cable operator that has an attributable interest in a satellite programmer from improperly influencing the terms and conditions of sale to unaffiliated multi-channel video programming distributors. Further, the 1992 Cable Act requires that such affiliated programmers make their programming services available to cable operators and competing multi-channel video programming distributors such as multi-channel multi-point distribution systems and direct broadcast satellite distributors on terms and conditions that do not unfairly discriminate among distributors. The Telecommunications Act of 1996 has extended these rules to programming services in which telephone companies and other common carriers have attributable ownership interests. The FCC recently revised its program licensing rules, by implementing a damages remedy in situations where the defendant knowingly violates the regulations and by establishing a timeline for the resolution of such complaints, among other things.

  Regulation of Carriage of Programming. Under the 1992 Cable Act, the FCC has adopted regulations prohibiting cable operators from requiring a financial interest in a programming service as a condition to carriage of such service, coercing exclusive rights in a programming service or favoring affiliated programmers so as to restrain unreasonably the ability of unaffiliated programmers to compete.

  Regulation of Ownership. The 1992 Cable Act required the FCC, among other things, (a) to prescribe rules and regulations establishing reasonable limits on the number of channels on a cable system that will be allowed to carry programming in which the owner of such cable system has an attributable interest and (b) to consider the necessity and appropriateness of imposing limitations on the degree to which multi-channel video programming distributors (including cable operators) may engage in the creation or production of video programming. In 1993, the FCC adopted regulations limiting carriage by a cable operator of national programming services in which that operator holds an attributable interest to 40% of the first 75 activated channels on each of the cable operator's systems. The rules provide for the use of two additional channels or a 45% limit, whichever is greater, provided that the additional channels carry minority-controlled programming services. The regulations also grandfather existing carriage arrangements that exceed the channel limits, but require new channel capacity to be devoted to unaffiliated programming services until the system achieves compliance with the regulations. These channel occupancy limits apply only up to 75 activated channels on the cable system, and the rules do not apply to local or regional programming services. These rules may limit carriage of the programming companies in which Liberty has interests on certain systems of affiliated cable operators. In the same rulemaking, the FCC concluded that additional restrictions on the ability of multi-channel distributors to engage in the creation or production of video programming were then unwarranted.

  Regulation of Carriage of Broadcast Stations. The 1992 Cable Act granted broadcasters a choice of must carry rights or retransmission consent rights. The rules adopted by the FCC generally provided for mandatory carriage by cable systems of all local full-power commercial television broadcast signals selecting must carry rights and, depending on a cable system's channel capacity, non-commercial television broadcast signals. Such statutorily mandated carriage of broadcast stations coupled with the provisions of the Cable Communications Policy Act of 1984, which require cable television systems with 36 or more "activated" channels to reserve a percentage of such channels for commercial use by unaffiliated third parties and permit franchise authorities to require the cable operator to provide channel capacity, equipment and facilities for public, educational and government access channels, could adversely affect some or substantially all of the programming companies in which Liberty has interests by limiting the carriage of such services in cable systems with limited channel capacity. The FCC recently initiated a proceeding asking to what extent cable operators must carry all digital signals transmitted by broadcasters. The imposition of such additional must carry regulation, in conjunction with the current limited cable system channel capacity, would make it likely that cable operators will be forced to drop cable programming services, which may have an adverse impact on the programming companies in which Liberty has interests.

  Closed Captioning Regulation. The Telecommunications Act of 1996 also required the FCC to establish rules and an implementation schedule to ensure that video programming is fully accessible to the hearing impaired through closed captioning. The rules adopted by the FCC will require substantial closed captioning over an eight to ten year phase-in period with only limited exemptions. As a result, the programming companies in which Liberty has interests are expected to incur significant additional costs for closed captioning.

  Copyright Regulation. Satellite carriers, such as TV Guide's UVTV division, retransmit the broadcast signals of "superstations," such as KWGN and WGN, and of network stations to home satellite dish owners for private home viewing under statutory license pursuant to the Satellite Home Viewer Act of 1994 (the "SHV Act"), which license is scheduled to expire on December 31, 1999. Although bills, which, among other things, would extend the license granted under the SHV Act and change the eligibility criteria for receipt of network station signals, have been introduced in Congress, if the license granted under the SHV Act is not further extended, satellite carriers will be required to negotiate private licenses for the retransmission of copyright material to home satellite dish owners after 1999. Under the House of Representatives bill, the license granted under the SHV Act would be extended by five years, and under the Senate bill, such license would be extended by six years. Satellite carriers may only distribute the signals of network broadcast stations, as distinguished from superstations, to "unserved households" that are outside the Grade B contours of a primary station affiliated with such network. The FCC released new rules on February 2, 1999 for determining whether households are unserved. TV Guide entered into an agreement with the National Association of Broadcasters, the ABC, CBS, FOX and NBC networks, their affiliate associations, and several hundred broadcast stations, effective May 1, 1998, to identify by zip code those geographic areas which are "unserved" by network affiliated stations. Depending upon the implementation of the agreement and such identification, TV Guide may be required, after expiration of a transition period, to disconnect a substantial number of existing subscribers. Under the SHV Act, satellite carriers must pay a monthly fee of 27c per subscriber for the secondary transmission of distant superstations and distant network stations. However, both the House of Representatives and the Senate have recently passed bills which, among other things, include a provision that would decrease the royalty fee for distant superstations by 30% and distant network stations by 45%. To the extent that satellite carriers transmit superstation or network station signals to cable operators, such cable operators pay the copyright fee under the separate compulsory license.

  Satellites and Uplink. In general, authorization from the FCC must be obtained for the construction and operation of a communications satellite. The FCC authorizes utilization of satellite orbital slots assigned to the United States by the World Administrative Radio Conference. Such slots are finite in number, thus limiting the number of carriers that can provide satellite transponders and the number of transponders available for transmission of programming services. At present, however, there are numerous competing satellite service providers that make transponders available for video services to the cable industry.

  Proposed Changes in Regulation. The regulation of programming services, cable television systems, satellite carriers and television stations is subject to the political process and has been in constant flux over the past decade. Further material changes in the law and regulatory requirements must be anticipated and there can be no assurance that Liberty's business will not be adversely affected by future legislation, new regulation or deregulation.

  Domestic Telephony

  The FCC regulates the licensing, construction, operation, acquisition, resale and interconnection arrangements of domestic wireless telecommunications systems. The activities of wireless service providers, such as the Sprint PCS Group, are subject to regulation in varying degrees, depending on the jurisdiction, by state and local regulatory agencies as well. The FCC, in conjunction with the U.S. Federal Aviation Administration, also regulates tower marking and lighting, and FCC environmental rules may cause certain PCS network facilities to become subject to regulation under the National Environmental Policy Act.

  International Cable, Telephony and Programming

  Some of the foreign countries in which Liberty has, or proposes to make, an investment regulate, in varying degrees, (a) the granting of cable and telephony franchises, the construction of cable and telephony systems and the operations of cable, other multi-channel television operators and telephony operators and service providers, as well as the acquisition of, and foreign investments in, such operators and service providers, and (b) the distribution and content of programming and Internet services and foreign investment in programming companies. Regulations or laws may cover wireline and wireless telephony, satellite and cable communications and Internet services, among others. Regulations or laws that exist at the time Liberty makes an investment in a foreign subsidiary or business affiliate may thereafter change, and there can be no assurance that material and adverse changes in the regulation of the services provided by Liberty's subsidiaries and business affiliates will not occur in the future. Regulation can take the form of price controls, service requirements and programming and other content restrictions, among others. Moreover, some countries do not issue exclusive licenses to provide multi-channel television services within a geographic area, and in those instances Liberty may be adversely affected by an overbuild by one or more competing cable operators. In certain countries where multi-channel television is less developed, there is minimal regulation of cable television, and, hence, the protections of the cable operator's investment available in the United States and other countries (such as rights to renewal of franchises and utility pole attachment) may not be available in these countries.

  Internet Services

  The Internet companies in which we have interests are subject, both directly and indirectly, to various laws and governmental regulations relating to their respective businesses. There are currently few laws or regulations directly applicable to access to or commerce on commercial online services or the Internet. For example, the Digital Millennium Copyright Act, enacted into law in 1998, protects certain qualifying online service providers from copyright infringement liability, the Internet Tax Freedom Act, also enacted in 1998, placed a three year moratorium on new state and local taxes on Internet access and commerce, and under the Communications Decency Act, an Internet service provider will not be treated as the publisher or speaker of any information provided by another information content provider. However, due to the increasing popularity and use of commercial online services and the Internet, it is possible that a number of laws and regulations may be adopted with respect to commercial online services and the Internet. Such laws and regulations may cover issues such as user privacy, defamatory speech, copyright infringement, pricing and characteristics and quality of products and services. The adoption of such laws or regulations in the future may slow the growth of commercial online services and the Internet, which could in turn cause a decline in the demand for the services and products of the Internet companies in which we have interests and increase such companies' costs of doing business or otherwise have an adverse effect on their businesses, operating results and financial conditions. Moreover, the applicability to commercial online services and the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain and could expose these companies to substantial liability.

Competition

  Programming. The business of distributing programming for cable and satellite television is highly competitive, both in the United States and in foreign countries. The programming companies in which we have interests directly compete with other programmers for distribution on a limited number of channels. Once distribution is obtained, our programming services and our business affiliates' programming services compete, in varying degrees, for viewers and advertisers with other cable and off-air broadcast television programming services as well as with other entertainment media, including home video (generally video rentals), pay-per-view services, online activities, movies and other forms of news, information and entertainment. The programming companies in which we have interests also compete, to varying degrees, for creative talent and programming content. Our management believes that important competitive factors include the prices charged for programming, the quantity, quality and variety of the programming offered and the effectiveness of marketing efforts. In addition, HSN and QVC operate in direct competition with businesses that are engaged in retail merchandising.

  Communications. The cable television systems and other forms of media distribution in which we have interests directly compete for viewer attention and subscriptions in local markets with other providers of entertainment, news and information, including other cable television systems in those countries that do not grant exclusive franchises, broadcast television stations, direct-to-home satellite companies, satellite master antenna television systems, multi-channel multi-point distribution systems and telephone companies, other sources of video programs (such as videocassettes) and additional sources for entertainment news and information, including the Internet. Cable television systems also face strong competition from all media for advertising dollars. Our management believes that important competitive factors include fees charged for basic and premium services, the quantity, quality and variety of the programming offered, the quality of signal reception, customer service and the effectiveness of marketing efforts.

  In addition, there is substantial competition in the domestic wireless telecommunications industry, and it is expected that such competition will intensify as a result of the entrance of new competitors and the increasing pace of development of new technologies, products and services. Each of the markets in which the Sprint PCS Group competes is served by other two-way wireless service providers, including cellular and PCS operators and resellers. A majority of the markets will have five or more commercial mobile radio service providers and each of the top 50 metropolitan markets have at least one other PCS competitor in addition to two cellular incumbents. Many of these competitors have been operating for a number of years and currently service a significant subscriber base.

  Internet Services and Technology. The markets for Internet services, online content and products are relatively new, intensely competitive and rapidly changing. Since the Internet's commercialization in the early 1990's, the number of Internet companies and web sites competing for consumers' attention and spending has proliferated with no substantial barriers to entry, and we expect that competition will continue to intensify in the future. The Internet companies and web sites in which we have interests compete, directly and indirectly, for members, visitors, advertisers, content providers and merchandise sales with many categories of companies, including:

  . other Internet companies and web sites targeted to the respective audiences of the Internet companies and web sites in which we have interests;

  . publishers and distributors of traditional off-line media (such as television, radio and print), including those targeted to the respective audiences of the Internet companies and web sites in which we have interests, many of which have made, or may in the future make, significant acquisitions of or investments in Internet companies and/or have established, or may in the future establish, web sites;

  . general purpose consumer online services such as America Online and Microsoft Network, each of which provides access to content and services targeted to the respective audiences of the Internet companies and web sites in which we have interests;

  . vendors of information, merchandise, products and services distributed through other means, including retail stores, mail, facsimile and private bulletin board services; and

  .  web search and retrieval services and other high-traffic web sites.

Liberty anticipates that the number of such competitors will increase in the future.

  The technology companies in which we have interests compete with a substantial number of foreign and domestic companies, and the rapid technological changes occurring in such companies' markets are expected to lead to the entry of new competitors. The ability of the technology companies in which we have interests to anticipate technological changes and introduce enhanced products on a timely basis will be a significant factor in their ability to expand and remain competitive. Existing competitors' actions and new entrants may have an adverse impact on these companies' sales and profitability.

Employees

  As of September 30, 1999, Liberty had approximately 40 employees and Liberty's consolidated subsidiaries had an aggregate of approximately 1,434 employees. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We believe that our employee relations are good.

Properties

  With the exception of its corporate offices in Englewood, Colorado (which Liberty leases), Liberty does not own or lease any real or personal property other than through its interests in its subsidiaries and business affiliates. Liberty's subsidiaries and business affiliates own or lease the fixed assets necessary for the operation of their respective businesses, including office space, transponder space, headends, cable television and telecommunications distribution equipment, telecommunications switches and customer equipment (including converter boxes). Liberty's management believes that its current facilities are suitable and adequate for its business operations for the foreseeable future.

Legal Proceedings

  There are no material pending legal proceedings, other than ordinary routine litigation incidental to Liberty's business, to which Liberty or any of its subsidiaries is a party or of which any of their property is subject.

                                   MANAGEMENT

Directors and Executive Officers

  The following table sets forth certain information concerning our directors and executive officers as of December 1, 1999.

                          Date of
  Name                     Birth                              Position
  ----                   ---------                            --------
John C. Malone..........   3/7/41  Chairman of the Board and Director

Robert R. Bennett.......  4/19/58  President, Chief Executive Officer and Director

Gary S. Howard..........  2/22/51  Executive Vice President, Chief Operating Officer and Director

David B. Koff........... 12/26/58  Senior Vice President

Charles Y. Tanabe....... 11/27/51  Senior Vice President and General Counsel

Peter N. Zolintakis.....  7/10/57  Senior Vice President

Vivian J. Carr.......... 12/13/47  Vice President and Secretary

Kathryn S. Douglass.....   3/5/65  Vice President and Controller

David J.A. Flowers......  5/17/54  Vice President and Treasurer

Paul A. Gould...........  9/27/45  Director

Jerome H. Kern..........   6/1/37  Director

John C. Petrillo........  4/30/49  Director

Larry E. Romrell........ 12/30/39  Director

Daniel E. Somers........  12/9/47  Director

John D. Zeglis..........   5/2/47  Director

  The following is a five-year employment history for our directors and executive officers, including any directorships held in public companies.

  John C. Malone has served as Chairman of the Board and one of our directors since 1990. Dr. Malone has also served, since December 1996, as Chairman of the Board and a director of TCI Satellite Entertainment, Inc. Dr. Malone served as Chairman of the Board of TCI from November 1996 to March 1999, as Chief Executive Officer of TCI from January 1994 to March 1999, and as President of TCI from January 1994 to March 1997. Dr. Malone served as Chief Executive Officer of TCI Communications, Inc., the domestic cable subsidiary of TCI prior to the AT&T merger ("TCIC"), from March 1992 to October 1994, and as President of TCIC from 1973 to October 1994. Dr. Malone is also a director of AT&T, The Bank of New York, TCI, TCI Satellite Entertainment, Inc. and At Home Corporation.

  Robert R. Bennett has served as our President and Chief Executive Officer and one of our directors since April 1997. Mr. Bennett served as Executive Vice President of TCI from April 1997 to March 1999. Mr. Bennett served as our Executive Vice President and Chief Financial Officer, Secretary and Treasurer from June 1995 through March 1997, and as our Senior Vice President from September 1991 to June 1995. Mr. Bennett also served as acting Chief Financial Officer of Liberty Digital, Inc. from June 1997 to July 1997. Mr. Bennett is a director of TV Guide, Inc. and Chairman of the Board of Liberty Digital, Inc.

  Gary S. Howard has served as our Executive Vice President, Chief Operating Officer and one of our directors since July 1998. Mr. Howard has also served as Chief Executive Officer of TCI Satellite Entertainment, Inc. since December 1996. Mr. Howard served as Executive Vice President of TCI from December 1997 to March 1999; as Chief Executive Officer, Chairman of the Board and a director of TV Guide, Inc. from June 1997 to March 1999; and as President and Chief Executive Officer of TCI Ventures Group, LLC from December 1997 to March 1999. Mr. Howard served as President of TV Guide, Inc. from June 1997 to September 1997; as President of TCI Satellite Entertainment, Inc. from February 1995 through August 1997; as Senior Vice President of TCIC from October 1994 to December 1996; and as Vice President of TCIC from December 1991 through October 1994. Mr. Howard is a director of TV Guide, Inc., Liberty Digital, Inc. and TCI Satellite Entertainment, Inc.

  David B. Koff has served as a Senior Vice President of Liberty since February 1998. Mr. Koff has also served as Vice President and Assistant Secretary of Liberty Digital, Inc. since January 1998. Mr. Koff served as Vice President-- Corporate Development of Liberty from August 1994 to February 1998, and as special counsel to Liberty from March 1993 to August 1994. Mr. Koff also served as interim President and Chief Executive Officer of Liberty Digital, Inc. from May 1997 to January 1998. Mr. Koff is a director of Liberty Digital, Inc.

  Charles Y. Tanabe has served as a Senior Vice President and General Counsel of Liberty since January 1999. Prior to joining Liberty, Mr. Tanabe was a member of Sherman & Howard L.L.C., a law firm based in Denver, Colorado, for more than five years.

  Peter N. Zolintakis has served as Senior Vice President of Tax Strategy of Liberty since November 1998. Prior to joining Liberty, Mr. Zolintakis was a partner of PricewaterhouseCoopers, where he specialized, for more than five years, in the tax issues relating to corporate mergers, acquisitions, divestitures and restructurings for clients primarily in the cable television and high technology industries.

  Vivian J. Carr has served as a Vice President of Liberty since June 1993 and was appointed Secretary of Liberty in August 1994. Ms. Carr served as Director of Investor Relations of Liberty from March 1991 to June 1993.

  Kathryn S. Douglass has served as a Vice President of Liberty since September 1997 and as Controller of Liberty since September 1993. Ms. Douglass served as Accounting Manager of Liberty from October 1991 to September 1993.

  David J.A. Flowers has served as a Vice President and Treasurer of Liberty since April 1997. Mr. Flowers served as Vice President--Portfolio Manager of Liberty from June 1995 to April 1997. Prior to joining Liberty, Mr. Flowers held several positions at Toronto Dominion Bank from August 1989 to June 1995, including Managing Director in its Media Finance Group.

  Paul A. Gould has served as one of our directors since March 1999. Mr. Gould has also served as a Managing Director and Executive Vice President of Allen & Company Incorporated, an investment banking services company, for more than the last five years. Mr. Gould served as a director of TCI from December 1996 to March 1999 and of Liberty from November 1992 to August 1994. Mr. Gould is a director of Ascent Entertainment Group, Inc., TCI and Sunburst Hospitality Corporation.

  Jerome H. Kern has served as one of our directors since March 1999. Mr. Kern served as Vice Chairman and as a consultant of TCI from June 1998 to March 1999. Prior to joining TCI, Mr. Kern was Special Counsel with the law firm of Baker & Botts, L.L.P. from July 1996 to June 1998, and a senior partner of Baker & Botts, L.L.P. from September 1992 to July 1996. Mr. Kern served as a director of TCIC from December 1993 to August 1994. Mr. Kern is a director of TCI.

  John C. Petrillo has served as one of our directors since March 1999. Mr. Petrillo has served as Executive Vice President of Corporate Strategy and Business Development for AT&T since May 1996. Mr. Petrillo was the President of AT&T's Business Communications Services from 1993 to 1995 and also served as AT&T Vice President of Strategic Planning from 1991 to 1993, AT&T Vice President of Business Communications Services in 1990, AT&T Services Vice President in 1987 and AT&T Director of Personnel in 1986. Mr. Petrillo is a director of TCI and At Home Corporation.

  Larry E. Romrell has served as one of our directors since March 1999. Mr. Romrell has also served as a consultant to Liberty since March 1999. Mr. Romrell served as Executive Vice President of TCI from January 1994 to March 1999 and since March 1999 has served as a consultant to TCI. Mr. Romrell also served, from December 1997 to March 1999, as Executive Vice President and Chief Executive Officer of TCI Business Alliance and Technology Co., a subsidiary of TCI prior to the AT&T merger that oversaw and developed TCI's technology activities; from December 1997 to March 1999, as Senior Vice President of TCI Ventures Group, LLC; and, from September 1994 to October 1997, as President of TCI Technology Ventures, Inc., a subsidiary of TCI prior to the AT&T merger that invested in and developed companies engaged in advancing telecommunications technology. Mr. Romrell served as Senior Vice President of TCIC from 1991 to October 1994. Mr. Romrell is a director of TV Guide, Inc. and General Communication, Inc.

  Daniel E. Somers has served as one of our directors since March 1999. Mr. Somers has also served as Acting Co-Chief Executive Officer of AT&T Broadband & Internet Services since October 6, 1999 and as Senior Executive Vice President and Chief Financial Officer of AT&T since May 1997. Prior to joining AT&T, Mr. Somers served as Chairman and Chief Executive Officer of Bell Cablemedia, plc from 1995 to 1997, and as Executive Vice President and Chief Financial Officer of Bell Canada International, Inc. from 1992 to 1995. Mr. Somers is a member of AT&T's Executive Council and Operations Group. He is also a director of TCI and Lubrizol Corporation.

  John D. Zeglis has served as one of our directors since October 11, 1999. Mr. Zeglis has also served as President of AT&T since November 1997. Mr. Zeglis served as Vice Chairman of AT&T from June to November 1997, General Counsel and Senior Executive Vice President of AT&T from 1996 to 1997, and Senior Vice President and General Counsel of AT&T from 1986 to 1996. He is also a director of AT&T, Helmerich and Payne Corporation, Sara Lee Corporation and Illinova Corporation.

  The executive officers named above will serve in such capacities until the next annual meeting of our board of directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of the directors.

Board Composition

  Our certificate of incorporation (the "Liberty Charter") provides for a classified board of directors of not less than three members, with the exact number of directors to be fixed by resolution of our board. The Liberty Charter further provides for the number of directors to always be a multiple of three, divided evenly among three classes. The number of directors on our board is currently nine. Of the nine members of our board, three are elected by the holders of our Class A common stock, voting as a separate class (the "Class A Directors"), three are elected by the holders of our Class B common stock, voting as a separate class (the "Class B Directors"), and three are elected by the holders of our Class C common stock, voting as a separate class (the "Class C Directors"). Currently, all of our common stock is owned by AT&T; however, the Class B Directors and the Class C Directors were designated by TCI prior to the AT&T merger.

  The Class A Directors, whose terms expire at the annual meeting of stockholders in 2000, are John D. Zeglis, Daniel E. Somers and John C. Petrillo. The Class B Directors, whose terms expire at the annual meeting of stockholders in 2006, are Larry E. Romrell, Jerome H. Kern and Gary S. Howard. The Class C Directors, whose terms expire at the annual meeting of stockholders in 2009, are John C. Malone, Paul A. Gould and Robert R. Bennett. At each annual meeting of our stockholders, the successors of that class or classes of directors whose term(s) expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held, in the case of the Class A Directors, in the following year, in the case of the Class B Directors, in the seventh year following the year of such election and, in the case of the Class C Directors, in the tenth year following the year of such election. The directors of each class will hold office until their respective death, resignation or removal and until their respective successors are elected and qualified.

Committees of the Board

  Our board of directors has established an Executive Committee, whose members are the Class C Directors. The Executive Committee has been granted and may exercise all the powers and authority of the board in the management of our business and affairs, except as specifically prohibited by the General Corporation Law of the State of Delaware (the "DGCL"), the Liberty Charter or Liberty's bylaws. The Executive Committee does not have power or authority to:
(1) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or
(2) adopt, amend or repeal any of Liberty's bylaws.

  The board, by resolution passed by a majority of the whole board present at any meeting at which a quorum is present (provided that any such majority must include a majority of the Class B Directors and Class C Directors) may from time to time establish certain other committees of the board, consisting of one or more directors of Liberty. Any committee so established will have the powers delegated to it by resolution of the board, subject to applicable law and the Liberty Charter.

Compensation of Directors

  No member of our board of directors receives any compensation for serving on our board. However, all members of our board are reimbursed for travel expenses incurred to attend any meetings of our board or any committee thereof.

Compensation of Executive Officers

  The following tables set forth information relating to compensation (which compensation includes grants of stock options and stock appreciation rights ("SARs") in respect of securities of TCI and certain of its affiliates) for (1) our Chief Executive Officer, (2) our four other most highly compensated executive officers, whose salary and bonus from Liberty exceeded $100,000 for the fiscal year ended December 31, 1998, and (3) two additional executive officers who would have been included in (2) above but for the fact that they were not serving as executive officers of Liberty at the end of or for the full fiscal year ended December 31, 1998 (collectively, our "named executive officers").

  Prior to the AT&T merger, each of our named executive officers held options (and SARs granted in tandem with those options) to purchase shares of one or more series of TCI tracking stock, including TCI Group tracking stock, Liberty Media Group tracking stock and TCI Ventures Group tracking stock. In the AT&T merger, each option to purchase shares of TCI Group tracking stock was converted into an option to purchase a number of shares of AT&T common stock determined by multiplying the number of shares of TCI Group tracking stock subject to such option by 1.16355 (as adjusted for a subsequent 3-for-2 stock split), in the case of options to purchase shares of Series A TCI Group tracking stock, and by 1.27995 (as adjusted for a subsequent 3-for-2 stock split), in the case of options to purchase shares of Series B TCI Group tracking stock. The per share exercise price of each AT&T common stock option is equal to the exercise price per share of the corresponding TCI Group tracking stock option on March 9, 1999, divided by the applicable split-adjusted exchange ratio (1.16355 or 1.27995). Each option to purchase shares of TCI's Liberty Media Group tracking stock was converted into an option to purchase a number of shares of AT&T's Liberty Media Group tracking stock equal to the number of shares of TCI's Liberty Media Group tracking stock subject to such option, at the same per share exercise price in effect for each such option on March 9, 1999. As a result of a subsequent 2-for-1 stock split, the number of shares of AT&T's Liberty Media Group tracking stock subject to each AT&T Liberty Media Group tracking stock option has been doubled and the per share exercise price of each such option has been divided by two. At the time of the AT&T merger, each option to purchase shares of TCI Ventures Group tracking stock was converted into an option to purchase a number of shares of AT&T's Liberty Media Group tracking stock determined by multiplying the number of shares of TCI Ventures Group tracking stock subject to such option by 1.04 (as adjusted for the subsequent 2-for-1 stock split). The per share exercise price of each AT&T Liberty Media Group tracking stock option is equal to the exercise price per share of the corresponding TCI Ventures Group tracking stock option on March 9, 1999, divided by the split-adjusted exchange ratio of 1.04.

  Summary Compensation Table. The following table sets forth information concerning the compensation paid to the named executive officers by Liberty for the fiscal year ended December 31, 1998. Compensation for Messrs. Tanabe and Zolintakis reflects the annual compensation that would have been paid to them had they been serving as executive officers of Liberty since the beginning of 1998 based on 1999 annual compensation levels.

                           Summary Compensation Table

                             Annual
                          Compensation                Long-Term Compensation
                          ------------- --------------------------------------------------
                                                                  Securities
                                                     Restricted   Underlying
                                        Other Annual Stock Award Options/SARs  All Other
   Name and Principal           Salary  Compensation    ($ in       (# in     Compensation
 Position with Liberty    Year   ($)        ($)      thousands)   thousands)      ($)
------------------------  ---- -------- ------------ ----------- ------------ ------------
Robert R. Bennett.......  1998 $559,354  $10,473(1)   $7,738(2)    6,000(4)    $36,540(5)(6)
President and Chief
 Executive Officer
John C. Malone..........  1998 $950,000  $     --     $    --          --      $15,000(6)
Chairman of the Board
Gary S. Howard..........  1998 $533,769  $     --     $    --      5,000(4)    $15,000(6)
Executive Vice President
 and
 Chief Operating Officer
Charles Y. Tanabe.......  1998 $500,000  $     --     $    --      1,200(4)    $15,000(6)
Senior Vice President
 and General Counsel
Peter N. Zolintakis.....  1998 $500,000  $     --     $1,978(3)    1,200(4)    $15,000(6)
Senior Vice President
David B. Koff...........  1998 $275,000  $     --     $    --      1,200(4)    $14,985(6)
Senior Vice President
David J.A. Flowers......  1998 $250,000  $     --     $    --        250(4)    $10,000(6)
Vice President and
 Treasurer

--------
(1) Consists of additional compensation paid by Liberty in an amount equal to premium payments made in 1998 by Mr. Bennett on split dollar, whole life insurance policies. The additional compensation may be paid in the sole discretion of the Compensation Committee exercised annually.

(2) On June 23, 1998, pursuant to the Tele-Communications, Inc. 1998 Incentive Plan (the "1998 Incentive Plan"), Mr. Bennett was granted 200,000 restricted shares of Series A TCI Group tracking stock. These restricted shares, as adjusted for the AT&T merger and subsequent AT&T stock split, became 232,710 restricted shares of AT&T common stock. The restricted shares vest as to 50% of the shares in June 2002 and as to the remaining 50% in June 2003. At the end of 1998, the restricted shares had an aggregate value of $11,062,500, based upon the closing sales price per share of the Series A TCI Group tracking stock on the National Market tier of The Nasdaq Stock Market ("Nasdaq") on December 31, 1998. Cash dividends on the restricted shares of AT&T common stock are paid to Mr. Bennett.

(3) On November 15, 1998, pursuant to the 1998 Incentive Plan, Mr. Zolintakis was granted 50,000 restricted shares of Series A TCI Group tracking stock. These restricted shares, as adjusted for the AT&T merger and subsequent AT&T stock split, became 58,177 restricted shares of AT&T common stock. All of the restricted shares vest in November 2000. At the end of 1998, the restricted shares had an aggregate value of $2,765,625, based upon the closing sales price per share of the Series A TCI Group tracking stock on Nasdaq on December 31, 1998. Cash dividends on the restricted shares of AT&T common stock are paid to Mr. Zolintakis.

(4) On December 29, 1998, pursuant to the 1998 Incentive Plan, these executive officers were granted options in tandem with SARs to acquire shares of TCI's Series A Liberty Media Group tracking stock. In the AT&T merger, those options and tandem SARs were converted into options and rights with respect to AT&T Class A Liberty Media Group tracking stock at an exercise price of $21.62, as adjusted for a subsequent two-for-one stock split. The options and tandem SARs vest evenly over five years on each anniversary of the date of grant. The options and tandem SARs expire on December 29, 2008, subject to earlier termination in certain events. Notwithstanding the vesting schedule as set forth in the option agreements, the options and SARs will immediately vest and become exercisable if the grantee's employment with Liberty terminates by reason of disability or the grantee dies while employed by Liberty.

(5) Includes $21,540 which consists of the amount of premiums paid by Liberty in fiscal 1998 pursuant to split dollar, whole life insurance policies for the insured executive officer. Liberty will pay a portion of the premiums annually until the first to occur of:

       .  10 years from the date of the policy;

       .  the insured executive's death;

       .  the premiums are waived under a waiver of premium provision;

       .  the policy is terminated as set forth below; and

       . premiums are prepaid in full for the 10-year period as set forth below.

   The insured executive has granted an assignment of policy benefits in favor of Liberty in the amounts of the premiums paid by Liberty. At the end of such 10-year period or upon acceleration of premiums as described below, the entire policy vests to the sole benefit of the insured executive and Liberty will remove or cancel the assignment in its favor against the policy. In the event of a change of control of Liberty, liquidation of Liberty or sale of substantially all of the assets of Liberty, the policy will immediately be prepaid in full through the tenth year, prior to such event. Similarly, if the insured executive is dismissed for any reason (except for conviction of a felony class miscarriage of responsibilities as a Liberty officer), Liberty will immediately prepay and fully fund the policy through the tenth year. Upon any of the foregoing events, the policy will vest to the sole benefit of the insured executive. If, however, the insured executive voluntarily chooses to terminate employment (and that decision is not a result of pressure from Liberty to resign or a resignation related to an adverse change in Liberty or its affiliates) without cause, Liberty will have no further obligation to fund premiums, but the policy will vest to the sole benefit of the insured executive.

(6) Amounts represent contributions to the TCI 401(k) Stock Plan (the "TCI Stock Plan"). The TCI Stock Plan provides benefits upon an employee's retirement which generally is when the employee reaches 65 years of age. TCI Stock Plan participants may contribute up to 10% of their compensation and TCI (by annual resolution of the TCI Board of Directors) may contribute up to a matching 100% of the participants' contributions. Participant contributions to the TCI Stock Plan are fully vested upon contribution.

  Generally, participants acquire a vested right in TCI contributions as follows:

      Years of service               Vesting Percentage
      ----------------               ------------------
      Less than 1...................          0%
      1-2...........................         33%
      2-3...........................         66%
      3 or more.....................        100%

  With respect to TCI contributions made to the TCI Stock Plan in 1998, Messrs. Bennett, Malone, Howard, Koff and Flowers are fully vested.

  Directors who are not employees of TCI are ineligible to participate in the TCI Stock Plan. Under the terms of the TCI Stock Plan, employees are eligible to participate after three months of service.

  Effective July 1, 1999, the named executive officers no longer participated in the TCI Stock Plan. Instead, these officers participate in the Liberty Media 401(k) Savings Plan. See "--Liberty Media 401(k) Savings Plan" below.

  Option and SAR Grants in Last Fiscal Year. The following table sets forth information regarding stock options granted in tandem with SARs to each of the named executive officers during the year ended December 31, 1998 (numbers of securities and dollar amounts present value in thousands).

                 Option and SAR Grants in the Last Fiscal Year

                        Number of   % of Total
                       Securities    Options    Exercise
                       Underlying   Granted to  or Base                Grant
                         Options   Employees in  Price   Expiration Date Present
Name                   Granted (1)     1998      ($/Sh)     Date     Value (2)
----                   ----------- ------------ -------- ---------- ------------
Robert R. Bennett....     6,000         35%      $21.62   12/29/08    $170,520
Gary S. Howard.......     5,000         30%      $21.62   12/29/08    $142,100
David B. Koff........     1,200          7%      $21.62   12/29/08    $ 34,104
Charles Y Tanabe.....     1,200          7%      $21.62   12/29/08    $ 34,104
Peter N. Zolintakis..     1,200          7%      $21.62   12/29/08    $ 34,104
David J.A. Flowers...       250          1%      $21.62   12/29/08    $  7,105

--------
(1) On December 29, 1998, pursuant to the 1998 Incentive Plan, officers and other employees of Liberty were granted options in tandem with SARs to acquire TCI's Series A Liberty Media Group tracking stock. In the AT&T merger, those options and tandem SARs were converted into options and rights with respect to a total of 16,927,000 shares of AT&T Class A Liberty Media Group tracking stock at an exercise price of $21.62, as adjusted for a subsequent two-for-one stock split. The options and tandem SARs vest evenly over five years on each anniversary of the date of grant. The options and tandem SARs expire on December 29, 2008, subject to earlier termination in certain events. Notwithstanding the vesting schedule as set forth in the option agreements, the options and SARs will immediately vest and become exercisable if the grantee's employment with Liberty terminates by reason of disability or the grantee dies while employed by Liberty.

(2) The values shown are based on the Black-Scholes model and are stated in current annualized dollars on a present value basis. The key assumptions used in the model for purposes of this calculation include the following:

      .  a 6.15% discount rate;

      . a volatility factor based upon the historical trading pattern of AT&T Class A Liberty Media Group tracking stock;

      .  the 10-year option term; and

      . the closing price of AT&T Class A Liberty Media Group tracking stock on June 30, 1999.

   The actual value an executive may realize will depend upon the extent to which the stock price exceeds the exercise price on the date the option is exercised. Accordingly, the value, if any, realized by an executive would not necessarily be the value determined by the model.

  Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Values. The following table sets forth information concerning exercises of stock options and SARs by the named executive officers during the year ended December 31, 1998 (numbers of securities and dollar amounts in thousands).

          Aggregated Option/SAR Exercises in the Last Fiscal Year and
                       Fiscal Year-End Option/SAR Values

                                                Number of Securities  Value of Unexercised
                                               Underlying Unexercised     In-the-Money
                            Shares                Options/SARs at       Options/SARs at
                           Acquired    Value   December 31, 1998 (#)   December 31, 1998
                          on Exercise Realized      Exercisable/        ($) Exercisable/
Name                       (#)(1)(2)    ($)      Unexercisable (2)       Unexercisable
----                      ----------- -------- ---------------------- --------------------
Robert R. Bennett
 Exercisable
 TCI Group Series A.....       --          --             41                $ 1,679
 TCI Liberty Media Group
  Series A..............       --          --            818                $28,224
 TCI Ventures Group
  Series A..............       --          --             35                $   574
 Unexercisable
 TCI Group Series A.....       --          --             60                $ 2,396
 TCI Liberty Media Group
  Series A..............       --          --          3,936                $38,638
 TCI Ventures Group
  Series A..............       --          --             52                $   816
John C. Malone
 Exercisable
 TCI Group Series A.....       50      $1,575          1,070                $46,056
 TCI Liberty Media Group
  Series A..............       --          --            912                $33,885
 TCI Ventures Group
  Series A..............       --          --            960                $16,760
 TCI Ventures Group
  Series B..............       --          --            560                $ 7,213
 Unexercisable
 TCI Group Series A.....       --          --            280                $11,394
 TCI Liberty Media Group
  Series A..............       --          --            242                $ 8,285
 TCI Ventures Group
  Series A..............       --          --            240                $ 3,901
 TCI Ventures Group
  Series B..............       --          --          2,240                $28,851
Gary S. Howard
 Exercisable
 TCI Group Series A.....       --          --            161                $ 6,834
 TCI Liberty Media Group
  Series A..............       --          --             79                $ 2,989
 TCI Ventures Group
  Series A..............       --          --            138                $ 2,364
 Unexercisable
 TCI Group Series A.....       --          --             49                $ 1,977
 TCI Liberty Media Group
  Series A..............       --          --          2,506                $ 7,235
 TCI Ventures Group
  Series A..............       --          --             42                $   684
Charles Y. Tanabe
 Unexercisable
 TCI Liberty Media Group
  Series A..............       --          --            600                $ 1,688
Peter N. Zolintakis
 Unexercisable
 TCI Liberty Media Group
  Series A..............       --          --            600                $ 1,688
David B. Koff
 Exercisable
 TCI Group Series A.....       --          --              4                $   164
 TCI Liberty Media Group
  Series A..............       10      $  223            116                $ 4,033
 TCI Ventures Group
  Series A..............       --          --             12                $   198

                                                Number of Securities  Value of Unexercised
                                               Underlying Unexercised     In-the-Money
                            Shares                Options/SARs at       Options/SARs at
                           Acquired    Value   December 31, 1998 (#)   December 31, 1998
                          on Exercise Realized      Exercisable/        ($) Exercisable/
Name                       (#)(1)(2)    ($)      Unexercisable (2)       Unexercisable
----                      ----------- -------- ---------------------- --------------------
 Unexercisable
 TCI Group Series A.....       --        --               4                  $  143
 TCI Liberty Media Group
  Series A..............       --        --             753                  $6,734
 TCI Ventures Group
  Series A..............       --        --               3                  $   49
David J.A. Flowers
 Exercisable
 TCI Liberty Media Group
  Series A..............       --        --             150                  $5,218
 Unexercisable
 TCI Liberty Media Group
  Series A..............       --        --             275                  $5,296

--------
(1) Represents the number of shares underlying the SARs which were exercised in 1998.
(2) Amounts have not been adjusted for the AT&T merger or any stock splits subsequent to December 31, 1998.

Employment Contracts

  In connection with the AT&T merger, an employment agreement between Dr. Malone and TCI was assigned to Liberty. The term of Dr. Malone's employment agreement is extended daily so that the remainder of the employment term is five years. The employment agreement was amended in June 1999 to provide for, among other things, an annual salary of $2,600, subject to increase upon approval of Liberty's board. Additionally, the employment agreement provides for personal use of Liberty's aircraft and flight crew, limited to an aggregate value of $200,000 per year, and payment or reimbursement of professional fees and expenses incurred by Dr. Malone for estate and tax planning services.

  Dr. Malone's employment agreement provides, among other things, for deferral of a portion (not in excess of 40%) of the monthly compensation payable to him. The deferred amounts will be payable in monthly installments over a 20-year period commencing on the termination of Dr. Malone's employment, together with interest thereon at the rate of 8% per annum compounded annually from the date of deferral to the date of payment.

  Dr. Malone's employment agreement also provides that, upon termination of his employment by Liberty (other than for cause, as defined in the agreement) or if Dr. Malone elects to terminate the agreement because of a change in control of Liberty, all remaining compensation due under the agreement for the balance of the employment term shall be immediately due and payable.

  Dr. Malone's agreement provides that, during his employment with Liberty and for a period of two years following the effective date of his termination of employment with Liberty, unless termination results from a change in control of Liberty, he will not be connected with any entity in any manner specified in the agreement, which competes in a material respect with the business of Liberty. The agreement provides, however, that Dr. Malone may own securities of any corporation listed on a national securities exchange or quoted in The Nasdaq Stock Market to the extent of an aggregate of 5% of the amount of such securities outstanding.

  For a period of 12 months following a change in control, as defined in Dr. Malone's employment agreement, Liberty's ability to terminate Dr. Malone's employment for cause will be limited to situations in which Dr. Malone has entered a plea of guilty to, or has been convicted of, the commission of a felony offense.

  Dr. Malone's agreement also provides that in the event of termination of his employment with Liberty, he will be entitled to receive 240 consecutive monthly payments of $15,000 (increased at the rate of 12% per annum compounded annually from January 1, 1988 to the date payment commences), the first of which will be payable on the first day of the month succeeding the termination of Dr. Malone's employment. In the event of Dr. Malone's death, his beneficiaries will be entitled to receive the foregoing monthly payments.

  Liberty pays a portion of the annual premiums on three whole-life insurance policies of which Dr. Malone is the insured and trusts for the benefit of members of his family are the owners. The portion that Liberty pays is equal to the "PS-58" costs, which represent the costs to buy one-year term insurance coverage as set forth in IRS Pension Service Table No. 58. For the year ending December 31, 1999, such amount will be $447,931. Liberty is the designated beneficiary of the proceeds of such policies less an amount equal to the greater of the cash surrender value thereof at the time of Dr. Malone's death and the amounts of the premiums paid by the policy owners.

  Dr. Malone deferred a portion of his monthly compensation under his previous employment agreement. The obligation to pay that deferred compensation was assumed by Liberty in connection with the AT&T merger. The compensation that he deferred (together with interest on that compensation at the rate of 13% per annum compounded annually from the date of deferral to the date of payment) will continue to be payable under the terms of the previous agreement. The rate at which interest accrues on the previously deferred compensation was established in 1983 pursuant to the previous agreement.

Liberty Media 401(k) Savings Plan

  Liberty maintains an employee benefit plan known as the Liberty Media 401(k) Savings Plan. This plan is intended to be a qualified employee plan under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986. An employee must be an employee of Liberty or of an employer owned 80% or more by Liberty (a "Participating Employer") and must complete three months of continuous employment and be at least 18 years of age to participate in the plan. Credit will be given for service with TCI, Liberty and their affiliates for eligibility and vesting service under the plan. The employee will commence participation as of the first payroll period following the employee's completion of the eligibility requirements and his or her enrollment in the plan.

  Upon commencing participation, the participant may elect to make pre-tax contributions, after-tax contributions, or both to the plan. All participant contributions are made by payroll deduction and all participant contributions may not exceed 10% of the participant's wages from the Participating Employer. Pre-tax participant contributions are not subject to income tax when contributed to the plan, but will be subject to FICA taxes when contributed to the plan. Those pre-tax participant contributions (and earnings) will be taxed to the participant when the participant receives a distribution from the plan. Pre-tax participant contributions are limited to $10,000 for each year (as adjusted for cost of living increases). After-tax participant contributions are subject to income taxes and FICA taxes when contributed to the plan, but earnings on those contributions will not be taxed to the participant until the participant receives a distribution from the plan.

  A participant may change the amount of his or her participant contributions as of any prospective payroll period. Participant contributions always are 100% vested. The participant may direct the investment of his or her participant contributions, and earnings on those amounts, into a variety of investment options, including the AT&T Class A Liberty Media Group Common Stock Fund and the AT&T Common Stock Fund (the "Employer Stock Funds").

  Only the first $160,000 (as adjusted in 2000 and thereafter for cost of living increases) of any participant's wages is taken into account for all purposes under the plan, as required by law.

  Generally, Liberty will make a matching contribution to the plan for each plan year equal to 100% of each participant's participant contributions to the plan, unless Liberty, in its discretion, decides upon a different percentage for the matching contribution. All Liberty contributions to the plan are invested solely in the AT&T Class A Liberty Media Group Common Stock Fund.

  Liberty contributions to the plan become 33% vested after one year of service, 66% vested after two years of service, and 100% vested after three years of service. Generally, a year of service will be credited for each twelve-month period of employment completed by the participant. In addition, a participant will be 100% vested in his or her Liberty contributions upon attaining normal retirement age (age 65), upon becoming totally disabled, or upon the participant's death while employed with a Participating Employer.

  Liberty contributions to the plan (and earnings on those contributions) on behalf of a participant are not taxable to the participant until those amounts are distributed from the plan. Liberty receives a deduction for the amounts it contributes to the plan.

  A participant can withdraw his or her participant contributions and Liberty contributions while he or she remains employed only in the following limited circumstances: upon attaining age 59 1/2, the participant may request a withdrawal of all or any portion of his or her Liberty contributions account (including earnings on such contributions) and his or her pre-tax participant contributions account (including earnings on such contributions). A participant may withdraw any portion of his or her after-tax participant contributions at any time. Upon experiencing a financial hardship, a participant may request a withdrawal of his or her pre-tax participant contributions (but not the earnings on such contributions) in an amount necessary to meet the financial need. A participant who takes a hardship withdrawal may not contribute to the plan for 12 months after the withdrawal, and there are limitations on the maximum salary reduction amounts that may be made in the year following the year of the hardship withdrawal.

  Upon terminating employment with Liberty, the participant may receive a distribution of his or her entire vested account in the plan. If the vested account equals $5,000 or less, the distribution will be made as soon as administratively reasonable after the participant's termination of employment occurs. If the participant's vested account exceeds $5,000, the participant must consent to the distribution and such distribution will be made as soon as administratively reasonable after the participant's consent to the distribution is received. The participant must commence distributions from the plan by April 1 of the year following the year in which occurs the later of the participant's attainment of age 70 1/2 or the participant's retirement.

  Distributions will be made in cash, however, the participant may elect to receive that portion of his or her vested account which is invested in the Employer Stock Funds in whole shares of those Employer Stocks. Any qualified distribution from the plan may be rolled over to an IRA or other qualified plan upon the election of the participant.

  A 10% federal penalty tax may be imposed on the taxable amount of certain early distributions from the plan. The early distribution penalty tax does not apply to distributions made on account of: the death or disability of the participant, the participant's attainment of age 55 and separation from service, the participant's payment of certain medical expenses, payment to an alternate payee under a qualified domestic relations order, or the participant's attainment of age 59 1/2.

Security Ownership of Management

  The following table sets forth information with respect to the ownership by each director and each of the named executive officers of Liberty and by all directors and executive officers of Liberty as a group of shares of AT&T common stock and Class A and Class B Liberty Media Group tracking stock, all of which are equity securities of AT&T Corp., which owns 100% of the outstanding common stock of TCI, which in turn indirectly owns 100% of the outstanding common stock of Liberty. The table also sets forth information with respect to the ownership by each director and each of the named executive officers of Liberty and by all directors and executive officers of Liberty as a group of shares of series A common stock of Liberty Digital, Inc., a subsidiary of Liberty. The table also sets forth information with respect to the ownership by each director and each of the named executive officers of Liberty and by all directors and executive officers of Liberty as a group of shares of TCI's Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock. The AT&T Liberty Media Group tracking stock is intended to reflect the separate performance of the businesses and assets attributed to the Liberty Media Group. Liberty is included in the Liberty Media Group, and the businesses and assets of Liberty and its subsidiaries constitute substantially all of the businesses and assets of the Liberty Media Group. See "Relationship with AT&T and Certain Related Transactions--Relationship with AT&T."

  The AT&T charter provides that, except as otherwise required by New York law or any special voting rights of AT&T preferred stock, the holders of AT&T common stock, AT&T Liberty Media Group tracking stock and AT&T preferred stock, if any, entitled to vote with the common shareholders, vote together as one class. No separate class vote is required for the approval of any matter except as described in the next sentence. The following circumstances require the separate class approval of the AT&T Liberty Media Group tracking stock:
  . any amendment to the AT&T charter that would change the total number of authorized shares or the par value of AT&T Liberty Media Group tracking stock or that would adversely change the rights of AT&T Liberty Media Group tracking stock;
  . a Covered Disposition, which generally includes a sale or transfer by AT&T of its equity interest in Liberty or Liberty Media Group LLC or a grant of a pledge or other security interest in the equity interest of AT&T in Liberty or Liberty Media Group LLC; and
  . any merger or similar transaction in which AT&T Liberty Media Group tracking stock is converted, reclassified or changed into or otherwise exchanged for any consideration unless specified requirements are met that are generally intended to ensure that the rights of the holders are not materially altered and the composition of the holders is not changed.

In a separate shareholder vote with respect to any of the foregoing matters, the ownership of AT&T Class A Liberty Media Group and AT&T Class B Liberty Media Group tracking stock indicated in the table below as beneficially owned by (1) Dr. Malone would entitle him to cast 32.63% of the votes on such matter and (2) by all directors and executive officers as a group would entitle them to cast, in the aggregate, 32.96% of the votes on such matter. No other person named in the table below had the right, at June 30, 1999, to cast 1% or more of the votes on any such matter.

  The following information is given as of June 30, 1999 and, in the case of percentage ownership information, is based on 3,196,236,144 shares of AT&T common stock, 1,156,716,104 shares of AT&T Class A Liberty Media Group tracking stock, 108,430,704 shares of AT&T Class B Liberty Media Group tracking stock, 24,061,232 shares of Liberty Digital series A common stock and 1,552,490 shares of TCI Class B Preferred Stock outstanding on that date. Shares of AT&T common stock, AT&T Class A and Class B Liberty Media Group tracking stock and Liberty Digital, Inc. series A common stock issuable upon exercise or conversion of convertible securities are deemed to be outstanding for the purpose of computing the percentage ownership and overall voting power of persons beneficially owning such convertible securities, but have not been deemed to be outstanding for the purpose of computing the percentage ownership or overall voting power of any other person. So far as is known to Liberty, the persons indicated below have sole voting power with respect to the shares indicated as owned by them except as otherwise stated in the notes to the table.

                                                        Amount and
                                                        Nature of
                                                        Beneficial              Percent
                                                        Ownership                 of    Voting
Name of Beneficial Owner        Title of Class        (in thousands)             Class  Power
------------------------        --------------        --------------            ------- ------
John C. Malone..........  AT&T common stock               34,826(/1/)(/2/)        1.09%  2.67%
                          Class A Liberty Media Group      3,220(/1/)(/2/)          *
                          Class B Liberty Media Group     73,068(/1/)(/2/)(/3/)  67.03%
                          Liberty Digital Series A             0
                          TCI Class B Preferred              274(/4/)            17.62%    *
Robert R. Bennett.......  AT&T common stock                  265(/5/)(/6/)          *      *
                          Class A Liberty Media Group      2,851(/5/)               *
                          Class B Liberty Media Group          0
                          Liberty Digital Series A            40(/7/)               *      *
                          TCI Class B Preferred                1                    *      *
Gary S. Howard..........  AT&T common stock                   44(/8/)(/9/)          *      *
                          Class A Liberty Media Group        227(/8/)(/9/)          *
                          Class B Liberty Media Group          0
                          Liberty Digital Series A             0
                          TCI Class B Preferred                0

                                                        Amount and
                                                        Nature of
                                                        Beneficial           Percent
                                                        Ownership              of    Voting
Name of Beneficial Owner        Title of Class        (in thousands)          Class  Power
------------------------        --------------        --------------         ------- ------
Paul A. Gould...........  AT&T common stock                   0                        *
                          Class A Liberty Media Group       753(/10/)           *
                          Class B Liberty Media Group       214                 *
                          Liberty Digital Series A            0
                          TCI Class B Preferred              12                 *      *

Jerome H. Kern..........  AT&T common stock                 936(/11/)(/12/)     *      *
                          Class A Liberty Media Group     1,010(/11/)(/12/)     *
                          Class B Liberty Media Group         0
                          Liberty Digital Series A            0
                          TCI Class B Preferred               0

John C. Petrillo........  AT&T common stock                 198(/13/)           *      *
                          Class A Liberty Media Group         0
                          Class B Liberty Media Group         0
                          Liberty Digital Series A            0
                          TCI Class B Preferred               0

Larry E. Romrell........  AT&T common stock                 292(/14/)(/15/)     *      *
                          Class A Liberty Media Group     1,181(/14/)(/15/)     *
                          Class B Liberty Media Group         2                 *
                          Liberty Digital Series A            0
                          TCI Class B Preferred               0

Daniel E. Somers........  AT&T common stock                 120(/16/)           *      *
                          Class A Liberty Media Group         0
                          Class B Liberty Media Group         0
                          Liberty Digital Series A            0
                          TCI Class B Preferred               0

David B. Koff...........  AT&T common stock                   0                 *      *
                          Class A Liberty Media Group       370(/17/)           *
                          Class B Liberty Media Group         0
                          Liberty Digital Series A           40(/18/)           *      *
                          TCI Class B Preferred               0

Charles Y. Tanabe.......  AT&T common stock                   0                        *
                          Class A Liberty Media Group         0                 *
                          Class B Liberty Media Group         0
                          Liberty Digital Series A            0
                          TCI Class B Preferred               0

Peter N. Zolintakis.....  AT&T common stock                  58(/19/)           *      *
                          Class A Liberty Media Group        88                 *
                          Class B Liberty Media Group         0
                          Liberty Digital Series A            0
                          TCI Class B Preferred               0

David J. A. Flowers.....  AT&T common stock                   1                 *      *
                          Class A Liberty Media Group       372(/20/)           *
                          Class B Liberty Media Group         0
                          Liberty Digital Series A            0
                          TCI Class B Preferred               0

John D. Zeglis..........  AT&T common stock                 516(/21/)           *      *
                          Class A Liberty Media Group         0
                          Class B Liberty Media Group         0
                          Liberty Digital Series A            0
                          TCI Class B Preferred               0

                                                        Amount and
                                                        Nature of
                                                        Beneficial                Percent
                                                        Ownership                   of    Voting
Name of Beneficial Owner        Title of Class        (in thousands)               Class  Power
------------------------        --------------        --------------              ------- ------
All directors and
 executive officers as a
 group (15 persons).....  AT&T common stock               37,257(/22/)(/23/)        1.17%  2.76%
                          Class A Liberty Media Group     10,384(/3/)(/22/)(/23/)     *
                          Class B Liberty Media Group     73,284(/22/)(/23/)       67.22%
                          Liberty Digital Series A            80(/24/)              1.71%    *
                          TCI Class B Preferred              287(/4/)              18.46%    *

--------
*Less than one percent
(1) Includes beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options granted in tandem with stock appreciation rights: (a) 162,897 shares of AT&T common stock; (b) 3,194,600 shares of AT&T Class A Liberty Media Group tracking stock; and
     (c) 582,400 shares of AT&T Class B Liberty Media Group tracking stock.

(2) Includes 1,004,620 shares of AT&T common stock, 25,452 shares of AT&T Class A Liberty Media Group tracking stock and 1,704,718 shares of AT&T Class B Liberty Media Group tracking stock held by Dr. Malone's wife, Mrs. Leslie Malone, as to which Dr. Malone has disclaimed beneficial ownership.

(3) In connection with the AT&T merger, TCI assigned to Liberty its rights under a call agreement with Dr. Malone and Dr. Malone's wife (the "Malones") and a call agreement with the Estate of Bob Magness, the Estate of Betsy Magness, Gary Magness (individually and in certain representative capacities) and Kim Magness (individually and in certain representative capacities) (collectively, the "Magness Group"). As a result, Liberty has the right, under certain circumstances, to acquire the AT&T Class B Liberty Media Group tracking stock owned by the Malones and the Magness Group. Further, in connection with the AT&T merger, TCI assigned to Liberty its rights under a shareholders agreement with the Magness Group and the Malones, pursuant to which, among other things, Dr. Malone has an irrevocable proxy, under certain circumstances, to vote the AT&T Class B Liberty Media Group tracking stock or any super voting class of equity securities issued by Liberty held by the Magness Group. See "Relationship with AT&T and Certain Related Transactions--Other Related Party Transactions--Certain Rights to Purchase Liberty Media Group Tracking Stock," below for additional information related to the call agreements and the shareholders' agreement.

  As a result of certain provisions of the shareholders' agreement referred to above, Dr. Malone's beneficial ownership of AT&T Class B Liberty Media Group tracking stock includes 23,895,583 shares held by the Magness Group.

(4) Includes 6,900 shares of TCI Class B Preferred Stock held by Dr. Malone's wife, Mrs. Leslie Malone, as to which Dr. Malone has disclaimed beneficial ownership.

(5) Includes beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options granted in tandem with stock appreciation rights: (a) 15,475 shares of AT&T common stock; and (b) 2,808,872 shares of AT&T Class A Liberty Media Group tracking stock.

(6) Includes 232,710 restricted shares of AT&T common stock, none of which are currently vested.

(7) Assumes the exercise in full of stock options to acquire 40,000 shares of Liberty Digital series A common stock, all of which are currently exercisable.

(8) Includes beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options granted in tandem with stock appreciation rights: (a) 28,842 shares of AT&T common stock; and (b) 178,183 shares of AT&T Class A Liberty Media Group tracking stock.

(9) Includes 11,103 restricted shares of AT&T common stock and 11,350 restricted shares of AT&T Class A Liberty Media Group tracking stock, none of which are currently vested.

(10) Includes beneficial ownership of 57,300 shares of AT&T Class A Liberty Media Group tracking stock which may be acquired within 60 days pursuant to stock options granted in tandem with stock appreciation rights.

(11) Includes beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options granted in tandem with stock appreciation rights: (a) 296,705 shares of AT&T common stock; and
      (b) 629,551 shares of AT&T Class A Liberty Media Group tracking stock.

(12) Includes 481,267 restricted shares of AT&T common stock and 75,670 restricted shares of AT&T Class A Liberty Media Group tracking stock, none of which are currently vested.

(13) Includes beneficial ownership of 195,944 shares of AT&T common stock which may be acquired within 60 days pursuant to stock options.

(14) Includes beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options granted in tandem with stock appreciation rights: (a) 136,833 shares of AT&T common stock; and
      (b) 1,004,292 shares of AT&T Class A Liberty Media Group tracking stock.

(15) Includes 149,456 restricted shares of AT&T common stock and 75,268 restricted shares of AT&T Class A Liberty Media Group tracking stock, none of which are currently vested.

(16) Includes beneficial ownership of 118,998 shares of AT&T common stock which may be acquired within 60 days pursuant to stock options.

(17) Includes beneficial ownership of 364,979 shares of AT&T Class A Liberty Media Group tracking stock which may be acquired within 60 days pursuant to stock options granted in tandem with stock appreciation rights.

(18) Assumes the exercise in full of stock options to acquire 40,000 shares of Liberty Digital series A common stock, all of which are currently exercisable.

(19) Includes 58,177 restricted shares of AT&T common stock, none of which are currently vested.

(20) Includes beneficial ownership of 370,000 shares of AT&T Class A Liberty Media Group tracking stock which may be acquired within 60 days pursuant to stock options granted in tandem with stock appreciation rights.

(21) Includes beneficial ownership of 507,446 shares of AT&T common stock which may be acquired within 60 days pursuant to stock options.

(22) Includes beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options granted in tandem with stock appreciation rights: (a) 1,463,140 shares of AT&T common stock; (b) 8,897,777 shares of AT&T Class A Liberty Media Group tracking stock; and
      (c) 582,400 shares of AT&T Class B Liberty Media Group tracking stock.

(23) Includes 932,713 restricted shares of AT&T common stock and 162,288 restricted shares of AT&T Class A Liberty Media Group tracking stock, none of which are currently vested.

(24) Assumes the exercise in full of stock options to acquire 80,000 shares of Liberty Digital series A common stock, all of which are currently exercisable.

                            SELLING SECURITY HOLDERS

  We issued and sold the debentures in a private placement that was exempt from the registration requirements of the Securities Act. We understand that the initial purchasers of the debentures subsequently resold the debentures in compliance with Rule 144A. Prior to the date of this prospectus, the debentures were transferable in accordance with Rule 144A and were eligible for trading in Nasdaq's Private Offerings, Resales and Trading Through Automated Linkages (PORTAL) market. The selling security holders listed below (including their transferees, pledgees, donees or successors) may offer and sell pursuant to this prospectus any or all of the debentures owned by them from time to time.

  In accordance with the terms of a registration rights agreement that we entered into with the initial purchasers of the debentures, we have made this prospectus available to the selling security holders so that they may publicly resell their debentures.

  The following table sets forth information with respect to each selling security holder and the principal amount of debentures owned by it. The entire principal amount of the debentures owned by each of the selling security holders named in the table may be sold pursuant to this prospectus. Because each selling security holder may sell all or some of its debentures from time to time under this prospectus, no estimate can be given at this time as to the principal amount of debentures that will be held by a particular selling security holder following any sale of debentures by it. In addition, the selling security holders named in the table may have sold, transferred or otherwise disposed of all or a portion of their debentures since the date they last advised us of their holdings. Changes in the information concerning the selling security holders will be set forth in supplements to this prospectus, when and if necessary.

                                                       Principal
                                                       amount of
                                                      debentures  Percentage of
                                                      that may be  outstanding
Name                                                   sold ($)    debentures
----                                                  ----------- -------------
Allstate Insurance Company..........................   6,000,000         *
Allstate Life Insurance Company.....................  15,000,000      1.73%
Aloha Airlines Non-Pilots Pension Trust.............     160,000         *
Aloha Airlines Pilots Retirement Trust..............      90,000         *
American Fidelity Assurance Company.................     175,000         *
Amerisure Companies/Michigan Mutual Insurance
 Company............................................     625,000         *
Arkansas PERS.......................................   3,200,000         *
Associated Electric & Gas Insurance Services
 Limited............................................   1,275,000         *
Bankers Life and Casualty Company-Convertible.......   2,000,000         *
Bankers Trust, Trustee for Chrysler Corp. Employee
 #1 Pension Plan, dated April 1, 1989...............   4,190,000         *
Bay County-PERS.....................................     500,000         *
BI Convertibles Internacional, F.I.M................     150,000         *
Blue Cross Blue Shield of Florida...................   2,660,000         *
Boilermakers Blacksmith Pension Trust...............   3,550,000         *
Bond Fund Series, for the account of Oppenheimer
 Convertible Securities Fund........................  12,500,000      1.44%
BP Amoco Savings Plan...............................     500,000         *
CALAMOS(R) Convertible Fund--CALAMOS(R) Investment
 Trust..............................................   1,225,000         *
CALAMOS(R) Convertible Portfolio--CALAMOS(R)
 Advisors Trust.....................................      20,000         *
CALAMOS(R) Global Growth and Income Fund--CALAMOS(R)
 Investment Trust...................................      80,000         *
CALAMOS(R) Growth and Income Fund--CALAMOS(R)
 Investment Trust...................................     525,000         *
CALAMOS(R) Market Neutral Fund--CALAMOS(R)
 Investment Trust...................................     100,000         *
California Public Employees' Retirement System......  16,000,000       1.84%
CapitalCare, Inc....................................      50,000         *
Capital Guardian Global Convertible Fund #011.......     748,000         *

                                                       Principal
                                                       amount of
                                                      debentures  Percentage of
                                                      that may be  outstanding
Name                                                   sold ($)    debentures
----                                                  ----------- -------------
CareFirst of Maryland, Inc..........................     300,000         *
C&H Sugar Company, Inc..............................     250,000         *
Champion International Corporation Master Retirement
 Trust..............................................     900,000         *
City of Birmingham Retirement & Relief System.......   2,025,000         *
City of Knoxville Pension System....................     350,000         *
Commonwealth Professional Assurance Company c/o
 Income Research & Management.......................     645,000         *
Conseco Annuity Assurance Company-Convertible.......   2,000,000         *
Conseco Annuity Assurance Company-Multi-Bracket
 Annuity Convertible Bond Fund......................   4,000,000         *
Conseco Fund Group--Convertible Securities Fund.....   2,000,000         *
Conseco Health Insurance Company-Convertible........   2,000,000         *
Conseco Variable Insurance Company-Convertible......   1,000,000         *
Conseco Senior Health Insurance Company-
 Convertible........................................   2,000,000         *
Consulting Group Capital Markets Funds..............     200,000         *
Continental Assurance Company Separate Account [E]..   1,400,000         *
Continental Casualty Company........................   8,600,000         *
Delaware PERS.......................................   1,800,000         *
Delta Airlines Master Trust.........................   2,000,000         *
Deutsche Bank Securities Inc........................  88,400,000      10.18%
Donaldson, Lufkin & Jenrette Securities Corp........  21,000,000       2.42%
Dorinco Reinsurance Company.........................     550,000         *
The Dow Chemical Company Employees' Retirement
 Plan...............................................   2,000,000         *
ECT Investments, Inc................................   2,500,000         *
Employee Benefit Convertible Securities Fund........     300,000         *
Equity & Convertible Fund...........................   2,200,000         *
Federated Equity Income Fund, Inc...................  15,120,000       1.74%
Federated Insurance Series, on behalf of its
 Federated Equity Income Fund II....................     500,000         *
Federated Insurance Series, on behalf of its
 Federated Utility Fund II..........................   2,000,000         *
Federated Utility Fund, Inc.........................  15,000,000       1.73%
Fidelity Advisor Series I: Fidelity Advisor Balanced
 Fund...............................................   1,970,000         *
Fidelity Destiny Portfolios: Destiny II.............   4,330,000         *
Fidelity Financial Trust: Fidelity Convertible
 Securities Fund....................................  14,000,000       1.61%
Fidelity Financial Trust: Fidelity Equity-Income II
 Fund...............................................  13,316,000       1.53%
Fidelity Hastings Street Trust: Fidelity Fund.......  10,870,000       1.25%
Fidelity Management Trust Company on behalf of
 accounts managed by it.............................   2,232,000         *
Fidelity Puritan Trust: Fidelity Puritan Fund.......  17,982,000       2.07%
Finance Factors Limited.............................     480,000         *
The Fondren Foundation..............................      70,000         *
Forest Alternative Strategies Fund II LP Series
 A5I................................................   2,280,000         *
Forest Alternative Strategies Fund II LP Series
 A5M................................................     870,000         *
Forest Convertible Fund.............................     300,000         *
Forest Global Convertible Fund Series A-5...........  38,468,000       4.43%
Forest Performance Fund LP..........................   1,000,000         *
Forrestal Funding Master Trust......................   4,000,000         *
Franklin and Marshall College.......................     315,000         *
FreeState Health Plan, Inc..........................     120,000         *
General Electric Mortgage Insurance Corporation.....   5,100,000         *

                                                      Principal
                                                      amount of
                                                     debentures  Percentage of
                                                     that may be  outstanding
Name                                                  sold ($)    debentures
----                                                 ----------- -------------
Genesee County Employees' Retirement System.........    575,000        *
Greek Catholic Union................................     20,000        *
Greek Catholic Union II.............................     20,000        *
Group Hospitalization and Medical Services, Inc.....    300,000        *
Hamilton Partners Limited........................... 10,000,000      1.15%
Hawaiian Airlines Employees Pension Plan-IAM........    135,000        *
Hawaiian Airlines Pension Plan for Salaried
 Employees..........................................     35,000        *
Hawaiian Airlines Pilots Retirement Plan............    210,000        *
HBK Main Street Investments L.P..................... 22,950,000      2.64%
HBK Master Fund L.P................................. 44,550,000      5.13%
Hull Overseas Ltd...................................    500,000        *
ICI American Holdings Trust.........................    855,000        *
Island Insurance Convertible Acct...................    405,000        *
JMG Convertible Investments, L.P....................  5,000,000        *
JMG Triton Offshore Fund Limited....................  5,000,000        *
Jackson County Employees' Retirement System.........    425,000        *
J. M. Hull Associates, L.P..........................    500,000        *
Julius Baer Securities..............................    700,000        *
Kentfield Trading, Ltd.............................. 12,000,000      1.38%
Kerr McGee Corporation..............................  1,925,000        *
Kettering Medical Center Funded Depreciation
 Account............................................     70,000        *
Key Asset Management as Investment Manager for the
 Health Foundation of Greater Cincinnati............    800,000        *
Key Asset Management as Investment Manager for the
 JCPenney Life Ins. Co..............................  2,500,000        *
Key Asset Management as Investment Manager for the
 Potlatch-First Trust Co. of St. Paul...............  3,500,000        *
Key Asset Management as Investment Manager for the
 University of So. Florida Fdn......................  1,000,000        *
Key Asset Management as Investment Manager for the
 Key Tr. Convertible Sec. Fd........................    985,000        *
Key Asset Management as Investment Manager for the
 EB Convertible Sec. Fd.............................  5,630,000        *
Key Asset Management as Investment Manager for the
 Victory Convertible Sec. Fd........................  1,000,000        *
Key Asset Management as Investment Manager for the
 Field Fdn of Illinois..............................    250,000        *
Key Asset Management as Investment Manager for the
 Charitable Sec. Fd.................................  4,685,000        *
Key Asset Management as Investment Manager for
 Omnova Solutions...................................    325,000        *
Key Asset Management as Investment Manager for
 Aerojet Inc Fdn....................................    175,000        *
Key Asset Management as Investment Manager for the
 Parker Society/Convertible Fund....................    800,000        *
Key Asset Management as Investment Manager for the
 Union Security Life Insurance Co...................    150,000        *
Key Asset Management as Investment Manager for the
 Int'l Licensing Ind Mch Assoc #2...................     50,000        *
Key Asset Management as Investment Manager for Tote
 Convertible Bonds..................................    350,000        *
Key Asset Management as Investment Manager for the
 Standard Insurance Company.........................  1,800,000        *
Key Asset Management as Investment Manager for
 General Electric Mortgage Insurance................  4,500,000        *

                                                      Principal
                                                      amount of
                                                     debentures  Percentage of
                                                     that may be  outstanding
Name                                                  sold ($)    debentures
----                                                 ----------- -------------
Knoxville Utilities Board Retirement System.........    200,000        *
Lawrence Flinn, Jr. Master Partnership I............  3,000,000        *
LB Series--Income Portfolio, Inc....................  1,900,000        *
Lions Club International Foundation.................    150,000        *
Lipper Convertibles, L.P............................ 19,150,000      2.20%
Lutheran Brotherhood................................  5,000,000        *
Lutheran Brotherhood Income Fund....................  1,100,000        *
Lyxor Asset Management SA...........................  6,100,000        *
Macomb County Employees' Retirement System..........    400,000        *
Massachusetts Mutual Life Insurance Company.........  5,495,000        *
MassMutual Corporate Investors......................    700,000        *
MassMutual Corporate Value Partners Limited.........  1,750,000        *
MassMutual High Yield Partners II LLC...............  2,100,000        *
MassMutual Participation Investors..................    455,000        *
MFS Series Trust V: MFS Total Return Fund...........  1,160,000        *
MFS Series Trust VI: MFS Utilities Fund.............  5,776,000        *
MFS/Sun Life Series Trust--Utilities Series.........  1,420,000        *
MFS Variable Insurance Trust: MFS Utility Series....    640,000        *
Morgan Stanley Dean Witter..........................  6,500,000        *
Museum of Fine Arts, Boston.........................    100,000        *
Nalco Chemical Company..............................    390,000        *
Nashville Electric Service..........................    300,000        *
Nations Capital Income Fund.........................  4,000,000        *
Nationwide Equity Income Fund.......................    160,000        *
New Hampshire Retirement System.....................    610,000        *
Nomura Securities International Inc................. 37,500,000      4.32%
Ohio National Equity Income Portfolio, on behalf of
 its Ohio National Fund, Inc........................     20,000        *
OZ Master Fund, Ltd.................................  5,000,000        *
Pacific Innovations Trust Capital Income Fund.......    300,000        *
Paloma Securities LLC...............................    925,000        *
Paloma Strategic Securities Limited.................  4,925,000        *
Paribas.............................................  8,500,000        *
Parker Hannifin Corporation.........................    120,000        *
Penn Treaty Network America Insurance Co............    280,000        *
Physicians' Reciprocal Insurers Account #7..........  3,000,000        *
PIMCO Convertible Bond Fund.........................  3,000,000        *
PIMCO Total Return Fund.............................  1,000,000        *
Port Authority of Allegheny County Retirement and
 Disability Allowance Plan for the Employees
 Represented by Local 85 of the Amalgamated Transit
 Union..............................................  1,125,000        *
PRIM Board..........................................  5,800,000        *
ProMutual...........................................    380,000        *
Provident Life & Accident Insurance Company.........  3,000,000        *
Putnam Balanced Retirement Fund.....................    270,000        *
Putnam Convertible Income-Growth Trust..............  3,000,000        *
Putnam Convertible Opportunities and Income Trust...    280,000        *
Queens Health Plan..................................     55,000        *
Radian Guaranty Inc., Lord Abbott Group, Investment
 Advisor, First Union National Bank, Custodian......  1,500,000        *
Ramius, L.P. .......................................  2,000,000        *

                                                       Principal
                                                       amount of
                                                       debentures  Percentage of
                                                      that may be   outstanding
Name                                                    sold ($)    debentures
----                                                  ------------ -------------
Raphael II, Ltd. ...................................     1,360,000        *
RBC Capital Services Inc............................       200,000        *
RCG Baldwin, L.P....................................     1,050,000        *
RCG Multi-Strategy Account, LP......................     3,040,000        *
Rhone-Poulenc Rorer Pension Plan....................       140,000        *
South Dakota Retirement System......................     6,000,000        *
Southern Farm Bureau Life Insurance Company.........       550,000        *
SPT.................................................       875,000        *
Starvest Combined Portfolio.........................       275,000        *
State of Oregon Equity..............................     8,750,000      1.01%
State of Oregon/SAIF Corporation....................     7,500,000        *
State Street Bank, Custodian for GE Pension Trust...     2,215,000        *
SunAmerica Series Trust, on behalf of its Federated
 Utility Portfolio..................................     1,200,000        *
Sylvan IMA Ltd......................................     3,450,000        *
Tennessee Consolidated Retirement System............     4,000,000        *
Triarc Companies, Inc...............................     1,340,000        *
Tufts Associated Health Plan c/o Income Research &
 Management.........................................       835,000        *
UBK Arbitrage Fund..................................     1,000,000        *
Unifi, Inc. Profit Sharing Plan and Trust...........       105,000        *
United Food and Commercial Workers Local 1262 and
 Employers Pension Fund.............................       425,000        *
University of Massachusetts c/o Income Research &
 Management.........................................       120,000        *
University of Rochester.............................       100,000        *
Van Waters & Rogers, Inc. Retirement Plan (f.k.a.
 Univar Corporation)................................       300,000        *
Variable Insurance Products Fund III: Balanced
 Portfolio..........................................       220,000        *
Virginia Insurance Reciprocal Convertible Bonds-
 Invesco, First Union National Bank, Custodial
 Agent..............................................       300,000        *
Zeneca Holdings Trust...............................       820,000        *
Any other holder of debentures or future transferees
 from any holder**..................................   165,267,000     19.02%
Total:..............................................  $868,789,000       100%

 * Less than 1%
** Information concerning other selling holders of debentures or future transferees will be listed in prospectus supplements from time to time, as required.

  Donaldson, Lufkin & Jenrette Securities Corp., which is a selling security holder, has engaged in investment banking and other commercial dealings in the ordinary course of business with us. It received customary fees and commissions for its services. The foregoing entity, and other selling security holders or their affiliates, may in the future engage in investment banking and other commercial dealings with us.

            RELATIONSHIP WITH AT&T AND CERTAIN RELATED TRANSACTIONS

Relationship with AT&T

  Liberty is a wholly owned subsidiary of TCI, all of the common stock of which is owned by AT&T. The businesses and assets of Liberty and its subsidiaries constitute substantially all of the businesses and assets of AT&T's Liberty Media Group, which was created in connection with the AT&T merger. The assets attributed to the Liberty Media Group that are not also currently assets of Liberty consist of 90,000 shares of common stock of The Associated Group, Inc., and interests in each of the "Covered Entities" and their respective properties and assets. The Covered Entities are the following subsidiaries of AT&T: LMC AGI, Inc., Liberty SP, Inc. and LMC Interactive, Inc. At such time as all of the equity in, or all of the assets of, a company identified as a Covered Entity are held by Liberty, that company will cease to be a Covered Entity. Two companies that were identified in AT&T's certificate of incorporation as Covered Entities have since been transferred to Liberty.

  Neither Liberty SP, Inc. nor LMC AGI, Inc. currently has any significant assets. LMC Interactive, Inc.'s assets consist of an 8% interest in Liberty Digital. See "Business--Internet Services and Technology--Consolidated Subsidiaries--Liberty Digital, Inc."

  The Liberty Media Group also includes any proceeds of issuances or sales of AT&T's Liberty Media Group tracking stock and any dividends or distributions from Liberty or a Covered Entity.

  AT&T's Liberty Media Group tracking stock, which is intended to reflect the separate performance of the Liberty Media Group, is capital stock of AT&T. It is not stock of Liberty.

  In connection with the AT&T merger, a number of agreements were entered into and governance arrangements put in place that address the relationship between AT&T and Liberty.

  Liberty Organizational Documents. The Liberty Charter provides that Liberty will have three classes of directors, each of which is to have the same number of directors, as follows:

  .  the Class A Directors, who are elected for a term of one year;

  .  the Class B Directors, who are elected for a term of seven years; and

  .  the Class C Directors, who are elected for a term of ten years.

  The current Class B Directors and Class C Directors were designated by TCI prior to the AT&T merger and, unless they resign, die or are otherwise removed, will comprise two-thirds of the Liberty board until at least 2006. The members of the Liberty board are only removable for cause (as defined in the Liberty Charter) and, in the event of the death or resignation of a director in any class, the remaining directors of that class are to choose a successor.

  Under Delaware law, the Liberty board manages the business and affairs of Liberty. In accordance with the Liberty Charter and bylaws, action by the Liberty board generally requires the affirmative vote of a majority of the directors present at a meeting at which a quorum is present, which majority must include a majority of the Class B Directors and Class C Directors.

  The officers of Liberty include the executive officers who were formerly in charge of overseeing the businesses of TCI's former Liberty Media Group and TCI Ventures Group. See "Management." The Liberty Charter provides that officers of Liberty may only be removed by the Liberty board by the affirmative vote described above. Similar governance arrangements were instituted with respect to each of the Covered Entities.

  Contribution Agreement. Liberty is a party to a Contribution Agreement entered into immediately prior to the AT&T merger. The Contribution Agreement provides that, in the event of a Triggering Event, Liberty will be obligated to transfer all of its assets and liabilities to Liberty Media Group LLC, an entity controlled by Liberty's current management through Liberty Management LLC, the managing member, unless the Triggering

Event is waived by Liberty Management LLC. The subsidiary of AT&T that holds the stock of the Covered Entities and Liberty is also a party to the Contribution Agreement and is obligated under the same circumstances to contribute the Contributed Entities or their assets to Liberty Media Group LLC. A Triggering Event will occur if the incumbent Class B and Class C directors, and their successors, cease to constitute a majority of the Liberty board, or Liberty Management LLC reasonably determines that such event is reasonably likely to occur.

  AT&T Tracking Stock Amendment. AT&T's certificate of incorporation was amended in connection with the AT&T merger in order to authorize the AT&T Liberty Media Group tracking stock. Of particular relevance to Liberty is a provision that requires a separate class vote of the holders of Liberty Media Group tracking stock to authorize a Covered Disposition, which generally includes a sale or transfer by AT&T of its equity interest in Liberty or Liberty Media Group LLC or a grant of a pledge or other security interest in the equity interest of AT&T in Liberty or Liberty Media Group LLC. Such separate approval would not be required in connection with a redemption permitted by AT&T's amended certificate of incorporation of all of the outstanding Liberty Media Group tracking stock in exchange for all of the shares of common stock of a subsidiary of AT&T that holds all of the assets and liabilities of the Liberty Media Group and satisfies certain other requirements.

  AT&T's amended certificate of incorporation also provides that neither the Liberty Media Group nor the AT&T Common Stock Group will have any duty, responsibility or obligation to refrain from any of the following:

  . engaging in the same or similar activities or lines of business as any member of the other group;

  . doing business with any potential or actual supplier or customer of any member of the other group; or

  . engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual suppliers or customers of any member of the other group.

  Further, neither the Liberty Media Group nor the AT&T Common Stock Group will have any duty, responsibility or obligation:

  . to communicate or offer any business or other corporate opportunity to any other person (including any business or other corporate opportunity that may arise that either group may be financially able to undertake, and that are, from their nature, in the line of more than one group's business and are of practical advantage to more than one group);

  .  to provide financial support to the other group (or any member thereof);
     or

  .  otherwise to assist the other group.

  The foregoing provisions of the AT&T certificate of incorporation do not prevent any member of the Liberty Media Group (including Liberty) from entering into written agreements with AT&T or any other member of the AT&T Common Stock Group to define or restrict any aspect of the relationship between the groups.

  Inter-Group Agreement. AT&T, for itself and on behalf of the members of the Common Stock Group, on the one hand, and Liberty, Liberty Media Group LLC and each Covered Entity, for themselves and on behalf of the members of the Liberty Media Group, on the other hand, entered into the Inter-Group Agreement, in connection with the AT&T merger. A summary of the material provisions of the Inter-Group Agreement is set forth below.

  Neither the AT&T Common Stock Group Nor the Liberty Media Group Is Required to Offer Financial Support or Corporate Opportunities to the Other. In general, neither the AT&T Common Stock Group nor the Liberty Media Group will have any obligation or responsibility to provide financial support or offer corporate opportunities to the other group or to otherwise assist the other group. Generally, neither group will have any rights to the tradenames, trademarks or other intellectual property rights of the other group.

  There are Restrictions on the Incurrence of Debt and Other Financial Obligations. Neither the Liberty Media Group nor the AT&T Common Stock Group may incur any debt or other obligation, including any preferred equity obligation, that has or purports to have recourse to any member, or to the assets of any member, of the other group. In addition, unless otherwise expressly agreed between the two groups, no member of the Liberty Media Group or the AT&T Common Stock Group may enter into any agreement, or incur any other liability or obligation, that binds or purports to bind or impose any liabilities or obligation on any member of the other group. AT&T may not attribute any debt or other obligation to, or create, authorize or issue any AT&T preferred stock that is attributed to, the Liberty Media Group without the consent of the Liberty board.

  The Liberty Media Group may not incur any debt, other than the refinancing of debt without any increase in amount, that would cause the total indebtedness of the Liberty Media Group at any time to be in excess of 25% of the total market capitalization of the Liberty Media Group tracking stock, if the excess debt would adversely affect the credit rating of AT&T. Prior to incurring any debt that would exceed the 25% threshold, the Liberty Media Group is required to consult with AT&T and, if requested by AT&T, with two nationally recognized credit rating agencies to be selected by each of Liberty and AT&T to determine if the incurrence of the excess debt would adversely affect the credit rating of AT&T.

  Each Group is Solely Responsible for its Costs and Liabilities;
Indemnification. Each of the Liberty Media Group and the AT&T Common Stock Group will be solely responsible for all claims, obligations, liabilities and costs arising from that group's operations and businesses, whether arising before or after the AT&T merger.

  Each of the Liberty Media Group and the AT&T Common Stock Group is required to indemnify the other group and to hold the other group harmless against all claims, liabilities, losses and expenses, including attorneys' fees, allocated to the indemnifying group in accordance with the previous paragraph.

  AT&T May Generally Not Allocate Corporate Overhead Expenses to the Liberty Media Group. The AT&T Common Stock Group may not allocate general overhead expenses to the Liberty Media Group, except (1) to the extent that the Liberty Media Group receives specific services pursuant to services agreements or similar arrangements between the AT&T Common Stock Group and the Liberty Media Group and (2) if the Liberty Media Group uses the same independent accounting firm as AT&T, an allocable share of the fees and expenses of such firm for AT&T's annual audits.

  Liberty Has a Limited Ability to Issue its own Stock. Liberty may issue shares of its common stock and may authorize and issue shares of its preferred stock only if, after giving effect to the issuance, AT&T would still be able to include Liberty on its consolidated federal income tax return and Liberty would remain a "Qualified Subsidiary" for purposes of the tax-free distribution rules of Section 355 of the Code. Currently, Liberty would deconsolidate from AT&T if Liberty issued an amount of shares that would result in neither AT&T nor a subsidiary of AT&T owning at least 80% of the total combined voting power of all classes of stock of Liberty entitled to vote and 80% of the fair market value of all classes of stock of Liberty. For purposes of the preceding sentence, "stock" does not include stock which is not entitled to vote, which is limited and preferred as to dividends and does not participate in corporate growth to any significant extent, which has redemption and liquidation rights which do not exceed the issue price of such stock (except for a reasonable redemption or liquidation premium), and which is not convertible into another class of stock.

  Any Proceeds from the Issuance of AT&T Liberty Media Group Tracking Stock will be Contributed to Liberty. The net proceeds of any issuance or sale of AT&T Liberty Media Group tracking stock are generally required to be contributed by AT&T to Liberty. The parties have entered into a supplement to the Inter-Group Agreement to provide an exception to this requirement and to make alternative arrangements for the proposed acquisition of The Associated Group, Inc.

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

  AT&T will Include in its SEC Reports Combined Financial Statements of the Liberty Media Group. For so long as AT&T Liberty Media Group tracking stock is outstanding, AT&T will include in its filings with the SEC combined financial statements of the Liberty Media Group.

  AT&T will Not Take Any Actions Involving the Equity of Liberty. AT&T has also agreed that it will not, and will not permit any member of the AT&T Common Stock Group to, directly or indirectly:

  . sell, transfer, dispose of or otherwise convey, whether by merger, consolidation, sale or contribution of assets or stock, or otherwise, any direct or indirect equity interest of AT&T in Liberty;

  . incur any indebtedness secured by, or pledge or grant a lien, security interest or other encumbrance on, any direct or indirect equity interest of AT&T in Liberty; or

  . create any derivative instrument whose value is based on any direct or indirect equity interest of AT&T in Liberty;

except that the foregoing will not apply to:

  . any of the foregoing approved by the Liberty board by the affirmative vote described under "--Liberty Organizational Documents" above;

  . AT&T's issuance or sale of its own securities, other than indebtedness secured by any direct or indirect equity interest of AT&T in Liberty and other than any security convertible into or exercisable or exchangeable for, or any derivative instrument whose value is based on, any direct or indirect equity interest of AT&T in Liberty; or

  . AT&T's participation in any merger, consolidation, exchange of shares or other business combination transaction in which AT&T, or its successors, continues immediately following the transaction to hold the same interest in the business, assets and liabilities comprising the Liberty Media Group that it held immediately prior to the transaction, other than as a result of any action by Liberty or any other person included in the Liberty Media Group.

  AT&T has also agreed that for so long as any AT&T Liberty Media Group tracking stock is outstanding, AT&T will not, and will not permit any member of the AT&T Common Stock Group to, intentionally take any action that AT&T knows would have the effect of deconsolidating Liberty from the AT&T consolidated group for federal income tax purposes. This restriction will not apply to certain dispositions or redemptions expressly contemplated by AT&T's amended certificate of incorporation or to a Covered Disposition approved by the separate class vote of the holders of AT&T Liberty Media Group tracking stock.

  Intercompany Agreement. In connection with the AT&T merger, AT&T, on behalf of itself and the members of the Common Stock Group, and Liberty, on behalf of itself and the members of the Liberty Media Group, entered into an Intercompany Agreement, the material provisions of which are described below.

  Preferred Vendor Status. Liberty will be granted preferred vendor status with respect to access, timing and placement of new programming services. This means that AT&T will use its reasonable efforts to provide digital basic distribution of new services created by Liberty and its affiliates, on mutual "most favored nation" terms and conditions and otherwise consistent with industry practices, subject to the programming meeting standards that are consistent with the type, quality and character of AT&T's cable services as they may evolve over time.

  Extension of Term of Affiliation Agreements. AT&T will agree to extend any existing affiliation agreement of Liberty and its affiliates that expires on or before March 9, 2004, to a date not before March 9, 2009, if most favored nation terms are offered and the arrangements are consistent with industry practice.

  Interactive Video Services. AT&T will enter into arrangements with Liberty for interactive video services under one of the following two arrangements, which will be at the election of AT&T:

  . Pursuant to a five-year arrangement, renewable for an additional four-year period on then-current most favored nation terms, AT&T will make available to Liberty capacity equal to one 6 megahertz channel (in digital form and including interactive enablement, first screen access and hot links to relevant web sites--all to the extent implemented by AT&T cable systems) to be used for interactive, category-specific video channels that will provide entertainment, information and merchandising programming. The foregoing, however, will not compel AT&T to disrupt other programming or other channel arrangements. The suite of services are to be accessible through advanced set-top devices or boxes deployed by AT&T, except that, unless specifically addressed in a mutually acceptable manner, AT&T will have no obligation to deploy set-top devices or boxes of a type, design or cost materially different from that it would otherwise have deployed. The content categories may include, among others, music, travel, health, sports, books, personal finance, automotive, home video sales and games; or

  . AT&T may enter into one or more mutually agreeable ventures with Liberty for interactive, category-specific video channels that will provide entertainment, information and merchandising programming. Each venture will be structured as a 50/50 venture for a reasonable commercial term and provide that AT&T and Liberty will not provide interactive services in the category(s) of interactive video services provided through the venture for the duration of such term other than the joint venture services in the applicable categories. When the distribution of interactive video services occurs through a venture arrangement, AT&T will share in the revenue and expense of the provision of the interactive services pro rata to its ownership interest in lieu of the commercial arrangements described in the preceding paragraph. At the third anniversary of the formation of any such venture, AT&T may elect to purchase the ownership interest of Liberty in the venture at fair market value. The parties will endeavor to make any such transaction tax efficient to Liberty.

  Tax Sharing Agreement. Liberty, for itself and each member of the Liberty Media Group, is a party to a tax sharing agreement that provides, among other things, that:

  . to the extent that the inclusion of the Liberty Media Group within the consolidated U.S. federal income tax return (or any combined, consolidated or unitary tax return) filed by a member of the AT&T Common Stock Group increases tax liability for any period, the Liberty Media Group will be responsible for paying the AT&T Common Stock Group an amount equal to the increased tax liability; and

  . to the extent that the Liberty Media Group's inclusion within the consolidated U.S. federal income tax return (or any combined, consolidated or unitary tax return) filed by a member of the AT&T Common Stock Group reduces tax liability for any period, the AT&T Common Stock Group will be responsible for paying the Liberty Media Group an amount equal to the reduced tax liability.

  The net operating loss for U.S. federal income tax purposes of the affiliated group of which TCI was the common parent at the time of the AT&T merger (the "TCI Affiliated Group") will be allocated to the Liberty Media Group (the "Allocated NOL") to offset any obligations it would otherwise incur under the tax sharing agreement for periods subsequent to March 9, 1999 (the date of the AT&T merger). If the Liberty Media Group is deconsolidated for U.S. federal income tax purposes from the affiliated group of which AT&T is the parent corporation, the AT&T Common Stock Group will be required to pay the Liberty Media Group an amount equal to the product of (a) the amount of the Allocated NOL that has not been used as an offset to the Liberty Media Group's obligations under the tax sharing agreement, and that has been, or is reasonably expected to be, utilized by the AT&T Common Stock Group and (b) 35%. Certain other tax carryovers of the TCI Affiliated Group will be allocated to the AT&T Common Stock Group to offset any obligations it would otherwise incur under the tax sharing agreement for periods subsequent to the AT&T merger on March 9, 1999. In general, with respect to the TCI Affiliated Group, for periods ending on or prior to March 9, 1999:

  . the Liberty Media Group will pay the TCI Group any portion of regular tax liability attributable to TCI's former Liberty Media Group or TCI Ventures Group;


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

  . any regular tax losses or other tax attributes may be used by the Liberty Media Group or the TCI Group without compensation to any other group; and

  . if the TCI Affiliated Group has an alternative minimum tax liability, the group, if any, generating alternative minimum tax losses will be paid for such losses to the extent that such losses reduce alternative minimum tax liability of the TCI Affiliated Group but the Liberty Media Group will not otherwise be required to pay its share of such alternative minimum tax liability.

  Facilities and Services Agreement. TCI and Liberty entered into a facilities and services agreement effective upon the consummation of the AT&T merger. Pursuant to the agreement, TCI provides Liberty with administrative and operational services necessary for the conduct of its business, including, but not limited to, such services as are generally performed by TCI's accounting, finance, corporate, legal and tax departments. In addition, the agreement provides Liberty with office space at TCI's facilities, permits Liberty to obtain certain liability, property and casualty insurance under TCI's policies and allows for the reciprocal use by TCI and Liberty of each other's aircraft. Pursuant to the agreement, Liberty reimburses TCI for all direct expenses incurred by TCI in providing services thereunder and a pro rata share of all indirect expenses incurred by TCI in connection with the rendering of such services, including a pro rata share of the salary and other compensation of TCI employees performing services for Liberty and rental expenses for the office space of TCI used by Liberty. The obligations of TCI to provide services under the Agreement will continue in effect (A) until terminated by Liberty at any time on not less than 180 days' notice to TCI, or by TCI at any time after December 31, 2001, on not less than six months' notice to Liberty; or (B) until March 31, 2000 with respect to the services of personnel and December 31, 2001 with respect to all other services. Liberty was allocated less than $1 million, $2 million and $11 million, respectively, in corporate and general and administrative costs by TCI, for the seven months ended September 30, 1999, the two months ended February 28, 1999 and the year ended December 31, 1998.

Other Related Party Transactions

  Affiliation Agreements. TCI is party to affiliation agreements pursuant to which it purchases programming from subsidiaries and affiliates of Liberty. Certain of these agreements provide for penalties and charges in the event the supplier's programming is not carried on TCI's cable systems or not delivered to a contractually specified number of customers. Charges to TCI for such programming is generally based on customary rates and often provide for payments to TCI by Liberty's subsidiaries and business affiliates for marketing support. In July 1997, TCI entered into a 25 year affiliation agreement with Encore Media Group pursuant to which TCI is obligated to pay monthly fixed amounts in exchange for unlimited access to Encore and STARZ! programming. Also in 1997, in connection with the merger of Liberty Digital and DMX, TCI transferred to Liberty Digital the right to receive all revenue from sales of DMX music services to TCI's residential and commercial subscribers, net of an amount equal to 10% of revenue from such sales to residential subscribers and net of the revenue otherwise payable to DMX as license fees under TCI's existing affiliation agreements. Liberty received $125 million, $43 million and $162 million in revenue for programming services provided to TCI for the seven months ended September 30, 1999, the two months ended February 28, 1999 and the year ended December 31, 1998, respectively.

  Business Relationships with Directors. In connection with the AT&T merger, Liberty paid Jerome H. Kern, a director of Liberty, the sum of $10 million for his services in negotiating the merger agreement and completing the merger. Liberty also paid Paul A. Gould, a director of Liberty, the sum of $1 million for his services on the special committee of TCI's board of directors in evaluating the AT&T merger and the consideration to be received by TCI's stockholders.

  From time to time, Liberty retains Peter Kern and/or Gemini Associates, Inc., a company controlled by Peter Kern, to act as an advisor on certain business transactions. Peter Kern is the son of Jerome H. Kern, a director of Liberty. In connection with these engagements, Peter Kern and Gemini Associates received approximately $1.0 million from Liberty in each of 1998 and 1999, and approximately $300,000 from TCI in 1998.

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

  Mr. Kern was Special Counsel with the law firm of Baker & Botts, L.L.P. from July 1996 to June 1998. Liberty has retained Baker & Botts to perform various legal services from time to time for Liberty and certain of its subsidiaries and business affiliates during its last fiscal year as well as its current fiscal year.

  Indemnification of Certain of Our Employees. In connection with the AT&T merger, certain employees (including directors and executive officers) of Liberty who were officers or directors of TCI prior to the AT&T merger received undertakings of indemnification from TCI with respect to the effects of U.S. federal excise taxes that may become payable by them as a result of the AT&T merger and the resulting change in control of TCI. Pursuant to the Inter-Group Agreement, each of the Liberty Media Group and the AT&T Common Stock Group are responsible for all obligations to their respective officers and employees. Accordingly, following the AT&T merger, these tax protection undertakings to Liberty Media Group officers and employees became Liberty's obligations.

  Certain Rights to Purchase Liberty Media Group Tracking Stock. On February 9, 1998, in connection with the settlement of certain legal proceedings relative to the Estate of Bob Magness (the "Magness Estate"), the late founder and former Chairman of the Board of TCI, TCI entered into a call agreement with Dr. Malone and Dr. Malone's wife (together with Dr. Malone, the "Malones"), and a call agreement with the Estate of Bob Magness, the Estate of Betsy Magness, Gary Magness (individually and in certain representative capacities) and Kim Magness (individually and in certain representative capacities) (collectively, the "Magness Group"). Under these call agreements, each of the Magness Group and the Malones granted to TCI the right to acquire all of the shares of TCI's common stock owned by them ("High Voting Shares") that entitle the holder to cast more than one vote per share (the "High-Voting Stock") upon Dr. Malone's death or upon a contemplated sale of the High-Voting Shares (other than a minimal amount) to third parties. In either such event, TCI had the right to acquire such shares at a price equal to the then market price of shares of TCI's common stock of the corresponding series that entitled the holder to cast no more than one vote per share (the "Low-Voting Stock"), plus a 10% premium, or in the case of a sale, the lesser of such price and the price offered by the third party. In addition, each call agreement provides that if TCI were ever to be sold to a third party, then the maximum premium that the Magness Group or the Malones would receive for their High-Voting Shares would be the price paid for shares of the relevant series of Low-Voting Stock by the third party, plus a 10% premium. Each call agreement also prohibits any member of the Magness Group or the Malones from disposing of their High-Voting Shares, except for certain exempt transfers (such as transfers to related parties or to the other group or public sales of up to an aggregate of 5% of their High-Voting Shares after conversion to the respective series of Low-Voting Stock) and except for a transfer made in compliance with TCI's purchase right described above. TCI paid $150 million to the Malones and $124 million to the Magness Group in consideration of their entering into the call agreements, of which an aggregate of $140 million was allocated to and paid by Liberty.

  Also in February 1998, TCI, the Magness Group and the Malones entered into a shareholders' agreement which provides for, among other things, certain participation rights by the Magness Group with respect to transactions by Dr. Malone, and certain "tag-along" rights in favor of the Magness Group and certain "drag-along" rights in favor of the Malones, with respect to transactions in the High-Voting Stock. Such agreement also provides that a representative of Dr. Malone and a representative of the Magness Group will consult with each other on all matters to be brought to a vote of TCI's shareholders, but if a mutual agreement on how to vote cannot be reached, Dr. Malone will vote the High-Voting Stock owned by the Magness Group pursuant to an irrevocable proxy granted by the Magness Group.

  In connection with the AT&T merger, Liberty became entitled to exercise TCI's rights and became subject to its obligations under the call agreement and the shareholders' agreement with respect to the AT&T Liberty Media Group Class B tracking stock acquired by the Malones and the Magness Group as a result of the AT&T merger. If Liberty were to exercise its call right under the call agreement with the Malones or the Magness Group, it may also be required to purchase High-Voting Shares of the other group if such group exercises its "tag-along" rights under the shareholders' agreement.

  Other Transactions. National Digital Television Center, a subsidiary of TCI ("NDTC"), leases transponder facilities to certain Liberty subsidiaries. Charges by NDTC for such arrangements were $14 million for the seven months ended September 30, 1999, $4 million for the two months ended February 28, 1999 and $25 million for the year ended December 31, 1998.

  In addition, effective as of December 16, 1997, NDTC, on behalf of TCI and other cable operators that may be designated from time to time by NDTC, entered into an agreement (the "Digital Terminal Purchase Agreement") with General Instrument Corporation to purchase advanced digital set-top terminals during the calendar years 1998, 1999 and 2000. In connection with the Digital Terminal Purchase Agreement, GI granted to NDTC warrants to purchase shares of GI common stock, a portion of which become exercisable each year if a sufficient number of set-top terminals is purchased during that year. The 1998 purchase commitment of 1.5 million set-top terminals was met, resulting in warrants to purchase 4,928,000 shares of GI common stock vesting on January 1, 1999. The purchase commitment for 1999 is 1,750,000 set-top terminals, of which 930,000 set-top terminals were purchased during the first six months of 1999. If this commitment is satisfied, warrants to purchase an additional 5,750,000 shares of GI common stock will vest on January 1, 2000. The purchase commitment for 2000 is 3,250,000 set-top terminals, which, if satisfied, will result in warrants to purchase an additional 10,678,000 shares of GI common stock vesting on January 1, 2001. In connection with the AT&T merger, the GI warrants were transferred to Liberty in exchange for approximately $176 million in cash. The AT&T Common Stock Group has agreed to pay the Liberty Media Group $8.25, adjusted as appropriate for any change in the capitalization of GI, for each warrant that does not vest as a result of any purchase commitment not having been met. In addition, no member of the AT&T Common Stock Group may amend or modify the Digital Terminal Purchase Agreement without the prior written consent of the Liberty Media Group.

  Pursuant to a merger agreement among AT&T, Liberty, A-Group Merger Corp. and The Associated Group, Inc., Associated Group will be acquired by and become a member of the Liberty Media Group. Associated Group is principally engaged in the ownership and operation of interests in various communications-related businesses. Associated Group's two primary assets are approximately 21.4 million shares of stock of Teligent, Inc., a full-service, facilities-based communications company, in which Associated Group has an approximate 40% interest, and TruePosition, Inc., a subsidiary of Associated Group which provides location services for wireless carriers and users designed to determine the location of any wireless transmitters, including cellular and PCS telephones. On December 2, 1999, the closing price of Teligent's stock was $55.50. Associated Group also owns:

  .  approximately 19.7 million shares of AT&T common stock,

  . approximately 23.4 million shares of AT&T Class A Liberty Media Group tracking stock,

  . approximately 5.3 million shares of AT&T Class B Liberty Media Group tracking stock,

  .  five radio broadcasting stations, and

  . interests in companies that operate cellular telephone systems in the United States and Mexico.

  In the merger, shares of Associated Group common stock will be converted into shares of AT&T common stock and shares of AT&T Class A Liberty Media Group tracking stock, subject to the applicable exchange ratios. Immediately prior to the merger, Liberty will deliver an amount of cash to AT&T for the repayment of certain indebtedness to Associated Group immediately following the merger. As soon as reasonably practicable after the merger, AT&T and Liberty will cause:

  . the surviving entity to be converted into a limited liability company under Delaware law;

  . all shares of AT&T common stock and AT&T Liberty Media Group tracking stock owned by the surviving entity to be retired; and

  . the assets of the surviving entity (except for its interests in Teligent) to be transferred to Liberty.

  Pursuant to an asset purchase agreement with CSG Systems International, Inc., a member of the former TCI Ventures Group acquired warrants to purchase shares of common stock of CSG, related registration rights and a right to receive a contingent cash payment of $12,000,000. In connection with the AT&T merger, these warrants and rights were transferred to a subsidiary of Liberty. On April 13, 1999, the CSG warrants were exercisable for 3,000,000 shares of common stock of CSG, and AT&T purchased these warrants for $25.075 per share, or an aggregate purchase price of $75,225,000. The related registration rights were also assigned to AT&T on that date. The vesting of the CSG warrants is contingent on AT&T meeting certain subscriber commitments to CSG. If any warrants do not vest, a Liberty subsidiary must repurchase the unvested warrants from AT&T, with interest at 6% from April 12, 1999. Liberty has guaranteed the obligation of its subsidiary to repurchase any unvested warrants.

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

                         DESCRIPTION OF THE DEBENTURES

  The debentures were issued under an indenture dated as of July 7, 1999, between Liberty and The Bank of New York, as trustee, as supplemented by a second supplemental indenture dated as of November 16, 1999, between Liberty and the trustee. When we refer to the indenture, we mean the indenture as supplemented by the second supplemental indenture. The terms of the debentures include those stated in the indenture and those terms made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. A copy of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. You can read the indenture, and obtain a copy of it, at the locations described under "Where to Find More Information" on page 141.

General

  The indenture provides that senior debt securities may be issued by Liberty thereunder from time to time in one or more series. The senior debt securities that Liberty may issue under the indenture, including the debentures, are collectively referred to in this section as the "senior debt securities." The indenture does not limit the aggregate principal amount of senior debt securities that may issued under it. Senior debt securities of each series issued under the indenture, including the debentures, may be reopened at any time and additional securities of that series may be issued.

  The 4% senior exchangeable debentures due 2029 constitute a separate series of senior debt securities under the indenture. The debentures are unsecured senior obligations of Liberty and are initially limited to an aggregate original principal amount of $868,789,000. They will mature on November 15, 2029, unless earlier exchanged by the holders or redeemed by Liberty. When we refer to a "debenture" in this section, we are referring to a debenture in the original principal amount of $1,000.

  The indenture does not contain any provision that restricts the ability of Liberty to incur additional indebtedness. It also does not afford holders of debentures any protection in the event of a decline in Liberty's credit quality as a result of a takeover, recapitalization or similar transaction involving Liberty. Subject to the limitations set forth under "--Successor Corporation" below, Liberty may enter into transactions, including a sale of all or substantially all of its assets, a merger or a consolidation, that could substantially increase the amount of Liberty's indebtedness or substantially reduce or eliminate its assets, and which may have an adverse effect on Liberty's ability to service its indebtedness, including the debentures.

  Liberty will make payments of principal, premium, if any, interest and distributions on the debentures through the trustee to the depositary, as the registered holder of the debentures. See "--Form, Denomination and Registration" below. Liberty will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debentures registered in the name of the depositary or its nominee, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

  If any payment or distribution on the debentures is to be made on a day that is not a business day, that payment or distribution will be made on the next business day, without interest or any other payment being made on account of the delay. A business day means any day that is not a Saturday, Sunday or legal holiday on which banking institutions or trust companies in The City of New York are authorized or obligated by law or regulation to close.

  If the debentures at some date are reissued in certificated form, Liberty will make payments of principal, premium, if any, interest and distributions on the debentures to the registered holders thereof. Liberty will make payments due on the maturity date in immediately available funds upon presentation and surrender by the holder of a certificated debenture at the office or agency maintained by Liberty for this purpose in the Borough of Manhattan, The City of New York, which is expected to be the office of the trustee at 101 Barclay Street, New York, N.Y. 10286. Liberty will pay interest and additional distributions attributable to regular cash dividends on the reference shares, if any, due on a certificated debenture on any interest payment date other than the maturity date by check mailed to the address of the holder entitled to the payment as his address shall appear in the security register of Liberty. Notwithstanding the foregoing, a holder of $10 million or more in aggregate original principal amount of certificated debentures will be entitled to receive such payments, on any interest payment date other than the maturity date, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 calendar days prior to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the holder. Any interest and any additional distribution due and not punctually paid or duly provided for on a certificated debenture on any interest payment date other than the maturity date will cease to be payable to the holder of that debenture as of the close of business on the related record date and may either be paid (1) to the person in whose name the certificated debenture is registered at the close of business on a special record date for the payment of the defaulted interest and any additional distribution that is fixed by Liberty, written notice of which will be given to the holders of the debentures not less than 30 calendar days prior to the special record date, or (2) at any time in any other lawful manner.

  Liberty will pay or distribute additional distributions, if any, due on a certificated debenture to the holder of that debenture as of a special record date which will be the 10th business day after the date the related distribution is made on the reference shares, at the address shown for such holder in the security register of Liberty.

  All moneys or in-kind distributions paid or made by Liberty to the trustee or any paying agent for the payment of principal, premium, if any, interest and/or distributions on any certificated debenture which remain unclaimed for two years after the payment or making thereof may be repaid or returned to Liberty and, thereafter, the holder of the debenture may look only to Liberty for payment.

Form, Denomination and Registration

  The debentures have been issued in book-entry form only, and are represented by global debentures registered in the name Cede & Co., as nominee of The Depositary Trust Company. The debentures are transferrable on the books of DTC in minimum denominations of $1,000 original principal amount and integral multiples thereof.

  So long as DTC, or its nominee or any successor depositary, is the registered owner of the global debentures, the depositary or its nominee, as the case may be, will be the sole holder of the debentures represented by the global debentures for all purposes under the indenture. Except as otherwise provided in this section, the beneficial owners of interests in the global debentures will not be entitled to receive physical delivery of certificated debentures and will not be considered the holders of the debentures for any purpose under the indenture. Accordingly, each beneficial owner must rely on the procedures of the depositary and, if the beneficial owner is not a participant of the depositary, then the beneficial owner must rely on the procedures of the participant through which the beneficial owner owns its interest, in order to exercise any rights of a holder of debentures or under the indenture. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in certificated form. Such laws may impair the ability of such a purchaser to transfer its beneficial interest in the global debentures.

  The global debentures representing the debentures will be exchangeable for certificated debentures of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if:

 . the depositary notifies Liberty that it is unwilling or unable to continue as depositary for the global debentures,

 . the depositary ceases to be a clearing agency registered under the Securities Exchange Act,

 . Liberty, in its sole discretion, determines that the global debentures shall be exchangeable for certificated securities, or

 . there shall have occurred and be continuing an event of default under the indenture with respect to the debentures.

  Upon any exchange of the global debentures for certificated debentures, the certificated debentures shall be registered in the names of the beneficial owners of interests in the global debentures, which names shall be provided by the depositary's relevant participants, as identified by the depositary, to the trustee.

  Information Relating to DTC. The following is based on information furnished by DTC, which is the initial depositary:

  DTC will act as the depositary for the debentures. The debentures have been issued as fully registered senior debt securities registered in the name of Cede & Co., which is the depositary's partnership nominee. Fully registered global debentures have been issued for the debentures, in the aggregate principal amount of $868,789,000, and have been deposited with the depositary or a custodian for its benefit.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes to participants' accounts, thereby eliminating the need for physical movement of certificates. Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants, including the initial purchasers of the debentures and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to indirect participants, which includes securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

  Purchases of securities under DTC's system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each beneficial owner, which is the actual purchaser of each security, represented by global securities, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global debentures representing the debentures are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of the global debentures representing the debentures will not receive certificated debentures representing their ownership interests therein, except in the event that use of the book-entry system for the debentures is discontinued.

  To facilitate subsequent transfers, all global debentures representing the debentures which are deposited with, or on behalf of, DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of global debentures with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global debentures representing the debentures; DTC's records reflect only the identity of the direct participants to whose accounts the debentures are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to the global debentures representing the debentures. Under its usual procedure, DTC mails an omnibus proxy to Liberty as soon as possible after the

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applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debentures are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

  Principal, premium, if any, interest and/or distribution payments on the global debentures representing the debentures will be made to DTC. DTC's practice is to credit direct participants' accounts on the applicable payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of the participant and not of DTC, the trustee or Liberty, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, interest and/or distributions to DTC is the responsibility of Liberty or the trustee, disbursement of the payments to direct participants will be the responsibility of DTC, and disbursement of the payments to the beneficial owners will be the responsibility of direct and indirect participants.

  DTC may discontinue providing its services as securities depositary with respect to the debentures at any time by giving reasonable notice to Liberty or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated debentures are required to be printed and delivered.

  Liberty may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, certificated debentures will be printed and delivered.

  DTC has further advised Liberty that management of DTC is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as they relate to the timely payment of distributions (including principal and income payments) to security holders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within the appropriate time frames.

  However, DTC's ability to perform properly its service is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's direct participants and indirect participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to: (1) impress upon them the importance of the services being Year 2000 compliant, and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

  According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

  Although DTC has agreed to the procedures described above in order to facilitate transfers of interests in the global debentures among participants of DTC, it is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the trustee nor Liberty will have any responsibility for the performance by DTC or its respective participants or indirect participants of its obligations under the rules and procedures governing its operations.


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Ranking and Holding Company Structure

  The debentures, which constitute unsecured senior indebtedness of Liberty, rank equally with Liberty's existing and future unsubordinated unsecured indebtedness, and senior in right of payment to all subordinated indebtedness of Liberty. As of September 30, 1999,we had outstanding $2.5 billion of unsecured and unsubordinated indebtedness, all of which would have ranked equally with the debentures. The debentures are effectively subordinated to all secured indebtedness of Liberty, to the extent of the value of the assets securing that indebtedness, and to all liabilities of Liberty's subsidiaries. As of September 30, 1999, we had no secured indebtedness and, on a pro forma basis after giving effect to the sale of the debentures on November 16, 1999, and the use of the net proceeds therefrom, our consolidated subsidiaries would have had outstanding $12.0 billion of liabilities, all of which would have effectively ranked senior to the debentures. See "Risk Factors--Factors Relating to Liberty--Our holding company structure could restrict access to funds of our subsidiaries that may be needed to service the debentures. Creditors of those companies have a claim on their assets that is senior to that of holders of the debentures."

  Liberty is a holding company and is largely dependent on dividends, distributions and other payments from its subsidiaries and business affiliates and other investments to meet its financial obligations, and will be dependent on those payments to meet its obligations under the debentures. Liberty's subsidiaries and business affiliates, as well as AT&T and its subsidiaries other than Liberty, have no obligation, contingent or otherwise, to pay any amounts due under the debentures or to make any funds available for any of those payments. See "Risk Factors--Factors Relating to Liberty--We could be unable in the future to obtain a sufficient amount of cash with which to service our financial obligations."

Interest

  Liberty will pay interest on the debentures semi-annually on May 15 and November 15, beginning May 15, 2000, at the per annum rate of 4.0% of the original principal amount of each debenture. The debentures began to accrue interest on the date of original issuance of the debentures, which was November 16, 1999. Interest will be paid to the persons in whose names the debentures are registered at the close of business on the May 1 and November 1 preceding the interest payment date. We refer to these dates as the regular payment dates. Changes in the adjusted principal amount will not affect the amount of the semi-annual interest payments received by holders of the debentures, which is calculated based solely on the original principal amount. See "--Adjusted Principal Amount" below. Interest payable at maturity, or upon any earlier date of redemption, will be payable to the person to whom principal shall be payable on that date. Interest on the debentures is calculated on the basis of a 360-day year of twelve 30-day months.

  Until a particular debenture covered by this prospectus has been sold or can be transferred in compliance with Rule 144(k) under the Securities Act, the interest rate on that debenture is subject to increase in the event this prospectus becomes unusable by the selling security holders for more than 30 days in any twelve-month period. Beginning on the 31st day, the interest rate will increase by one quarter of one percent (0.25%) of the original principal amount of the debenture for the first 90-day period thereafter, and will increase by an additional one quarter of one percent of the original principal amount of the debenture at the beginning of each subsequent 90-day period during which the prospectus remains unusable. However, the maximum interest rate that may be borne by the debentures is 5.0%. Upon the prospectus again becoming useable, the interest rate borne by the debentures will return to the original interest rate of 4.0%.

Exchange Option

  The holder of a debenture may at any time, except during the periods described below under "--Payment at Stated Maturity" and "--Redemption," exchange the debenture for the exchange market value of the reference shares attributable to that debenture. Liberty will pay the exchange market value of each debenture tendered for exchange only in cash until the reference shares eligibility date. From and after the reference shares eligibility date, Liberty may pay the exchange market value of each debenture tendered for exchange as follows:

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  .  in cash;

  . by delivering, or causing to be delivered, the reference shares attributable to the debenture; or

  .  in a combination of cash and reference shares.

  The reference shares eligibility date means the later of December 1, 2001, and the date on which we notify the trustee that Liberty and the Trust, taken together, no longer beneficially own 10% or more of the outstanding shares of any class or series of reference shares that are registered under the Securities Exchange Act. In making this determination, Liberty will assume the exercise, conversion or exchange of all securities beneficially owned by Liberty or the Trust (but not by anyone else) that are convertible into, or exercisable or exchangeable for, shares of any class or series of reference shares, without regard to any restriction or limitation on the convertibilty, exchangeability or exercisability of those securities. We will issue a press release announcing the occurrence of the reference shares eligibility date, and will provide that notice to DTC for dissemination through the DTC broadcast facility.

  For so long as the debentures are represented by global debentures registered in the name of DTC or its nominee, exchanges may be effected only through DTC's Automated Tender Offer Program, or ATOP. If the debentures at some date are reissued in certificated form, the exchange right at that time will be exercisable as follows:

  . by completing and manually signing an exchange notice in the form available from the exchange agent, which is initially the trustee, and delivering the exchange notice to the exchange agent at the office it maintains for this purpose;

  .  by surrendering the debentures to be exchanged to the exchange agent;

  . if required, by furnishing appropriate endorsement and transfer documents; and

  .  if required, by paying all transfer or similar taxes.

  If an exchange is made during the period between a regular record date and the next succeeding interest payment date, the exchanging holder will be required to tender funds equal to the interest and any additional distribution that is payable to the holders of debentures on that interest payment date.

  We refer to the date on which all of the foregoing requirements for exchange of a particular debenture are satisfied as the exchange date for that debenture. The transmission of an agent's message requesting an exchange through ATOP, or delivery of an exchange notice to the exchange agent, shall be irrevocable. If a holder tenders debentures for exchange on or after the reference shares eligibility date, the holder will be notified by 10:00 a.m., New York City time, on the next trading day after the exchange date of Liberty's choice as to the manner in which it will pay the exchange market value of those debentures.

  If more than $1,000,000 aggregate original principal amount of debentures are tendered for exchange on any day, notice of that event will be given to DTC for dissemination through the DTC broadcast facility. Our failure to provide this notice, however, will not affect the determination of the exchange market value of the debentures tendered for exchange.

  At the date of this prospectus, the reference shares attributable to each debenture consist of 11.473 shares of Sprint PCS stock. If any other publicly traded common equity securities, including additional shares of Sprint PCS stock, are issued as a distribution in respect of the Sprint PCS stock or any other reference shares, or if any reference shares are exchanged for publicly traded common equity securities of a different issuer in an exchange offer, merger or other extraordinary transaction, then the reference shares will include the shares so issued, or be replaced by the shares issued in the exchange offer, merger or other transaction. See "-- Changes to the Reference Shares" below.

  We will pay the consideration due upon an exchange of debentures as soon as reasonably practicable after the determination of the exchange market value, but in no event later than 10 trading days thereafter. The

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calculation of the exchange market value of a debenture will depend on when the notice of exchange for that debenture is delivered to the exchange agent. If the notice is delivered before November 15, 2000, the exchange market value will be the closing price of the reference shares attributable to that debenture on the twentieth trading day following its exchange date, unless the exchange agent receives notices of exchange for more than $1,000,000 aggregate original principal amount of debentures on the same day, in which case the exchange market value of those debentures will be the average of the closing prices of the reference shares on the five trading days ending on the twentieth trading day following the exchange date.

  If the notice of exchange for a debenture is delivered on or after November 15, 2000, the exchange market value will be the closing price of the reference shares attributable to that debenture on the trading day following its exchange date, unless the exchange agent receives notices of exchange for more than $1,000,000 aggregate original principal amount of debentures on the same day, in which case the exchange market value of those debentures will be the average of the closing prices of the reference shares on the five trading days following the exchange date.

The closing price of a security on any date means:

  . the closing sale price or, if no closing sale price is reported, the last reported sale price, of that security (regular way) on the NYSE; or

  . if the security is not listed for trading on the NYSE, as reported in the composite transactions for the principal United States national or regional securities exchange on which it is listed; or

  . if the security is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market, or if the security is not so reported, the last quoted bid price for the security in the over-the-counter market as reported by the National Quotation Bureau or a similar organization.

  If the closing price of a security cannot be determined by any of the foregoing methods on a particular trading day, our board of directors will be entitled to determine the closing price on the basis of those quotations that it, in good faith, considers appropriate. However, a nationally recognized investment banking or appraisal firm retained by us will make that determination if the securities at issue are to be distributed to holders of the debentures and the aggregate value of those securities is expected to exceed $100,000,000. With respect to options, warrants, and other rights to purchase a security, the closing price of the option, warrant or other right will be deemed to be the closing price of the underlying security, minus the exercise price. With respect to securities exchangeable for or convertible into another security, the closing price of the exchangeable or convertible security will be the closing price of that security determined as aforesaid or, if its closing price can not be so determined, then the closing price will be deemed to be the fully exchanged or converted value based upon the closing price of the underlying security. If an "ex-dividend" date for a security occurs during the period used in determining that security's closing price, the closing price of the security on any day prior to the "ex-dividend" date used in calculating the closing price shall be reduced by the amount of the dividend. For this purpose, the amount of a non-cash dividend will be equal to the value of that dividend as determined by a nationally recognized investment banking firm that we retain for this purpose.

Additional Distributions

  If a reference company pays or makes a dividend or distribution on its reference shares, we may pay or make an additional distribution to holders of the debentures based on that dividend or distribution. At the date of this prospectus, the reference shares attributable to each debenture consist of
11.473 shares of Sprint PCS stock, and Sprint is the initial reference company. The reference shares and the reference company are subject to change as described under "-- Changes to the Reference Shares" below.

  If a regular cash dividend is paid on any reference shares, we will pay to holders of the debentures, as an additional distribution on each debenture, the amount of the cash dividend paid to a holder of the number of reference shares attributable to a debenture. We will pay this additional distribution on the next semi-annual

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interest payment date for the debentures. The additional distribution will be paid to holders of the debentures as of 5:00 p.m., New York City time, on the regular record date for that interest payment date. We will treat as a regular cash dividend any cash dividend that is paid by a reference company in accordance with its publicly announced regular common equity dividend policy. We refer to any dividend or distribution by a reference company on its reference shares that is not a regular cash dividend as an extraordinary distribution.

  Whether and what we pay or make by way of an additional distribution following an extraordinary distribution by a reference company on its reference shares will depend on the nature of the extraordinary distribution. If an extraordinary distribution consists of cash, we will pay to holders of the debentures, as an additional distribution on each debenture, the amount of the cash distribution received by a holder of the number of reference shares attributable to a debenture.

  If an extraordinary distribution consists of publicly traded common equity securities, we will not make an additional distribution to holders of the debentures. Rather, the number of publicly traded common equity securities (including fractions thereof) distributed to a holder of the number of reference shares attributable to a debenture will be treated as reference shares that are also attributable to that debenture.

  If an extraordinary distribution consists of publicly traded securities other than common equity securities, including options, warrants or similar rights to acquire reference shares, we will cause to be delivered to the holders of the debentures, as an additional distribution on each debenture, those securities received by a holder of the number of reference shares attributable to a debenture. We will not, however, deliver fractional securities. Instead, we will pay cash in an amount equal to the product of the fractional interest times the closing price of the security as of the special record date we set for the additional distribution. If Liberty is unable to distribute any securities as an additional distribution because necessary qualifications or registrations under applicable state or federal laws cannot be obtained on a timely basis, then the additional distribution may instead consist of cash. The cash payment will be based on the average, over the five trading days ending on the trading day next preceding the date the additional distribution is paid, of the closing prices of the security that would have otherwise been delivered.

  If an extraordinary distribution consists of assets or property other than cash or publicly traded securities, we will pay to holders of the debentures, as an additional distribution on each debenture, an amount of cash equal to the fair market value of the assets or properties distributed to a holder of the number of reference shares attributable to a debenture. That fair market value will be determined, in good faith, by our board of directors. However, a nationally recognized investment banking or appraisal firm retained by us will make that determination if we expect the aggregate fair market value of the assets or properties distributed on the number of reference shares attributable to all of the outstanding debentures to exceed $100,000,000.

  We will treat as an extraordinary distribution any consideration that is distributed in connection with a merger, consolidation, share exchange, liquidation or dissolution involving a reference company, except to the extent it consists of publicly traded common equity securities. Publicly traded common equity securities that are issued in connection with a merger, consolidation, share exchange, liquidation or dissolution involving a reference company will themselves become reference shares. See "--Changes to the Reference Shares" below.

  We will make an additional distribution that is attributable to an extraordinary distribution on the twentieth business day after such extraordinary distribution is made by the applicable reference company or successor reference company. The additional distribution will be paid to holders of the debentures as of a special record date that will be the tenth business day prior to the date we pay the additional distribution.

  Liberty will issue a press release setting forth the amount and composition, per debenture, of any additional distribution to be made by it that is attributable to an extraordinary distribution, and will deliver such release to DTC for dissemination through the DTC broadcast facility. All additional distributions that are paid or made in respect of regular cash dividends or extraordinary distributions will be paid or made without any interest or other payment in respect of such amounts.

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Adjusted Principal Amount

  Original Principal Amount. The principal amount of the debentures initially is equal to their original principal amount, which is the amount set forth on the face of the debentures.

  Adjustments to Principal Amount. The principal amount of the debentures will be adjusted downward to reflect any additional distributions that we make to holders of the debentures that are attributable to extraordinary distributions made on the reference shares. No adjustment will be made to the principal amount, however, for additional distributions that are attributable to regular cash dividends paid on the reference shares. Because the principal amount of the debentures is subject to reduction, we refer to the principal amount of a debenture at any time as its adjusted principal amount. In no event will the adjusted principal amount of a debenture be less than zero.

  On any date that we pay or make an additional distribution to the holders of the debentures that is attributable to an extraordinary distribution on the reference shares, the original principal amount of each debenture (or, if such principal amount has previously been reduced, the adjusted principal amount of the debenture) will be reduced by the amount of the additional distribution that is paid or made with respect to that debenture. Thereafter, the adjusted principal amount will be further reduced on each successive semi-annual interest payment date to the extent necessary to cause the semi-annual interest payment on that date to represent the payment by Liberty, in arrears, of an annualized yield of 4% of the adjusted principal amount of the debentures. An adjustment for purposes of ensuring that Liberty does not pay an annualized yield of more than 4% of the adjusted principal amount of the debentures that is necessitated by the payment of an additional distribution to holders of the debentures will take effect on the second succeeding interest payment date after the payment of that distribution. We will issue a press release, and provide the release to DTC for dissemination through the DTC broadcast facility, each time an adjustment is made to the adjusted principal amount of the debentures.

  The adjustments described above will not affect the amount of the semi-annual interest payments received by holders of debentures, which will continue to be a rate of interest equal to 4% per annum of the original principal amount of the debentures.

Payment at Stated Maturity

  The stated maturity of the debentures is November 15, 2029. The amount that we will pay a holder of debentures at stated maturity will depend on whether we notify holders, not less than 30 business days prior to the stated maturity date:

  . that we will cause reference shares to be delivered in payment of the exchange market value of all debentures tendered for exchange up until the close of business on the trading day preceding the stated maturity date; or

  . that we are terminating, as of the 30th business day prior to the stated maturity date, the right of all holders to exchange their debentures for the exchange market value thereof.

  Continuation of Exchange Right. If we notify debenture holders that we will cause reference shares to be delivered in payment of the exchange market value of all debentures tendered for exchange up until the close of business on the trading day preceding the stated maturity date, then we will pay, for each debenture outstanding on the stated maturity date, an amount equal to the sum of:

  .  the adjusted principal amount of the debenture, plus

  . any accrued but unpaid interest on the debenture up to the stated maturity date, plus

  .  any final period distribution on the debenture.

  Termination of Exchange Right. If we notify debenture holders that we are terminating, as of the 30th business day prior to the stated maturity date, their right to exchange their debentures for the exchange market

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value thereof, then we will pay, for each debenture outstanding on the stated
maturity date, an amount equal to the sum of:

  .  the greater of:

     -- the adjusted principal amount of the debenture, and

     -- the current market value of the reference shares attributable to the debenture; plus

  . any accrued but unpaid interest on the debenture up to the stated maturity date, plus

  .  any final period distribution on the debenture.

  The current market value of the reference shares attributable to the debentures for this purpose will be calculated based on the average closing price for each reference share over the 20 trading day period immediately prior to, but not including, the fifth business day preceding the stated maturity date.

  A final period distribution will be made if, as of the stated maturity date:

  . a regular cash dividend or extraordinary dividend has been declared on any of the reference shares;

  .  the ex-dividend date for that dividend or distribution has occurred; and

  . the holders of such reference shares have not yet received the dividend or distribution.

  In the case of a regular cash dividend that has been declared on reference shares as of the stated maturity date but not yet paid, the final period distribution will be equal to the amount of the regular cash dividend that is payable to a holder of the number of reference shares attributable to a debenture. This amount will be paid on the stated maturity date with all other amounts then due. In the case of an extraordinary distribution that has been declared on reference shares as of the stated maturity date but not yet paid or made, the form and amount of the final period distribution will be determined in the same manner as that for an additional distribution that would have been attributable to that extraordinary distribution, except that any publicly traded common equity securities to be distributed on the reference shares will be part of any final period distribution rather than treated as additional reference shares. Because any additional distribution we make on a debenture that is attributable to an extraordinary distribution on the reference shares is deducted from the adjusted principal amount of that debenture, we will deduct from any final period distribution that is attributable to an extraordinary distribution the adjusted principal amount of the debenture, as of the stated maturity date, as to which such final period distribution is paid. We will pay or make any final period distribution that is attributable to an extraordinary distribution on the 20th business day after the payment of that extraordinary dividend by the applicable reference company.

  The amount we pay for any debentures outstanding on the stated maturity date will be payable in cash, except that any final period distribution included in that amount which consists of publicly traded securities will be payable by delivery of those securities.

Amount Payable upon Acceleration of the Debentures

  If the maturity of the debentures is accelerated following an event of default, the amount payable for each debenture will be determined in the same manner as the amount payable at stated maturity under the circumstances in which Liberty notifies debenture holders that it is terminating, as of the 30th business day prior to the stated maturity date, their right to exchange their debentures for the exchange market value thereof. See "--Payment at Stated Maturity" above.

Redemption

  Optional Redemption. Except as set forth under "Tax Event Redemption" and "Share Event Redemption" below, the debentures are not redeemable before November 15, 2003. At any time or from time to time on or after November 15, 2003, Liberty may redeem all or some of the debentures on not less than 30

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business days prior notice. If Liberty chooses to redeem only some of the debentures, there must remain outstanding, immediately following any partial redemption, at least $100,000,000 original principal amount of debentures.

  The redemption price we pay for a debenture on any redemption date will depend on whether we notify holders of debentures called for redemption, not less than 30 business days prior to the redemption date:

  . that we will cause reference shares to be delivered in payment of the exchange market value of all debentures called for redemption that are tendered for exchange up until the close of business on the trading day next preceding the redemption date; or

  . that we are terminating, as of the 30th business day prior to the redemption date, the right of all holders of debentures called for redemption to exchange those debentures for the exchange market value thereof.

  Any termination of the exchange right in the event of a partial redemption will only apply to the debentures called for redemption.

  Continuation of Exchange Right. If we notify debenture holders that we will cause reference shares to be delivered in payment of the exchange market value of all debentures called for redemption that are tendered for exchange up until the close of business on the trading day next preceding the redemption date, then we will pay, for each debenture that we redeem on the redemption date, a redemption price equal to the sum of:

  .  the adjusted principal amount of the debenture, plus

  . any accrued but unpaid interest on the debenture up to the redemption date, plus

  .  any final period distribution on the debenture.

  Termination of Exchange Right. If we notify holders of debentures called for redemption that we are terminating, as of the 30th business day prior to the redemption date, their right to exchange their debentures for the exchange market value thereof, then we will pay, for each debenture that we redeem on the redemption date, an amount equal to the sum of:

  .  the greater of:

     -- the adjusted principal amount of the debenture, and

     -- the current market value of the reference shares attributable to the debenture; plus

  . any accrued but unpaid interest on the debenture up to the redemption date, plus

  .  any final period distribution on the debenture.

  Tax Event Redemption. If a tax event occurs and is continuing at any time on or before February 15, 2000, we will have the right to redeem all of the debentures. If we choose to redeem the debentures after a tax event, we must exercise our right within 180 days after the tax event and provide debenture holders not less than 25 business days notice of the redemption date. Your right to exchange the debentures will terminate on the giving of such notice or, if later, on the 25th business day prior to the redemption date.

  On a redemption date attributable to a tax event, we will redeem each debenture outstanding at that date for a redemption price equal to the sum of:

  .  the greater of:

     -- the adjusted principal amount of the debenture, and

    -- the current market value of the reference shares attributable to the debenture, plus

  . any accrued but unpaid interest on the debenture up to the redemption date, plus

  .  any final period distribution on the debenture.

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  A tax event will occur if, prior to February 15, 2000, a change of law occurs that results in there being a substantial risk that Liberty will not be able to deduct, pursuant to Section 263(g) of the Code, all of the interest (including original issue discount) it pays or accrues with respect to the debentures in calculating its United States federal income tax liability. Before Liberty may effect a redemption due to the occurrence of a tax event it must deliver to the trustee a letter from a nationally recognized independent tax counsel, which opines that a tax event has occurred. A "change of law" is defined as any amendment to, clarification of, or change in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein, or any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of proposed procedures or regulations, that occurs after November 10, 1999.

  Share Event. If a share event occurs and is continuing at any time on or before November 15, 2003, we will have the right to redeem all of the debentures. If we choose to redeem the debentures after a share event, we must exercise our right within 5 business days after the share event and provide debenture holders not less than 25 business days notice of the redemption date. Your right to exchange the debentures will terminate on the giving of such notice or, if later, on the 25th business day prior to the redemption date.

  On a redemption date attributable to a share event, we will redeem each debenture outstanding at that date for a redemption price equal to the sum of:

  .  the greater of:

     -- the adjusted principal amount of the debenture, and

     -- the sum of the current market value of the reference shares attributable to the debenture and $115.04, plus

  . the remaining scheduled semi-annual interest payments on the debenture through and including November 15, 2003, plus

  .  any final period distribution on the debenture.

A share event will occur at such time as the Trust no longer holds the entire pecuniary interest in:

  . a number of shares of Sprint PCS stock, or other reference shares received by the trustee of the Trust for shares of Sprint PCS stock, or

  . securities convertible into or exercisable for that number of shares of Sprint PCS stock or other reference shares,

free and clear of any rights or other claims of others, including rights or claims relating to the market value of such securities that are equal to or greater than the aggregate number of reference shares attributable to all debentures then outstanding. Before Liberty may effect a redemption due to the occurrence of a share event it must deliver to the trustee an officers' certificate certifying that a share event has occurred. See "Risk Factors-- Factors Relating to the Debentures--We do not own any shares of Sprint PCS stock. We cannot control the sale of shares of Sprint PCS stock by a trust established for our benefit, which could result in an early redemption of your debentures." A share event can not occur due to a transfer of securities from the Trust to or upon the order of Liberty.

  Calculation of Current Market Value. If the current market value of the reference shares attributable to a debenture needs to be calculated to determine the amount of the redemption price, it will be calculated based on the average closing price for each reference share over the 20 trading day period immediately prior to, but not including, the fifth business day preceding the redemption date.

  Definition and Timing of Final Period Distribution. A final period distribution will be made with respect to each debenture we redeem if, as of the redemption date:

  . a regular cash dividend or extraordinary dividend has been declared on any of the reference shares;

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

  .  the ex-dividend date for that dividend or distribution has occurred; and

  . the holders of such reference shares have not yet received the dividend or distribution.

  The timing, amount and form of any final period distribution that we make in connection with a redemption of debentures will be determined in the same manner as that described under "--Payment at Stated Maturity" above for any final distribution we may make in connection with the repayment of debentures that are outstanding on the stated maturity date.

  Payment of Redemption Price. The redemption price will be paid in cash, except that any final period distribution included in the redemption price which consists of publicly traded common equity securities will be payable by delivery of those securities. On or prior to the redemption date, we will irrevocably deposit with the trustee sufficient funds to pay the redemption price for all debentures being redeemed at that date, other than any final period distribution that is attributable to an extraordinary distribution on the reference shares. A final period distribution that is attributable to an extraordinary distribution will be paid on the 20th business day after the extraordinary distribution is received by holders of reference shares. If the redemption date is not a business day, then the redemption price will be payable on the next business day, without any interest or other payment being made in respect of the delay.

  Additional distributions to be made after debentures have been called for redemption and before the redemption date will be payable to the holders on the record date for that distribution.

  Once a notice of redemption is given and funds are irrevocably deposited, interest on the debentures will cease to accrue on and after the date of redemption and all rights of the holders of the debentures will cease, except for the right of the holders to receive the redemption amount, including, if applicable, any final period distribution (but without any interest or other payment on that redemption amount).

  If we improperly withhold or refuse to pay the redemption price for the debentures, interest on the debentures will continue to accrue at an annual rate of 4% from the original redemption date to the actual date of payment. In this case, the actual payment date will be considered the redemption date for purposes of calculating the redemption price. Any final period distribution will be payable based on the original redemption date scheduled.

  In compliance with applicable law (including the United States federal securities laws), we and our affiliates may, at any time, purchase outstanding debentures by tender, in the open market or by private agreement.

Changes to the Reference Shares.

  As of the date of this prospectus, Sprint is the reference company and one share of Sprint PCS stock represents one reference share. The reference company may change over the 30-year term of the debentures, or there may be one or more additional reference companies. A change in, or the addition of, a reference company will result in a change in, or the addition to, the reference shares attributable to the debentures. One reference share attributable to each debenture may, over time, consist of a basket of reference shares.

  The initial reference shares attributable to each debenture are 11.473 shares of Sprint PCS stock. The reference shares attributable to each debenture will be affected by the following events, in the manner described below:

  Dividends and Distributions. If a reference company makes a dividend or distribution on its reference shares consisting of additional reference shares of the same class, then the number of reference shares attributable to each debenture will equal the sum of:

  . the number of reference shares attributable to each debenture immediately prior to the dividend or distribution, and

  . the number of additional references shares that a holder of the number of reference shares attributable to each debenture receives as a result of the dividend or distribution.

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

  If a reference company makes a distribution on its reference shares consisting of publicly traded common equity securities of another class of that reference company or of another issuer, then the reference shares attributable to each debenture will consist of the following:

  . the number of reference shares attributable to each debenture immediately prior to the distribution, and

  . the number and type of new common equity securities that a holder of the number of reference shares attributable to each debenture receives as a result of the distribution.

  Any change in the reference shares attributable to a debenture that results from a dividend or distribution by a reference company will be deemed to have occurred on the date the dividend or distribution is made by the reference company.

  Combinations, Subdivisions and Reclassifications. If a reference company combines or subdivides its reference shares or issues by reclassification of its reference shares any shares of any other class of its publicly traded common equity securities (including any reclassification that is effected in connection with a merger in which the reference company is the continuing corporation), the reference shares will be adjusted so that the reference shares attributable to each debenture will become the number and kind of reference shares that a holder of the reference shares attributable to each debenture immediately prior to the combination, subdivision or reclassification owns immediately following that action.

  Any change in the reference shares attributable to a debenture that results from a combination, split or reclassification by a reference company will be deemed to have occurred immediately after the effective date of the combination, subdivision or reclassification.

  Mergers and Consolidations. If a reference company merges or consolidates with another company where the reference shares are exchanged for other publicly traded common equity securities, the reference shares will be adjusted so that the reference shares attributable to each debenture will become the number and kind of publicly traded common equity securities that a holder of the number of reference shares attributable to each debenture immediately prior to the merger or consolidation owns immediately following the merger or consolidation. To the extent the consideration received by the holders of reference shares in a merger or consolidation consists of cash or assets other than publicly traded common equity securities, the cash and assets so received will be treated as though they were part of an extraordinary distribution by the reference company or the successor reference company, and shall be the object of an additional distribution by Liberty. See "--Additional Distributions" above.

  If an election is offered to holders of reference shares as to the form of consideration they may receive in any merger or consolidation, such election shall be deemed a reference share offer and treated in the manner described under "Tender or Exchange Offer; Elections" below.

  Any change in the reference shares attributable to a debenture that results from a merger or consolidation will be deemed to have occurred immediately after the effective date of the merger or consolidation.

  For purposes of the foregoing, a conversion or redemption by Sprint of all shares of Sprint PCS stock pursuant to Article Sixth, Section 7.1 of its Articles of Incorporation shall be deemed a merger or consolidation.

  According to available public information, Sprint has entered into a merger agreement with MCI WorldCom, Inc. Under this agreement, holders of Sprint PCS stock would receive one share of WorldCom PCS tracking stock and 0.1547 shares of MCI WorldCom common stock for each share of Sprint PCS stock. If this merger occurs, the shares issued in the MCI WorldCom merger would replace the Sprint PCS stock as the reference shares that are attributable to the debentures and MCI WorldCom would become a successor reference company. Using the foregoing exchange ratio, immediately after the Sprint/MCI WorldCom merger the reference shares attributable to each debenture would consist of 11.473 shares of WorldCom PCS tracking stock and 1.7751 shares of MCI WorldCom common stock. However, the merger is subject to many conditions, including regulatory approvals, and may never occur. Even if it does occur, the exchange ratio for the shares to be received by holders of Sprint PCS stock in the merger may change.

  Statutory Share Exchange. If a reference company participates in a statutory share exchange with another company where the reference shares are exchanged for other publicly traded common equity securities, the reference shares will be adjusted so that the reference shares attributable to each debenture will become the number and kind of publicly traded common equity securities that a holder of the number of reference shares attributable to each debenture immediately prior to the share exchange owns immediately following the share exchange. To the extent the consideration received by the holders of reference shares in a share exchange consists of cash or assets other than publicly traded common equity securities, the cash and assets so exchanged will be treated as though they were part of an extraordinary distribution by the reference company or the successor reference company, and shall be the object of an additional distribution by Liberty. See "--Additional Distributions" above.

  If an election is offered to holders of reference shares as to the form of consideration they may receive in any statutory exchange, such election shall be deemed a reference share offer and treated in the manner described under "Tender or Exchange Offer; Elections" below.

  Any change in the reference shares attributable to a debenture that results from a share exchange will be deemed to have occurred immediately after the effective date of the share exchange.

  For the foregoing purposes, a redemption by Sprint of all of the outstanding shares of Sprint PCS stock, pursuant to Article Sixth, Section 7.2 of its Articles of Incorporation, in exchange for common stock of one or more of its wholly owned subsidiaries that collectively hold all of the assets and liabilities attributed to its PCS Group shall be deemed a statutory exchange of shares of Sprint PCS stock for shares of common stock of the relevant subsidiary or subsidiaries.

  Liquidation or Dissolution. If a reference company liquidates or dissolves, the reference shares will be adjusted so that the reference shares attributable to each debenture will become the number and kind of publicly traded common equity securities, if any, that a holder of the number of reference shares attributable to each debenture immediately prior to the liquidation or dissolution owns immediately thereafter. To the extent the consideration received by the holders of reference shares in a liquidation or dissolution consists of cash or assets other than publicly traded common equity securities, the cash and assets so exchanged will be treated as though they were part of an extraordinary distribution by the reference company, and shall be the subject of an additional distribution by Liberty. See "--Additional Distributions" above.

  Any change in the reference shares attributable to a debenture that results from the liquidation or dissolution of a reference company will be deemed to have occurred immediately after the effective date of the liquidation or dissolution.

  Tender or Exchange Offer; Elections. The reference shares will be adjusted in the event of any tender or exchange offer for 30% or more of the outstanding reference shares of any reference company. In the event of such a tender offer, or any consolidation, merger or statutory share exchange involving a reference company in which an election is given to holders of reference shares as to the consideration to be received in the transaction, a reference share offer shall be deemed to have been made.

  If a reference share offer is made, we will make a reference share offer adjustment. This means the reference shares attributable to each debenture will include, immediately after the closing of the reference share offer, the portion of the average transaction consideration that consists of publicly traded common equity securities. In addition, this means reducing the reference shares attributable to each debenture immediately prior to the closing of such reference share offer by the reference share proportionate reduction.

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

  The term "average transaction consideration" means, as to each reference share subject to the reference share offer, the quotient derived by dividing
(1) the aggregate amount of consideration actually distributed or paid to all holders of reference shares that participated in the reference share offer, by
(2) the total number of reference shares outstanding immediately prior to the closing of the reference share offer and entitled to participate in that reference share offer.

  The term "reference share proportionate reduction" means a proportionate reduction in the number of reference shares attributable to each debenture that are the subject of the reference share offer, calculated in accordance with the following formula:

                                         X
                                     R = --
                                         N

where:

  R= the fraction by which the number of reference shares that are the subject of the reference share offer and attributable to each debenture will be reduced.

  X= the aggregate number of such reference shares that are surrendered and accepted in the reference share offer.

  N= the aggregate number of reference shares, which are the subject of the reference share offer, outstanding immediately prior to the closing of the reference share offer.

  Any portion of the average transaction consideration that does not consist of publicly traded common equity securities will be treated as though it were part of an extraordinary distribution by the reference company, and shall be the object of an additional distribution by Liberty. See "-- Additional Distributions" above.

  Any change in the reference shares attributable to a debenture that results from a reference share offer will be deemed to have occurred immediately after the closing of the tender or exchange offer or the effective date of the merger, consolidation or statutory share exchange involving an election, as the case may be.

  A conversion or redemption of less than all shares of Sprint PCS stock pursuant to Article Sixth, Section 7.1 of Sprint's Articles of Incorporation shall be treated as a reference share offer.

  If following any merger, consolidation, liquidation, dissolution, exchange offer or tender offer no reference shares were to remain outstanding, the maturity of the debentures would not be accelerated and the debentures would continue to remain outstanding until the stated maturity date, unless the debentures were earlier redeemed by us. At the stated maturity or upon redemption, holders of the debentures would only be entitled to receive the adjusted principal amount of the debentures, plus any accrued but unpaid interest.

Calculations in Respect of the Debentures

  We will be responsible for making all calculations called for under the debentures. These calculations include determination of:

  .  the adjusted principal amount of the debentures;

  .  the current market value of the reference shares;

  .  the exchange market value of the reference shares;

  .  any final period distribution on the debentures;

  .  the cash value of any property distributed on the reference shares;

  .  the average transaction consideration in a reference share offer;

  . the number and composition of the reference shares attributable to a debenture; and

  . the amount of accrued interest payable upon redemption or at maturity of the debentures.

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

  We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the debentures. We will provide a schedule of our calculations to the trustee, and the trustee is entitled to rely upon the accuracy of our calculations without independent verification.

Certain Covenants

  The covenants set forth below are contained in the indenture and are applicable to Liberty and its Subsidiaries.

  Limitation on Liens. Liberty will not, and will not permit any Restricted Subsidiary to, create, incur or assume any Lien, except for Permitted Liens, on any Principal Property to secure the payment of Funded Indebtedness of Liberty or any Restricted Subsidiary if, immediately after the creation, incurrence or assumption of such Lien, the sum of (A) the aggregate outstanding principal amount of all Funded Indebtedness of Liberty and the Restricted Subsidiaries that is secured by Liens (other than Permitted Liens) on any Principal Property and (B) the Attributable Debt relating to any Sale and Leaseback Transaction which would otherwise be subject to the provisions of clause 2(A)(i) of the "Limitation on Sale and Leaseback" covenant would exceed 15% of the Consolidated Asset Value, unless effective provision is made whereby the debentures (together with, if Liberty shall so determine, any other Funded Indebtedness ranking equally with the debentures, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Funded Indebtedness (but only for so long as such Funded Indebtedness is so secured).

  The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens ("Permitted Liens"):

     (1) Any Lien which arises out of a judgment or award against Liberty or any Restricted Subsidiary with respect to which Liberty or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceeding for review (or with respect to which the period within which such appeal or proceeding for review may be initiated shall not have expired) and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review or with respect to which Liberty or such Restricted Subsidiary shall have posted a bond and established adequate reserves (in accordance with generally accepted accounting principles) for the payment of such judgment or award;

     (2) Liens on assets or property of a person existing at the time such person is merged into or consolidated with Liberty or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided, that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not secure any property of Liberty or any Restricted Subsidiary other than the property and assets subject to the Liens prior to such merger, consolidation or acquisition;

     (3) Liens existing on the date of original issuance of the debentures;

     (4) Liens securing Funded Indebtedness (including in the form of Capitalized Lease Obligations and purchase money indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 60 days thereafter; provided (i) such Liens secure Funded Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Funded Indebtedness) and (ii) such Liens do not extend to any property of Liberty or any Restricted Subsidiary other than the property for which such Funded Indebtedness was incurred;

     (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

     (6) Liens to secure the debentures;

     (7) Liens granted in favor of Liberty; and

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     (8) Any Lien in respect of Funded Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Funded Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (6) and (7) above, provided that the principal of the Funded Indebtedness secured thereby does not exceed the principal of the Funded Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; provided, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property).

  Limitation on Sale and Leaseback. Liberty will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided, that Liberty or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

     (1) the gross cash proceeds of the Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in a board resolution delivered to the trustee, of the Principal Property that is the subject of the Sale and Leaseback Transaction, and

     (2) either

       (A) Liberty or the Restricted Subsidiary, as applicable, either (i) could have incurred a Lien to secure Funded Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to the "Limitation on Liens" covenant, or (ii) makes effective provision whereby the debentures (together with, if Liberty shall so determine, any other Funded Indebtedness ranking equally with the debentures, whether then existing or thereafter created) are secured equally and ratably with (or prior to) the obligations of Liberty or the Restricted Subsidiary under the lease of the Principal Property that is the subject of the Sale and Leaseback Transaction, or

       (B) within 180 days, Liberty or the Restricted Subsidiary either (i) applies an amount equal to the fair market value of the Principal Property that is the subject of the Sale and Leaseback Transaction to purchase the debentures or to retire other Funded Indebtedness, or (ii) enters into a bona fide commitment to expend for the acquisition or improvement of a Principal Property an amount at least equal to the fair market value of such Principal Property.

  Designation of Restricted Subsidiaries. Liberty may designate an Unrestricted Subsidiary as a Restricted Subsidiary or designate a Restricted Subsidiary as an Unrestricted Subsidiary at any time, provided that (1) immediately after giving effect to such designation, Liberty and its Restricted Subsidiaries would have been permitted to incur at least $1.00 of additional Funded Indebtedness secured by a Lien pursuant to the "Limitation on Liens" covenant,
(2) no default or event of default shall have occurred and be continuing, and
(3) an Officers' Certificate with respect to such designation is delivered to the trustee within 75 days after the end of the fiscal quarter of Liberty in which such designation is made (or, in the case of a designation made during the last fiscal quarter of Liberty's fiscal year, within 120 days after the end of such fiscal year), which Officers' Certificate shall state the effective date of such designation; Liberty has made the initial designation of all of its Subsidiaries as Restricted Subsidiaries and will deliver the required Officers' Certificate with respect thereto to the trustee, on or prior to the date of initial issuance of the debentures.

Successor Corporation

  Liberty may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) to, any entity or entities (including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of the United States or a State thereof, shall assume by supplemental

                                      125
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indenture all the obligations of Liberty under the debentures and the indenture and (2) immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing. Thereafter, all such obligations of Liberty shall terminate.

Events of Default

  The term "event of default" means any one of the following events with respect to any series of senior debt securities, including the debentures:

     (1) default in the payment of any interest or distributions on any senior debt security of the series, or any additional amounts payable with respect thereto, when the interest or distributions becomes or the additional amounts become due and payable, and continuance of the default for a period of 30 days;

     (2) default in the payment of the principal of or any premium on any senior debt security of the series, or any additional amounts payable with respect thereto, when the principal or premium becomes or the additional amounts become due and payable at their maturity;

     (3) failure of Liberty to comply with its obligations to deliver cash or reference shares in exchange for debentures as described above under "-- Exchange Option";

     (4) failure of Liberty to comply with any of its obligations described above under "--Successor Corporation";

     (5) default in the deposit of any sinking fund payment when and as due by the terms of a senior debt security of the series;

     (6) default in the performance, or breach, of any covenant or warranty of Liberty in the indenture or the senior debt securities (other than a covenant or warranty a default in the performance or the breach of which is elsewhere in the indenture specifically dealt with or which has been expressly included in the indenture solely for the benefit of a series of senior debt securities other than the relevant series), and continuance of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to Liberty by the trustee or to Liberty and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the indenture;

     (7) if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness of Liberty, whether the Indebtedness now exists or shall hereafter be created, shall happen and shall result in Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of $100 million becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and (i) the acceleration shall not be rescinded or annulled, (ii) such Indebtedness shall not have been paid or (iii) Liberty shall not have contested such acceleration in good faith by appropriate proceedings and have obtained and thereafter maintained a stay of all consequences that would have a material adverse effect on Liberty, in each case within a period of 30 days after there shall have been given, by registered or certified mail, to Liberty by the trustee or to Liberty and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the series then outstanding, a written notice specifying the default or breaches and requiring it to be remedied and stating that the notice is a "Notice of Default" or other notice as prescribed in the indenture; provided, however, that if after the expiration of such period, such event of default shall be remedied or cured by Liberty or be waived by the holders of such Indebtedness in any manner authorized by such mortgage, indenture or instrument, then the event of default with respect to such series of senior debt securities or by reason thereof shall, without further action by Liberty, the trustee or any holder of senior debt securities of such series, be deemed cured and not continuing;

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     (8) the entry by a court having competent jurisdiction of:

       (a) a decree or order for relief in respect of Liberty or any Material Subsidiary in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

       (b) a decree or order adjudging Liberty or any Material Subsidiary to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of Liberty or any Material Subsidiary and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

       (c) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Liberty or any Material Subsidiary or of any substantial part of the property of Liberty or any Material Subsidiary or ordering the winding up or liquidation of the affairs of Liberty;

     (9) the commencement by Liberty or any Material Subsidiary of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Liberty or any Material Subsidiary to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Liberty or any Material Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable law, or the consent by Liberty or any Material Subsidiary to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Liberty or any Material Subsidiary or any substantial part of the property of Liberty or any Material Subsidiary or the making by Liberty or any Material Subsidiary of an assignment for the benefit of creditors, or the taking of corporate action by Liberty or any Material Subsidiary in furtherance of any such action; or

     (10) any other event of default provided in or pursuant to the indenture with respect to senior debt securities of the series.

  If an event of default with respect to senior debt securities of any series at the time outstanding (other than an event of default specified in clause (8) or (9) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding senior debt securities of the series may declare the principal of all the senior debt securities of the series, or such lesser amount as may be provided for in the senior debt securities of the series, to be due and payable immediately, by a notice in writing to Liberty (and to the trustee if given by the holders), and upon any declaration the principal or such lesser amount shall become immediately due and payable. If an event of default specified in clause (8) or (9) above occurs, all unpaid principal of and accrued interest on the outstanding senior debt securities of that series (or such lesser amount as may be provided for in the senior debt securities of the series) shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any senior debt security of that series.

  At any time after a declaration of acceleration or automatic acceleration with respect to the senior debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding senior debt securities of the series, by written notice to Liberty and the trustee, may rescind and annul the declaration and its consequences if:

  (1) Liberty has paid or deposited with the trustee a sum of money sufficient to pay all overdue installments of any interest and distributions on all senior debt securities of the series and additional amounts payable with respect thereto and the principal of and any premium on any senior debt securities of the series which have become due otherwise than by the declaration of acceleration and interest on the senior debt securities; and

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  (2)  all events of default with respect to senior debt securities of the series, other than the non-payment of the principal of, any premium, interest and distributions on, and any additional amounts with respect to senior debt securities of the series which shall have become due solely by the acceleration, shall have been cured or waived.

  No rescission shall affect any subsequent default or impair any right consequent thereon.

Certain Definitions

  The following are certain of the terms defined in the indenture and used under "--Certain Covenants" above:

  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with generally accepted accounting principles.

  "Capitalized Lease Obligation" of any person means any obligation of such person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased by such person and used in its business that is required to be accounted for as a liability on the balance sheet of such person in accordance with generally accepted accounting principles and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

  "Closing Price" means, with respect to any security on any date of determination, the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security on the NYSE on such date or, if such security is not listed for trading on the NYSE on such date, as reported in the composite transactions (or comparable system) for the principal United States national or regional securities exchange on which such security is so listed or a recognized international securities exchange, or, if such security is not listed on a U.S. national or regional securities exchange or on a recognized international securities exchange, as reported by the Nasdaq Stock Market, or, if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of such security on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by Liberty; provided that, (1) with respect to options, warrants and other rights to purchase Marketable Securities, the Closing Price shall be the value based on the Closing Price of the underlying Marketable Security minus the exercise price and (2) with respect to securities exchangeable for or convertible into Marketable Securities, the Closing Price shall be the Closing Price of the exchangeable or convertible security or, if it has no Closing Price, the fully converted value based upon the Closing Price of the underlying Marketable Security.

  "Consolidated Asset Value" shall mean, with respect to any date of determination, the sum of:

     (A) the amount of cash of Liberty and its Restricted Subsidiaries on the last day of the preceding month, plus the following assets owned by Liberty and its Restricted Subsidiaries on the last day of the preceding month that have the indicated ratings and maturities no greater than 270 days:

    . the aggregate principal amount of certificates of deposit and bankers' acceptances rated A/2 or P/2 or higher by the Rating Agencies,

    . the aggregate principal amount of participations in loans with obligors with short-term ratings of A/2 or P/2 or higher by the Rating Agencies or long-term ratings of Baa1or BBB+ or higher by the Rating Agencies,

    . the aggregate principal amount of repurchase agreements of securities issued by the U.S. government or any agency thereof with counterparties with short-term ratings of A/2 or P/2 or

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       higher by the Rating Agencies or long-term ratings of Baa1or BBB+ or higher by the Rating Agencies, and

    . the aggregate principal amount at maturity of commercial paper rated A/2 or P/2 or higher by the Rating Agencies,

     (B) the aggregate value of all Marketable Securities owned by Liberty and its Restricted Subsidiaries based upon the Closing Price of each Marketable Security on the last day of the preceding month, or if such day is not a Trading Day, on the immediately preceding Trading Day, and

     (C) the arithmetic mean of the aggregate market values (or the midpoint of a range of values) of the assets of Liberty and its Restricted Subsidiaries having a value in excess of $200 million, other than the assets referred to in clauses (A) and (B) above, as of a date within 90 days of the date of determination (or to the extent the research reports referred to below have not been issued within such 90-day period, as of a date within 180 days of the date of determination) as evidenced either:

    . by research reports issued by three nationally recognized independent investment banking firms selected by Liberty or

    . if three such research reports have not been issued within 180 days prior to the date of determination, by an appraisal by two nationally recognized independent investment banking or appraisal firms retained by Liberty for this purpose.

  "Fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair market value shall be determined by the Board of Directors of Liberty acting in good faith evidenced by a board resolution thereof delivered to the trustee.

  "Funded Indebtedness" of any person means, as of the date as of which the amount thereof is to be determined, without duplication, all Indebtedness of such person and all Capitalized Lease Obligations of such person, which by the terms thereof have a final maturity, duration or payment date more than one year from the date of determination thereof (including, without limitation, any balance of such Indebtedness or obligation which was Funded Indebtedness at the time of its creation maturing within one year from such date of determination) or which has a final maturity, duration or payment date within one year from such date of determination but which by its terms may be renewed or extended at the option of such person for more than one year from such date of determination, whether or not theretofore renewed or extended; provided, however, "Funded Indebtedness" shall not include (1) any Indebtedness of Liberty or any Subsidiary to Liberty or another Subsidiary, (2) any guarantee by Liberty or any Subsidiary of Indebtedness of Liberty or another Subsidiary, provided that such guarantee is not secured by a Lien on any Principal Property, (3) any guarantee by Liberty or any Subsidiary of the Indebtedness of any person (including, without limitation, a business trust), if the obligation of Liberty or such Subsidiary under such guaranty is limited in amount to the amount of funds held by or on behalf of such person that are available for the payment of such Indebtedness, (4) liabilities under interest rate swap, exchange, collar or cap agreements and all other agreements or arrangements designed to protect against fluctuations in interest rates or currency exchange rates, and (5) liabilities under commodity hedge, commodity swap, exchange, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect against fluctuations in prices. For purposes of determining the outstanding principal amount of Funded Indebtedness at any date, the amount of Indebtedness issued at a price less than the principal amount at maturity thereof shall be equal to the amount of the liability in respect thereof at such date determined in accordance with generally accepted accounting principles.

  "Indebtedness" of any person means:

     (1) any indebtedness of such person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

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     (2) any guarantee by such person of any indebtedness of others described in the preceding clause (1); and

     (3) any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

  "Liberty" means Liberty Media Corporation, a Delaware corporation, until a successor replaces it pursuant to the applicable provisions of the indenture and thereafter means the successor.

  "Lien" means any mortgage, pledge, lien, security interest, or other similar encumbrance.

  "Marketable Securities" means any securities listed on a U.S. national securities exchange or reported by the Nasdaq Stock Market or listed on a recognized international securities exchange or traded in the over-the-counter market and quoted by at least two broker-dealers as reported by the National Quotation Bureau or similar organization, including as Marketable Securities options, warrants and other rights to purchase, and securities exchangeable for or convertible into, Marketable Securities.

  "Material Subsidiary" means, at any relevant time, any Subsidiary that meets any of the following conditions:

     (1) Liberty's and its other Subsidiaries' investments in and advances to the Subsidiary exceed 10% of the total consolidated assets of Liberty and its Subsidiaries; or

     (2) Liberty's and its other Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 10% of the total consolidated assets of Liberty and its Subsidiaries; or

     (3) Liberty's and its other Subsidiaries' proportionate share of the total revenues (after intercompany eliminations) of the Subsidiary exceeds 10% of the total consolidated revenue of Liberty and its Subsidiaries; or

     (4) Liberty's and its other Subsidiaries' equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Subsidiary exceeds 10% of such income of Liberty and its Subsidiaries;

all as calculated by reference to the then latest fiscal year-end accounts (or consolidated fiscal year-end accounts, as the case may be) of such Subsidiary and the then latest audited consolidated fiscal year-end accounts of Liberty and its Subsidiaries. Based on the 1998 fiscal year-end accounts, as of the date of this prospectus, the only Material Subsidiary of Liberty is Encore Media Group LLC.

  "Nasdaq Stock Market" means The Nasdaq Stock Market, a subsidiary of the National Association of Securities Dealers, Inc.

  "Principal Property" means, as of any date of determination, (a) any cable system or manufacturing or production facility, including land and buildings and other improvements thereon and equipment located therein, owned by Liberty or a Restricted Subsidiary and used in the ordinary course of its business and
(b) any executive offices, administrative buildings, and research and development facilities, including land and buildings and other improvements thereon and equipment located therein, of Liberty or a Restricted Subsidiary, other than any such property which, in the good faith opinion of the Board of Directors, is not of material importance to the business conducted by Liberty and its Restricted Subsidiaries taken as a whole.

  "Rating Agencies" means (i) Standard & Poors, a division of The McGraw-Hill Companies, Inc. and (ii) Moody's Investors Service, Inc. and (iii) if S&P or Moody's or both shall not make a rating publicly available, a nationally recognized United States securities rating agency or agencies, as the case may be, selected by Liberty, which shall be substituted for S&P or Moody's or both, as the case may be.

  "Restricted Subsidiary" means, as of any date of determination, a corporation a majority of whose voting stock is owned by Liberty and/or one or more Restricted Subsidiaries, which corporation has been, or is then

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being, designated a Restricted Subsidiary in accordance with the "Designation of Restricted Subsidiaries" covenant, unless and until designated an Unrestricted Subsidiary in accordance with such covenant.

  "Sale and Leaseback Transaction" means any arrangement providing for the leasing to Liberty or a Restricted Subsidiary of any Principal Property (except for temporary leases for a term, including renewals, of not more than three years) which has been or is to be sold by Liberty or such Restricted Subsidiary to the lessor.

  "Subsidiary" means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the capital stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned, directly or indirectly, by (i) Liberty, (ii) Liberty and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Liberty.

  "Trading Day" means, with respect to any security the Closing Price of which is being determined, a day on which there is trading on the principal United States national or regional securities exchange or recognized international securities exchange, in the Nasdaq Stock Market or in the over-the-counter market used to determine such Closing Price.

  "Unrestricted Subsidiary" means, as of any date of determination, any Subsidiary of Liberty that is not a Restricted Subsidiary.

Modification and Waiver

  Modification and amendments of the indenture may be made by Liberty and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each series affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding senior debt security affected thereby,

   (1) change the stated maturity of the principal of, or any premium or installment of interest or distributions on, or any additional amounts with respect to, any senior debt security,

   (2) reduce the principal amount of, or the rate (or modify the calculation of the rate) of interest or distributions on, or any additional amounts with respect to, or any premium payable upon the redemption of, any senior debt security,

   (3) change the redemption provisions of any senior debt security or adversely affect the right of repayment at the option of any holder of any senior debt security,

   (4) change the place of payment or the coin or currency in which the principal of, any premium or installment of interest or distributions on, or any additional amounts with respect to, any senior debt security is payable,

   (5) impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any senior debt security (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment),

   (6) reduce the percentage in principal amount of the outstanding senior debt securities, the consent of whose holders is required in order to take certain actions,

   (7) reduce the requirements for quorum or voting by holders of senior debt securities as provided in the indenture,

   (8) modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of senior debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each senior debt security affected thereby,

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   (9)  reduce the amount of cash or reference shares deliverable upon exchange of the debentures, or

  (10)  modify any of the above provisions.

  The holders of at least a majority in aggregate principal amount of the senior debt securities of any series may, on behalf of the holders of all senior debt securities of the series, waive compliance by Liberty with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of any series may, on behalf of the holders of all senior debt securities of the series, waive any past default and its consequences under the indenture with respect to the senior debt securities of the series, except a default

  . in the payment of principal (or premium, if any), or any interest or distributions on, or any additional amounts with respect to, senior debt securities of the series, or

  . in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each senior debt security of any series.

  Under the indenture, Liberty is required to furnish the trustee annually a statement as to performance by Liberty of certain of its obligations under the indenture and as to any default in the performance. Liberty is also required to deliver to the trustee, within five days after becoming aware thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default.

Governing Law

  The indenture and the debentures will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

  The trustee is permitted to engage in other transactions with Liberty and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default, or else resign.

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                                   SUMMARY OF
                REGISTRATION RIGHTS OF SELLING SECURITY HOLDERS

  We entered into a registration rights agreement with the initial purchasers of the debentures, pursuant to which we filed with the SEC and caused to become effective a shelf registration statement of which this prospectus is a part. Pursuant to the registration rights agreement, we are required to:

  . use our reasonable best efforts to keep effective the shelf registration statement until two years after the original issue date of the debentures or until all of the debentures covered by the shelf registration statement have been sold, exchanged or redeemed or otherwise cease to be outstanding; and

  .  use our reasonable best efforts to ensure that

    . the shelf registration statement and any amendment thereto and any prospectus included therein comply in all material respects with the Securities Act, and

    . the shelf registration statement and any amendment thereto and any prospectus included therein do not, when the shelf registration statement or any amendment becomes effective, contain an untrue statement of a material fact.

  If the shelf registration statement is unusable by the holders for any reason for more than 30 days in the aggregate in any consecutive 12-month period, then the interest rate borne by the debentures will be increased by 0.25% per annum of the principal amount of the debentures for the first 90-day period (or portion thereof) beginning on the 31st day that the shelf registration statement ceased to be usable. This interest rate will be increased by an additional 0.25% per annum of the principal amount of the debentures at the beginning of each subsequent 90-day period, provided that the maximum aggregate increase in the interest rate will in no event exceed one percent (1%) per annum. Upon the shelf registration statement once again becoming usable, the interest rate borne by the debentures will be reduced to the original interest rate. Additional interest shall be computed based on the actual number of days elapsed in each 90-day period in which the shelf registration statement is unusable.

  Liberty shall notify the trustee within three business days of any event in respect of which additional interest is required to be paid in accordance with the registration rights agreement. Additional interest shall be paid by depositing with the trustee, in trust, for the benefit of the holders of the debentures, on or before the applicable semiannual interest payment date, immediately available funds in sums sufficient to pay the additional interest then due. The additional interest due shall be payable on each interest payment date to the record holder of debentures entitled to receive the interest payment to be paid on such date as set forth in the indenture. Each obligation to pay additional interest shall be deemed to accrue from and including the date following the applicable event date.

  The registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and we refer you to the registration rights agreement for a complete description of its terms. See "Where to Find More Information." The registration rights agreement requires us to pay substantially all of the expenses incident to the registration, offering, and sale of the debentures to the public, other than commissions, concessions and discounts of underwriters, dealers or agents, but including the fees and disbursements of one counsel for the selling security holders. We have agreed to indemnify the selling security holders and any underwriters they may use against certain civil liabilities, including liabilities under the Securities Act.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

   The following is a summary of the material United States federal income tax consequences of the acquisition, ownership and disposition of the debentures and of any shares of Sprint PCS stock that a holder of debentures may receive upon an exchange of debentures for their exchange market value. This summary is based upon the United States Internal Revenue Code of 1986, as amended (which we refer to as the "Code"), administrative pronouncements, judicial decisions, and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described in this prospectus, possibly with retroactive effect. This summary deals only with holders that will hold the debentures and any Sprint PCS stock for which the debentures may be exchanged as "capital assets" within the meaning of Section 1221 of the Code, and does not address tax considerations applicable to holders that may be subject to special tax rules, such as dealers or traders in securities, financial institutions, tax-exempt entities, holders that hold the debentures as a part of a hedging, straddle, conversion or other integrated transaction, or U.S. Holders (as defined below) whose functional currency is not the United States dollar. The following summary assumes that any reference shares received upon maturity, exchange or redemption of the debentures consist of Sprint PCS stock.

   The discussion set out below is intended only as a summary of certain United States federal income tax consequences of an investment in the debentures. Prospective investors are urged to consult their tax advisors as to the tax consequences of an investment in the debentures, including the application to their particular situations of the tax considerations discussed below, as well as the application of state, local or foreign tax laws.

   "U.S. Holder" means a beneficial owner of the debentures or Sprint PCS stock, as the case may be, that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) in general, a trust which is subject to the primary supervision of a United States court and the control of one or more United States fiduciaries. "Non-U.S. Holder" means any holder of the debentures or Sprint PCS stock, as the case may be, that is not a U.S. Holder.

Tax Consequences to U.S. Holders

   Interest Accrual on the Debentures. For United States federal income tax purposes, the debentures will be subject to Treasury Regulations relating to contingent payment debt instruments (which we refer to as the contingent payment debt regulations). Under the contingent payment debt regulations, a U.S. Holder will be required to accrue interest income on the debentures (in amounts described in the next paragraph) regardless of whether such U.S. Holder uses the cash or accrual method of tax accounting. As a result, a U.S. Holder will be required to include interest in taxable income each year in excess of the semi-annual interest payments received in that year.

   Under the contingent payment debt regulations, for each accrual period prior to and including the maturity date of the debentures, the amount of interest that accrues, as original issue discount, on a debenture equals the product of
(a) the adjusted issue price (as defined below) as of the beginning of the accrual period and (b) the comparable yield (as defined below) (adjusted for the length of the accrual period). This amount is ratably allocated to each day in the accrual period and is includable as ordinary interest income by a U.S. Holder for each day in the accrual period on which the U.S. Holder holds the debentures.

   The "adjusted issue price" means the issue price of the debenture, which is $1,000, increased by any interest previously accrued (determined without regard to any adjustments to interest accruals described below) and decreased by the amount of any projected payments (as defined below) with respect to the debenture.

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   The "comparable yield" means the annual yield we would pay, as of the issue date, on a fixed-rate debt security with no exchange right or other contingent payments but with terms and conditions otherwise comparable to those of the debentures. Amounts treated as interest under the contingent payment debt regulations are treated as original issue discount for all purposes of the Code.

   We have determined that the comparable yield is 9.069%, compounded semi-annually. Under the contingent payment debt regulations, we are required, solely for United States federal income tax purposes, to provide a schedule of the projected amounts of payments (which we refer to as projected payments) on the debentures. This schedule must produce the comparable yield. Based on our determination of the comparable yield, the schedule of projected payments (assuming a principal amount of $1,000 and an issue price of $1,000), consists of (a) a payment of stated interest equal to $19.89 on May 15, 2000, (b) payments of stated interest equal to $20.00 on all subsequent semi-annual interest payment dates and (c) a payment of a projected amount at the maturity date of the debentures (excluding the stated semi-annual interest on the debentures payable on such date) equal to $8,436.40. For United States federal income tax purposes, a U.S. Holder is required to use the comparable yield and the schedule of projected payments in determining its interest accruals and adjustments thereof in respect of the debentures, unless such U.S. Holder timely discloses and justifies the use of other estimates to the IRS.

   The comparable yield and the schedule of projected payments are not provided for any purpose other than the determination of holders' interest accruals and adjustments thereof in respect of the debentures for United States federal income tax purposes and do not constitute a projection or representation regarding the amounts that will actually be paid on the debentures.

   Adjustments to Interest Accruals. If, during any taxable year, the sum of any actual payments with respect to the debentures for that taxable year (including additional distributions and, in the case of the taxable year which includes the maturity date of the debentures, the fair market value of any Sprint PCS stock received by such holder, plus the fair market value of any other property received, plus the amount of cash received) exceeds the total amount of projected payments for that taxable year, the difference will produce a "net positive adjustment" under the contingent payment debt regulations, which will be treated as additional interest for the taxable year. For this purpose, the payments in a taxable year include the fair market value of property received in that year. If the actual amount received in a taxable year is less than the amount of projected payments for that taxable year, the difference will produce a "net negative adjustment" under the contingent payment debt regulations, which will (a) reduce the U.S. Holder's interest income on the debentures for that taxable year and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder's interest income on the debentures during prior taxable years (reduced to the extent such interest was offset by prior net negative adjustments).

   Sale or Exchange of Debentures. Upon the sale, exchange or retirement of the debentures (including, for instance, an exchange by the U.S. Holder or the redemption of the debentures by us) prior to the stated maturity date, the U.S. Holder will recognize gain or loss equal to the difference between the amount realized and the U.S. Holder's adjusted basis. A U.S. holder will be treated as receiving an amount equal to the fair market value of any Sprint PCS stock received, plus the fair market value of any other property received, plus the amount of any cash received. The adjusted basis will be the U.S. Holder's original basis in the debentures, increased by the interest income previously included by the U.S. Holder with respect to the debentures (determined without regard to any adjustments to interest accruals described in the preceding paragraph) and decreased by the projected amount of all prior payments with respect to the debentures. (See below under Purchase for Premium or Discount for additional adjustments made with respect to U.S. Holders who did not purchase debentures in the initial offering.) Any gain upon the sale or exchange of the debentures will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income by the U.S. Holder with respect to the debentures, and thereafter, capital loss. The distinction between capital loss and ordinary loss is potentially significant in several respects. For example, limitations apply to a U.S. Holder's ability to offset capital losses against ordinary income.

   Purchase for Premium or Discount. A purchase of a debenture by a U.S. Holder will cause the new U.S. Holder to have a basis in the debenture equal to the amount paid for the debenture. A U.S. Holder is required to reasonably allocate any difference between the adjusted issue price of the debenture and such U.S. Holder's basis in the debenture to daily portions of interest or projected payments over the remaining term of debenture. If such basis in the debenture exceeds the debenture's adjusted issue price, the amount of the difference allocated to a daily portion of interest or to a projected payment is treated as a negative adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, the U.S. Holder's adjusted basis in the debenture is reduced by the amount the U.S. Holder so treats as a negative adjustment. If the new U.S. Holder's basis in the debenture is less than the debenture's adjusted issue price, the amount of the difference allocated to a daily portion of interest or to a projected payment is treated as a positive adjustment on the date the daily portion accrues or the payment is made. On the date of the adjustment, the U.S. Holder's adjusted basis in the debenture is increased by the amount the U.S. Holder so treats as a positive adjustment.

   Distributions on Sprint PCS Stock. If a U.S. Holder obtains Sprint PCS stock in exchange for debentures, the gross amount of any distribution made by Sprint to the U.S. Holder with respect to its Sprint PCS stock generally will be includable in the income of the U.S. Holder as dividend income to the extent that such distribution is paid out of Sprint's current or accumulated earnings and profits as determined under U.S. federal income tax principles. Subject to certain limitations, United States corporations holding Sprint PCS stock that receive dividends thereon generally will be eligible for a dividends-received deduction equal to 70% of the dividends received. If the amount of any distribution exceeds Sprint's current and accumulated earnings and profits as so computed, such excess first will be treated as a tax-free return of capital to the extent of the U.S. Holder's tax basis in its Sprint PCS stock, and thereafter as gain from the sale or exchange of property.

   Dispositions of Sprint PCS Stock. A U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes on the sale or other disposition of Sprint PCS stock that it obtains in exchange for debentures, in an amount equal to the difference between the amount realized on the sale or other disposition and the U.S. Holder's tax basis in the Sprint PCS stock. Any such gain or loss will be long-term gain or loss if the U.S. Holder held the Sprint PCS stock for more than one year. A U.S. Holder that received Sprint PCS stock from Liberty in exchange for a debenture either on or before the maturity date will have a basis in that Sprint PCS stock equal to that stock's fair market value on the date of such exchange. Additionally, the U.S. Holder's holding period in the Sprint PCS stock will begin the day after such disposition of the debenture.

   Backup Withholding. Certain noncorporate U.S. Holders may be subject to backup withholding at a rate of 31% on payments of principal and interest (including original issue discount) on, or the proceeds of disposition of, the debentures and dividends on the Sprint PCS stock. Backup withholding will apply only if the U.S. Holder (a) fails to furnish its Taxpayer Identification Number (which we refer to as TIN) which, for an individual, is his or her Social Security number, (b) furnishes an incorrect TIN, (c) is notified by the IRS that it has failed to properly report payments of interest and dividends or (d) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

   The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's United States federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Tax Consequences to Non-U.S. Holders

   Withholding. Under present United States federal income tax law, and subject to the discussion below concerning backup withholding, payments of principal and interest (including original issue discount) on the debentures by us or any paying agent to any Non-U.S. Holder, and gain realized on the sale or exchange of the debentures or Sprint PCS stock by a Non-U.S. Holder, will be exempt from United States federal income or withholding tax, provided that:

  . such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

  . the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below;

  . such Non-U.S. Holder is not an individual who is present in the United States for 183 days or more in the taxable year of disposition or who is subject to special rules applicable to former citizens and residents of the United States;

  . such payments and gain are not effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States; and

  . the Sprint PCS stock continues to be actively traded within the meaning of Section 871(h)(4)(C)(v)(I) of the Code (which, for these purposes and subject to certain exceptions, includes trading on the NYSE).

   The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a debenture certifies on an appropriate form (generally IRS Form W-8BEN), under penalties of perjury, that it is not a United States person and provides its name and address, and (a) the beneficial owner files that form with the withholding agent or (b) a securities clearing organization, bank or other financial institution holding customers' securities in the ordinary course of its trade or business holds the debentures on behalf of the beneficial owner, files with the withholding agent a statement that it has received the Form W-8BEN from the beneficial owner and furnishes the withholding agent with a copy thereof. With respect to any debentures held by a foreign partnership, under current law, this certification may be provided by the foreign partnership. However, unless a foreign partnership has entered into a withholding agreement with the IRS, each partner that is a Non-U.S. Holder will be required to supply this certification in order to avoid withholding with respect to such partner's share of interest (including original issue discount) and disposition proceeds paid with respect to debentures to the foreign partnership after December 31, 2000. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

   Distributions by Sprint with respect to Sprint PCS stock that are treated as dividends paid, as described above under "--Tax Consequences to U.S. Holders-- Distributions on Sprint PCS Stock," to a Non-U.S. Holder (excluding dividends that are effectively connected with the conduct of a trade or business in the United States by such Holder and are taxable as described below) will be subject to United States federal withholding tax at a 30% rate (or lower rate provided under any applicable income tax treaty).

   If a Non-U.S. Holder of the debentures or Sprint PCS stock is engaged in a trade or business in the United States, and if interest on the debentures, dividends on the Sprint PCS stock, or gain from the sale or exchange of the debentures or Sprint PCS stock are effectively connected with the conduct of such trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraphs, will generally be subject to regular United States federal income tax on such interest, dividends, or gain realized on the sale or exchange of the debentures or Sprint PCS stock in the same manner as if it were a U.S. Holder. In lieu of the certificate described in the preceding paragraph, such a Non-U.S. Holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order to claim an exemption from withholding tax. In addition, if such a Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

   Backup Withholding and Information Reporting. Backup withholding (at the rate of 31%) will not apply to payments made by us or a paying agent on the debentures or Sprint PCS stock if the certifications required by Sections 871(h) or 881(c) are received, provided in each case that we or such paying agent, as the case may be, does not have actual knowledge (and, with respect to payments made after December 31, 2000, does not have reason to know) that the payee is a United States person.

   Non-U.S. Holders of the debentures and Sprint PCS stock should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules will be allowed as a credit against such Non-U.S. Holder's United States federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

  We will not receive any of the proceeds from sales of debentures by selling security holders. The debentures may be sold from time to time:

  .  directly by any selling security holder to one or more purchasers,

  .  to or through underwriters, brokers or dealers,

  .  through agents on a best-efforts basis or otherwise, or

  .  through a combination of such methods of sale.

  If debentures are sold through underwriters, brokers or dealers, the selling security holder will be responsible for underwriting discounts or agent's commissions.

  The debentures may be sold:

  . in one or more transactions at a fixed price or prices, which may be changed,

  . at prevailing market prices at the time of sale or at prices related to such prevailing prices,

  .  at varying prices determined at the time of sale, or

  .  at negotiated prices.

  Such sales may be effected in transactions (which may involve crosses or block transactions):

  . on any national securities exchange or quotation service on which the debentures may be listed or quoted at the time of sale,

  .  in the over-the-counter market,

  . in transactions otherwise than on such exchanges or services or in the over-the-counter market, or

  .  through the writing of options.

  In connection with the sale of the debentures, any selling security holder may:

  . enter into hedging transactions with brokers, dealers or others, which may in turn engage in short sales of the debentures in the course of hedging the positions they assume,

  .  sell short or deliver debentures to close out such short positions, or

  . loan or pledge debentures to brokers, dealers or others that may in turn sell such securities.

  Any selling security holder may pledge or grant a security interest in some or all of the debentures owned by it, and if it defaults in the performance of its secured obligations, the pledgees or secured party may sell from time to time the pledged debentures pursuant to the registration statement of which this prospectus is a part. The selling security holders may also transfer and donate debentures in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling security holders for purposes of this prospectus.

  Underwriters, brokers, dealers and agents may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders or the purchasers of debentures for whom they may act as agent. The selling security holders and any underwriters, dealers or agents that participate in the distribution of debentures may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of debentures by them and any discounts, commissions or concessions received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

  There is currently no active trading market for the debentures. We do not currently anticipate listing the debentures on any stock exchange. Therefore, any trading with respect to the debentures is expected to occur in over-the-counter markets.

  At the time a particular offering of debentures is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of debentures being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

  To comply with the securities laws of certain jurisdictions, if applicable, the debentures can be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the debentures may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with.

  There is no assurance that the selling security holders will sell any of the debentures. In addition, any debentures covered by this prospectus which qualify for sale pursuant to Rule 144 or 144A under the Securities Act may be sold pursuant to Rule 144 or 144A rather than pursuant to this prospectus.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the debentures will be passed upon for us by Baker & Botts, L.L.P., New York, New York.

                                    EXPERTS

  The consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive earnings, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1998, included in this prospectus have been audited by KPMG LLP, independent certified public accountants, to the extent and for the periods indicated on their report thereon. Such consolidated financial statements have been included in reliance upon the report of KPMG LLP and upon the authority of KPMG LLP as experts in accounting and auditing.

  The consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, included in this prospectus and the related financial statement schedule included elsewhere in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                               ----------------

                         WHERE TO FIND MORE INFORMATION

  We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the debentures that may be sold by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information included in the registration statement. You should refer to the registration statement, including its exhibits and schedules, for further information about us or the debentures that may be sold by this prospectus. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and, where any contract or other document is an exhibit to the registration statement, we refer you to that exhibit for a more complete description of the matter involved.

  We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file reports and other information with the SEC. In addition, AT&T files annual, quarterly and special reports, proxy statements and other information with the SEC, and such reports, proxy statements and other information may contain important information about us. AT&T has agreed, pursuant to the Inter-Group Agreement, that for so long as AT&T Liberty Media Group tracking stock is outstanding, AT&T will prepare and include in its SEC filings consolidated financial statements of AT&T and combined financial statements of the Liberty Media Group (of which we are the primary operating unit).

  You may read and copy the registration statement and the reports and other information we file and any reports and other information AT&T files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings and AT&T's SEC filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the SEC at www.sec.gov.

  Sprint also files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy reports and other information Sprint files at the SEC's public reference rooms as discussed above.

                               ----------------

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                           ----
Liberty Media Corporation
  Audited Consolidated Financial Statements
    Independent Auditors' Report..........................................  F-2
    Consolidated Balance Sheets as of December 31, 1998 and 1997..........  F-3
    Consolidated Statements of Operations and Comprehensive Earnings for
     the years ended
     December 31, 1998, 1997 and 1996.....................................  F-5
    Consolidated Statements of Stockholder's Equity for the years ended
     December 31, 1998, 1997 and 1996.....................................  F-6
    Consolidated Statements of Cash Flows for the years ended December 31,
     1998, 1997 and 1996..................................................  F-7
    Notes to Consolidated Financial Statements............................  F-8

  Unaudited Consolidated Financial Statements
    Consolidated Balance Sheets as of September 30, 1999 and December 31,
     1998................................................................. F-37
    Consolidated Statements of Operations and Comprehensive Earnings for
     the seven months ended September 30, 1999, the two months ended
     February 28, 1999 and the nine months ended September 30, 1998....... F-39
    Consolidated Statements of Stockholder's Equity for the seven months ended September 30, 1999 and the two months ended February 28, 1999.. F-40
    Consolidated Statements of Cash Flows for the seven months ended
     September 30, 1999, the two months ended February 28, 1999 and the nine months ended September 30, 1998................................. F-41
    Notes to Consolidated Financial Statements............................ F-42

Sprint Spectrum Holding Company, L.P.
  Audited Consolidated Financial Statements
    Report of Independent Auditors........................................ F-57
    Consolidated Statements of Operations for the years ended December 31,
     1998, 1997 and 1996.................................................. F-58
    Consolidated Balance Sheets as of December 31, 1998 and 1997.......... F-59
    Consolidated Statements of Cash Flows for the years ended December 31,
     1998, 1997 and 1996.................................................. F-60
    Notes to Consolidated Financial Statements............................ F-61
    Schedule II--Consolidated Valuation and Qualifying Accounts........... F-72

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
Liberty Media Corporation:

  We have audited the accompanying consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations and comprehensive earnings, stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Liberty Media Corporation and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                          KPMG LLP

Denver, Colorado
March 9, 1999

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
                           (subsidiary of AT&T Corp.)

                          CONSOLIDATED BALANCE SHEETS

                           December 31, 1998 and 1997

                                                                  1998   1997
                                                                 ------- -----
                                                                  amounts in
                                                                   millions
Assets
Current assets:
  Cash and cash equivalents..................................... $   228   100
  Marketable securities.........................................     159   248
  Trade and other receivables, net..............................     142   109
  Prepaid expenses and committed program rights.................     263   221
  Other current assets..........................................      21     6
                                                                 ------- -----
    Total current assets........................................     813   684
                                                                 ------- -----
Investments in affiliates, accounted for under the equity
 method, and related receivables (note 5).......................   3,079 2,359
Investment in Time Warner, Inc. ("Time Warner") (note 6)........   7,083 3,538
Investment in Sprint Corporation ("Sprint") (notes 2 and 5).....   2,446   --
Other investments and related receivables (note 7)..............   1,010   433
Property and equipment, at cost.................................     279   269
  Less accumulated depreciation.................................     124    93
                                                                 ------- -----
                                                                     155   176
                                                                 ------- -----
Intangible assets:
  Excess cost over acquired net assets..........................     940   429
  Franchise costs...............................................      99    78
                                                                 ------- -----
                                                                   1,039   507
    Less accumulated amortization...............................     140    61
                                                                 ------- -----
                                                                     899   446
                                                                 ------- -----
Other assets, at cost, net of accumulated amortization..........      82    99
                                                                 ------- -----
    Total assets................................................ $15,567 7,735
                                                                 ======= =====

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
                           (subsidiary of AT&T Corp.)

                    CONSOLIDATED BALANCE SHEETS--(Continued)

                           December 31, 1998 and 1997

                                                                   1998   1997
                                                                  ------- -----
                                                                   amounts in
                                                                    millions
Liabilities and Stockholder's Equity
Current liabilities:
  Accounts payable............................................... $    49    28
  Accrued liabilities............................................     199   157
  Accrued stock compensation.....................................     126    70
  Program rights payable.........................................     156   156
  Customer prepayments...........................................     124   103
  Deferred option premium (note 6)...............................     --    306
  Current portion of debt........................................     184    31
                                                                  ------- -----
    Total current liabilities....................................     838   851
                                                                  ------- -----
Long-term debt (note 9)..........................................   1,912   754
Deferred income taxes (note 10)..................................   3,366 1,015
Other liabilities................................................      89    20
                                                                  ------- -----
    Total liabilities............................................   6,205 2,640
                                                                  ------- -----
Minority interests in equity of subsidiaries (notes 5, 8 and
 11).............................................................     132   374
Stockholder's equity (note 11):
  Preferred stock, $.0001 par value. Authorized 100,000 shares;
   no shares issued and outstanding..............................     --    --
  Class A common stock $.0001 par value. Authorized 1,000,000
   shares; issued and outstanding 1,000 shares ..................     --    --
  Class B common stock $.0001 par value. Authorized 1,000,000
   shares; issued and outstanding 1,000 shares ..................     --    --
  Class C common stock, $.0001 par value. Authorized 1,000,000
   shares; issued and outstanding 1,000 shares ..................     --    --
  Additional paid-in capital.....................................   4,682 3,610
  Accumulated other comprehensive earnings, net of taxes (note
   13)...........................................................   3,186   767
  Retained earnings..............................................     952   330
                                                                  ------- -----
                                                                    8,820 4,707
  Due to related parties.........................................     410    14
                                                                  ------- -----
    Total stockholder's equity...................................   9,230 4,721
                                                                  ------- -----
Commitments and contingencies (note 14)
    Total liabilities and stockholder's equity................... $15,567 7,735
                                                                  ======= =====

          See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
                           (subsidiary of AT&T Corp.)

        CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE EARNINGS

                  Years ended December 31, 1998, 1997 and 1996

                                                         1998    1997    1996
                                                        -------  -----  ------
                                                        amounts in millions
Revenue:
  Unaffiliated parties................................. $ 1,197  1,070     998
  Related parties (note 11)............................     162    155      30
  Net sales from electronic retailing services.........     --     --    1,180
                                                        -------  -----  ------
                                                          1,359  1,225   2,208
                                                        -------  -----  ------
Cost of sales, operating costs and expenses:
  Cost of sales........................................     --     --      816
  Operating............................................     729    627     698
  Selling, general and administrative..................     387    342     455
  Charges from related parties (note 11)...............      27     97     139
  Stock compensation (note 11).........................     518    296      (6)
  Depreciation and amortization........................     129    123     172
                                                        -------  -----  ------
                                                          1,790  1,485   2,274
                                                        -------  -----  ------
    Operating loss.....................................    (431)  (260)    (66)
Other income (expense):
  Interest expense.....................................    (104)   (40)    (53)
  Interest expense (income) to related parties, net
   (note 11)...........................................      (9)   (15)     11
  Dividend and interest income.........................      65     59      35
  Share of losses of affiliates, net (note 5)..........  (1,002)  (785)   (332)
  Minority interests in losses (earnings) of
   subsidiaries........................................      13    (10)     18
  Gains on dispositions, net (notes 5, 6 and 7)........   2,449    406   1,558
  Gains on issuance of equity by affiliates and
   subsidiaries (notes 5
   and 8)..............................................     105    --      --
  Other, net...........................................      (3)   --        3
                                                        -------  -----  ------
                                                          1,514   (385)  1,240
                                                        -------  -----  ------
    Earnings (loss) before income taxes................   1,083   (645)  1,174
Income tax (expense) benefit (note 10).................    (461)   175    (433)
                                                        -------  -----  ------
    Net earnings (loss)................................ $   622   (470)    741
                                                        -------  -----  ------
Other comprehensive earnings, net of taxes:
  Foreign currency translation adjustments.............       2    (23)     35
  Unrealized holding gains arising during the period,
   net of reclassification adjustments.................   2,417    747    (319)
                                                        -------  -----  ------
  Other comprehensive earnings (loss)..................   2,419    724    (284)
                                                        -------  -----  ------
Comprehensive earnings (note 13)....................... $ 3,041    254     457
                                                        =======  =====  ======

          See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
                           (subsidiary of AT&T Corp.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                  Years ended December 31, 1998, 1997 and 1996

                                                                       Accumulated
                                                                          other
                                        Common stock       Additional comprehensive          Due to      Total
                         Preferred -----------------------  paid-in     earnings,   Retained related stockholder's
                           stock   Class A Class B Class C  captial   net of taxes  earnings parties    equity
                         --------- ------- ------- ------- ---------- ------------- -------- ------- -------------
                                                            amounts in millions
Balance at January 1,
 1996...................   $--       --      --      --      3,030          327         59      314      3,730
 Net earnings...........    --       --      --      --        --           --         741      --         741
 Foreign currency
  translation
  adjustments...........    --       --      --      --        --            35        --       --          35
 Recognition of
  previously unrealized
  gains on available-
  for-sale securities...    --       --      --      --        --          (356)       --       --        (356)
 Unrealized gains on
  available-for-sale
  securities............    --       --      --      --        --            37        --       --          37
 Other transfers from
  (to) related
  parties, net..........    --       --      --      --        465          --         --      (137)       328
                           ----      ---     ---     ---     -----        -----      -----    -----      -----
Balance at December 31,
 1996...................    --       --      --      --      3,495           43        800      177      4,515
 Net loss...............    --       --      --      --        --           --        (470)     --        (470)
 Foreign currency
  translation
  adjustments...........    --       --      --      --        --           (23)       --       --         (23)
 Unrealized gains on
  available-for-sale
  securities............    --       --      --      --        --           747        --       --         747
 Excess of consideration
  paid over carryover
  basis of net assets
  acquired from related
  party.................    --       --      --      --        (86)         --         --       --         (86)
 Gain in connection with
  issuance of stock of
  affiliate (note 5)....    --       --      --      --         66          --         --       --          66
 Issuance of stock by
  subsidiary............    --       --      --      --         19          --         --       --          19
 Excess of cash received
  over carryover basis
  of SUMMITrak Assets...    --       --      --      --         30          --         --       --          30
 Contribution to equity
  from
  Tele-Communications,
  Inc. ("TCI") for
  acquisitions..........    --       --      --      --         30          --         --       --          30
 Other transfers from
  (to) related
  parties, net..........    --       --      --      --         56          --         --      (163)      (107)
                           ----      ---     ---     ---     -----        -----      -----    -----      -----
Balance at December 31,
 1997...................    --       --      --      --      3,610          767        330       14      4,721
 Net earnings...........    --       --      --      --        --           --         622      --         622
 Foreign currency
  translation
  adjustments...........    --       --      --      --        --             2        --       --           2
 Unrealized gains on
  available-for-sale
  securities............    --       --      --      --        --         2,417        --       --       2,417
 Payments for call
  agreements............    --       --      --      --       (140)         --         --       --        (140)
 Gains in connection
  with issuances of
  stock of affiliates
  (note 5)..............    --       --      --      --         68          --         --       --          68
 Gain in connection with
  the issuance of stock
  by subsidiary (note
  8)....................    --       --      --      --          2          --         --       --           2
 Transfers from related
  party due to
  acquisitions of
  minority interests
  (note 8)..............    --       --      --      --        772          --         --       --         772
 Assignment of option
  from related party....    --       --      --      --         16          --         --       (16)       --
 Transfer from related
  party for acquisition
  of cost investment
  (note 14).............    --       --      --      --        354          --         --       --         354
 Other transfers from
  related parties, net..    --       --      --      --        --           --         --       412        412
                           ----      ---     ---     ---     -----        -----      -----    -----      -----
Balance at December 31,
 1998...................   $--       --      --      --      4,682        3,186        952      410      9,230
                           ====      ===     ===     ===     =====        =====      =====    =====      =====

          See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
                           (subsidiary of AT&T Corp.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  Years ended December 31, 1998, 1997 and 1996

                                                          1998    1997   1996
                                                         -------  ----  -------
                                                         amounts in millions
                                                             (see note 4)
Cash flows from operating activities:
 Net earnings (loss).................................... $   622  (470)     741
 Adjustments to reconcile net earnings (loss) to net
  cash provided by operating activities:
 Depreciation and amortization..........................     129   123      172
 Stock compensation.....................................     518   296       (6)
 Payments of stock compensation.........................     (58)  (75)      (1)
 Share of losses of affiliates, net.....................   1,002   785      332
 Deferred income tax expense............................     546    11      484
 Intercompany tax allocation............................     (89) (189)     (54)
 Minority interests in (losses) earnings of
  subsidiaries..........................................     (13)   10      (18)
 Gains on issuance of equity by affiliates and
  subsidiaries..........................................    (105)  --       --
 Gains on disposition of assets, net....................  (2,449) (406)  (1,558)
 Other noncash charges..................................     --     32       18
 Changes in operating assets and liabilities, net of
  the effect of acquisitions and dispositions:
  Change in receivables.................................     (56)    6      (41)
  Change in prepaid expenses and committed program
   rights...............................................     (65)   (1)     (11)
  Change in payables, accruals and customer
   prepayments..........................................      44    27       27
                                                         -------  ----  -------
   Net cash provided by operating activities............      26   149       85
                                                         -------  ----  -------
Cash flows from investing activities:
 Cash paid for acquisitions.............................     (92)  (41)    (168)
 Capital expended for property and equipment............     (60) (110)    (149)
 Cash balances of deconsolidated subsidiaries...........     --    (39)     --
 Investments in and loans to affiliates and others......  (1,404) (580)    (536)
 Return of capital from affiliates......................      12     5        6
 Collections on loans to affiliates and others..........     --    133       24
 Cash proceeds from dispositions........................     423   268      170
 Other, net.............................................     --     (6)     (45)
                                                         -------  ----  -------
   Net cash used by investing activities................  (1,121) (370)    (698)
                                                         -------  ----  -------
Cash flows from financing activities:
 Borrowings of debt.....................................   2,199   661      465
 Repayments of debt.....................................    (609) (341)    (628)
 Issuance of debentures.................................     --    --       345
 Payments for call agreements...........................    (140)  --       --
 Cash transfers (to) from related parties...............    (215) (428)     372
 Contributions by minority shareholders of
  subsidiaries..........................................     --      4      319
 Other, net.............................................     (12)   (9)      (9)
                                                         -------  ----  -------
   Net cash provided (used) by financing activities.....   1,223  (113)     864
                                                         -------  ----  -------
   Effect of exchange rate changes on cash..............     --    --         4
                                                         -------  ----  -------
    Net increase (decrease) in cash and cash
     equivalents........................................     128  (334)     255
    Cash and cash equivalents at beginning of year......     100   434      179
                                                         -------  ----  -------
    Cash and cash equivalents at end of year............ $   228   100      434
                                                         =======  ====  =======

          See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        December 31, 1998, 1997 and 1996

(1) Basis of Presentation

  The accompanying consolidated financial statements include the accounts of Liberty Media Corporation ("Liberty" or the "Company") and those of all majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The Company is a wholly owned subsidiary of TCI. Effective March 9, 1999, AT&T Corp. ("AT&T") indirectly owns 100% of the outstanding common stock of the Company.

  Liberty's domestic subsidiaries generally operate or hold interests in businesses which provide programming services including production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software. In addition, certain of Liberty's subsidiaries hold interests in businesses engaged in wireless telephony, electronic retailing, direct marketing and advertising sales relating to programming services, infomercials and transaction processing. Liberty also has significant interests in foreign affiliates which operate in cable television, programming and satellite distribution.

(2) Merger with AT&T

  On March 9, 1999, AT&T acquired TCI in a merger transaction (the "AT&T Merger") whereby a wholly owned subsidiary of AT&T merged with and into TCI, and TCI thereby became a subsidiary of AT&T. As a result of the AT&T Merger, each series of TCI common stock was converted into a class of AT&T common stock subject to applicable exchange ratios.

  Pursuant to a proposed final judgment (the "Final Judgment") agreed to by Liberty, AT&T and the United States Department of Justice (the "DOJ") on December 31, 1998, Liberty transferred all of its beneficially owned securities (the "Sprint Securities") of Sprint to a trustee (the "Trustee") prior to the AT&T Merger. The Final Judgment, if entered by the United States District Court for the District of Columbia, would require the Trustee, on or before May 23, 2002, to dispose of a portion of the Sprint Securities sufficient to cause Liberty to beneficially own no more than 10% of the outstanding Series 1 PCS Stock of Sprint on a fully diluted basis on such date. On or before May 23, 2004, the Trustee must divest the remainder of the Sprint Securities beneficially owned by Liberty.

  The Final Judgment would provide that the Trustee vote the Sprint Securities beneficially owned by Liberty in the same proportion as other holders of Sprint's PCS Stock so long as such securities are held by the trust. The Final Judgment would also prohibit the acquisition of Liberty of additional Sprint Securities, with certain exceptions, without the prior written consent of the DOJ.

(3) Summary of Significant Accounting Policies

 Cash and Cash Equivalents

  Cash equivalents consist of investments which are readily convertible into cash and have maturities of three months or less at the time of acquisition.

 Receivables

  Receivables are reflected net of an allowance for doubtful accounts. Such allowance at December 31, 1998 and 1997 was not material.

 Program Rights

  Prepaid program rights are amortized on a film-by-film basis over the anticipated number of exhibitions. Committed program rights and program rights payable are recorded at the estimated cost of the programs when

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES the film is available for airing less prepayments. These amounts are amortized on a film-by-film basis over the anticipated number of exhibitions.

 Investments

  All marketable equity securities held by the Company are classified as available-for-sale and are carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried net of taxes as a component of accumulated other comprehensive earnings in stockholder's equity. Realized gains and losses are determined on a specific-identification basis.

  Other investments in which the ownership interest is less than 20% and are not considered marketable securities are carried at the lower of cost or net realizable value. For those investments in affiliates in which the Company's voting interest is 20% to 50%, the equity method of accounting is generally used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's share of net earnings or losses of the affiliates as they occur rather then as dividends or other distributions are received, limited to the extent of the Company's investment in, advances to and commitments for the investee. The Company's share of net earnings or losses of affiliates includes the amortization of the difference between the Company's investment and its share of the net assets of the investee. However, recognition of gains on sales of properties to affiliates accounted for under the equity method is deferred in proportion to the Company's ownership interest in such affiliates.

  Changes in the Company's proportionate share of the underlying equity of a subsidiary or equity method investee, which result from the issuance of additional equity securities by such subsidiary or equity investee, generally are recognized as gains or losses in the Company's consolidated statements of operations and comprehensive earnings.

 Property and Equipment

  Property and equipment, including significant improvements, is stated at cost which includes acquisition costs allocated to tangible assets acquired. Equipment acquired under capital leases are stated at the present value of minimum lease payments, not to exceed the fair value of the leased asset. Construction and initial customer installation costs, including interest during construction, material, labor and applicable overhead, are capitalized. Interest capitalized during 1998, 1997 and 1996 was not material.

  Depreciation is computed on a straight-line basis using estimated useful lives of 3 to 20 years for distribution systems (3 to 5 years for converters and in-home wiring and 10 to 20 years for the remaining components of the distribution system) and 3 to 40 years for support equipment and buildings (3 to 5 years for support equipment and 10 to 40 years for buildings and improvements). Equipment held under capital leases are depreciated on a straight-line basis over the shorter of the lease term or estimated useful life of the asset.

  Repairs and maintenance are charged to operations, and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of cable property, the original cost and cost of removal of such property are charged to accumulated depreciation, and salvage, if any, is credited thereto. Gains and losses relating to cable property are only recognized in connection with sales of properties in their entirety. Gains and losses relating to all other assets are recognized at the time of disposal.

 Excess Cost Over Acquired Net Assets

  Excess cost over acquired net assets consists of the difference between the cost of acquiring non-cable entities and amounts assigned to their tangible assets. Such amounts are amortized on a straight-line basis over 5 to 30 years.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

 Franchise Costs

  Franchise costs generally include the difference between the cost of acquiring cable companies and amounts allocated to their tangible assets. Such amounts are amortized on a straight-line basis over 40 years.

 Impairment of Long-lived Assets

  The Company periodically reviews the carrying amounts of property, plant and equipment and its intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets, accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

 Minority Interests

  Recognition of minority interests' share of losses of subsidiaries is generally limited to the amount of such minority interests' allocable portion of the common equity of those subsidiaries. Further, the minority interests' share of losses is not recognized if the minority holders of common equity of subsidiaries have the right to cause the Company to repurchase such holders' common equity.

  Preferred stock (and accumulated dividends thereon) of subsidiaries are included in minority interests in equity of subsidiaries. Dividend requirements on such preferred stocks are reflected as minority interests in earnings of subsidiaries in the accompanying consolidated statements of operations and comprehensive earnings.

 Foreign Currency Translation

  The functional currency of the Company is the United States ("U.S.") dollar. The functional currency of the Company's foreign operations generally is the applicable local currency for each foreign subsidiary and foreign equity method investee. In this regard, the functional currency of certain of the Company's foreign subsidiaries and foreign equity investees is the Argentine peso, the United Kingdom ("UK") pound sterling ("(Pounds)" or "pounds"), the French franc ("FF") and the Japanese yen ("(Yen)"). All amounts presented herein with respect to operations in Argentina are stated in U.S. dollars because the Argentine government has maintained an exchange rate of one U.S. dollar to one Argentine peso since April of 1991. However, no assurance can be given that the Argentine government will maintain such an exchange rate in future periods. Assets and liabilities of foreign subsidiaries and foreign equity investees are translated at the spot rate in effect at the applicable reporting date, and the consolidated statements of operations and the Company's share of the results of operations of its foreign equity affiliates are translated at the average exchange rates in effect during the applicable period. The resulting unrealized cumulative translation adjustment, net of applicable income taxes, is recorded as a component of accumulated other comprehensive earnings in stockholder's equity.

  Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in the accompanying consolidated statements of operations and comprehensive earnings as unrealized (based on the applicable period end exchange rate) or realized upon settlement of the transactions.

  Cash flows from consolidated foreign subsidiaries are calculated in their functional currencies. The effect of exchange rate changes on cash balances held in foreign currencies is reported as a separate line item in the accompanying consolidated statements of cash flows.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  Unless otherwise indicated, convenience translations of foreign currencies into U.S. dollars are calculated using the applicable spot rate at December 31, 1998, as published in The Wall Street Journal.

 Foreign Currency Derivatives

  From time to time, the Company uses certain derivative financial instruments to manage its foreign currency risks. Amounts receivable or payable pursuant to derivative financial instruments that qualify as hedges of existing assets, liabilities and firm commitments are reflected as an adjustment of the hedged item. Market value changes in all other derivative financial instruments are recognized currently in the consolidated statements of operations and comprehensive earnings. At December 31, 1998 and 1997, the Company did not have any significant deferred hedging gains or losses.

 Derivative Instruments and Hedging Activities

  During 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities, ("Statement 133"), which is effective for all fiscal years beginning after June 15, 2000. Statement 133 establishes accounting and reporting standards for derivative instruments and hedging activities by requiring that all derivative instruments be reported as assets or liabilities and measured at their fair values. Under Statement 133, changes in the fair values of derivative instruments are recognized immediately in earnings unless those instruments qualify as hedges of the (1) fair values of existing assets, liabilities, or firm commitments, (2) variability of cash flows of forecasted transactions, or (3) foreign currency exposure of net investments in foreign operations. Although the Company's management has not completed its assessment of the impact of Statement 133 on its consolidated results of operations and financial position, management estimates that the impact of Statement 133 will not be significant.

 Revenue Recognition

  Programming revenue is recognized in the period during which programming is provided, pursuant to affiliation agreements. Advertising revenue is recognized, net of agency commissions, in the period during which underlying advertisements are broadcast. Cable revenue is recognized in the period that services are rendered. Cable installation revenue is recognized in the period the related services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that customers are expected to remain connected to the cable distribution system.

 Stock Based Compensation

  Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("Statement 123"), establishes financial accounting and reporting standards for stock-based employee compensation plans as well as transactions in which an entity issues its equity instruments to acquire goods or services from non-employees. As allowed by Statement 123, Liberty continues to account for stock-based compensation pursuant to Accounting Principles Board Opinion No. 25 ("APB Opinion No. 25").

 Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

(4) Supplemental Disclosures to Consolidated Statements of Cash Flows

  Cash paid for interest was $103 million, $41 million and $46 million for the years ended December 31, 1998, 1997 and 1996, respectively. Cash paid for income taxes during the years ended December 31, 1998, 1997 and 1996 was $29 million, $35 million and $14 million, respectively. In addition, the Company received income tax refunds amounting to $15 million during the year ended December 31, 1996.

                                                             Years ended
                                                            December 31,
                                                          -------------------
                                                          1998   1997   1996
                                                          -----  -----  -----
                                                             amounts in
                                                              millions
   Cash paid for acquisitions:
     Fair value of assets acquired....................... $ 162    260    688
     Net liabilities assumed.............................  (107)   (72)  (115)
     Debt issued to related parties and others...........   --    (128)   (52)
     Contribution to equity from TCI for acquisitions....   --     --    (196)
     Deferred tax asset (liability) recorded in
      acquisition........................................   --      14    (37)
     Increase in minority interests in equity of
      subsidiaries due to issuance of shares by
      subsidiary.........................................   --     --     (43)
     Minority interest in equity of acquired
      subsidiaries.......................................    39   (119)   (77)
     Excess consideration paid over carryover basis of
      net assets acquired from related party.............   --      86    --
     Gain in connection with the issuance of stock by
      subsidiary.........................................    (2)   --     --
                                                          -----  -----  -----
       Cash paid for acquisitions........................ $  92     41    168
                                                          =====  =====  =====

  Significant noncash investing and financing activities are as follows:

                                                             Years ended
                                                            December 31,
                                                          -------------------
                                                          1998   1997   1996
                                                          -----  -----  -----
                                                             amounts in
                                                              millions
   Noncash acquisitions of minority interests in equity
    of subsidiaries (note 8):
     Fair value of assets................................ $(741)   (29)   --
     Deferred tax liability recorded.....................   154    --     --
     Minority interests in equity of subsidiaries........  (185)    (1)   --
     Contribution to equity from TCI for acquisitions....   772     30    --
                                                          -----  -----  -----
                                                          $ --     --     --
                                                          =====  =====  =====
   Common stock received in exchange for option (note
    6)................................................... $ --     306    --
                                                          =====  =====  =====
   Preferred stock received in exchange for common stock
    and note receivable (note 7)......................... $ --     371    --
                                                          =====  =====  =====
   Exchange of subsidiaries for note receivable and
    equity investments................................... $ --     --     574
                                                          =====  =====  =====
   Property and equipment purchased under capital
    leases............................................... $ --     --      56
                                                          =====  =====  =====

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  Liberty ceased to include Flextech p.l.c. ("Flextech") and Cablevision S.A. ("Cablevision") in its consolidated financial results and began to account for Flextech and Cablevision using the equity method of accounting, effective January 1, 1997 and October 1, 1997, respectively. The effects of changing the method of accounting for Liberty's ownership interests in Flextech and Cablevision as of December 31, 1997 from the consolidation method to the equity method are summarized below (amounts in millions):

     Assets (other than cash and cash equivalents) reclassified to investments in affiliates....................................... $(596)
     Liabilities reclassified to investments in affiliates............   484
     Minority interests in equity of subsidiaries reclassified to
      investments in affiliates.......................................   151
                                                                       -----
     Decrease in cash and cash equivalents............................ $  39
                                                                       =====

(5) Investments in Affiliates Accounted for under the Equity Method

  Liberty has various investments accounted for under the equity method. The following table includes Liberty's carrying amount and percentage ownership of the more significant investments at December 31, 1998 and the carrying amount at December 31, 1997:

                                           December 31, 1998  December 31, 1997
                                          ------------------- -----------------
                                          Percentage Carrying     Carrying
                                          Ownership   Amount       Amount
                                          ---------- -------- -----------------
                                                        amounts in millions
   USA Networks, Inc. ("USAI") and
    related investments..................      21%    $1,042          348
   Telewest Communications plc
    ("Telewest").........................      22%       515          324
   Flextech..............................      37%       320          261
   Cablevision...........................      28%       315          239
   QVC Inc. ("QVC")......................      43%       197          134
   Sprint Spectrum Holding Company L.P.,
    MinorCo, L.P. and PhillieCo
    Partnership I, L.P. (the "PCS
    Ventures")...........................      --        --           607
   Various foreign equity investments
    (other than Telewest, Flextech and
    Cablevision).........................  various       346          209
   Other.................................  various       344          237
                                                      ------        -----
                                                      $3,079        2,359
                                                      ======        =====

  Summarized unaudited combined financial information for affiliates is as follows:

                                                                  December 31,
                                                                 --------------
                                                                  1998    1997
                                                                 ------- ------
                                                                   amounts in
                                                                    millions
     Combined Financial Position
       Investments.............................................. $ 2,003  4,085
       Property and equipment, net..............................   8,147  5,757
       Franchise costs and other intangibles, net...............  14,395  7,870
       Other assets, net........................................   7,553  9,800
                                                                 ------- ------
         Total assets........................................... $32,098 27,512
                                                                 ======= ======
       Debt..................................................... $15,264 14,934
       Other liabilities........................................  11,620  7,417
       Owners' equity...........................................   5,214  5,161
                                                                 ------- ------
         Total liabilities and equity........................... $32,098 27,512
                                                                 ======= ======

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                                                       Years ended December
                                                               31,
                                                      ------------------------
                                                        1998     1997    1996
                                                      --------  ------  ------
                                                       amounts in millions
   Combined Operations
     Revenue......................................... $ 14,062   6,613   4,308
     Operating expenses..............................  (13,092) (7,163) (4,484)
     Depreciation and amortization...................   (2,629)   (997)   (469)
                                                      --------  ------  ------
       Operating loss................................   (1,659) (1,547)   (645)
     Interest expense................................   (1,728)   (540)   (301)
     Other, net......................................     (166)   (469)   (279)
                                                      --------  ------  ------
       Net loss...................................... $ (3,553) (2,556) (1,225)
                                                      ========  ======  ======

  USAI owns and operates businesses in network and television production, television broadcasting, electronic retailing, ticketing operations, and internet services. At December 31, 1998, Liberty directly and indirectly held
29.6 million shares of USAI's common stock. Liberty also held shares directly in certain subsidiaries of USAI which are exchangeable into 39.5 million shares of USAI common stock. Liberty's direct ownership of USAI is currently restricted by Federal Communications Commission ("FCC") regulations. The exchange of these shares can be accomplished only if there is a change to existing regulations or if Liberty obtains permission from the FCC. If the exchange of subsidiary stock into USAI common stock were completed at December 31, 1998, Liberty would own 69.1 million shares or approximately 21% (on a fully-diluted basis) of USAI common stock. USAI's common stock had a closing market value of $33 1/8 per share on December 31, 1998.

  Liberty accounts for its investments in USAI and related subsidiaries on a combined basis under the equity method. During the years ended December 31, 1998, 1997 and 1996, Liberty's share of affiliates' earnings (losses) from its investments in USAI was $30 million, $5 million and ($1 million), respectively.

  In February 1998, USAI paid cash and issued shares and one of its subsidiaries issued shares in connection with the acquisition of certain assets from Universal Studios, Inc. (the "Universal Transaction"). Liberty recorded an increase to its investment in USAI of $54 million and an increase to additional paid-in-capital of $33 million (after deducting deferred income taxes of $21 million) as a result of this share issuance.

  USAI issued shares in June 1998 to acquire the remaining stock of Ticketmaster Group, Inc. which it did not previously own (the "Ticketmaster Transaction"). Liberty recorded an increase to its investment in USAI of $52 million and an increase to additional paid-in-capital of $31 million (after deducting deferred income taxes of $21 million) as a result of this share issuance.

  No gain was recognized in the consolidated statement of operations and comprehensive earnings for either the Universal Transaction or the Ticketmaster Transaction due primarily to Liberty's intention to purchase additional equity interests in USAI.

  In connection with the Universal Transaction, Liberty was granted an antidilutive right with respect to any future issuance of USAI's common stock, subject to certain limitations, that enables it to maintain its percentage ownership interests in USAI. During 1998 Liberty purchased 4.7 million shares of USAI common stock and 22.9 million exchangeable shares of a USAI subsidiary for an aggregate cost of $560 million pursuant to this right.

  In December 1996, Silver King Communications, Inc. ("Silver King") acquired Home Shopping Network, Inc. ("HSN"), a subsidiary of Liberty, by merger of HSN with a subsidiary of Silver King (the "HSN Merger") where HSN was the surviving corporation and a subsidiary of Silver King following the HSN

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

Merger. As a result of the HSN Merger, HSN was no longer included in the consolidated financial results of Liberty. Silver King was renamed HSN, Inc., which was the predecessor of USAI.

  The PCS Ventures included Sprint Spectrum Holding Company, L. P. and MinorCo, L.P. (collectively, "Sprint PCS") and PhillieCo Partnership I, L.P. ("PhillieCo"). The partners of each of the Sprint PCS partnerships were subsidiaries of Sprint, Comcast Corporation ("Comcast"), Cox Communications, Inc. ("Cox") and Liberty. The partners of PhillieCo were subsidiaries of Sprint, Cox and Liberty. Liberty had a 30% partnership interest in each of the Sprint PCS partnerships and a 35% partnership interest in PhillieCo. During the years ended December 31, 1998, 1997 and 1996, the PCS Ventures accounted for $629 million, $493 million and $133 million, respectively, of Liberty's share of affiliates' losses.

  On November 23, 1998, Liberty, Comcast, and Cox exchanged their respective interests in Sprint PCS and PhillieCo (the "PCS Exchange") for shares of Sprint PCS Group Stock which tracks the performance of Sprint's newly created PCS Group (consisting initially of the PCS Ventures and certain PCS licenses which were separately owned by Sprint). The Sprint PCS Group Stock collectively represents an approximate 17% voting interest in Sprint. As a result of the PCS Exchange, Liberty holds the Sprint Securities which consists of shares of Sprint PCS Group Stock, as well as certain additional securities of Sprint exercisable for or convertible into such securities, representing approximately 24% of the equity value of Sprint attributable to its PCS Group and less than 1% of the voting interest in Sprint. Through November 23, 1998, Liberty accounted for its interest in the PCS Ventures using the equity method of accounting, however, as a result of the PCS Exchange and Liberty's less than 1% voting interest in Sprint, Liberty no longer exercises significant influence with respect to its investment in the PCS Ventures. Accordingly, Liberty accounts for its investment in the Sprint PCS Group Stock as an available-for-sale security. As of December 31, 1998, the gross unrealized appreciation of the fair value of Liberty's shares of the Sprint PCS Group Stock was $459 million.

  As a result of the PCS Exchange, Liberty recorded a non-cash gain of $1.9 billion (before deducting deferred income taxes of $647 million) during the fourth quarter of 1998 based on the difference between the carrying amount of Liberty's interest in the PCS Ventures and the fair value of the Sprint Securities received.

  Telewest currently operates and constructs cable television and telephone systems in the UK. Telewest accounted for $134 million, $145 million and $109 million of Liberty's share of its affiliates' losses during the years ended December 31, 1998, 1997 and 1996, respectively.

  At December 31, 1998 Liberty indirectly owned 463 million of the issued and outstanding Telewest ordinary shares. The reported closing price on the London Stock Exchange of Telewest ordinary shares was (Pounds)1.74 ($2.88) per share at December 31, 1998.

  Effective September 1, 1998, Telewest and General Cable PLC ("General Cable") consummated a merger (the "General Cable Merger") in which holders of General Cable received 1.243 new Telewest shares and (Pounds)0.65 ($1.11) in cash for each share of General Cable. In addition, holders of American Depository shares of General Cable ("General Cable ADS") (each representing five General Cable shares) received 6.215 new Telewest shares and (Pounds)3.25 ($5.53) in cash for each share of General Cable ADS. Based upon Telewest's closing share price of (Pounds)0.89 ($1.51) on April 14, 1998, the General Cable Merger was valued at approximately (Pounds)649 million ($1.1 billion).

  The cash portion of the General Cable Merger was financed through an offer to qualifying Telewest shareholders for the purchase of approximately 261 million new Telewest shares at a price of (Pounds)0.925 ($1.57) per share (the "Telewest Offer"). Liberty subscribed to 85 million Telewest ordinary shares at an aggregate cost of (Pounds)78 million ($133 million) in connection with the Telewest Offer.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  In connection with the General Cable Merger, Liberty converted its entire holdings of Telewest convertible preference shares (133 million shares) into Telewest ordinary shares. As a result of the General Cable Merger, Liberty's ownership interest in Telewest decreased to 22%. In connection with the increase in Telewest's equity, net of the dilution of Liberty's interest in Telewest, that resulted from the General Cable Merger, Liberty recorded a non-cash gain of $60 million (before deducting deferred income taxes of $21 million) during 1998.

  In April 1997, Flextech and BBC Worldwide Limited ("BBC Worldwide") formed two separate joint ventures (the "BBC Joint Ventures") and entered into certain related transactions. The consummation of the BBC Joint Ventures and related transactions resulted in, among other things, a reduction of Liberty's economic ownership interest in Flextech from 46.2% to 36.8%. Liberty continues to maintain a voting interest in Flextech of approximately 50%. As a result of such dilution, Liberty recorded a $152 million increase to the carrying amount of Liberty's investment in Flextech, a $53 million increase to deferred income tax liability, a $66 million increase to additional paid-in-capital and a $33 million increase to minority interests in equity of subsidiaries. No gain was recognized in the consolidated statement of operations and comprehensive earnings due primarily to certain contingent obligations of Liberty with respect to one of the BBC Joint Ventures (see note 14). Flextech accounted for $21 million and $16 million of Liberty's share of its affiliates' losses during the years ended December 31, 1998 and 1997, respectively.

  Based on the (Pounds)6.07 ($10.07) per share closing price of the Flextech ordinary shares on the London Stock Exchange, the 58 million Flextech ordinary shares owned by Liberty had an aggregate market value of (Pounds)352 million ($584 million) at December 31, 1998.

  On October 9, 1997, Liberty sold a portion of its 51% interest in Cablevision to unaffiliated third parties. In connection with such sale and certain related transactions, Liberty recognized a gain of $49 million. Cablevision accounted for $23 million and $3 million of Liberty's share of its affiliates' losses during the years ended December 31, 1998 and 1997, respectively.

  On October 13, 1998, one of the Cablevision shareholders exercised a put right representing a 7.2% interest in Cablevision. Consequently, on December 22, 1998, Liberty purchased its pro-rata portion of such shareholder's ownership interest for $25 million, $8 million of which was paid at closing and the remaining amount (including accrued interest thereon) will be paid in four equal semi-annual installments. As a result of the put, Liberty's equity interest in Cablevision increased from 26% to 28%.

  As of April 29, 1996, Liberty and The News Corporation Limited ("News Corp.") formed two sports programming ventures. In the U.S., Liberty and News Corp. formed Fox/Liberty Networks LLC ("Fox Sports") into which Liberty contributed interests in its national and regional sports networks and into which News Corp. contributed its fx cable network and certain other assets. Liberty received a 50% interest in Fox Sports and a distribution of $350 million in cash. No gain or loss was recognized as the cash distribution approximated the carrying amount of the assets contributed.

  Prior to the first quarter of 1998, Liberty had no obligation, nor intention, to fund Fox Sports. During 1998, Liberty made the determination to provide funding to Fox Sports based on specific transactions consummated by Fox Sports. Consequently, Liberty's share of losses of Fox Sports of $83 million for the year ended December 31, 1998 includes previously unrecognized losses of Fox Sports of approximately $64 million. Losses for Fox Sports were not recognized in prior periods due to the fact that Liberty's investment in Fox Sports was less than zero.

  Internationally, News Corp. and Liberty formed a venture ("Fox Sports International") to operate sports programming services in Latin American and Australia and a variety of new sports services throughout the world except in Asia and in the United Kingdom, Japan and New Zealand where prior arrangements preclude

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES an immediate collaboration. Liberty owns 50% of Fox Sports International with News Corp. owning the other 50%. Fox Sports International accounted for $34 million, $30 million and $21 million of Liberty's share of its affiliates' losses during the years ended December 31, 1998, 1997 and 1996, respectively.

  In addition to Telewest, Flextech, Fox Sports International and Cablevision, Liberty has other less significant investments in affiliates in video distribution and programming businesses located in the UK, other parts of Europe, Asia, Latin America and certain other foreign countries. In the aggregate, such other foreign investments in affiliates accounted for $70 million, $70 million and $54 million of Liberty's share of its affiliates' losses during the years ended December 31, 1998, 1997 and 1996, respectively.

  The $797 million aggregate excess of Liberty's aggregate historical cost basis in its affiliates over Liberty's proportionate share of its affiliates' net assets is being amortized over estimated useful lives ranging from 10 to 20 years.

  Certain of Liberty's affiliates are general partnerships and, as such, are liable as a matter of partnership law for all debts (other than non-recourse debts) of that partnership in the event liabilities of that partnership were to exceed its assets.

(6) Investment in Time Warner

  On October 10, 1996, Time Warner and Turner Broadcasting System, Inc. ("TBS") consummated a merger (the "TBS/Time Warner Merger") whereby TBS shareholders received 1.5 Time Warner common shares (as adjusted for a two-for-one stock split) for each TBS Class A and Class B common share held, and each holder of TBS Class C preferred stock received 1.6 Time Warner common shares (as adjusted for a two-for-one stock split) for each of the 6 shares of TBS Class B common stock into which each share of Class C preferred stock could have been converted.

  Liberty entered into an agreement with the Federal Trade Commission ("FTC") (the "FTC Consent Decree"), pursuant to which, among other things, Liberty agreed to exchange the shares of Time Warner common stock to be received in the TBS/Time Warner Merger for shares of a separate series of Time Warner common stock with limited voting rights (the "TW Exchange Stock"). Holders of the TW Exchange Stock are entitled to one one-hundredth (l/100th) of a vote for each share with respect to the election of directors. Holders of the TW Exchange Stock will not have any other voting rights, except as required by law or with respect to limited matters, including amendments of the terms of the TW Exchange Stock adverse to such holders. Subject to the federal communications laws, each share of the TW Exchange Stock will be convertible at any time at the option of the holder on a one-for-one basis for a share of Time Warner common stock. Holders of TW Exchange Stock are entitled to receive dividends ratably with the Time Warner common stock and to share ratably with the holders of Time Warner common stock in assets remaining for common stockholders upon dissolution, liquidation or winding up of Time Warner.

  In connection with the TBS/Time Warner Merger, Liberty received approximately
50.6 million shares of the TW Exchange Stock in exchange for its TBS holdings. As a result of the TBS/Time Warner Merger, Liberty recognized a pre-tax gain of $1.5 billion in the fourth quarter of 1996. Liberty accounts for its investment in Time Warner as an available-for-sale security.

  On June 24, 1997 Liberty granted Time Warner an option to acquire the business of Southern Satellite Systems, Inc. ("Southern") and certain of its subsidiaries (together with Southern, the "Southern Business") through a purchase of assets (the "Southern Option"). Liberty received 6.4 million shares of TW Exchange Stock valued at $306 million in consideration for the grant. In September 1997, Time Warner exercised the Southern Option. Pursuant to the Southern Option, Time Warner acquired the Southern Business, effective

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

January 1, 1998, for $213 million in cash. Liberty recognized a $515 million pre-tax gain in connection with such transactions in the first quarter of 1998.

  Following a two-for-one stock split of Time Warner common stock during 1999, Liberty's shares of the TW Exchange Stock are convertible into 114 million shares of Time Warner common stock. As of December 31, 1998 and 1997, the gross unrealized appreciation of the fair value of Liberty's shares of the TW Exchange Stock was $4.8 billion and $1.2 billion, respectively.

  As security for borrowings under one of its credit facilities, Liberty has pledged a portion of its TW Exchange Stock. At December 31, 1998 such pledged portion had an aggregate fair value of approximately $2.7 billion.

(7) Other Investments

  Other investments and related receivables are summarized as follows:

                                                                    1998  1997
                                                                   ------ ----
                                                                   amounts in
                                                                    millions
     Investment in preferred stock, at cost, including premium.... $  371 371
     Investment in General Instrument Corporation ("GI") (note
      14).........................................................    396 --
     Other investments, at cost, and related receivables..........    243  62
                                                                   ------ ---
                                                                   $1,010 433
                                                                   ====== ===

  On August 1, 1997, Liberty IFE, Inc., a wholly-owned subsidiary of Liberty, which held non-voting Class C common stock of International Family Entertainment, Inc. ("IFE") ("Class C Stock") and $23 million of IFE 6% convertible secured notes due 2004, convertible into Class C Stock, ("Convertible Notes"), contributed its Class C Stock and Convertible Notes to Fox Kids Worldwide, Inc. ("FKW") in exchange for a new series of 30 year non-convertible 9% preferred stock of FKW with a stated value of $345 million (the "FKW Preferred Stock"). As a result of the exchange, Liberty recognized a pre-tax gain of approximately $304 million during the third quarter of 1997.

  Management of Liberty estimates the market value, calculated using a variety of approaches including multiple of cash flow, per subscriber value, a value of comparable public or private businesses or publicly quoted market prices, of all of Liberty's other investments aggregated $1,743 million and $766 million at December 31, 1998 and December 31, 1997, respectively. No independent appraisals were conducted for those assets.

(8) Acquisitions and Dispositions

  On January 25, 1996, the stockholders of United Video Satellite Group, Inc. ("UVSG") adopted the Agreement and Plan of Merger dated as of July 10, 1995, as amended, among UVSG, TCI and TCI Merger Sub, Inc. ("UVSG Merger Sub"), pursuant to which UVSG Merger Sub was merged into UVSG, with UVSG as the surviving corporation (the "UVSG Merger"). TCI acquired 24.8 million shares of UVSG Class B common stock and 4.2 million shares of UVSG Class A common stock, for a total purchase price of $196 million, together representing approximately 39% of the issued and outstanding common stock of UVSG and approximately 85% of the total voting power of UVSG common stock immediately after the UVSG Merger, resulting in UVSG becoming a majority-controlled subsidiary of TCI. Simultaneously, TCI contributed such UVSG shares of common stock to Liberty. The UVSG Merger has been accounted for by the purchase method. Accordingly, the results of operations of UVSG have been consolidated with those of Liberty since January 25, 1996 and Liberty recorded UVSG's assets and liabilities at fair value. UVSG is engaged in satellite delivered video, audio, data and program promotion services to cable television systems, direct to home satellite users, radio stations and private network users throughout North America.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  During July 1997, the 10% minority interest in Encore Media Corporation ("EMC") was purchased by TCI for approximately 2.4 million shares of Liberty Media Group Series A Stock. Such 10% interest in EMC was simultaneously contributed to Liberty and was accounted for as an acquisition of a minority interest and resulted in an increase of $30 million in additional paid-in-capital.

  On January 12, 1998, TCI acquired from a minority shareholder of UVSG 24.8 million shares of UVSG Class A common stock in exchange for shares of TCI stock. The aggregate value assigned to the shares issued by TCI was based upon the market value of such shares at the time the transaction was announced. Such transaction was accounted for as an acquisition of minority interest. Simultaneously, TCI contributed such UVSG shares of common stock to Liberty. As a result of such transaction, Liberty increased its ownership in the equity of UVSG to approximately 73% and the voting power increased to 93%. The purchase price of $346 million in TCI stock was recorded as an increase in additional paid-in-capital by Liberty.

  Effective February 1, 1998, Turner-Vision, Inc. ("Turner Vision") contributed the assets, obligations and operations of its retail C-band satellite business to Superstar/Netlink Group LLC ("SNG") in exchange for an approximate 20% interest in SNG. As a result of such transaction, Liberty's ownership interest in SNG decreased to approximately 80%. In connection with the increase in SNG's equity, net of the dilution of Liberty's ownership interest in SNG, that resulted from such transaction, Liberty recognized a gain of $38 million (before deducting deferred income taxes of $15 million). Turner Vision's contribution to SNG was accounted for as a purchase and the $61 million excess of the purchase price over the fair value of the net assets acquired was recorded as excess cost and is being amortized over five years.

  During 1998, TCI Music, Inc. ("TCI Music") issued approximately 382,000 shares of its Series A Common Stock in connection with certain acquisitions. Such acquisitions were accounted for under the purchase method. Accordingly, the results of operations of the acquired companies have been consolidated with those of Liberty since their respective dates of acquisition. In connection with the issuance of such shares, Liberty's ownership interest was diluted to 80.7% and Liberty recorded a $2 million increase to additional paid-in-capital. No gain was recognized in the consolidated statements of operations and comprehensive earnings due primarily to Liberty's contingent obligation to purchase certain shares from shareholders of TCI Music (see note 11).

  On August 24, 1998, Liberty purchased 100% of the issued and outstanding common stock of Pramer S.A. ("Pramer"), an Argentine programming company, for a total purchase price of $97 million, which was satisfied by $32 million in cash and the issuance of notes payable in the amount of $65 million. Such transaction was accounted for under the purchase method. Accordingly, the results of operations of Pramer have been consolidated with those of Liberty since August 24, 1998. The $101 million excess cost over acquired net assets is being amortized over ten years.

  On November 19, 1998, TCI exchanged, in a merger transaction, 10.1 million shares of TCI common stock for shares of Tele-Communications International, Inc. ("TINTA") common stock not beneficially owned by TCI. Such transaction was accounted for by Liberty as an acquisition of minority interest in equity of subsidiaries. The aggregate value assigned to the shares issued by TCI was based upon the market value of the common stock at the time the merger was announced. In connection with the contribution to Liberty of the TINTA shares in such merger transaction, Liberty recorded the total purchase price of $426 million as an increase to additional paid-in-capital.

  On March 1, 1999, UVSG and News Corp. completed a transaction whereby UVSG acquired News Corp.'s TV Guide properties creating a broader platform for offering television guide services to consumers and advertisers and UVSG was renamed TV Guide, Inc. ("TV Guide"). News Corp. received $800 million in cash and 60 million shares of UVSG's stock, including 22.5 million shares of its Class A common stock and 37.5 million shares of its Class B common stock. In addition, News Corp. purchased approximately 6.5 million additional shares of UVSG Class A common stock for $129 million in order to equalize its ownership with that of Liberty. As a result of these transactions, and another transaction completed on the same date, News Corp.,

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

Liberty and TV Guide's public stockholders own on an economic basis approximately 44%, 44% and 12%, respectively, of TV Guide. Following such transactions, News Corp. and Liberty each have approximately 49% of the voting power of TV Guide's outstanding stock. Upon consummation, Liberty began accounting for its interest in TV Guide under the equity method of accounting.

(9) Long-Term Debt

  Debt is summarized as follows:

                                                            Weighted  December
                                                            average      31,
                                                            interest -----------
                                                              rate    1998  1997
                                                            -------- ------ ----
                                                                     amounts in
                                                                      millions
   Bank credit facilities..................................   6.1%   $1,629 390
   4 1/2% Convertible Subordinated Debentures..............   4.5%      345 345
   Other...................................................   7.4%      122  50
                                                                     ------ ---
                                                                      2,096 785
   Less current maturities.................................             184  31
                                                                     ------ ---
     Total.................................................          $1,912 754
                                                                     ====== ===

  At December 31, 1998, Liberty had approximately $1 billion in unused lines of credit under its bank credit facilities. The bank credit facilities of Liberty generally contain restrictive covenants which require, among other things, the maintenance of certain financial ratios, and include limitations on indebtedness, liens and encumbrances, acquisitions, dispositions, guarantees and dividends. Liberty was in compliance with its debt covenants at December 31, 1998. Additionally, Liberty pays fees ranging from .15% to .375% per annum on the average unborrowed portions of the total amounts available for borrowings under bank credit facilities.

  As collateral for borrowings under one of Liberty's credit facilities, the banks lend against certain assets designated by Liberty (the "Designated Assets"). The components of the Designated Assets may be changed from time to time. The aggregate market value of the Designated Assets, as determined by certain criteria in the revolving credit agreement, must at all times exceed an amount equal to three times the total outstanding borrowings under the facility. The Designated Assets at December 31, 1998 were Liberty's holdings in Discovery Communications, Inc., QVC and the FKW Preferred Stock. The carrying amount of the Designated Assets as of December 31, 1998 was $617 million. Recourse to the banks for payment of Liberty's obligations under this facility is limited solely to the Designated Assets. Also, as security for borrowings under one of its credit facilities, Liberty has pledged a portion of its TW Exchange Stock. See note 6.

  Certain of Liberty's bank credit facilities have credit agreements which provide for a three month interest reserve to be held by an administrative agent. Such amounts held in the interest reserve amounted to $17 million and $5 million for the years ended December 31, 1998 and 1997, respectively, and are included in other current assets in the accompanying consolidated balance sheets.

  Liberty's subsidiary in Puerto Rico (a cable television operator) (the "Puerto Rico Subsidiary") has a reducing revolving bank facility which is unsecured and provides for maximum borrowing commitments of $100 million (the "Puerto Rico Bank Facility"). On September 21, 1998, Hurricane Georges struck Puerto Rico and caused considerable property damage to the area in general, including the Puerto Rico Subsidiary's cable television systems. On September 27, 1998, the Puerto Rico Subsidiary submitted a property damage claim to its insurance carrier for approximately $15 million which represents the estimated replacement costs of its damaged property. In addition to property damage caused by Hurricane Georges, the Puerto Rico Subsidiary suffered a loss in revenue from its pre-hurricane customers. The loss of revenue from September 21, 1998 to

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

December 31, 1998 was $7 million. The estimated loss of revenue exceeded its business interruption insurance by $4 million. Such uncovered losses could cause the Puerto Rico Subsidiary to be in violation of certain financial covenants of the Puerto Rico Bank Facility in the fourth quarter of 1998 and the first quarter of 1999. Violations of certain financial covenants will prevent the Puerto Rico Subsidiary from borrowing any unused borrowing commitments and could result in the acceleration of amounts due under the Puerto Rico Bank Facility. See note 14.

  The U.S. dollar equivalent of the annual maturities of Liberty's debt for each of the next five years are as follows: 1999: $184 million; 2000: $495 million; 2001: $73 million; 2002: $80 million and 2003: $714 million.

  A subsidiary of Liberty entered into an Interest Rate Swap effective March 1998, pursuant to which it receives a variable rate based on LIBOR (5.28% at December 31, 1998) and pays a fixed rate of 5.98% on a notional amount of $100 million through March 2000. As of December 31, 1998, the subsidiary would be required to pay an estimated $1.2 million to terminate such Interest Rate Swap. Amounts resulting from this interest rate swap are recorded in interest expense in the consolidated statement of operations and comprehensive earnings.

  With the exception of the 4 1/2% Convertible Subordinated Debentures, which, based on quoted market prices, had a fair value of $373 million at December 31, 1998, Liberty believes that the carrying value of Liberty's debt approximated its fair value at December 31, 1998.

(10) Income Taxes

  TCI files a consolidated federal income tax return with all of its 80% or more owned subsidiaries. Consolidated subsidiaries in which TCI owns less than 80% each file a separate tax return. TCI and such subsidiaries calculate their respective tax liabilities on a separate return basis. Income tax expense for Liberty is based upon those items in the consolidated tax calculations of TCI applicable to Liberty. The current tax allocation represents an apportionment of tax expense or benefit (other than deferred taxes) and alternative minimum taxes to Liberty in relation to its amount of taxable earnings or losses. Such amounts are reflected as borrowings from or loans to related parties.

  A tax sharing agreement (the "Old Tax Sharing Agreement") among TCI and certain subsidiaries of TCI was implemented effective July 1, 1995. The Old Tax Sharing Agreement formalized certain of the elements of a pre-existing tax sharing arrangement and contains additional provisions regarding the allocation of certain consolidated income tax attributes and the settlement procedures with respect to the intercompany allocation of current tax attributes. Under the Old Tax Sharing Agreement, Liberty was responsible to TCI for their share of consolidated income tax liabilities (computed as if TCI were not liable for the alternative minimum tax) determined in accordance with the Old Tax Sharing Agreement, and TCI was responsible to Liberty to the extent that the income tax attributes generated by Liberty and its subsidiaries were utilized by TCI to reduce its consolidated income tax liabilities (computed as if TCI were not liable for the alternative minimum tax). In the consolidated financial statements of Liberty, the tax liabilities and benefits of such entities so determined have been charged or credited to an intercompany account between TCI and Liberty. Such intercompany account is required to be settled only upon the date that an entity ceases to be a member of TCI's consolidated group for federal income tax purposes. Under the Old Tax Sharing Agreement, TCI retains the burden of any alternative minimum tax and has the right to receive the tax benefits from an alternative minimum tax credit attributable to any tax period beginning on or after July 1, 1995 and ending on or before October 1, 1997.

  Effective October 1, 1997, (the "Effective Date"), the Old Tax Sharing Agreement was replaced by a new tax sharing agreement (the "New Tax Sharing Agreement"), which governs the allocation and sharing of income taxes. Effective for periods on and after the Effective Date, through the AT&T Merger, federal income

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES taxes were computed based upon the type of tax paid by TCI (on a regular tax or alternative minimum tax basis) on a separate basis for each entity. Based upon these separate calculations, an allocation of tax liabilities and benefits was made such that each entity was required to make cash payments to TCI based on its allocable share of TCI's consolidated federal income tax liabilities (on a regular tax or alternative minimum tax basis, as applicable) attributable to such entity and actually used by TCI in reducing its consolidated federal income tax liability. Tax attributes and tax basis in assets was inventoried and tracked for ultimate credit to or charge against each entity. Similarly, in each taxable period that TCI paid alternative minimum tax, the federal income tax benefits of each entity, computed as if such entity were subject to regular tax, was inventoried and tracked for payment to or payment by each entity in years that TCI utilized the alternative minimum tax credit associated with such taxable period. The entity generating the utilized tax benefits received a cash payment only if, and when, the unutilized taxable losses of the other entity were actually utilized. If the unutilized taxable losses expired without ever being utilized, the entity generating the unutilized tax benefits never received payment for such benefits. Pursuant to the New Tax Sharing Agreement, state and local income taxes were calculated on a separate return basis for each entity (applying provisions of state and local tax law and related regulations as if the entity was a separate unitary or combined group for tax purposes), and TCI's combined or unitary tax liability was allocated among the entities based upon such separate calculation.

  Notwithstanding the foregoing, items of income, gain, loss, deduction or credit resulting from certain specified transactions that were consummated after the Effective Date pursuant to a letter of intent or agreement that was entered into prior to the Effective Date were shared and allocated pursuant to the terms of the Old Tax Sharing Agreement, as amended.

  In connection with the AT&T Merger, Liberty became party to a new tax sharing agreement.

  Income tax benefit (expense) consists of:

                                                         Current Deferred Total
                                                         ------- -------- -----
                                                          amounts in millions
   Year ended December 31, 1998:
     State and local income tax expense, including
      intercompany tax allocation......................   $ (4)    (109)  (113)
     Federal income tax benefit (expense), including
      intercompany tax allocation......................     89     (437)  (348)
                                                          ----     ----   ----
                                                          $ 85     (546)  (461)
                                                          ====     ====   ====
   Year ended December 31, 1997:
     State and local income tax expense, including
      intercompany tax allocation......................   $ (3)     (25)   (28)
     Federal income tax benefit, including intercompany
      tax allocation...................................    189       14    203
                                                          ----     ----   ----
                                                          $186      (11)   175
                                                          ====     ====   ====
   Year ended December 31, 1996:
     State and local income tax expense, including
      intercompany tax allocation......................   $ (3)     (97)  (100)
     Federal income tax benefit (expense), including
      intercompany tax allocation......................     54     (387)  (333)
                                                          ----     ----   ----
                                                          $ 51     (484)  (433)
                                                          ====     ====   ====

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

                                                              Years ended
                                                             December 31,
                                                            -----------------
                                                            1998   1997  1996
                                                            -----  ----  ----
                                                              amounts in
                                                               millions
   Computed expected tax benefit (expense)................. $(379) 226   (411)
   Dividends excluded for income tax purposes..............    13    8      2
   Minority interest in equity of subsidiaries.............    (5)   4     (6)
   Amortization not deductible for income tax purposes.....   (21) (10)   (15)
   State and local income taxes, net of federal income
    taxes..................................................   (74) (18)   (65)
   Recognition of difference in income tax basis of
    investments in subsidiaries............................   --   (25)    66
   Increase in valuation allowance.........................    (3) --     (13)
   Other, net..............................................     8  (10)     9
                                                            -----  ---   ----
                                                            $(461) 175   (433)
                                                            =====  ===   ====

  The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1998 and 1997 are presented below:

                                                                   December 31,
                                                                   ------------
                                                                    1998  1997
                                                                   ------ -----
                                                                    amounts in
                                                                     millions
   Deferred tax assets:
     Net operating and capital loss carryforwards................. $   99   155
     Future deductible amount attributable to accrued stock
      compensation and deferred compensation......................    218    36
     Other future deductible amounts due principally to non-
      deductible accruals.........................................     33    36
                                                                   ------ -----
     Deferred tax assets..........................................    350   227
                                                                   ------ -----
       Less valuation allowance...................................     42    62
                                                                   ------ -----
     Net deferred tax assets......................................    308   165
                                                                   ------ -----
   Deferred tax liabilities:
     Investments in affiliates, due principally to losses of
      affiliates recognized for income tax purposes in excess of losses recognized for financial statement purposes..........  3,637 1,166
     Other, net...................................................     37    14
                                                                   ------ -----
     Deferred tax liabilities.....................................  3,674 1,180
                                                                   ------ -----
   Net deferred tax liabilities................................... $3,366 1,015
                                                                   ====== =====

  The valuation allowance relates principally to deferred tax assets arising from net operating loss carryforwards of TCI Music.

  At December 31, 1998, Liberty had net operating and capital loss carryforwards for income tax purposes aggregating approximately $144 million which, if not utilized to reduce taxable income in future periods, will expire as follows: 2003: $3 million; 2004: $4 million; 2005: $5 million; 2006: $22 million; 2007: $22 million; 2011: $48 million; 2012: $36 million and 2013: $4 million.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  Certain subsidiaries of Liberty had additional net operating loss carryforwards for income tax purposes aggregating $106 million and these net operating losses are subject to certain rules limiting their usage.

(11) Stockholder's Equity

 Preferred Stock

  The Preferred Stock is issuable, from time to time, with such designations, preferences and relative participating, option or other special rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board.

 Common Stock

  The Class A Stock has one vote per share, and each of the Class B and Class C Stock has ten votes per share.

  As of December 31, 1998, all of the issued and outstanding common stock of Liberty was held by Tele-Communications, Inc.

 Transactions with Officers and Directors

  On January 5, 1998, TCI announced that a settlement (the "Magness Settlement") had been reached in the litigation brought against it and other parties in connection with the administration of the Estate of Bob Magness (the "Magness Estate"), the late founder and former Chairman of the Board of TCI.

  On February 9, 1998, in connection with the Magness Settlement, TCI entered into a call agreement (the "Malone Call Agreement") with Dr. John C. Malone, and Dr. Malone's wife (together with Dr. Malone, the "Malones"), under which the Malones granted to TCI the right to acquire any shares of TCI stock which are entitled to cast more than one vote per share (the "High-Voting Shares") owned by the Malones, which currently consist of an aggregate of approximately 60 million High-Voting shares upon Dr. Malone's death or upon a contemplated sale of the High-Voting Shares (other than a minimal amount) to third persons. In either such event, TCI has the right to acquire the shares at a maximum price equal to the then relevant market price of shares of TCI's Series A stocks plus a ten percent premium. The Malones also agreed that if TCI were ever to be sold to another entity, then the maximum premium that the Malones would receive on their High-Voting Shares would be no greater than a ten percent premium over the price paid for the relevant shares of TCI's Series A stocks. TCI paid $150 million to the Malones in consideration of them entering into the Malone Call Agreement.

  Also on February 9, 1998, in connection with the Magness Settlement, certain members of the Magness family, individually and in certain cases, on behalf of the Estate of Betsy Magness (the first wife of Bob Magness) and the Magness Estate (collectively, the "Magness Family") also entered into a call agreement with TCI (with substantially the same terms as the one entered into by the Malones, including a call on the shares owned by the Magness Family upon Dr. Malone's death) (the "Magness Call Agreement") on the Magness Family's aggregate of approximately 49 million High-Voting Shares. The Magness Family was paid $124 million by TCI in consideration of them entering into the Magness Call Agreement. Additionally, on February 9, 1998, the Magness Family entered into a stockholders' agreement with the Malones and TCI under which (i) the Magness Family and the Malones agreed to consult with each other in connection with matters to be brought to the vote of TCI's stockholders, subject to the proviso that if they cannot mutually agree on how to vote the shares, Dr. Malone has an irrevocable proxy to vote the High-Voting Shares owned by the Magness Family, (ii) the Magness Family may designate a nominee for the Board of TCI and Dr. Malone has agreed to vote his High Voting Shares for such nominee and (iii) certain "tag along rights" have been created in favor of the Magness Family and certain "drag along rights" have been created in favor of the Malones.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  Of the aggregate amount paid by TCI pursuant to the Malone Call Agreement and Magness Call Agreement, $140 million was allocated to Liberty and was paid during the first quarter of 1998. Such payment is reflected as a reduction of additional paid-in-capital.

 Transactions with TCI and Other Related Parties

  Certain TCI corporate general and administrative costs are charged to Liberty at rates set at the beginning of the year based on projected utilization for that year. Management believes this allocation method is reasonable. During the years ended December 31, 1998, 1997 and 1996 Liberty was allocated $11 million, $56 million and $4 million, respectively, in corporate general and administrative costs by TCI.

  Certain Liberty subsidiaries produce and/or distribute sports and other programming and other services to cable distribution operators (including TCI) and others. Charges to TCI are based upon customary rates charged to others.

  During 1998 and 1997, Liberty made marketing support payments to TCI. Charges by TCI for such arrangements for the years ended December 31, 1998 and 1997 aggregated $5 million and $19 million, respectively.

  The Puerto Rico Subsidiary purchases programming services from TCI. The charges, which approximate TCI's cost and are based on the aggregate number of subscribers served by the Puerto Rico Subsidiary, aggregated $6 million, $6 million and $4 million during the years ended December 31, 1998, 1997 and 1996, respectively.

  In 1996, a Liberty subsidiary (i) issued preferred stock in connection with an acquisition, which is convertible at the option of the holders into 1,084,056 of TCI Group Series A Common Stock beginning in April 1999 or sooner in the event of a change in control of TCI and (ii) acquired an option contract from TCI in exchange for a $14 million increase in the intercompany amount due to TCI. Such option contract provided Liberty with the right to acquire 1,084,056 shares of TCI Group Series A Stock at a price equivalent to the fair value at the time of exercise less $14.625 per share. During September 1998, TCI assigned its obligation under the option contract to Liberty. As a result of such assignment, Liberty recorded a $16 million reduction to the intercompany amount due to TCI and a corresponding increase to additional paid-in-capital. In July 1998, Liberty entered into an equity swap transaction with a commercial bank, which provides Liberty with the right but not the obligation to acquire 1,084,056 shares of TCI Group Series A Stock for approximately $45 million on or before April 19, 1999. In the event Liberty does not exercise its right to acquire such shares, any difference between the counterparty's cost and the market value of the shares on the settlement date will be settled in cash or shares of TCI Ventures Group Series A Stock at Liberty's option. Such shares could be used to satisfy the exchange requirements of the aforementioned preferred stock.

  Cablevision purchases programming services from certain Liberty affiliates. The related charges generally are based upon the number of Cablevision's subscribers that receive the respective services. During the year ended December 31, 1997, such charges aggregated $12 million. Additionally, certain of Cablevision's general and administrative functions are provided by Liberty. The related charges, which generally are based upon the respective affiliate's cost of providing such functions, aggregated $2 million during the year ended December 31, 1997. The above-described programming and general and administrative charges are included in operating costs in the accompanying consolidated statements of operations and comprehensive earnings.

  During July 1997, TCI entered into a 25 year affiliation agreement with Encore Media Group LLC ("Encore Media Group") (the "EMG Affiliation Agreement") pursuant to which TCI will pay monthly fixed amounts in exchange for unlimited access to all of the existing Encore and STARZ! services.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  Effective July 11, 1997, pursuant to an Agreement and Plan of Merger, dated as of February 6, 1997, as amended (the "DMX Merger Agreement"), by and among TCI, TCI Music, a wholly-owned subsidiary of TCI, a wholly-owned subsidiary of TCI Music ("DMX Merger Sub") and DMX, Inc. ("DMX"), Merger Sub was merged with and into DMX, with DMX as the surviving corporation (the "DMX Merger"). As a result of the DMX Merger, stockholders of DMX became stockholders of TCI Music. TCI Music is engaged in the delivery of music programming and music related services through audio, video and internet distribution channels, primarily cable television.

  In connection with the DMX Merger, TCI and TCI Music entered into an agreement pursuant to which, effective as of the closing of the DMX Merger: (i) TCI Music issued to TCI (as designee of certain of its indirect subsidiaries),
62.5 million shares of Series B Common Stock, $.01 par value per share, of TCI Music ("TCI Music Series B Common Stock") and a promissory note in the amount of $40 million, (ii) until December 31, 2006, certain subsidiaries of TCI transferred to TCI Music the right to receive all revenue from sales of DMX music services to their residential and commercial subscribers, net of an amount equal to 10% of revenue from such sales to residential subscribers and net of the revenue otherwise payable to DMX as license fees for DMX music services under affiliation agreements currently in effect, (iii) TCI contributed to TCI Music certain commercial digital DMX tuners that were not in service as of the effective date of the DMX Merger, and (iv) TCI granted to each stockholder who became a stockholder of TCI Music pursuant to the DMX Merger, one right (a "Right") with respect to each whole share of TCI Music Series A Common Stock acquired by such stockholder in the DMX Merger pursuant to the terms of a Rights Agreement among TCI, TCI Music and the rights agent (the "Rights Agreement"). Upon consummation of the DMX Merger, each outstanding share of DMX Common Stock was converted into the right to receive (i) one-quarter of a share of TCI Music Series A Common Stock, (ii) one Right with respect to each whole share of TCI Music Series A Common Stock and (iii) cash in lieu of the issuance of fractional shares of TCI Music Series A Common Stock and Rights. Each Right entitled the holder to require TCI to purchase from such holder one share of TCI Music Series A Common Stock for $8.00 per share, subject to reduction by the aggregate amount per share of any dividend and certain other distributions, if any, made by TCI Music to its stockholders, and, payable at the election of TCI, in cash, a number of shares of TCI Group Series A Stock, having an equivalent value or a combination thereof, if during the one-year period beginning on the effective date of the DMX Merger, the price of TCI Music Series A Common Stock did not equal or exceed $8.00 per share for a period of at least 20 consecutive trading days.

  Subsequently, TCI Music and TCI entered into an Amended and Restated Contribution Agreement to be effective as of July 11, 1997 which provides, among other things, for TCI to deliver, or cause certain of its subsidiaries to deliver to TCI Music fixed monthly payments (subject to inflation and other adjustments) through 2017.

  Effective with the DMX Merger, TCI beneficially owned approximately 45.7% of the outstanding shares of TCI Music Series A Common Stock and 100% of the outstanding shares of TCI Music Series B Common Stock, which represented 89.6% of the equity and 98.7% of the voting power of TCI Music. Simultaneously with the DMX Merger, Liberty acquired the TCI-owned TCI Music Common Stock by agreeing to reimburse TCI for any amounts required to be paid by TCI pursuant to TCI's contingent obligation under the Rights Agreement to purchase up to 15 million shares (7 million of which are owned by Liberty) of TCI Music Series A Common Stock and issuing an $80 million promissory note (the "Music Note") to TCI. Liberty recorded its contingent obligation to purchase such shares under the Rights Agreement as a component of minority interest in equity of subsidiaries in the accompanying consolidated financial statements. Liberty may elect to pay $50 million of the Music Note by delivery of a Stock Appreciation Rights Agreement that will give TCI the right to receive 20% of the appreciation in value of Liberty's investment in TCI Music, to be determined at July 11, 2002. TCI Music was included in the consolidated financial results of Liberty as of the date of the DMX

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

Merger. Due to the related party nature of the transaction, the $86 million excess of the consideration paid over the carryover basis of the TCI Music common stock acquired by Liberty from TCI was reflected as a decrease in additional paid-in-capital. The Music Note is included in amounts due to related parties.

  In December 1997, TCI Music issued convertible preferred stock and common stock in connection with two acquisitions. After giving effect to such issuances and assuming the conversion of the TCI Music convertible preferred stock, Liberty, at December 31, 1997, owned TCI Music securities representing 78% of TCI Music's common stock and 97% of the voting power attributable to such TCI Music common stock. In connection with the issuance of such common shares, Liberty recorded a $19 million increase to additional paid-in-capital. No gain was recognized in the consolidated statements of operations and comprehensive earnings due primarily to Liberty's contingent obligation under the Rights Agreement.

  Prior to the July 1998 expiration of the Rights, Liberty was notified of the tender of 4.9 million shares and associated Rights. On August 27, 1998, Liberty paid $39 million to satisfy TCI's obligation under the Rights Agreement. Such transaction was recorded as an acquisition of minority interest in equity of subsidiaries.

  During the third quarter of 1997, Liberty sold certain assets (the "SUMMITrak Assets") to CSG Systems, Inc. ("CSG") for cash consideration of $106 million, plus five-year warrants to purchase up to 1.5 million shares of CSG common stock at $24 per share and $12 million in cash, once certain numbers of TCI affiliated customers are being processed on a CSG billing system. In connection with the sale of the SUMMITrak Assets, TCI committed to purchase billing services from CSG through 2012. In light of such commitment, Liberty has reflected the $30 million excess (after deducting deferred income taxes of $17 million) of the cash received over the book value of the SUMMITrak Assets as an increase to additional paid-in-capital.

  During the fourth quarter of 1997, Liberty's remaining assets in TCI SUMMITrak of Texas, Inc. and TCI SUMMITrak L.L.C. were transferred to TCI in exchange for a $19 million reduction of the amount owed by Liberty to TCI. Such transfer was accounted for at historical cost due to the related party nature of the transaction.

 Due to Related Parties

  The components of "Due to related parties" are as follows:

                                                                      1998 1997
                                                                      ---- ----
                                                                       amounts
                                                                         in
                                                                      millions
     Notes payable to TCI, including accrued interest................ $141  378
     Note receivable from TCI........................................  --   (88)
     Intercompany account............................................  269 (276)
                                                                      ---- ----
                                                                      $410   14
                                                                      ==== ====

  Amounts outstanding at December 31, 1998 under notes payable to TCI bear interest at varying rates. During the second quarter of 1998, TCI made a contribution to Liberty of $5 million, which was used to reduce the amount due under the Music Note.

  Amounts outstanding under the note receivable from TCI were repaid in their entirety during the third quarter of 1998.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  The non-interest bearing intercompany account includes certain income tax and stock compensation allocations that are to be settled at some future date. All other amounts included in the intercompany account are to be settled within thirty days following notification.

(12) Stock Options and Stock Appreciation Rights

  Certain officers and other key employees of Liberty hold options with tandem stock appreciation rights ("SARs") to acquire TCI Group Series A Stock, Liberty Media Group Series A Stock and TCI Ventures Group Series A Stock as well as restricted stock awards of TCI Group Series A Stock, Liberty Media Group Series A Stock and TCI Ventures Group Series A Stock. Estimates of compensation relating to SARs granted to such employees of Liberty have been recorded in the accompanying consolidated financial statements pursuant to APB Opinion No. 25. Such estimates are subject to future adjustment based upon vesting of the related stock options and SARs and the market value of TCI Group Series A Stock, Liberty Media Group Series A Stock and TCI Ventures Group Series A Stock and, ultimately, on the final determination of market value when the rights are exercised. In connection with the AT&T Merger, all series of TCI stock were converted to classes of AT&T stock. Had Liberty accounted for its stock based compensation pursuant to the fair value based accounting method in Statement 123, the amount of compensation would not have been significantly different from what has been reflected in the accompanying consolidated financial statements due to substantially all of Liberty's stock option plans having tandem SARs, which are treated as liabilities for financial statement purposes and require periodic remeasurement under both APB Opinion No. 25 and Statement 123.

  The following table presents the number and weighted average exercise price ("WAEP") of certain options in tandem with SARs to purchase TCI Group Series A Stock, Liberty Media Group Series A Stock (as adjusted for a stock dividend) and TCI Ventures Group Series A Stock (as adjusted for a stock dividend) granted to certain officers and other key employees of the Company.

                                               Liberty Media          TCI Ventures
                           TCI Group               Group                 Group
                         Series A Stock  WAEP  Series A Stock  WAEP  Series A Stock WAEP
                         -------------- ------ -------------- ------ -------------- -----
                                      amounts in thousands, except for WAEP
Outstanding at January
 1, 1996................      3,698     $ 8.46      6,698     $ 9.01        --        --
  Adjustment for
   transfer of
   employees............      3,285      13.19      1,998      12.64        --        --
  Exercised.............        (79)     10.79        (62)      7.60        --        --
                             ------                ------
Outstanding at December
 31, 1996...............      6,904      10.64      8,634       9.93        --        --
  Adjustment for TCI
   Ventures Exchange....     (2,149)     14.28        --         --       4,298     $7.14
  Adjustment for
   transfer of
   employees............        228      12.08         22       8.39        (50)     6.74
  Granted...............        595      15.04        591        --         --        --
  Exercised.............     (2,430)      9.81       (648)      5.62       (166)     6.45
  Canceled..............        (30)     10.75        (23)     10.67        --        --
                             ------                ------                ------
Outstanding at December
 31, 1997...............      3,118      12.08      8,576      10.30      4,082      6.76
  Granted...............        118      25.72      8,314      43.24         51      5.38
  Exercised.............     (1,331)     10.36     (1,203)      8.39     (1,714)     6.59
  Canceled..............        (23)     14.92         (1)      9.78        (20)     7.46
                             ------                ------                ------
Outstanding at December
 31, 1998...............      1,882      14.03     15,686      29.08      2,399      6.89
                             ======                ======                ======
Exercisable at December
 31, 1998...............      1,117                 3,763                 1,708
                             ======                ======                ======
  Vesting Period........      5 yrs                 5 yrs                 5 yrs

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  Tele-Communications International, Inc. Stock Incentive Plan. In 1995, TINTA adopted the Tele-Communications International, Inc. 1995 Stock Incentive Plan (the "TINTA 1995 Plan"). The TINTA 1995 Plan provides for Awards to be made in respect of a maximum of 3,000,000 shares of TINTA Series A common stock ("TINTA Series A Stock") (subject to certain anti-dilution adjustments). Shares of TINTA Series A Stock that are subject to Awards that expire, terminate or are annulled for any reason without having been exercised (or deemed exercised, by virtue of the exercise of a related stock appreciation right), or are forfeited prior to becoming vested will return to the pool of such shares available for grant under the TINTA 1995 Plan.

  On December 13, 1995, stock options in tandem with SARs to purchase 1,352,000 shares of TINTA Series A Stock were granted pursuant to the TINTA 1995 Plan. Such options vest ratably over five years, first became exercisable August 4, 1996 and expire on August 4, 2005. During 1997, TINTA granted stock options in tandem with SARs to purchase 1,130,000 shares of TINTA Series A Stock. Such options vest ratably over five years, first become exercisable one year after date of grant, and expire ten years after date of grant.

  As a result of the TINTA Merger on November 19, 1998, each stock option and SAR to purchase TINTA Series A Stock was converted into a stock option or SAR to purchase Liberty Media Group Series A Stock determined by multiplying the number of TINTA stock options or SARs by 0.58 at an exercise price per share of such stock option or SAR divided by 0.58. The following descriptions of stock options and/or SARs have been adjusted to reflect such change.

  The following table presents the number and WAEP of certain options in tandem with SARs to purchase TINTA Series A Stock and Liberty Media Group Series A Stock pursuant to the TINTA 1995 Plan:

                                                          Liberty Media
                                           TINTA              Group
                                          Series A          Series A
                                           Stock    WAEP      Stock     WAEP
                                          -------- ------ ------------- -----
                                           amounts in thousands, except for
                                                         WAEP
   Outstanding at January 1, 1996 and
    1997.................................   1,352  $16.00        --     $ --
     Granted.............................   1,130   14.69        --       --
                                           ------            -------
   Outstanding at December 31, 1997......   2,482   15.40        --       --
     Adjustment for TINTA Merger.........  (1,982)  15.31      1,150    26.40
     Exercised...........................    (500)  15.75         (1)   25.21
                                           ------            -------
   Outstanding at December 31, 1998......     --      --       1,149    26.40
                                           ======            =======
   Exercisable at December 31, 1998......     --      --         448    26.97
                                           ======            =======
   Vesting Period........................     --             5 years

  On December 13, 1995, pursuant to the TINTA 1995 Plan, 40,000 restricted shares of TINTA Series A Stock were awarded to certain officers and directors of TINTA. Such restricted shares vest as to 50% in December 1999 and as to the remaining 50% in December 2000. Such restricted shares had a fair value of $25.375 on the date of grant. At December 31, 1998, 23,200 restricted shares of Liberty Media Group Series A Stock (after adjustment for TINTA Merger) were unvested.

  On July 23, 1997, pursuant to the TINTA 1995 Plan, 150,000 restricted shares of TINTA Series A Stock were awarded to a director of TINTA. Such restricted shares vest as to 50% in July 2001 and as to the remaining 50% in July 2002. Such restricted shares had a fair value of $14.625 on the date of grant. At December 31, 1998, 87,000 restricted shares of Liberty Media Group Series A Stock (after adjustment for TINTA Merger) were unvested.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  Tele-Communications International, Inc. Nonemployee Director Stock Option Plan. On April 11, 1996, TINTA adopted the Tele-Communications International, Inc. 1996 Nonemployee Director Stock Option Plan (the "TINTA Director Plan"). The TINTA Director Plan provides for grants to be made to nonemployee directors of TINTA of options to purchase a maximum of 1,000,000 shares of TINTA Series A Stock (subject to certain anti-dilution adjustments). Shares that are subject to such options that expire or terminate for any reason without having been exercised will return to the pool of shares underlying options available to grant under the TINTA Director Plan. Pursuant to the TINTA Director Plan, options to purchase 200,000 shares of TINTA Series A Stock were granted in April 1996 at an exercise price of $16.00 per share. Such options had a weighted average fair value of $14.01 on the date of grant. Options issued pursuant to the TINTA Director Plan vest and become exercisable over a five-year period from the date of grant and expire 10 years from the date of grant.

  At December 31, 1998, 116,000 options with respect to Liberty Media Group Series A Stock (after adjustment for TINTA Merger) granted pursuant to the TINTA Director Plan were outstanding, 46,400 of which were exercisable. Such options had an exercise price of $27.58 and a weighted average remaining contractual life of 8 years.

  United Video Satellite Group, Inc. Equity Incentive Plan and United Video Satellite Group, Inc. Stock Option Plan for Non-Employee Directors. UVSG sponsors the United Video Satellite Group, Inc. Equity Incentive Plan under which 8 million shares of UVSG's Class A Common Stock are authorized to be issued in connection with the exercise of awards of stock options, stock appreciation rights and restricted stock granted under the plan. UVSG's Equity Incentive Plan provides that the price at which each share of stock covered by an option may be acquired shall in no event be less than 100% of the fair market value of the stock on the date the option is granted, except in certain limited circumstances. Additionally, UVSG sponsors the United Video Satellite Group, Inc. Stock Option Plan for Non-Employee Directors under which 500,000 shares of UVSG's Class A Common Stock are authorized to be issued in connection with the exercise of stock options granted thereunder.

  At December 31, 1998, 6.3 million shares of UVSG's Class A Common Stock were reserved for issuance under the stock option plans. The options granted under the stock option plans expire ten years from the date of grant. Options outstanding are as follows:

                                                              UVSG
                                                         Class A Common
                                                           Stock (1)    WAEP (1)
                                                         -------------- --------
                                                          amounts in thousands,
                                                             except for WAEP
   At January 1, 1996...................................      4,121      $ 4.25
     Granted............................................      1,276       11.11
     Exercised..........................................       (815)       4.04
     Canceled...........................................       (805)       9.21
                                                             ------
   At December 31, 1996.................................      3,777        5.56
     Granted............................................        916        8.54
     Exercised..........................................     (2,089)       4.04
     Canceled...........................................       (252)       5.88
                                                             ------
   At December 31, 1997.................................      2,352        8.03
     Granted............................................        709       16.61
     Exercised..........................................       (254)       6.84
     Canceled...........................................        (36)       9.41
                                                             ------
   Exercisable at December 31, 1998.....................      2,771       10.32
                                                             ======

--------
(1) Adjusted for two-for-one stock split.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  Exercise prices for options outstanding as of December 31, 1998 ranged from $4 to $17. The weighted-average remaining contractual life of such options is
7.8 years.

  TCI Music, Inc. Stock Incentive Plan. During 1997 and 1998, TCI Music granted stock options with tandem SARs to employees under the TCI Music, Inc. 1997 Stock Incentive Plan (the "TCI Music Stock Plan") which is authorized to issue up to 4 million shares. Options granted under the TCI Music Stock Plan expire ten years from the date of grant. In addition TCI Music granted stock options with tandem SARs to the board of directors and employees in connection with certain mergers. Options issued under the TCI Music Stock Plan and in connection with certain mergers generally vest annually in 20% cumulative increments.

  On December 21, 1998, TCI Music re-priced the stock options with tandem SARs pursuant to the TCI Music Stock Plan at $4.00 for all grants to executive officers and employees of TCI Music and its subsidiaries.

  The following table presents the number and WAEP of options in tandem with SARs to purchase TCI Music Series A Common Stock, after giving effect to the re-pricing at $4.00 for certain options and tandem SARs:

                                                              TCI Music
                                                               Series A
                                                             Common Stock WAEP
                                                             ------------ -----
                                                                 amounts in
                                                             thousands, except
                                                                  for WAEP
   At January 1, 1997.......................................      --        --
     Granted................................................    3,609     $5.75
                                                                -----
   At December 31, 1997.....................................    3,609      5.75
     Granted................................................    1,771      4.00
     Exercised..............................................      (21)     4.00
     Canceled...............................................     (311)     4.00
                                                                -----
   At December 31, 1998.....................................    5,048      5.25
                                                                =====
   Exercisable at December 31, 1998.........................    1,373      5.84
                                                                =====

  Exercise prices for options outstanding as of December 31, 1998 ranged from $4.00 to $6.25. The weighted average remaining contractual life of such options is 8.7 years. The weighted average fair value of options granted during 1998, after giving effect to the re-pricing at $4.00 for certain options and tandem SARs, and 1997 was $3.51 and $3.31, respectively.

  The estimated fair values of the options noted above are based on the Black-Scholes model and are stated in current annualized dollars on a present value basis. The key assumptions used in the model for purposes of these calculations generally include the following: (a) a discount rate equal to the 10-year Treasury rate on the date of grant; (b) a 35% volatility factor, (c) the 10-year option term; (d) the closing price of the respective common stock on the date of grant; and (e) an expected dividend rate of zero.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

(13) Other Comprehensive Earnings

  Accumulated other comprehensive earnings included in Liberty's consolidated balance sheets and consolidated statements of stockholder's equity reflect the aggregate of foreign currency translation adjustments and unrealized holding gains and losses on securities classified as available-for-sale. The change in the components of accumulated other comprehensive earnings, net of taxes, is summarized as follows:

                                                       Unrealized  Accumulated
                                             Foreign     gains        other
                                            currency    (losses)  comprehensive
                                           translation     on     earnings, net
                                           adjustments securities   of taxes
                                           ----------- ---------- -------------
                                                   amounts in millions
Balance at January 1, 1996................    $ (9)        336          327
Other comprehensive earnings (loss).......      35        (319)        (284)
                                              ----       -----        -----
Balance at December 31, 1996..............      26          17           43
Other comprehensive earnings (loss).......     (23)        747          724
                                              ----       -----        -----
Balance at December 31, 1997..............       3         764          767
Other comprehensive earnings..............       2       2,417        2,419
                                              ----       -----        -----
Balance at December 31, 1998..............    $  5       3,181        3,186
                                              ====       =====        =====

  The components of other comprehensive earnings are reflected in Liberty's consolidated statements of operations and comprehensive earnings, net of taxes and reclassification adjustments for gains realized in net earnings (loss). The following table summarizes the tax effects and reclassification adjustments related to each component of other comprehensive earnings.

                                                              Tax
                                                Before-tax (expense) Net-of-tax
                                                  amount    benefit    amount
                                                ---------- --------- ----------
                                                      amounts in millions
Year ended December 31, 1998:
Foreign currency translation adjustments.......   $    3        (1)        2
Unrealized gains on securities:
  Unrealized holding gains arising during
   period......................................    3,998    (1,581)    2,417
                                                  ------    ------     -----
Other comprehensive earnings...................   $4,001    (1,582)    2,419
                                                  ======    ======     =====
Year ended December 31, 1997:
Foreign currency translation adjustments.......   $  (38)       15       (23)
Unrealized gains on securities:
  Unrealized holding gains arising during
   period......................................    1,236      (489)      747
                                                  ------    ------     -----
Other comprehensive earnings...................   $1,198      (474)      724
                                                  ======    ======     =====
Year ended December 31, 1996:
Foreign currency translation adjustments.......   $   58       (23)       35
                                                  ------    ------     -----
Unrealized gains on securities:
  Unrealized holding gains arising during
   period......................................       61       (24)       37
  Less: reclassification adjustment for gains
   realized in net earnings....................     (589)      233      (356)
                                                  ------    ------     -----
  Net unrealized losses........................     (528)      209      (319)
                                                  ------    ------     -----
Other comprehensive loss.......................   $ (470)      186      (284)
                                                  ======    ======     =====

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

(14) Commitments and Contingencies

  Encore Media Group, a wholly owned subsidiary of Liberty, provides premium programming distributed by cable, direct satellite, TVRO and other distributors throughout the United States. Encore Media Group is obligated to pay fees for the rights to exhibit certain films that are released by various producers through 2017 (the "Film Licensing Obligations"). Based on customer levels at December 31, 1998, these agreements require minimum payments aggregating approximately $808 million. The aggregate amount of the Film Licensing Obligations under these license agreements is not currently estimable because such amount is dependent upon the number of qualifying films released theatrically by certain motion picture studios as well as the domestic theatrical exhibition receipts upon the release of such qualifying films. Nevertheless, required aggregate payments under the Film Licensing Obligations could prove to be significant.

  Flextech has undertaken to finance the working capital requirements of a joint venture, (the "Principal Joint Venture") formed with BBC Worldwide and is obligated to provide the Principal Joint Venture with a primary credit facility of (Pounds)88 million ($150 million) and subject to certain restrictions, a standby credit facility of (Pounds)30 million ($51 million). As of December 31, 1998, the Principal Joint Venture had borrowed (Pounds)16 million ($27 million) under the primary credit facility. If Flextech defaults in its funding obligation to the Principal Joint Venture and fails to cure within 42 days after receipt of notice from BBC Worldwide, BBC Worldwide is entitled, within the following 90 days, to require that Liberty assume all of Flextech's funding obligations to the Principal Joint Venture.

  Liberty has guaranteed various loans, notes payable, letters of credit and other obligations (the "Guaranteed Obligations") of certain affiliates. At December 31, 1998, the Guaranteed Obligations aggregated approximately $243 million. Currently, Liberty is not certain of the likelihood of being required to perform under such guarantees.

  Liberty leases business offices, has entered into pole rental and transponder lease agreements and uses certain equipment under lease arrangements. Rental expense under such arrangements amounts to $27 million, $20 million and $38 million for the years ended December 31, 1998, 1997 and 1996, respectively.

  A summary of future minimum lease payments under noncancellable operating leases as of December 31, 1998 follows (amounts in millions):

       Years ending December 31:
         1999.............................................................. $40
         2000..............................................................  35
         2001..............................................................  31
         2002..............................................................  29
         2003..............................................................  23
         Thereafter........................................................  47

  It is expected that in the normal course of business, leases that expire generally will be renewed or replaced by leases on other properties; thus, it is anticipated that future minimum lease commitments will not be less than the amount shown for 1999.

  On July 17, 1998, TCI acquired 21.4 million shares of restricted stock of GI in exchange for (i) certain of the assets of NDTC's set-top authorization business, (ii) the license of certain related software to GI, (iii) a $50 million promissory note from TCI to GI and (iv) a nine year revenue guarantee from TCI in favor of GI. In connection therewith, NDTC also entered into a service agreement pursuant to which it will provide certain postcontract services to GI's set-top authorization business. Such shares of GI stock and the promissory note

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES were contributed to Liberty. The 21.4 million shares of GI common stock are, in addition to other transfer restrictions, restricted as to their sale by Liberty for a three year period, and represent approximately 13% of the outstanding common stock of GI at December 31, 1998. Liberty recorded its investment in such shares at fair value which included a discount attributable to the above-described liquidity restriction. Liberty carries its investment in such shares at the lower of cost or net realizable value. The $396 million fair value of GI common stock received net of the $42 million present value of the promissory note due from Liberty to GI, has been reflected as an increase in additional paid-in capital.

  On September 21, 1998, Hurricane Georges struck Puerto Rico and caused considerable property damage to the area in general, including the Puerto Rico Subsidiary's cable television systems. The Puerto Rico Subsidiary's cable television systems represent $45 million of Liberty's revenue for the year ended December 31, 1998. The Puerto Rico Subsidiary has property and business interruption insurance aggregating $15 million that is subject to a deductible of $1 million. The Puerto Rico Subsidiary has submitted a property damage claim to its insurance carrier for approximately $15 million which represents the estimated replacement cost of its damaged property. As a result of the damage caused by Hurricane Georges, the Puerto Rico Subsidiary, at December 31, 1998, recorded an impairment to reduce the net book value of the damaged property and equipment by $8 million and recorded a receivable in the amount of $12 million as insurance coverage for property damages. The $12 million in insurance coverage for property damages were fully collected prior to December 31, 1998.

  As of December 31, 1998, approximately 82% of the Puerto Rico Subsidiary's pre-hurricane basic customers were receiving cable television services. The loss of revenue from September 21, 1998 through December 31, 1998 was $7 million. The Puerto Rico Subsidiary's business interruption insurance will cover the first $3 million in lost revenue. The $3 million in business interruption coverage was fully collected prior to December 31, 1998.

  The Puerto Rico Subsidiary has also claimed coverage for business interruption under a secondary insurance carrier. Such policy, which covers the Puerto Rico Subsidiary's parent company's subsidiaries, carries a deductible of $2.5 million. This insurance claim is subject to approval by such insurance carrier and accordingly, no assurance can be given that amounts claimed will be paid in their entirety. However, in the event such claims are collected the overall impact in lost revenues for the Puerto Rico Subsidiary as a result of Hurricane Georges will not exceed $2.5 million.

  Liberty has contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Liberty may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying consolidated financial statements.

(15) Information about Liberty's Operating Segments

  Liberty is a holding company with a variety of subsidiaries and investments operating in the media, communications and entertainment industries. Each of these businesses are separately managed. Liberty identifies its reportable segments as those consolidated subsidiaries that represent 10% or more of its combined revenue and those equity method affiliates whose share of earnings or losses represent 10% or more of its pre-tax earnings or loss. Subsidiaries and affiliates not meeting this threshold are aggregated together for segment reporting purposes.

  Liberty has three operating segments: Encore Media Group, UVSG and Other. Encore Media Group owns and operates cable and satellite-delivered premium movie networks in the United States. Encore Media Group is wholly owned and consolidated by Liberty. UVSG is a media and communications company principally

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES engaged in providing program listing guides and other programming and distribution services to its customers. UVSG is majority owned and consolidated by Liberty. Other includes Liberty's investments, primarily in cable television programming entities, corporate and other consolidated businesses not representing separately reportable segments.

  The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Liberty evaluates performance based on measures of revenue and operating cash flow (as defined by Liberty), appreciation in stock price along with other non-financial measures such as average prime time rating, prime time audience delivery, subscriber growth and penetration, as appropriate. Liberty believes operating cash flow is a widely used financial indicator of companies similar to Liberty and its affiliates, which should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with generally accepted accounting principles. Liberty generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

  Liberty utilizes the following financial information for purposes of making decisions about allocating resources to a segment and assessing a segment's performance:

                                                    EMG   UVSG Other   Total
                                                    ----  ---- ------  ------
                                                      amounts in millions
Year ended December 31, 1998
Segment revenue from external customers including
 intersegment revenue.............................. $541  598     220   1,359
Segment operating cash flow (deficit)..............   96  123      (3)    216
Segment equity in losses of affiliates.............  --   --   (1,002) (1,002)
Year ended December 31, 1997
Segment revenue from external customers including
 intersegment revenue..............................  350  508     367   1,225
Segment operating cash flow (deficit)..............  (32) 104      87     159
Segment equity in losses of affiliates.............  --   --     (785)   (785)
Year ended December 31, 1996
Segment revenue from external customers including
 intersegment revenue..............................  195  410   1,603   2,208
Segment operating cash flow (deficit)..............  (95)  67     128     100
Segment equity in losses of affiliates.............  --   --     (332)   (332)
As of December 31, 1998
Segment assets.....................................  355  666  14,546  15,567
Investments in affiliates..........................  --   --    3,079   3,079
As of December 31, 1997
Segment assets.....................................  289  428   7,018   7,735
Investments in affiliates..........................  --   --    2,359   2,359

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  The following table provides a reconciliation of segment operating cash flow to earnings before income taxes:

                                                Year ended December 31,
                                                -------------------------
                                                  1998     1997    1996
                                                --------  ------- -------
                                                   (amounts in millions)
Segment operating cash flow....................    $ 216     159      100
Stock compensation.............................     (518)   (296)       6
Depreciation and amortization..................     (129)   (123)    (172)
Interest expense...............................     (104)    (40)     (53)
Segment equity in losses of affiliates.........   (1,002)   (785)    (332)
Gains on dispositions, net.....................    2,449     406    1,558
Gain on issuance of equity by affiliates and
 subsidiaries..................................      105     --       --
Other, net.....................................       66      34       67
                                                --------  ------  -------
Earnings (loss) before income taxes............   $1,083    (645)   1,174
                                                ========  ======  =======

(16) Year 2000

  During 1998, TCI continued its enterprise-wide, comprehensive efforts to assess and remediate its computer systems and related software and equipment to ensure such systems, software and equipment recognize, process and store information in the year 2000 and thereafter. TCI's year 2000 remediation efforts include an assessment of Liberty's most critical systems, equipment, and facilities. TCI also continued its efforts to verify the year 2000 readiness of Liberty's significant suppliers and vendors and continued to communicate with significant business partners and affiliates to assess such partners and affiliates' year 2000 status.

  TCI has a year 2000 Program Management Office (the "PMO") to organize and manage its year 2000 remediation efforts. The PMO is responsible for overseeing, coordinating and reporting on Liberty's year 2000 remediation efforts.

  During 1998, TCI continued its survey of significant third-party vendors and suppliers whose systems, services or products are important to Liberty's operations. The year 2000 readiness of such providers is critical to continued provision of Liberty's programming services. Year 2000 expenses and capital expenditures incurred during the year ended December 31, 1998 were not material.

  In addition to the survey process described above, management of Liberty has identified its most critical supplier/vendor relationships and has instituted a verification process to determine the vendor's year 2000 readiness. Such verification includes, as deemed necessary, reviewing vendors' test and other data and engaging in regular conferences with vendors' year 2000 teams. Liberty is also requiring testing to validate the year 2000 compliance of certain critical products and services.

  Significant market value is associated with Liberty's investments in certain public and private corporations, partnerships and other businesses. Accordingly, Liberty is monitoring the public disclosure of such publicly-held business entities to determine their year 2000 readiness. In addition, Liberty has surveyed and monitored the year 2000 status of certain privately-held business entities in which Liberty has significant investments.

  The failure to correct a material year 2000 problem could result in an interruption or failure of certain important business operations. There can be no assurance that Liberty's systems or the systems of other companies on which Liberty relies will be converted in time or that any such failure to convert by Liberty or other companies will not have a material adverse effect on its financial position, results of operations or cash flows.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
                           (subsidiary of AT&T Corp.)

                          CONSOLIDATED BALANCE SHEETS
                                  (unaudited)

                                                      New Liberty  Old Liberty
                                                     ------------- ------------
                                                     September 30, December 31,
                                                         1999          1998
                                                     ------------- ------------
                                                              (note 1)
                                                        amounts in millions
Assets
Current assets:
  Cash and cash equivalents.........................    $   499          228
  Marketable securities.............................      2,949          159
  Trade and other receivables, net..................        125          142
  Prepaid expenses and committed program rights.....        407          263
  Deferred income tax assets........................        380          216
  Other current assets..............................          5           21
                                                        -------       ------
    Total current assets............................      4,365        1,029
                                                        -------       ------
Investments in affiliates, accounted for under the
 equity method, and related receivables (note 3)....     15,939        3,079
Investment in Time Warner, Inc. ("Time Warner")
 (note 4)...........................................      6,968        7,083
Investment in Sprint Corporation ("Sprint") (note
 5).................................................      7,616        2,446
Other investments and related receivables...........      5,151        1,010
Property and equipment, at cost.....................        123          279
  Less accumulated depreciation.....................          7          124
                                                        -------       ------
                                                            116          155
                                                        -------       ------
Intangible assets...................................     10,140        1,039
  Less accumulated amortization.....................        319          140
                                                        -------       ------
                                                          9,821          899
                                                        -------       ------
Other assets, at cost, net of accumulated
 amortization.......................................        846           82
                                                        -------       ------
    Total assets....................................    $50,822       15,783
                                                        =======       ======

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
                           (subsidiary of AT&T Corp.)

                    CONSOLIDATED BALANCE SHEETS--(Continued)
                                  (unaudited)

                                                                                                      New Liberty  Old Liberty
                                                                                                     ------------- ------------
                                                                                                     September 30, December 31,
                                                                                                         1999          1998
                                                                                                     ------------- ------------
                                                                                                              (note 1)
                                                                                                        amounts in millions
Liabilities and Stockholder's Equity
Current liabilities:
  Accounts payable and accrued liabilities..........................................................    $   192          372
  Accrued stock compensation........................................................................      1,119          126
  Program rights payable............................................................................        170          156
  Current portion of debt...........................................................................        474          184
                                                                                                        -------       ------
    Total current liabilities.......................................................................      1,955          838
                                                                                                        -------       ------
  Long-term debt (note 7)...........................................................................      1,720        1,912
  Deferred income taxes (note 8)....................................................................     11,633        3,582
  Other liabilities.................................................................................         23           89
                                                                                                        -------       ------
    Total liabilities...............................................................................     15,331        6,421
                                                                                                        -------       ------
Minority interests in equity of subsidiaries........................................................         25          132
Stockholder's equity (note 9):
  Preferred stock, $.0001 par value. Authorized 100,000 shares; no shares issued and outstanding....        --           --
  Class A common stock $.0001 par value. Authorized 1,000,000 shares; issued and outstanding 1,000
   shares...........................................................................................        --           --
  Class B common stock $.0001 par value. Authorized 1,000,000 shares; issued and outstanding 1,000
   shares...........................................................................................        --           --
  Class C common stock, $.0001 par value. Authorized 1,000,000 shares; issued and outstanding 1,000
   shares...........................................................................................        --           --
  Additional paid-in capital........................................................................     33,787        4,682
  Accumulated other comprehensive earnings, net of taxes............................................      2,407        3,186
  Retained earnings (deficit).......................................................................       (814)         952
                                                                                                        -------       ------
                                                                                                         35,380        8,820
  Due to related parties............................................................................         86          410
                                                                                                        -------       ------
    Total stockholder's equity......................................................................     35,466        9,230
                                                                                                        -------       ------
Commitments and contingencies (note 10)
    Total liabilities and stockholder's equity......................................................    $50,822       15,783
--------------------------------------------------
                                                                                                        =======       ======

          See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
                           (subsidiary of AT&T Corp.)

        CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE EARNINGS
                                  (unaudited)

                                                                                       New Liberty         Old Liberty
                                                                                      ------------- --------------------------
                                                                                      Seven months   Two months   Nine months
                                                                                          ended        ended         ended
                                                                                      September 30, February 28, September 30,
                                                                                          1999          1999         1998
                                                                                      ------------- ------------ -------------
                                                                                                amounts in millions
                                                                                        (note 1)             (note 1)
Revenue..............................................................................    $   506         235         1,005
Operating costs and expenses:
  Operating, selling, general and administrative.....................................        408         188           843
  Stock compensation.................................................................        432         183           263
  Depreciation and amortization......................................................        394          22            87
                                                                                         -------        ----         -----
                                                                                           1,234         393         1,193
                                                                                         -------        ----         -----
    Operating loss...................................................................       (728)       (158)         (188)
Other income (expense):
  Interest expense...................................................................        (87)        (26)          (62)
  Dividend and interest income.......................................................        171          10            49
  Share of losses of affiliates, net (note 3)........................................       (597)        (66)         (828)
  Minority interests in (earnings) losses of subsidiaries............................         18           4            (2)
  Gain on dispositions, net (notes 3 and 4)..........................................         10          14           569
  Gains on issuance of equity by affiliates and subsidiaries
   (notes 3 and 6)...................................................................        --          372            96
  Other, net.........................................................................         (6)         (9)           (1)
                                                                                         -------        ----         -----
                                                                                            (491)        299          (179)
                                                                                         -------        ----         -----
    Earnings (loss) before income taxes..............................................     (1,219)        141          (367)
Income tax benefit (expense).........................................................        405        (211)          107
                                                                                         -------        ----         -----
    Net loss.........................................................................    $  (814)        (70)         (260)
                                                                                         =======        ====         =====
Other comprehensive earnings, net of taxes:
  Foreign currency translation adjustments...........................................         88         (15)            9
  Unrealized holding gains arising during the period,
   net of reclassification adjustments...............................................      2,319         885           877
                                                                                         -------        ----         -----
  Other comprehensive earnings.......................................................      2,407         870           886
                                                                                         -------        ----         -----
Comprehensive earnings...............................................................    $ 1,593         800           626
--------------------------------------------------
                                                                                         =======        ====         =====


          See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
                           (subsidiary of AT&T Corp.)

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY


                                                                        Accumulated
                                                                           other               Due to
                                         Common Stock       Additional comprehensive Retained  (from)       Total
                          Preferred -----------------------  paid-in     earnings,   earnings  related  stockholder's
                            stock   Class A Class B Class C  capital   net of taxes  (deficit) parties     equity
                          --------- ------- ------- ------- ---------- ------------- --------- -------  -------------
                                                             amounts in millions
Balance at January 1,
 1999...................    $--       --      --      --       4,682       3,186        952       410       9,230
 Net loss...............     --       --      --      --         --          --         (70)      --          (70)
 Foreign currency
  translation
  adjustments...........     --       --      --      --         --          (15)       --        --          (15)
 Unrealized gains on
  available-for-sale
  securities............     --       --      --      --         --          885        --        --          885
 Other transfers from
  (to) related parties,
  net...................     --       --      --      --         430         --         --     (1,011)       (581)
                            ----      ---     ---     ---     ------       -----       ----    ------      ------
Balance at February 28,
 1999...................     --       --      --      --       5,112       4,056        882      (601)      9,449
                            ====      ===     ===     ===     ======       =====       ====    ======      ======
---------------------------------------------------------------------------------------------------------------------
Balance at March 1,
 1999...................     --       --      --      --      33,468         --         --        213      33,681
 Net loss...............     --       --      --      --         --          --        (814)      --         (814)
 Foreign currency
  translation
  adjustments...........     --       --      --      --         --           88        --        --           88
 Unrealized gains on
  available-for-sale
  securities............     --       --      --      --         --        2,319        --        --        2,319
 Transfer from related
  party for redemption
  of debentures.........     --       --      --      --         354         --         --        --          354
 Gain in connection with
  the issuance of common
  stock of subsidiary...     --       --      --      --          50         --         --        --           50
 Utilization of net
  operating losses of
  Liberty by AT&T (note
  8)....................     --       --      --      --         (85)        --         --        --          (85)
 Other transfers to
  related parties, net..     --       --      --      --         --          --         --       (127)       (127)
                            ----      ---     ---     ---     ------       -----       ----    ------      ------
Balance at September 30,
 1999...................    $--       --      --      --      33,787       2,407       (814)       86      35,466
                            ====      ===     ===     ===     ======       =====       ====    ======      ======


          See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES
                           (subsidiary of AT&T Corp.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (unaudited)

                                                                          New Liberty                 Old Liberty
                                                                       ------------------ ------------------------------------
                                                                            (note 1)                    (note 1)
                                                                                                               Nine months
                                                                       Seven months ended Two months ended        ended
                                                                       September 30, 1999 February 28, 1999 September 30, 1998
                                                                       ------------------ ----------------- ------------------
                                                                                         amounts in millions
                                                                                            (see note 2)
Cash flows from operating activities:
 Net loss.............................................................      $  (814)             (70)               (260)
 Adjustments to reconcile net loss to net cash provided (used) by operating activities:
 Depreciation and amortization........................................          394               22                  87
 Stock compensation...................................................          432              183                 263
 Payments of stock compensation.......................................          (42)            (126)                (76)
 Share of losses of affiliates, net...................................          597               66                 828
 Minority interests in earnings (losses) of subsidiaries..............          (18)              (4)                  2
 Deferred income tax expense (benefit)................................         (356)             212                 (26)
 Intergroup tax allocation............................................          (49)              (1)                (81)
 Cash payment from AT&T pursuant to tax sharing agreement.............           19              --                  --
 Gain on dispositions, net............................................          (10)             (14)               (569)
 Gains on issuance of equity by affiliates and subsidiaries...........          --              (372)                (96)
 Other noncash charges................................................            5               18                   4
 Changes in current assets and liabilities, net of the effect of acquisitions and dispositions:
  Change in receivables...............................................           (3)              33                 (22)
  Change in prepaid expenses and committed program rights.............         (120)             (23)                 (8)
  Change in payables and accruals.....................................           70              (31)                  9
                                                                            -------             ----              ------
   Net cash provided (used) by operating activities...................          105             (107)                 55
                                                                            -------             ----              ------
Cash flows from investing activities:
 Capital expended for property and equipment..........................          (28)             (15)                (39)
 Investments in and loans to affiliates and others....................       (1,952)             (51)             (1,243)
 Purchases of marketable securities...................................       (6,894)              (3)                (73)
 Sales and maturities of marketable securities........................        3,923                9                 142
 Cash paid for acquisitions...........................................           (3)             --                  (83)
 Cash proceeds from dispositions......................................           90               43                 343
 Cash balances of deconsolidated subsidiaries.........................          --               (53)                --
 Other, net...........................................................            1               (9)                 (9)
                                                                            -------             ----              ------
   Net cash used by investing activities..............................       (4,863)             (79)               (962)
                                                                            -------             ----              ------
Cash flows from financing activities:
 Borrowings of debt...................................................        2,216              155               1,661
 Repayments of debt...................................................       (2,166)            (145)               (479)
 Cash transfers (to) from related parties.............................         (156)              31                 (20)
 Net proceeds from issuance of stock by subsidiaries..................           27              --                  --
 Repurchase of stock of subsidiary....................................          --               (45)                --
 Payments for call agreements.........................................          --               --                 (140)
 Other, net...........................................................           17               (7)                (16)
                                                                            -------             ----              ------
   Net cash (used) provided by financing activities...................          (62)             (11)              1,006
                                                                            -------             ----              ------
    Net increase (decrease) in cash and cash equivalents..............       (4,820)            (197)                 99
    Cash and cash equivalents at beginning of period..................        5,319              228                 100
                                                                            -------             ----              ------
    Cash and cash equivalents at end of period........................      $   499               31                 199
--------------------------------------------------
                                                                            =======             ====              ======

          See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               September 30, 1999
                                  (unaudited)

(1) Basis of Presentation

  The accompanying consolidated financial statements include the accounts of Liberty Media Corporation and those of all majority-owned subsidiaries ("Liberty" or the "Company"). All intercompany accounts and transactions have been eliminated in consolidation. The Company is a wholly-owned subsidiary of Tele-Communications, Inc. ("TCI"). On March 9, 1999, AT&T Corp. ("AT&T") acquired TCI in a merger transaction (the "AT&T Merger") whereby a wholly owned subsidiary of AT&T merged with and into TCI, and TCI thereby became a wholly owned subsidiary of AT&T. As a result of the AT&T Merger, each series of TCI common stock was converted into a class of AT&T common stock subject to applicable exchange ratios. The AT&T Merger has been accounted for using the purchase method. Accordingly, Liberty's assets and liabilities have been recorded at their respective fair values therefore creating a new cost basis. For financial reporting purposes the AT&T Merger is deemed to have occurred on March 1, 1999. Accordingly, for periods prior to March 1, 1999 the assets and liabilities of Liberty and the related consolidated financial statements are sometimes referred to herein as "Old Liberty", and for periods subsequent to February 28, 1999 the assets and liabilities of Liberty and the related consolidated financial statements are sometimes referred to herein as "New Liberty". The "Company" and "Liberty" refers to both New Liberty and Old Liberty.

  The following table represents the summary balance sheet of Old Liberty at February 28, 1999, prior to the AT&T Merger and the opening summary balance sheet of New Liberty subsequent to the AT&T Merger. Certain pre-merger transactions occurring between March 1, 1999, and March 9, 1999, that affected Old Liberty's equity, gains on issuance of equity by affiliates and subsidiaries and stock compensation have been reflected in the two-month period ended February 28, 1999.

                                                                                                        Old Liberty New Liberty
                                                                                                        ----------- -----------
                                                                                                         (amounts in millions)
   Assets
   Cash and cash equivalents...........................................................................   $    31      5,319
   Other current assets................................................................................       410        447
   Investments in affiliates...........................................................................     3,971     17,116
   Investment in Time Warner...........................................................................     7,361      7,832
   Investment in Sprint................................................................................     3,381      3,681
   Other investments...................................................................................     1,232      1,539
   Property and equipment, net.........................................................................       111        125
   Intangibles and other assets........................................................................       389     11,211
                                                                                                          -------     ------
                                                                                                          $16,886     47,270
                                                                                                          =======     ======
   Liabilities and Equity
   Current liabilities.................................................................................   $ 1,051      1,741
   Long-term debt......................................................................................     2,087      1,845
   Deferred income taxes...............................................................................     4,147      9,945
   Other liabilities...................................................................................        90         19
                                                                                                          -------     ------
     Total liabilities.................................................................................     7,375     13,550
                                                                                                          -------     ------
   Minority interests in equity of subsidiaries........................................................        62         39
   Stockholder's equity................................................................................     9,449     33,681
                                                                                                          -------     ------
                                                                                                          $16,886     47,270
   --------------------------------------------------
                                                                                                          =======     ======

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  The following table reflects the recapitalization resulting from the AT&T Merger (amounts in millions):

   Stockholder's equity of Old Liberty................................ $ 9,449
   Purchase accounting adjustments....................................  24,232
                                                                       -------
   Initial stockholder's equity of New Liberty subsequent to the AT&T
    Merger............................................................ $33,681
                                                                       =======

  The following unaudited condensed results of operations for the nine months ended September 30, 1999 and 1998 were prepared assuming the AT&T Merger occurred on January 1, 1998. These pro forma amounts are not necessarily indicative of operating results that would have occurred if the AT&T Merger had occurred on January 1, 1998.

                                                           Nine months ended
                                                             September 30,
                                                         -----------------------
                                                            1999        1998
                                                         -----------  ----------
                                                         (amounts in millions)
   Revenue.............................................. $       741      1,005
   Net loss............................................. $    (1,041)      (951)

  Liberty's domestic subsidiaries generally operate or hold investments in businesses which provide programming services including production, acquisition and distribution through all available formats and media of branded entertainment, educational and informational programming and software. In addition, certain of Liberty's subsidiaries hold investments in businesses engaged in wireless telephony, electronic retailing, direct marketing and advertising sales relating to programming services. Liberty also has significant investments in foreign affiliates which operate in cable television, programming and satellite video distribution.

  The accompanying interim consolidated financial statements are unaudited, but, in the opinion of management, reflect all adjustments (consisting of normal recurring accruals) necessary for a fair presentation of the results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year. These consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 1998, and notes thereto.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Certain prior period amounts have been reclassified for comparability with the 1999 presentation.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

(2) Supplemental Disclosures to Consolidated Statements of Cash Flows

  Cash paid for interest was $75 million for the seven month period ended September 30, 1999, $32 million for the two month period ended February 28, 1999 and $67 million for the nine months ended September 30, 1998. Cash paid for income taxes for the seven month period ended September 30, 1999 and the two month period ended February 28, 1999 was not material. Cash paid for income taxes for the nine months ended September 30, 1998 was $19 million.

                                                                                       New Liberty         Old Liberty
                                                                                      ------------- --------------------------
                                                                                      Seven months   Two months   Nine months
                                                                                          ended        ended         ended
                                                                                      September 30, February 28, September 30,
                                                                                          1999          1999         1998
                                                                                      ------------- ------------ -------------
                                                                                                amounts in millions
   Cash paid for acquisitions:
     Fair value of assets acquired...................................................     $  5           --           136
     Net liabilities assumed.........................................................       (2)          --           (25)
     Debt issued.....................................................................      --            --           (65)
     Minority interest in equity of acquired subsidiary..............................      --            --            39
     Gain in connection with the issuance of shares by subsidiary....................      --            --            (2)
                                                                                          ----          ----          ---
       Cash paid for acquisitions....................................................     $  3           --            83
   --------------------------------------------------
                                                                                          ====          ====          ===

  During July 1999, certain subsidiaries of Liberty were exchanged for a limited partnership interest having a fair value at the time of the transaction of $150 million.

  Liberty ceased to include TV Guide, Inc. ("TV Guide") in its consolidated financial results and began to account for TV Guide using the equity method of accounting, effective March 1, 1999 (see note 6). The effects of changing the method of accounting for Liberty's ownership interests in TV Guide as of September 30, 1999, from the consolidation method to the equity method are summarized below (amounts in millions):

   Assets (other than cash and cash equivalents) reclassified to investments in affiliates......................................... $(572)
   Liabilities reclassified to investments in affiliates..............   190
   Minority interests in equity of subsidiaries reclassified to
    investments in affiliates.........................................    63
   Gain on issuance of equity by subsidiary...........................   372
                                                                       -----
   Decrease in cash and cash equivalents.............................. $  53
                                                                       =====

  The following table reflects the change in cash and cash equivalents resulting from the AT&T Merger and related restructuring transactions (amounts in millions):

   Cash and cash equivalents prior to the AT&T Merger................. $   31
     Cash contribution in connection with the AT&T Merger.............  5,464
     Cash paid to TCI for certain warrants to purchase shares of
      General Instruments Corporation ("GI")..........................   (176)
                                                                       ------
   Cash and cash equivalents subsequent to the AT&T Merger............ $5,319
                                                                       ======

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

(3) Investments in Affiliates Accounted for under the Equity Method

  Liberty has various investments accounted for under the equity method. The following table includes Liberty's carrying amount of the more significant investments at September 30, 1999 and December 31, 1998:

                                                     New Liberty  Old Liberty
                                                    ------------- ------------
                                                    September 30, December 31,
                                                        1999          1998
                                                    ------------- ------------
                                                       amounts in millions
   USA Networks, Inc. ("USAI") and related
    investments....................................    $ 2,710       1,042
   Telewest Communications plc ("Telewest")........      1,961         515
   Discovery Communications, Inc. ("Discovery")....      3,546          49
   TV Guide........................................      1,756         --
   QVC, Inc. ("QVC")...............................      2,505         197
   Flextech p.l.c. ("Flextech")....................        757         320
   Other foreign investments (other than Telewest
    and Flextech)..................................      1,504         346
   Other...........................................      1,200         610
                                                       -------       -----
                                                       $15,939       3,079
                                                       =======       =====

  The following table reflects Liberty's share of earnings (losses) of affiliates:

                                                                                       New Liberty         Old Liberty
                                                                                      ------------- --------------------------
                                                                                      Seven months   Two months   Nine months
                                                                                          ended        ended         ended
                                                                                      September 30, February 28, September 30,
                                                                                          1999          1999         1998
                                                                                      ------------- ------------ -------------
                                                                                                amounts in millions
   USAI and related investments......................................................     $ (13)         10            11
   Telewest..........................................................................      (154)        (38)          (90)
   Discovery.........................................................................      (154)         (8)          (41)
   Fox/Liberty Networks LLC ("Fox Sports")...........................................       (48)         (1)          (76)
   TV Guide..........................................................................       (24)        --            --
   QVC...............................................................................       (17)         13            38
   Flextech..........................................................................       (27)         (5)          (13)
   Other foreign investments.........................................................       (96)        (22)          (80)
   PCS Ventures (note 5).............................................................       --          --           (510)
   Other.............................................................................       (64)        (15)          (67)
                                                                                          -----         ---          ----
   --------------------------------------------------                                     $(597)        (66)         (828)
                                                                                          =====         ===          ====

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  Summarized unaudited combined financial information for affiliates is as follows:

                                                                                       New Liberty         Old Liberty
                                                                                      ------------- --------------------------
                                                                                      Seven months   Two months   Nine months
                                                                                          ended        ended         ended
                                                                                      September 30, February 28, September 30,
                                                                                          1999          1999         1998
                                                                                      ------------- ------------ -------------
                                                                                                amounts in millions
   Combined Operations
     Revenue.........................................................................    $6,947         2,341        9,904
     Operating expenses..............................................................    (5,901)       (1,894)      (9,316)
     Depreciation and amortization...................................................      (929)         (353)      (1,789)
                                                                                         ------        ------       ------
       Operating income (loss).......................................................       117            94       (1,201)
     Interest expense................................................................      (558)         (281)      (1,225)
     Other, net......................................................................      (322)         (127)        (112)
                                                                                         ------        ------       ------
       Net loss......................................................................    $ (763)         (314)      (2,538)
   --------------------------------------------------
                                                                                         ======        ======       ======

  USAI owns and operates businesses in network and television production, television broadcasting, electronic retailing, ticketing operations, and internet services. At September 30, 1999, Liberty directly and indirectly held
33.3 million shares of USAI's common stock. Liberty also held shares directly in certain subsidiaries of USAI which are exchangeable into 39.5 million shares of USAI common stock. Liberty's direct ownership of USAI is currently restricted by FCC regulations. The exchange of these shares can be accomplished only if there is a change to existing regulations or if Liberty obtains permission from the FCC. If the exchange of subsidiary stock into USAI common stock was completed at September 30, 1999, Liberty would own 72.8 million shares or approximately 21% of the then outstanding USAI common stock. USAI's common stock had a closing market price of $38 3/4 per share on September 30, 1999. Liberty accounts for its investments in USAI and related subsidiaries on a combined basis under the equity method.

  In February 1998, USAI paid cash and issued shares and one of it subsidiaries issued shares in connection with the acquisition of certain assets from Universal Studios, Inc. (the "Universal Transaction"). Liberty recorded an increase to its investment in USAI of $54 million and an increase to additional-paid-in capital of $33 million (after deducting deferred income taxes of $21 million) as a result of this share issuance. No gain was recognized in the consolidated statement of operations and comprehensive earnings for the Universal Transaction due primarily to Liberty's intention at such time to purchase additional equity interests in USAI. In connection with the Universal Transaction, Liberty was granted an antidilutive right with respect to any future issuance of USAI common stock, subject to certain limitations, that enables it to maintain its percentage beneficial ownership interests in USAI.

  Effective September 1, 1998, Telewest and General Cable PLC consummated a merger. In connection with the merger, Liberty's ownership interest in Telewest decreased to 22%. In connection with the increase in Telewest's equity, net of the dilution of Liberty's interest in Telewest, that resulted from the merger, Liberty recorded a non-cash gain of $58 million (before deducting deferred income taxes expense of $20 million) during the third quarter of 1998.

  Telewest currently operates and constructs cable television and telephone systems in the UK. At September 30, 1999, Liberty indirectly owned 463 million of the issued and outstanding Telewest ordinary shares. The reported closing price on the London Stock Exchange of Telewest ordinary shares was (Pounds)2.23 ($3.67) per share at September 30, 1999.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  Liberty and The News Corporation Limited ("News Corp.") each owned 50% of Fox Sports, which operates national and regional sports networks. Prior to the first quarter of 1998, Liberty had no obligation, nor intention, to fund Fox Sports. During 1998, Liberty made the determination to provide funding to Fox Sports based on specific transactions consummated by Fox Sports. Consequently, Liberty's share of losses of Fox Sports for the nine months ended September 30, 1998 included previously unrecognized losses of Fox Sports of approximately $64 million. Losses for Fox Sports were not recognized in prior periods due to the fact that Liberty's investment in Fox Sports was less than zero.

  On July 15, 1999, News Corp. acquired Liberty's 50% interest in Fox Sports in exchange for 51.8 million News Corp. American Depository Receipts ("ADRs") representing preferred limited voting ordinary shares of News Corp. Of the 51.8 million ADRs received, 3.6 million were placed in an escrow (the "Escrow Shares") pending an independent third party valuation, as of the third anniversary of the transaction. The remainder of the 51.8 million ADRs received (the "Restricted Shares") are subject to a two-year lockup which restricts any transfer of the securities for a period of two years from the date of the transaction. Liberty recorded the ADRs at fair value of $1,403 million, which included a discount from market value for the Restricted Shares due to the two-year restriction on transfer, resulting in a $13 million gain on the transaction. In a related transaction, Liberty acquired from News Corp. 28.1 million additional ADRs representing preferred limited voting ordinary shares of News Corp. for approximately $695 million. Liberty accounts for its investment in News Corp. as an available-for-sale security, with the exception of the Restricted Shares and the Escrow Shares.

  The Class A common stock of TV Guide is publicly traded. At September 30, 1999, Liberty held 29 million shares of TV Guide Class A common stock and 37 million shares of TV Guide Class B common stock. See note 6. The TV Guide Class B common stock is convertible, one-for-one, into TV Guide Class A common stock. The closing price for TV Guide Class A common stock was $39 1/8 per share on September 30, 1999.

  Flextech develops and sells a variety of television programming in the UK. At September 30, 1999, Liberty indirectly owned 58 million Flextech ordinary shares. The reported closing price on the London Stock Exchange of the Flextech ordinary shares was (Pounds)9.45 ($15.56) per share at September 30, 1999.

  The $14 billion aggregate excess of Liberty's aggregate carrying amount in its affiliates over Liberty's proportionate share of its affiliates' net assets is being amortized over an estimated useful life of 20 years.

  Certain of Liberty's affiliates are general partnerships and subsidiaries of Liberty that are general partners in such partnerships are liable as a matter of partnership law for all debts (other than non-recourse debts) of that partnership in the event liabilities of that partnership were to exceed its assets.

(4) Investment in Time Warner


  Liberty holds shares of a series of Time Warner's series common stock with limited voting rights (the "TW Exchange Stock") that are convertible into an aggregate of 114 million shares of Time Warner common stock.

  In September 1997, Time Warner exercised an option to acquire the business of Southern Satellite Systems, Inc. (the "Southern Business") from Liberty. Pursuant to the option, Time Warner acquired the Southern Business, effective January 1, 1998, for $213 million in cash. Liberty recognized a $515 million pre-tax gain in connection with such transactions in the first quarter of 1998.

  In March 1999, Liberty entered into a seven-year "cashless collar" with a financial institution with respect to 15 million shares of Time Warner common stock, secured by 15 million shares of its TW Exchange

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

Stock. This cashless collar provides Liberty with a put option that gives it the right to require its counterparty to buy 15 million Time Warner shares from Liberty in approximately seven years for $67.45 per share. Liberty simultaneously sold a call option giving the counterparty the right to buy the same number of Time Warner shares from Liberty in approximately seven years for $158.33 per share.

(5) Investment in Sprint

  Pursuant to a proposed final judgment (the "Final Judgment") agreed to by TCI, AT&T and the United States Department of Justice (the "DOJ") on December 31, 1998, Liberty transferred all of its beneficially owned securities (the "Sprint Securities") of Sprint to a trustee (the "Trustee") prior to the AT&T Merger. The Final Judgment, which was entered by the United States District Court for the District of Columbia on August 23, 1999, requires the Trustee, on or before May 23, 2002, to dispose of a portion of the Sprint Securities sufficient to cause Liberty to beneficially own no more than 10% of the outstanding Series 1 PCS Stock of Sprint on a fully diluted basis on such date. On or before May 23, 2004, the Trustee must divest the remainder of the Sprint Securities beneficially owned by Liberty.

  The Final Judgment requires that the Trustee vote the Sprint Securities beneficially owned by Liberty in the same proportion as other holders of Sprint's PCS Stock so long as such securities are held by the trust. The Final Judgment also prohibits the acquisition by Liberty of additional Sprint Securities, with certain exceptions, without the prior written consent of the DOJ.

  The PCS Ventures included Sprint Spectrum Holding Company, L. P. and MinorCo, L.P. (collectively, "Sprint PCS") and PhillieCo Partnership I, L.P. ("PhillieCo"). The partners of each of the Sprint PCS partnerships were subsidiaries of Sprint, Comcast Corporation ("Comcast"), Cox Communications, Inc. ("Cox") and Liberty. The partners of PhillieCo were subsidiaries of Sprint, Cox and Liberty. Liberty had a 30% partnership interest in each of the Sprint PCS partnerships and a 35% partnership interest in PhillieCo.

  On November 23, 1998, Liberty, Comcast, and Cox exchanged their respective interests in Sprint PCS and PhillieCo (the "PCS Exchange") for shares of Sprint PCS Group Stock, which tracks the performance of Sprint's PCS Group (consisting initially of the PCS Ventures and certain PCS licenses which were separately owned by Sprint). The Sprint PCS Group Stock collectively represents an approximate 17% voting interest in Sprint. As a result of the PCS Exchange, Liberty, through the trust established pursuant to the Final Judgment, holds the Sprint Securities which consists of shares of Sprint PCS Group Stock, as well as certain additional securities of Sprint exercisable for or convertible into such securities, representing approximately 24% of the equity value of Sprint attributable to its PCS Group and less than 1% of the voting interest in Sprint. Through November 23, 1998, Liberty accounted for its interest in the PCS Ventures using the equity method of accounting; however, as a result of the PCS Exchange, Liberty's less than 1% voting interest in Sprint and the Final Judgment, Liberty no longer exercises significant influence with respect to its investment in the PCS Ventures. Accordingly, Liberty accounts for its investment in the Sprint PCS Group Stock as an available-for-sale security.

  In September 1999, Liberty entered into a four and one-half year "cashless collar" with a financial institution with respect to 17.5 million shares of Sprint PCS Group Stock, secured by 17.5 million shares of such stock. This cashless collar provides Liberty with a put option that gives it the right to require its counterparty to buy 17.5 million shares of Sprint PCS Group Stock from Liberty in approximately four and one-half years for a weighted average price of $55.24 per share. Liberty simultaneously sold a call option giving the counterparty the right to buy the same number of shares of Sprint PCS Group Stock from Liberty in approximately four and one-half years for a weighted average price of $114.84 per share.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  As Liberty's cashless collars are designated to 15 million shares of TW Exchange Stock and 17.5 million shares of Sprint PCS Group Stock (together the "Underlying Securities") held by Liberty and the changes in the fair value of the cashless collars are correlated with changes in the fair value of the Underlying Securities, the cashless collars function as hedges. Accordingly, changes in the fair value of the cashless collars are reported as a component of comprehensive earnings (in unrealized gains) along with the changes in the fair value of the Underlying Securities.

(6) Acquisitions and Dispositions


  Effective February 1, 1998, Turner-Vision, Inc. ("Turner Vision") contributed the assets, obligations and operations of its retail C-band satellite business to Superstar/Netlink Group LLC ("SNG") in exchange for an approximate 20% interest in SNG. As a result of such transaction, Liberty's direct and indirect (through United Video Satellite Group, Inc. ("UVSG")) ownership interest in SNG decreased to approximately 80%. In connection with the increase in SNG's equity, net of the dilution of Liberty's ownership interest in SNG, that resulted from such transaction, Liberty recognized a gain of $38 million (before deducting deferred income taxes of $15 million).

  On March 1, 1999, UVSG and News Corp. completed a transaction whereby UVSG acquired News Corp.'s TV Guide properties creating a broader platform for offering television guide services to consumers and advertisers and UVSG was renamed TV Guide. News Corp. received total consideration of $1.9 billion, including $800 million in cash, 22.5 million shares of UVSG's Class A common stock and 37.5 million shares of UVSG's Class B common stock valued at an average of $18.65 per share. In addition, News Corp. purchased approximately
6.5 million additional shares of UVSG Class A common stock for $129 million in order to equalize its ownership with that of Liberty. As a result of these transactions, and another transaction completed on the same date, News Corp., Liberty and TV Guide's public stockholders own on an economic basis approximately 44%, 44% and 12%, respectively, of TV Guide. Following such transactions, News Corp. and Liberty each have approximately 49% of the voting power of TV Guide's outstanding stock. In connection with the increase in TV Guide's equity, net of the dilution of Liberty's ownership interest in TV Guide, Liberty recognized a gain of $372 million (before deducting deferred income taxes of $147 million). Upon consummation, Liberty began accounting for its interest in TV Guide using the equity method of accounting.

(7) Long-Term Debt

  Debt is summarized as follows:

                                                                                                      New Liberty  Old Liberty
                                                                                                     ------------- ------------
                                                                                                     September 30, December 31,
                                                                                                         1999          1998
                                                                                                     ------------- ------------
                                                                                                        amounts in millions
   Bank credit facilities...........................................................................    $  926        1,629
   Senior Notes, net of unamortized discount of $9 million..........................................       741          --
   Senior Debentures, net of unamortized discount of $6 million.....................................       494          --
   4 1/2% Convertible subordinated debentures.......................................................       --           345
   Other............................................................................................        33          122
                                                                                                        ------        -----
                                                                                                         2,194        2,096
   Less current maturities..........................................................................       474          184
                                                                                                        ------        -----
     Total long-term debt...........................................................................    $1,720        1,912
   --------------------------------------------------
                                                                                                        ======        =====

  On April 8, 1999, Liberty redeemed all of its outstanding 4 1/2% convertible subordinated debentures due February 15, 2005. See note 9.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  On July 7, 1999, Liberty received net cash proceeds of approximately $741 million and $494 million from the issuance of 7 7/8% Senior Notes due 2009 (the "Senior Notes") and 8 1/2% Senior Debentures due 2029 (the "Senior Debentures"), respectively. The Senior Notes have an aggregate principal amount of $750 million and the Senior Debentures have an aggregate principal amount of $500 million. Interest on the Senior Notes and the Senior Debentures is payable on January 15 and July 15 of each year. The proceeds were used to repay outstanding borrowings under certain of Liberty's credit facilities, which were subsequently canceled.

  At September 30, 1999, Liberty had approximately $133 million in unused lines of credit under its bank credit facilities.

  The bank credit facilities of Liberty generally contain restrictive covenants which require, among other things, the maintenance of certain financial ratios, and include limitations on indebtedness, liens and encumbrances, acquisitions, dispositions, guarantees and dividends. Additionally, Liberty pays fees ranging from .15% to .375% per annum on the average unborrowed portions of the total amounts available for borrowings under its bank credit facilities.

  With the exception of the Senior Notes and the Senior Debentures which had fair values of $754 million and $504 million, respectively, at September 30, 1999, Liberty believes that the carrying value of Liberty's debt approximated its fair value at September 30, 1999.

(8) Income Taxes

  Subsequent to the AT&T Merger, Liberty is included in the consolidated federal income tax return of AT&T and party to a tax sharing agreement with AT&T (the "AT&T Tax Sharing Agreement"). Liberty calculates its respective tax liability on a separate return basis. The income tax provision for Liberty is calculated based on the increase or decrease in the tax liability of the AT&T consolidated group resulting from the inclusion of those items in the consolidated tax return of AT&T which are attributable to Liberty.

  Under the AT&T Tax Sharing Agreement, Liberty will receive a cash payment from AT&T in periods when it generates taxable losses and such taxable losses are utilized by AT&T to reduce the consolidated income tax liability. This utilization of taxable losses will be accounted for by Liberty as a current federal intercompany income tax benefit. To the extent such losses are not utilized by AT&T, such amounts will be available to reduce federal taxable income generated by Liberty in future periods, similar to a net operating loss carryforward, and will be accounted for as a deferred federal income tax benefit.

  In periods when Liberty generates federal taxable income, AT&T has agreed to satisfy such tax liability on Liberty's behalf up to a certain amount. The reduction of such computed tax liabilities will be accounted for by Liberty as a credit to additional paid-in-capital. The total amount of future federal tax liabilities of Liberty which AT&T will satisfy under the AT&T Tax Sharing Agreement is approximately $512 million, which represents the tax effect of the net operating loss carryforward reflected in TCI's final federal income tax return, subject to IRS adjustments. Thereafter, Liberty is required to make cash payments to AT&T for federal tax liabilities of Liberty.

  To the extent AT&T utilizes existing net operating losses of Liberty, such amounts will be accounted for by Liberty as a reduction of additional paid-in-capital. During the seven month period ending September 30, 1999, AT&T utilized net operating losses of Liberty with a tax effected carrying value of $85 million.


  Liberty will generally make cash payments to AT&T related to states where it generates taxable income and receive cash payments from AT&T in states where it generates taxable losses.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  Liberty's obligation under the 1995 TCI Tax Sharing Agreement of approximately $139 million (subject to adjustment), which is included in "due to related parties," shall be paid at the time, if ever, that Liberty deconsolidates from the AT&T income tax return. Liberty's receivable under the 1997 TCI Tax Sharing Agreement of approximately $220 million was forgiven in the AT&T Tax Sharing Agreement and recorded as an adjustment to additional paid-in-capital by Liberty in connection with the AT&T Merger.

(9) Stockholder's Equity

 Preferred Stock

  The Preferred Stock is issuable, from time to time, with such designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in a resolution or resolutions providing for the issue of such Preferred Stock adopted by the Board.

 Common Stock

  The Class A Stock has one vote per share, and each of the Class B and Class C Stock has ten votes per share.

  As of September 30, 1999, all of the issued and outstanding common stock of Liberty is owned by AT&T.

 Stock Issuances by Subsidiary

  On September 9, 1999, Liberty and TCI Music (renamed Liberty Digital, Inc. ("Liberty Digital")) completed a transaction (the "Liberty Digital Transaction") pursuant to which Liberty contributed to Liberty Digital substantially all of its directly held internet content and interactive television assets, its rights to provide interactive video services on AT&T's cable television systems and a combination of cash and notes receivable equal to $150 million. In exchange, Liberty Digital issued common stock and convertible preferred stock to Liberty.

  Prior to the Liberty Digital Transaction, Liberty Digital issued approximately 4.8 million shares of common stock in connection with the conversion of its preferred stock and approximately 0.5 million shares of common stock in connection with the exercise of certain employee stock options. As a result, Liberty's interest in Liberty Digital was reduced to 86%. Following the Liberty Digital Transaction, Liberty's interest in Liberty Digital was increased to 86.5%. During the month of September 1999, Liberty Digital issued approximately 0.5 million shares of common stock in connection with the exercise of certain employee stock options. As a result, Liberty's interest in Liberty Digital was reduced to 86.3%. In connection with the increase in Liberty Digital's equity, net of the dilution of Liberty's interest in Liberty Digital, that resulted from such stock issuances, Liberty recorded a $50 million increase to additional paid-in-capital. No gain was recognized in the consolidated statement of operations and comprehensive earnings due to Liberty's continuing involvement in capital transactions of Liberty Digital.

 Transactions with AT&T (formerly TCI) and Other Related Parties

  Certain subsidiaries of Liberty produce and/or distribute programming and other services to cable distribution operators (including AT&T) and others. Charges to AT&T are based upon customary rates charged to others. Amounts included in revenue for services provided to AT&T were $125 million, $43 million and $217 million for the seven month period ending September 30, 1999, the two month period ending February 28, 1999 and the nine months ended September 30, 1998, respectively.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  Certain AT&T corporate general and administrative costs are charged to Liberty and included in operating, selling, general and administrative expenses in the accompanying consolidated statements of operations and comprehensive earnings. During the seven month period ended September 30, 1999, the two month period ended February 28, 1999 and the nine months ended September 30, 1998, Liberty was allocated less than $1 million, $2 million and $12 million, respectively, in corporate general and administrative costs by AT&T.

  Subsidiaries of Liberty lease satellite transponder facilities from the National Digital Television Center, Inc. ("NDTC"), a subsidiary of AT&T. Charges by NDTC for such arrangements and other related operating expenses for the seven months ended September 30, 1999, two months ended February 28, 1999 and nine months ended September 30, 1998 aggregated $14 million, $4 million and $17 million, respectively, and are included in operating expenses in the accompanying consolidated statements of operations and comprehensive earnings.

  In connection with the AT&T Merger, warrants to buy 3 million shares of common stock of CSG Systems International, Inc. ("CSG") and related registration rights were transferred to Liberty. On April 13, 1999, AT&T purchased these warrants from Liberty for an aggregate purchase price of $75 million along with the related registration rights. The vesting of the CSG warrants is contingent on AT&T meeting certain subscriber commitments to CSG. If any warrants do not vest, Liberty must repurchase the unvested warrants from AT&T, with interest at 6% from April 12, 1999. Accordingly, Liberty has recorded the unvested CSG warrants as deferred income until such time as the CSG warrants vest.

  On April 8, 1999, Liberty redeemed all of its outstanding 4 1/2% convertible subordinated debentures due February 15, 2005. The debentures were convertible into shares of AT&T Liberty Media Group Class A tracking stock at a conversion price of $23.54, or 42.48 shares per $1,000 principal amount. Certain holders of the debentures had exercised their rights to convert their debentures and
14.6 million shares of AT&T Liberty Media Group tracking stock were issued to such holders. In connection with such issuance of AT&T Liberty Media Group tracking stock, Liberty recorded an increase to additional paid-in-capital of $354 million.

 Transactions with Officers and Directors

  In connection with the AT&T Merger, Liberty paid two of its directors and one other individual, all three of whom are directors of TCI, an aggregate of $12 million for services rendered in connection with the AT&T Merger. Such amount is included in operating, selling, general and administrative expenses for the two months ended February 28, 1999 in the accompanying consolidated statements of operations and comprehensive earnings.

  On February 9, 1998, in connection with the settlement of certain legal proceedings relative to the Estate of Bob Magness (the "Magness Estate"), the late founder and former Chairman of the Board of TCI, TCI entered into a call agreement with Dr. Malone and Dr. Malone's wife (together with Dr. Malone, the "Malones"), and a call agreement with the Estate of Bob Magness, the Estate of Betsy Magness, Gary Magness (individually and in certain representative capacities) and Kim Magness (individually and in certain representative capacities) (collectively, the "Magness Group"). Under these call agreements, each of the Magness Group and the Malones granted to TCI the right to acquire all of the shares of TCI's common stock owned by them ("High Voting Shares") that entitle the holder to cast more than one vote per share (the "High-Voting Stock") upon Dr. Malone's death or upon a contemplated sale of the High-Voting Shares (other than a minimal amount) to third parties. In either such event, TCI had the right to acquire such shares at a price equal to the then market price of shares of TCI's common stock of the corresponding series that entitled the holder to cast no more than one vote per share (the "Low-Voting Stock"), plus a 10% premium, or in the case of a sale, the lesser of such price and the price offered by the third party. In addition, each call agreement

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES provides that if TCI were ever to be sold to a third party, then the maximum premium that the Magness Group or the Malones would receive for their High-Voting Shares would be the price paid for shares of the relevant series of Low-Voting Stock by the third party, plus a 10% premium. Each call agreement also prohibits any member of the Magness Group or the Malones from disposing of their High-Voting Shares, except for certain exempt transfers (such as transfers to related parties or to the other group or public sales of up to an aggregate of 5% of their High-Voting Shares after conversion to the respective series of Low-Voting Stock) and except for a transfer made in compliance with TCI's purchase right described above. TCI paid $150 million to the Malones and $124 million to the Magness Group in consideration of their entering into the call agreements, of which an aggregate of $140 million was allocated to and paid by Liberty.

  Also in February 1998, TCI, the Magness Group and the Malones entered into a shareholders' agreement which provides for, among other things, certain participation rights by the Magness Group with respect to transactions by Dr. Malone, and certain "tag-along" rights in favor of the Magness Group and certain "drag-along" rights in favor of the Malones, with respect to transactions in the High-Voting Stock. Such agreement also provides that a representative of Dr. Malone and a representative of the Magness Group will consult with each other on all matters to be brought to a vote of TCI's shareholders, but if a mutual agreement on how to vote cannot be reached, Dr. Malone will vote the High-Voting Stock owned by the Magness Group pursuant to an irrevocable proxy granted by the Magness Group.

  In connection with the AT&T merger, Liberty became entitled to exercise TCI's rights and became subject to its obligations under the call agreement and the shareholders' agreement with respect to the Liberty Media Group Class B tracking stock acquired by the Malones and the Magness Group as a result of the AT&T merger. If Liberty were to exercise its call right under the call agreement with the Malones or the Magness Group, it may also be required to purchase High-Voting Shares of the other group if such group exercises its "tag-along" rights under the shareholders' agreement.

 Due to Related Parties

  The components of "Due to related parties" are as follows:

                                                                                                      New Liberty  Old Liberty
                                                                                                     ------------- ------------
                                                                                                     September 30, December 31,
                                                                                                         1999          1998
                                                                                                     ------------- ------------
                                                                                                        amounts in millions
   Note payable to TCI, including accrued interest..................................................     $ --          141
   Intercompany account.............................................................................       86          269
                                                                                                         ----          ---
                                                                                                         $ 86          410
   --------------------------------------------------
                                                                                                         ====          ===

  The non-interest bearing intercompany account includes certain stock compensation allocations (in Old Liberty) and income tax allocations that are to be settled at some future date. Stock compensation liabilities of New Liberty are classified as a separate component of current liabilities. All other amounts included in the intercompany account are to be settled within thirty days following notification.

(10) Commitments and Contingencies

  Encore Media Group, a wholly owned subsidiary of Liberty, is obligated to pay fees for the rights to exhibit certain films that are released by various producers through 2017 (the "Film Licensing Obligations"). Based on customer levels at September 30, 1999, these agreements require minimum payments aggregating approximately $887 million. The aggregate amount of the Film Licensing Obligations under these license

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES agreements is not currently estimable because such amount is dependent upon the number of qualifying films released theatrically by certain motion picture studios as well as the domestic theatrical exhibition receipts upon the release of such qualifying films. Nevertheless, required aggregate payments under the Film Licensing Obligations could prove to be significant.

  Flextech has undertaken to finance the working capital requirements of a joint venture (the "Principal Joint Venture") formed with BBC Worldwide, and is obligated to provide the Principal Joint Venture with a primary credit facility of (Pounds)88 million ($145 million) and, subject to certain restrictions, a standby credit facility of (Pounds)30 million ($49 million). As of September 30, 1999, the Principal Joint Venture had borrowed (Pounds)45 million ($74 million) under the primary credit facility. If Flextech defaults in its funding obligation to the Principal Joint Venture and fails to cure within 42 days after receipt of notice from BBC Worldwide, BBC Worldwide is entitled, within the following 90 days, to require that Liberty assume all of Flextech's funding obligations to the Principal Joint Venture.

  Liberty has guaranteed various loans, notes payable, letters of credit and other obligations (the "Guaranteed Obligations") of certain affiliates. At September 30, 1999, the Guaranteed Obligations aggregated approximately $496 million. Currently, Liberty is not certain of the likelihood of being required to perform under such guarantees.

  Liberty leases business offices, has entered into pole rental and transponder lease agreements and uses certain equipment under lease arrangements.

  On September 21, 1998, Hurricane Georges struck Puerto Rico and caused considerable property damage to the area in general, including Liberty's cable television systems owned by its subsidiary (the "Puerto Rico Subsidiary"). The Puerto Rico Subsidiary's cable television systems represented $31 million of Liberty's revenue for the nine months ended September 30, 1999.

  As of September 30, 1999, approximately 99% of the Puerto Rico Subsidiary's pre-hurricane basic customers were receiving cable television services. The loss of revenue from September 21, 1998, through September 30, 1999, was $13 million. The Puerto Rico Subsidiary's business interruption insurance covered the first $3 million in lost revenue.

  The Puerto Rico Subsidiary has also claimed coverage for business interruption under a secondary insurance carrier. Such policy, which covers the Puerto Rico Subsidiary's parent company's subsidiaries, carries a deductible of $2.5 million. This insurance claim is subject to approval by such insurance carrier and, accordingly, no assurance can be given that amounts claimed will be paid in their entirety. However, in the event such claims are collected the overall impact in lost revenues for the Puerto Rico Subsidiary as a result of Hurricane Georges will not exceed $2.5 million.

  Liberty has contingent liabilities related to legal proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Liberty may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying consolidated financial statements.

  During the nine months ended September 30, 1999, Liberty, in conjunction with AT&T, continued its enterprise-wide, comprehensive efforts to assess and remediate its computer systems and related software and equipment to ensure such systems, software and equipment recognize, process and store information in the year 2000 and thereafter. AT&T's year 2000 remediation efforts include an assessment of Liberty's most critical

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES systems, equipment, and facilities. AT&T also continued its efforts to verify the year 2000 readiness of Liberty's significant suppliers and vendors and continued to communicate with significant business partners and affiliates to assess such partners' and affiliates' year 2000 status.

  Failure to achieve year 2000 compliance by Liberty, its significant business partners and affiliates with which it has a relationship could negatively affect Liberty's ability to conduct business for an extended period. There can be no assurance that all of Liberty's computer systems and related software will be fully year 2000 compliant; in addition, other companies on which Liberty's computer systems and related software and operations rely may or may not be fully compliant on a timely basis, and any such failure could have a material adverse effect on Liberty's financial position, results of operation or liquidity.

(11) Information about Liberty's Operating Segments

  Liberty is a holding company with a variety of subsidiaries and investments operating in the media, communications and entertainment industries. Each of these businesses is separately managed. Liberty identifies its reportable segments as those consolidated subsidiaries that represent 10% or more of its combined revenue and those equity method affiliates whose share of earnings or losses represent 10% or more of its pre-tax earnings or loss. Subsidiaries and affiliates not meeting this threshold are aggregated together for segment reporting purposes.

  For the seven months ended September 30, 1999, Liberty had five operating segments: Encore Media Group, Liberty Digital, Telewest, Discovery and Other. Encore Media Group owns and operates cable and satellite-delivered premium movie networks in the United States. Encore Media Group is wholly owned and consolidated by Liberty. Liberty Digital is primarily engaged in programming, distributing and marketing a digital music service delivered to homes and businesses. Liberty Digital is majority owned and consolidated by Liberty. Telewest operates and constructs cable television and telephone systems in the UK. Liberty accounts for its investment in Telewest using the equity method. Discovery is a provider of nonfiction entertainment and information across all media platforms. Liberty accounts for its investment in Discovery using the equity method. Other includes Liberty's other investments, primarily in cable television programming entities, corporate and other consolidated businesses not representing separately reportable segments. For the two months ended February 28, 1999, and the nine months ended September 30, 1998, Liberty had six operating segments: Encore Media Group, TV Guide, Liberty Digital, Telewest, Discovery and Other.

  During the seven months ended September 30, 1999, Liberty's operating segments changed in comparison to those at September 30, 1998, and February 28, 1999, due to the increased significance of Liberty Digital as a percentage of revenue following the deconsolidation of TV Guide on March 1, 1999.

  The accounting policies of the segments that are also consolidated subsidiaries are the same as those described in the summary of significant accounting policies. Liberty evaluates performance based on the measures of revenue and operating cash flow (as defined by Liberty), appreciation in stock price along with other non-financial measures such as average prime time rating, prime time audience delivery, subscriber growth and penetration, as appropriate. Liberty believes operating cash flow is a widely used financial indicator of companies similar to Liberty and its affiliates, which should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with generally accepted accounting principles. Liberty generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

  Liberty's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technology and marketing strategies.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

  Liberty utilizes the following financial information for purposes of making decisions about allocating resources to a segment and assessing a segment's performance. The column headed "Eliminations" represents the elimination of the revenue, operating cash flow and assets of the segments that are not included in Liberty's consolidated results:

                           Consolidated
                           Subsidiaries
                          --------------
                                           Equity Method
                          Encore             Affiliates
                          Media  Liberty ------------------
                          Group  Digital Telewest Discovery Other  Eliminations Total
                          ------ ------- -------- --------- ------ ------------ ------
                                              amounts in millions
Seven months ended
 September 30, 1999
  Segment revenue from
   external customers
   including
   intersegment
   revenue..............  $ 372      51     726       744       83    (1,470)      506
  Segment operating cash
   flow.................     93       4     190        70        1      (260)       98
As of September 30, 1999
  Segment assets........  2,659   1,368   6,403     2,128   46,795    (8,531)   50,822

                             Consolidated
                             Subsidiaries
                         --------------------
                                                Equity Method
                         Encore                   Affiliates
                         Media   TV   Liberty ------------------
                         Group  Guide Digital Telewest Discovery Other Eliminations Total
                         ------ ----- ------- -------- --------- ----- ------------ -----
                                               amounts in millions
Two months ended
 February 28, 1999
  Segment revenue from
   external customers
   including
   intersegment
   revenue..............  $101    97     15     207       191      22       (398)     235
  Segment operating cash
   flow (deficit).......    41    21      1      52        16     (16)       (68)      47
Nine months ended
 September 30, 1998
  Segment revenue from
   external customers
   including
   intersegment
   revenue..............  $388   443     63     604       737     111     (1,341)   1,005
  Segment operating cash
   flow (deficit).......    70    93      4     148        47      (5)      (195)     162

  The following table provides a reconciliation of segment operating cash flow to earnings before income taxes:

                                       New Liberty         Old Liberty
                                      ------------- --------------------------
                                      Seven months   Two months   Nine months
                                          ended        ended         ended
                                      September 30, February 28, September 30,
                                          1999          1999         1998
                                      ------------- ------------ -------------
                                                (amounts in million)
   Segment operating cash flow.......    $    98          47          162
   Stock compensation................       (432)       (183)        (263)
   Depreciation and amortization.....       (394)        (22)         (87)
   Interest expense..................        (87)        (26)         (62)
   Share of losses of affiliates.....       (597)        (66)        (828)
   Gain on dispositions, net.........         10          14          569
   Gains on issuance of equity by
    affiliates and subsidiaries......        --          372           96
   Other, net........................        183           5           46
                                         -------        ----         ----
   Earnings (loss) before income
    taxes............................    $(1,219)        141         (367)
                                         =======        ====         ====

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors of Sprint Corporation and
Partners of Sprint Spectrum Holding Company, L.P.

  We have audited the consolidated balance sheets of Sprint Spectrum Holding Company, L.P. and subsidiaries (the "Holdings") as of December 31, 1998 and 1997, and the related consolidated statements of operations and cash flows for the three years in the period ended December 31, 1998. Our audits also included the financial statement schedule ("Schedule II"). These financial statements and Schedule II are the responsibility of Partnership management. Our responsibility is to express an opinion on these consolidated financial statements and Schedule II based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Sprint Spectrum Holding Company, L.P. and subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for the three years ended December 31, 1998, in conformity with generally accepted accounting principles. Also, in our opinion,
Schedule II, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP

Kansas City, Missouri

February 2, 1999

             SPRINT SPECTRUM HOLDING COMPANY, L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                            Years Ended December 31,

                                                   1998       1997      1996
                                                 ---------  ---------  -------
                                                        (in millions)
Net Operating Revenues.......................... $ 1,175.5  $   248.6  $   4.2
                                                 ---------  ---------  -------
Operating Expenses
  Costs of services and products................   1,142.8      555.0     36.1
  Selling, general and administrative...........   1,334.9      696.9    312.7
  Depreciation..................................     637.1      258.6      9.6
  Amortization..................................      76.0       48.8      1.7
                                                 ---------  ---------  -------
    Total operating expenses....................   3,190.8    1,559.3    360.1
                                                 ---------  ---------  -------
Operating Loss..................................  (2,015.3)  (1,310.7)  (355.9)
Interest expense................................    (469.6)    (121.9)    (0.3)
Minority interest...............................     144.5        6.2     (0.2)
Equity in loss of unconsolidated partnerships...       --      (168.9)   (96.9)
Other income, net...............................      33.5       31.9     10.2
                                                 ---------  ---------  -------
Loss before Extraordinary Item..................  (2,306.9)  (1,563.4)  (443.1)
Extraordinary item..............................     (51.1)       --       --
                                                 ---------  ---------  -------
Net Loss........................................ $(2,358.0) $(1,563.4) $(443.1)
                                                 =========  =========  =======

          See accompanying notes to consolidated financial statements.

             SPRINT SPECTRUM HOLDING COMPANY, L.P. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                  December 31,

                                                            1998       1997
                                                          ---------  ---------
                                                             (in millions)
Assets
  Current assets
    Cash and equivalents................................. $   123.5  $   117.2
    Accounts receivable, net of allowance for doubtful
     accounts of $21.0 and $9.0 in 1998 and 1997,
     respectively........................................     280.5      113.5
    Receivable from affiliates...........................     147.6       96.3
    Inventories..........................................     113.2      101.4
    Prepaid expenses.....................................      31.2       28.4
                                                          ---------  ---------
      Total current assets...............................     696.0      456.8
  Property, plant and equipment
    Buildings and leasehold improvements.................     924.2      618.3
    Network equipment....................................   3,371.4    2,265.2
    Construction work in progress........................     864.1      632.9
    Other................................................     338.1      167.4
                                                          ---------  ---------
    Total property, plant and equipment..................   5,497.8    3,683.8
    Accumulated depreciation.............................    (861.0)    (254.6)
                                                          ---------  ---------
    Net property, plant and equipment....................   4,636.8    3,429.2
  Investment in unconsolidated partnership...............       --       273.5
  Minority interest......................................       --        56.7
  Intangibles
    PCS licenses.........................................   2,464.3    2,223.0
    Goodwill.............................................     381.6      125.6
    Microwave relocations................................     335.7      269.4
                                                          ---------  ---------
    Total intangibles....................................   3,181.6    2,618.0
    Accumulated amortization.............................    (124.5)     (50.4)
                                                          ---------  ---------
    Net intangibles......................................   3,057.1    2,567.6
                                                          ---------  ---------
  Other assets...........................................      45.8      113.2
                                                          ---------  ---------
      Total.............................................. $ 8,435.7  $ 6,897.0
                                                          =========  =========
Liabilities and Partners' Capital
  Current liabilities
    Current maturities of long-term debt................. $   119.4  $    34.6
    Accounts payable.....................................     539.2      416.0
    Construction obligations.............................     636.0      705.3
    Accrued expenses and other current liabilities.......     566.2      300.0
                                                          ---------  ---------
    Total current liabilities............................   1,860.8    1,455.9
  Long-term debt.........................................   6,491.6    3,533.9
  Limited partner interest in consolidated subsidiary....      34.0       13.7
  Other..................................................      79.0       49.0
  Partners' capital and accumulated deficit
    Partners' capital....................................   4,448.5    3,964.7
    Accumulated deficit..................................  (4,478.2)  (2,120.2)
                                                          ---------  ---------
    Partners' capital and accumulated deficit............     (29.7)   1,844.5
                                                          ---------  ---------
      Total.............................................. $ 8,435.7  $ 6,897.0
                                                          =========  =========

          See accompanying notes to consolidated financial statements.

             SPRINT SPECTRUM HOLDING COMPANY, L.P. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                            Years Ended December 31,

                                                  1998       1997       1996
                                                  ----       ----       ----
                                                       (in millions)
Cash Flow from Operating Activities:
Net loss......................................  $(2,358.0) $(1,563.4) $ (443.1)
Adjustments to reconcile net loss to net cash
 provided by (used in) operating activities:
  Equity in losses of unconsolidated
   partnerships...............................        --       168.9      96.9
  Minority interest...........................     (144.5)      (6.2)      0.2
  Extraordinary item..........................       51.1        --        --
  Depreciation and amortization...............      712.1      307.9      11.3
  Amortization of debt discount and issuance
   costs......................................       58.8       49.1      14.0
  Changes in assets and liabilities, net of
   effects of acquisitions:
    Accounts receivable, net..................     (195.1)    (182.9)    (15.9)
    Inventories...............................       (2.2)     (24.9)    (72.4)
    Prepaid expenses and other assets.........        4.7      (12.4)    (21.6)
    Accounts payable and other current
     liabilities..............................      219.8      361.5     946.7
    Other noncurrent liabilities..............       29.9       37.6       9.5
                                                ---------  ---------  --------
      Net cash provided by (used in) operating
       activities.............................   (1,623.4)    (864.8)    525.6
                                                ---------  ---------  --------
Cash Flows from Investing Activities:
Capital expenditures..........................   (1,495.0)  (2,041.3) (1,386.3)
Microwave relocation costs, net...............      (46.8)    (116.3)   (135.8)
Purchase of APC, net of cash acquired.........      (28.9)      (6.8)      --
Purchase of Cox PCS, net of cash acquired.....      (28.3)       --        --
Investment in unconsolidated partnerships.....        --      (191.2)   (190.4)
Loan to unconsolidated partnership............        --      (111.4)   (232.0)
Payment received on loan to unconsolidated
 partnership..................................        --       246.7       5.9
                                                ---------  ---------  --------
      Net cash used in investing activities...   (1,599.0)  (2,220.3) (1,938.6)
                                                ---------  ---------  --------
Cash Flows from Financing Activities:
Advances from partners........................        --         --      167.8
Net borrowings under revolving credit
 facilities...................................    1,253.6      605.0       --
Proceeds from issuance of long-term debt......    1,358.6    1,763.0     674.2
Long-term borrowings from parent..............    3,526.6        --        --
Payments on long-term debt....................   (3,393.9)    (170.8)      --
Debt issuance costs...........................        --       (20.0)    (71.8)
Partner capital contributions.................      517.1      966.8     711.7
Return of capital.............................      (33.3)     (11.7)      --
                                                ---------  ---------  --------
      Net cash provided by financing
       activities.............................    3,228.7    3,132.3   1,481.9
                                                ---------  ---------  --------
Increase in Cash and Equivalents..............        6.3       47.2      68.9
Cash and Equivalents, Beginning of Period.....      117.2       70.0       1.1
                                                ---------  ---------  --------
Cash and Equivalents, End of Period...........  $   123.5  $   117.2  $   70.0
                                                ---------  ---------  --------
Supplemental Disclosure of Cash Flow
 Information:
 . Interest paid, net of amount capitalized....  $   264.8  $    35.6  $    0.3
Non-cash Investing and Financing Activities:
 . Accrued interest of $154.2 million and $51.7
 million related to vendor financing was
 converted to long-term debt during the years
 ended December 31, 1998 and 1997,
 respectively.
 . A PCS license covering the Omaha MTA and
 valued at $6.2 million was contributed to
 Holdings by Cox Communications during the
 year ended December 31, 1997.

          See accompanying notes to consolidated financial statements.

             SPRINT SPECTRUM HOLDING COMPANY, L.P. AND SUBSIDIARIES

1. Organization

 Sprint Spectrum Holding Company, L.P.

  Sprint Spectrum Holding Company, L.P. (Holdings) is the 99% general partner of, and is consolidated with, its subsidiaries, including NewTelco, L.P. (NewTelco) and Sprint Spectrum L.P., which, in turn, has several subsidiaries. Sprint Spectrum L.P.'s subsidiaries are Sprint Spectrum Equipment Company, L.P. (EquipmentCo), Sprint Spectrum Realty Company, L.P. (RealtyCo), Sprint Spectrum Finance Corporation (FinCo), and WirelessCo, L.P. (WirelessCo).

  MinorCo, L.P. (MinorCo) holds the minority limited partnership interests of 1% in NewTelco, Sprint Spectrum L.P., EquipmentCo, RealtyCo, WirelessCo and 0.25% in American PCS, L.P. (APC) at December 31, 1998 and 1997.

  The results of APC are consolidated from November 1997, the date the Federal Communications Commission ("FCC") approved Holdings as the new managing partner (Note 3). APC, through subsidiaries, owns a PCS license for and operates a broadband GSM (global system for mobile communications) in the Washington D.C./Baltimore Major Trading Area ("MTA"), and has launched a code division multiple access ("CDMA") overlay for its existing GSM PCS system. APC includes American PCS Communications, LLC, APC PCS, LLC, APC Realty and Equipment Company, LLC and American Personal Communications Holdings, Inc.

  As discussed in Note 3, Holdings also became the managing partner of Cox Communications PCS, L.P. ("Cox PCS") in June 1998. Cox PCS results have been included in the consolidated statements of operations from January 1, 1998. Cox PCS, through subsidiaries, holds a PCS license for and operates a PCS system in the Los Angeles-San Diego-Las Vegas MTA. Cox PCS includes Cox PCS License, L.L.C., Cox PCS Assets, L.L.C., and PCS Leasing Co., L.P.

 Restructuring and Reorganization

  In November 1998, Sprint Corporation (Sprint) acquired the remaining ownership interests in Holdings. Sprint acquired these ownership interests from Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc. (the Cable Partners). The purchase of the Cable Partners' interests is referred to as the PCS Restructuring, which included the formation of the PCS Group. Sprint accounted for the transaction as a purchase. Purchase accounting was not "pushed down" to Holdings. PhillieCo, L.P. (PhillieCo) and SprintCom, Inc. (SprintCom) are affiliates of Holdings through common ownership, and provide PCS service in license areas not owned by Holdings.

 Sprint Spectrum Holding Company, L.P. Partnership Agreement

  Holdings was originally formed as a Delaware limited partnership on March 28, 1995, by Sprint Enterprises, L.P., TCI Spectrum Holdings, Inc., Cox Telephony Partnership and Comcast Telephony Services. The Partnership Agreement was amended concurrent with the PCS Restructuring discussed above. This amendment provided for the interests of the Cable Partners in Holdings to be acquired by wholly owned subsidiaries of Sprint.

 Emergence from Development Stage Company

  Prior to the third quarter of 1997, Holdings reported its operations as a development stage enterprise. Holdings has commenced service in all of the MTAs in which it owns a license. As a result, Holdings is no

             SPRINT SPECTRUM HOLDING COMPANY, L.P. AND SUBSIDIARIES longer considered a development stage enterprise, and the consolidated balance sheets and statements of operations and cash flows are no longer presented in development stage format.

2. Summary of Significant Accounting Policies

 Basis of Consolidation

  The assets, liabilities, results of operations and cash flows of entities in which Holdings has a controlling interest have been consolidated. All significant intercompany accounts and transactions have been eliminated.

  Holdings' consolidated financial statements are prepared using generally accepted accounting principles. These principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

  Certain prior year amounts have been reclassified to conform to the current year presentation. These reclassifications had no effect on the results of operations or partners' capital as previously reported.

 Allocation of Shared Services and Group Financing

  Sprint directly assigns, where possible, certain general and administrative costs to Holdings based on the actual use of those services. Where direct assignment of costs is not possible or practicable Sprint uses other methods to estimate the assignment of costs to Holdings.

  Financing activities for Holdings are managed by Sprint on a centralized basis. Debt and the related interest expense incurred by Sprint and its subsidiaries on behalf of Holdings are specifically allocated to and reflected in these financial statements. Interest expense is allocated to Holdings based on an interest rate that is largely equal to the rate Holdings would be able to obtain from third parties as a direct or indirect wholly owned Sprint subsidiary, but without the benefit of any guaranty by Sprint.

 Minority Interests

  In 1998, minority interest consisted primarily of Cox Pioneer Partnership's
(CPP) ownership in Cox PCS. Prior to 1998, minority interest primarily included losses attributable to American Personal Communications, II, L.P. (APC II).

 Trademark Agreement

  Sprint owns various trademarks and service marks utilized by Holdings. Sprint expects to apply for and develop trademarks, service marks and patents for the benefit of Holdings in the ordinary course of business. Sprint is a registered trademark of Sprint and Sprint PCSSM is a registered service mark of Sprint, both of which are utilized by Holdings on a royalty-free basis under trademark license agreements.

 Revenue Recognition

  Holdings recognizes operating revenues as services are rendered or as products are delivered to customers. Holdings records operating revenues net of an estimate for uncollectible accounts.

 Cash and Equivalents

  Cash equivalents generally include highly liquid investments with original maturities of three months or less. They are stated at cost, which approximates market value.

             SPRINT SPECTRUM HOLDING COMPANY, L.P. AND SUBSIDIARIES

 Inventories

  Inventories are stated at the lower of cost (principally first-in, first-out method) or replacement value.

 Property, Plant and Equipment

  Property, plant and equipment is recorded at cost. Generally, ordinary asset retirements and disposals are charged against accumulated depreciation with no gain or loss recognized. Property, plant and equipment is depreciated on a straight-line basis over estimated economic useful lives. Repair and maintenance costs are expensed as incurred.

 Capitalized Interest

  Interest costs associated with the construction of capital assets incurred during the period of construction are capitalized. Capitalized interest totaled approximately $63 million in 1998, $99 million in 1997 and $31 million in 1996.

 PCS Licenses

  Holdings acquired licenses from the Federal Communications Commission (FCC) to operate as a PCS service provider. These licenses are granted for up to 10-year terms with renewals for additional 10-year terms if license obligations are met. These licenses are recorded at cost and are amortized over 40 years when service begins in a specific geographic area. Accumulated amortization totaled approximately $104 million at year-end 1998 and $45 million at year-end 1997.

 Goodwill

  Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in business combinations accounted for as purchases. Goodwill is being amortized over 40 years using the straight-line method for Holdings. Accumulated amortization totaled $8 million at year-end 1998 and $0.4 million at year-end 1997.

 Microwave Relocations

  Holdings has incurred costs related to microwave relocation in constructing the PCS network. Microwave relocation costs are being amortized over the remaining lives of the PCS licenses. Accumulated amortization for microwave relocation costs totaled approximately $13 million at year-end 1998 and $5 million at year-end 1997.

 Income Taxes

  Holdings has not provided for federal or state income taxes since such taxes are the responsibility of the Partners.

 Derivative Financial Instruments

  Prior to the PCS Restructuring, derivative financial instruments (interest rate contracts) were utilized by APC to reduce interest rate risk. APC established a control environment which included risk assessment and management approval, reporting and monitoring of derivative financial instrument activities. APC did not hold or issue derivative financial instruments for trading purposes. At year-end 1998, no derivatives were outstanding.

             SPRINT SPECTRUM HOLDING COMPANY, L.P. AND SUBSIDIARIES

 Comprehensive Income

  Holdings' total comprehensive loss for all periods presented did not differ from those amounts reported as net loss in the consolidated statements of operations.

 Major Customer

  Holdings markets its products through multiple distribution channels, including its own retail stores as well as other retail outlets. Holdings' subscribers are dispersed throughout the United States. Equipment sales to one retail outlet, and service revenues generated by sales to its customers represented approximately 25% and 21% of net operating revenues in the consolidated statements of operations in 1998 and 1997, respectively.

3. Investments in Partnerships

  APC--In September 1997, Holdings increased its ownership in APC to 58.3% through additional capital contributions of $30 million, and became the managing partner in November 1997. At the beginning of 1998, Holdings increased its ownership percentage to 99.75% of the partnership interests for approximately $30 million. APC II has been allocated approximately $7 million in losses in APC since November 1997. Prior to November 1997, APC II had been allocated approximately $50 million in losses in excess of its investment. At year-end 1997, these losses totaled $57 million and were recorded as minority interest in Holdings' consolidated balance sheet. This treatment reflects APC II's continued responsibility for funding its share of losses until January 1, 1998 when Holdings and MinorCo acquired the remaining interest in APC.

  Cox PCS--At year-end 1996, Holdings acquired a 49% limited partner interest in Cox PCS. CPP held a 50.5% general and a 0.5% limited partner interest and was the general and managing partner. Holdings increased its ownership in Cox PCS to 59.2% through an additional capital contribution of approximately
$81 million and became managing partner upon FCC approval in June 1998. CPP's remaining ownership interest in Cox PCS is reflected as minority interest in the consolidated balance sheet and statements of operations. CPP has been allocated approximately $145 million in losses in Cox PCS since the date of acquisition. Under the partnership agreement, Cox has the right to require Holdings to purchase, under certain circumstances, all or part of CPP's interest in Cox PCS, which could involve significant cash requirements. Cox may require Holdings to acquire an additional 10.2% interest in Cox PCS per year through 2000. Beginning in 2001 through 2005, CPP may require Holdings to acquire up to all of its interest in Cox PCS. Cox has given Holdings notice to start the appraisal process related to a potential put of all or a portion of CPP's remaining partnership interest to Holdings.

  The acquisition of APC was accounted for as a purchase and, accordingly, the operating results of APC have been consolidated since the acquisition. The acquisition of Cox PCS increasing ownership to 59.2% was also accounted for as a purchase. The operating results of Cox PCS have been consolidated since the beginning of 1998. In conjunction with the acquisitions liabilities assumed were (in millions):

                                                                           Cox
                                                                    APC    PCS
                                                                    ----  -----
      Assets acquired.............................................. $503  $ 725
      Cash paid....................................................  (30)   (81)
      Minority interest............................................   50   (104)
                                                                    ----  -----
      Liabilities assumed.......................................... $523  $ 540
                                                                    ====  =====

             SPRINT SPECTRUM HOLDING COMPANY, L.P. AND SUBSIDIARIES

  The purchase price was allocated to the assets acquired and the liabilities assumed based on an estimate of fair value. The ultimate purchase price of Cox PCS may differ from the initial estimate. In connection with the above acquisitions, the excess of the purchase price over the fair value of the net assets acquired was accounted for as goodwill.

  Prior to acquisition of controlling interest, Holdings' investments in APC and Cox PCS were accounted for under the equity method. Losses of APC and Cox PCS of approximately $61 million and $108 million, respectively, in 1997 and losses of APC of $97 million in 1996 are included in equity in losses of unconsolidated partnerships during the period prior to the acquisition of controlling interest.

  Under the terms of the partnership agreement, CPP and Holdings are obligated to make additional capital contributions in an amount equal to such partner's percentage interest times the amount of additional capital contributions being requested. In 1998, Holdings completed its funding obligation to Cox PCS under the partnership agreement by contributing $34 million, including $33 million in interest that had accrued on the unfunded obligation. Holdings had previously contributed equity of approximately $180 million in 1997 and $168 million in 1996.

  The following unaudited pro forma financial information assumes the acquisition of APC had occurred on January 1 of each year and the acquisition of Cox PCS had occurred on January 1, 1997. It also assumes that Holdings had owned 100% of each entity and consolidated their results in the Holdings' financial statements (in millions):

                                                                    1997   1996
                                                                   ------  ----
      Net sales................................................... $  392  $ 76
      Net loss (before minority interest)......................... (1,747) (553)

  These proforma amounts are for comparative purposes only and do not necessarily represent what actual results of operations would have been, nor do they indicate the results of future operations.

4. Employee Benefit Plans

 Defined Contribution and Profit Sharing Plans

  Holdings sponsors a savings and retirement program (the "Savings Plan") for certain employees. Most permanent full-time, and certain part-time, employees are eligible to participate after one year of service or on their 35th birthday, whichever occurs first. The maximum contribution for any participant for any year is 16% of their pay. Holdings matches contributions equal to 50% of the contribution of each participant, up to the first 6% that the employee elects to contribute. Contributions to the Savings Plan are invested, at the participant's discretion, in several designated investment funds. Expense under the Savings Plan was $6 million in 1998, $5 million in 1997 and $1 million in 1996. Effective January 1999, Holdings' employees began making contributions to Sprint's defined contribution plan. The existing assets of the Savings Plan will be rolled over to Sprint's defined contribution plan in early 1999. Effective January 1999, Holdings' employees were also eligible to participate in Sprint's pension and postretirement plans.

  The Cox PCS Savings and Investment Plan (the "Cox PCS Plan") was established effective July 1, 1997. Substantially all Cox PCS employees are eligible to participate in the Cox PCS Plan after completing one year of eligible service (as defined) and attaining age 21. Employees may make contributions to the Cox PCS Plan on a pretax basis pursuant to Section 401(k) of the Internal Revenue Code. Cox PCS makes matching contributions equal to 75% of the employee's contribution up to a maximum amount equal to 4.5% of the employee's annual compensation. Employee contributions vest immediately, and Cox PCS' matching

             SPRINT SPECTRUM HOLDING COMPANY, L.P. AND SUBSIDIARIES contributions vest over three years of service. Expense under the Cox PCS Plan approximated $1 million in
1998. The Cox PCS Plan will be terminated in early 1999, and the existing assets will be rolled over to Sprint's defined contribution plan.

 Profit Sharing (Retirement) Plan

  Effective January, 1996, Holdings established a profit sharing plan for its employees. Employees are eligible to participate in the plan after completing one year of service. Profit sharing contributions are based on the compensation, age, and years of service of the employee. Profit sharing contributions are deposited into individual accounts of Holdings' retirement plan. Vesting occurs once a participant completes five years of service. Expense under the profit sharing plan approximated $3 million in 1998, $3 million in 1997 and $1 million in 1996. The existing assets of the profit sharing will be rolled over to Sprint's defined contribution plan in early 1999.

 Deferred Compensation Plan for Executives

  Effective January, 1997, Holdings established a non-qualified deferred compensation plan which permits certain eligible executives to defer a portion of their compensation. The plan allows the participants to defer up to 80% of their base salary and up to 100% of their annual short-term incentive compensation. The deferred amounts earn interest at the prime rate. Payments will be made to participants upon retirement, disability, death or the expiration of the deferral election under the payment method selected by the participant. The deferred compensation plan will be terminated in early 1999, and participants will be eligible to participate in Sprint's deferred compensation plan.

 Long-Term Incentive Plan

  Holdings maintains a long-term incentive plan. Prior to the PCS Restructuring employees meeting certain eligibility requirements were included in Holdings' long-term incentive plan (LTIP). Under this plan, participants received appreciation units based on independent appraisals. The 1997 plan appreciation units vest 25% per year beginning on the first anniversary of the grant date and expire after 10 years. Under the 1996 plan, appreciation units vest 25% per year beginning two years after the grant date, and expire after 10 years. Holdings expensed $3 million in 1998, $18 million in 1997 and $10 million in 1996. In 1996, Holdings adopted the pro forma disclosure requirements under SFAS 123, "Accounting for Stock-Based Compensation." Holdings has continued to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." No significant difference would have resulted had SFAS 123 been applied.

  After the PCS Restructuring, Sprint discontinued the LTIP plan. The appreciation units were replaced with PCS shares and options to buy PCS shares based on a formula designed to replace the appreciated value of the units at the beginning of July 1998. For vested units at year-end 1998, participants could elect to receive the appreciation in cash, or in shares and options. Most elected to receive shares and options. Sprint will issue the shares, and the options will become exercisable, based on the vesting requirements of the units those awards replaced.

 Sprint Corporation Management Incentive Stock Option Plan and Stock Option
Plan

  Effective January 1, 1999, employees are eligible to participate in Sprint's Management Incentive Stock Option Plan (MISOP) and the Sprint Corporation Stock Option Plan (SOP). Under the MISOP, Sprint may grant stock options to employees who are eligible to receive annual incentive compensation. Eligible employees are entitled to receive stock options in lieu of a portion of the target incentive under Sprint's management

             SPRINT SPECTRUM HOLDING COMPANY, L.P. AND SUBSIDIARIES incentive plans. The options generally become exercisable on December 31 of the year granted and have a maximum term of 10 years. MISOP options are granted with exercise prices equal to the market price of Sprint's FON Group and PCS Group stock on the grant date.

  Under the SOP, Sprint may grant stock options to officers and key employees. The options generally become exercisable at the rate of 25% per year, beginning one year from the grant date, and have a maximum term of 10 years. SOP options are granted with exercise prices equal to the market price of Sprint's FON Group and PCS Group stock on the grant date.

 Employee Stock Purchase Plan

  Under Sprint's Employees Stock Purchase Plan (ESPP), employees may elect to purchase Sprint common stock at a price equal to 85% of the market value on the grant or exercise date, whichever is less.

5. Long-term Debt

  Long term debt consists of the following as of December 31, 1998 and 1997 (in millions):

                                                   Maturing     1998     1997
                                                 ------------ -------- --------
Senior notes
  8.6% to 9.5% (/1/)............................ 2008 to 2028 $3,346.6 $    --
  11.0% to 12.5% (/2/)..........................     2006        613.8    572.3
Revolving credit facilities
  variable rates................................ 2005 to 2006  1,800.0    746.4
Due to FCC at 7.75% (/3/).......................     2001        265.2     90.4
Vendor Financing................................                   --   1,612.9
Other
  2.3% to 14.4% (/4/)........................... 1998 to 2007    585.4    546.5
                                                              -------- --------
Total Debt......................................               6,611.0  3,568.5
Less: current maturities........................                 119.4     34.6
                                                              -------- --------
Long-term debt..................................              $6,491.6 $3,533.9
                                                              ======== ========

--------
(1) Holdings has notes payable to Sprint totaling $3.3 billion. See Note 2 for a more detailed description of Holdings and PCS Group financing.
(2) Balances are net of unamortized discounts of $136.2 million in 1998 and $177.7 million in 1997. Sprint holds approximately $133 million at year-end 1998 and $118 million at year-end 1997 of the Senior Discount Notes.
(3) Balances are net of unamortized discounts of $8.0 million in 1998 and $12.0 million in 1997.
(4) In 1998, Holdings received $180 million under grid notes from Sprint. These notes had a weighted average interest rate of 7.8% at year-end 1998 and mature in 2001.

  Holdings' long-term debt maturities, during each of the next five years are as follows:

                                                                   (in millions)
                                                                   -------------
      1999........................................................    $119.4
      2000........................................................     126.4
      2001........................................................     354.6
      2002........................................................     301.1
      2003........................................................     462.1

             SPRINT SPECTRUM HOLDING COMPANY, L.P. AND SUBSIDIARIES

 Revolving Credit Facilities

  At year-end 1998, available revolving credit facilities with banks totaled $2.1 billion and Holdings had borrowed $1.8 billion at a weighted average interest rate of 5.8%. At year-end 1997, $746 million had been drawn under the revolving credit facilities at a weighted average interest rate of 8.4%. Availability will be reduced commencing January 2002 and expires in 2007. Borrowings under the term loans are included in Other debt and totaled $400 million with a weighted average interest rate of 7.7% at year-end 1998 and $300 million with a weighted average interest rate of 8.4% at year-end 1997.

  Provisions of the credit facilities required the transfer of certain of Holdings' assets into special purpose subsidiaries to facilitate the collateralization of Holdings' assets.

 Senior Notes and Senior Discount Notes (the Notes)

  On August 15, 2001, Holdings will be required to redeem an amount equal to $192 million in aggregate principal amount at maturity, assuming all of the Senior Discount Notes remain outstanding at such date. The Notes are redeemable at the option of Holdings, in whole or in part, at any time on or after August 15, 2001 at the stipulated redemption prices plus accrued and unpaid interest. Interest on the Senior Discount Notes is not payable prior to August 15, 2001.

 Vendor Financing

  In 1996, Holdings entered into financing agreements with Northern Telecom, Inc. (Nortel) and Lucent Technologies, Inc. (Lucent and together with Nortel, the Vendors) for multiple drawdown term loan facilities totaling $1.3 billion and $1.8 billion, respectively. At year-end 1997, approximately $1.6 billion, including converted accrued interest of $52 million, had been borrowed at a weighted average interest rate of 9.0% under the vendor financing agreements. Amounts outstanding at year-end 1997 included $300 million that was syndicated to Sprint. In 1998, all borrowings under the Vendor Financing were repaid using long-term borrowings from Sprint.

 Other

  In 1998, Holdings redeemed, prior to scheduled maturities, $3.3 billion of debt with a weighted average interest rate of 8.3%. This resulted in a $51 million extraordinary loss. The debt was repaid with a portion of the long-term borrowings from Sprint.

  Holdings has complied with all restrictive or financial covenants relating to its debt arrangements at year-end 1998.

  Holdings' PCS licenses and property, plant and equipment totaling $4.4 billion is pledged as security for certain notes.

 Fair Value

  The estimated fair value of Holdings' long-term debt was $6.8 billion at year-end 1998 and $3.6 billion at year-end 1997.

             SPRINT SPECTRUM HOLDING COMPANY, L.P. AND SUBSIDIARIES

6. Equity

  Following is a reconciliation of Holdings' equity:

                                               Partners'  Accumulated
                                                Capital     Deficit    Total
                                               ---------  ----------- --------
                                                       (in millions)
Balance January 1, 1996....................... $2,291.7    $  (113.7) $2,178.0
Contributions of capital......................    711.7          --      711.7
Net loss......................................      --        (443.1)   (443.1)
                                               --------    ---------  --------
Balance December 31, 1996.....................  3,003.4       (556.8)  2,446.6
Contributions of capital......................    973.0          --      973.0
Net loss......................................      --      (1,563.4) (1,563.4)
Return of capital.............................    (11.7)          --     (11.7)
                                               --------    ---------  --------
Balance December 31, 1997.....................  3,964.7     (2,120.2)  1,844.5
Contributions of capital......................    517.1           --     517.1
Net loss......................................      --      (2,358.0) (2,358.0)
Return of capital.............................    (33.3)         --      (33.3)
                                               --------    ---------  --------
Balance December 31, 1998..................... $4,448.5    $(4,478.2) $  (29.7)
                                               ========    =========  ========

7. Commitments and Contingencies

 Litigation, Claims and Assessments

  Various suits arising in the ordinary course of business are pending against Holdings. Holdings cannot predict the final outcome of these actions but believes they will not be material to its consolidated financial statements.

 Commitments

  In 1998 Holdings amended a procurement and services contract with a vendor for the engineering and construction of a PCS network. This contract provides for an initial term of three years with renewals for additional one-year periods. The minimum commitment for the initial term is $400 million. At year-end 1998, $257 million had been purchased under the commitment with remaining minimum commitment of $143 million.

  In 1996 Holdings entered into a purchase and supply agreement with a vendor for the purchase of handsets and other equipment. The total purchase commitment must be satisfied by April 2000. Purchases under the commitment totaled $289 million in 1998 and $148 million in 1997. No purchases were made in 1996. At year-end 1998, remaining commitments totaled $163 million.

  Holdings has an agreement with a vendor to provide PCS call record and retention services. Monthly rates per subscriber are variable based on overall subscriber volume. If subscriber fees are less than specified annual minimum charges, Holdings will be obligated to pay the difference between the amounts paid for processing fees and the annual minimum. Annual minimums range from $20 million to $60 million through 2001. The agreement extends through December 31, 2001, with two automatic, two-year renewal periods, unless terminated by Holdings. Holdings may terminate the agreement prior to the expiration date, but would be subject to specified termination penalties.

             SPRINT SPECTRUM HOLDING COMPANY, L.P. AND SUBSIDIARIES

  Holdings has a contract for consulting services. Under the terms of the agreement, consulting services will be provided at specified hourly rates for a minimum number of hours. Purchases under the contract totaled $38 million in 1998 and $20 million in 1997. The remaining commitment of $67 million must be satisfied by the end of June 2000.

 Operating Leases

  Minimum rental commitments at year-end 1998 for all noncancelable operating leases, consisting mainly of leases for cell and switch sites and office space, are as follows:

                                                                   (in millions)
                                                                   -------------
      1999........................................................    $139.2
      2000........................................................     131.8
      2001........................................................      92.3
      2002........................................................      43.3
      2003........................................................      19.0
      Thereafter..................................................      56.7

  Gross rental expense totaled $192 million in 1998, $125 million in 1997 and $25 million in 1996. The table excludes renewal options related to certain cell and switch site leases. These renewal options are generally for five-year terms and may be exercised from time to time.

8. Related Party Transactions

 Sprint

  Sprint provides management, printing/mailing and warehousing services to Holdings. Charges to Holdings for these services totaled $25 million in 1998, $11 million in 1997, and $12 million in 1996.

  Holdings has entered into agreements with Sprint for invoicing services, operator services, and switching equipment. Holdings is also using the long distance division of Sprint as its interexchange carrier. Charges to Holdings for these services totaled $125 million in 1998, $61 million in 1997 and $1 million in 1996.

  Holdings makes payments for inventory and payroll for PhillieCo and SprintCom, resulting in receivables due from the affiliates. These receivables are reflected on the consolidated balance sheet.

 APC

  Holdings has an affiliation agreement with APC which provides for the reimbursement of certain allocable costs and payment of affiliation fees. In 1997, the reimbursement of allocable costs of approximately $14 million is included in selling, general and administrative expenses. There were no reimbursements recognized in 1996. Additionally, affiliation fees were recognized based on a percentage of APC's net revenues. In 1997, affiliation fees of $4 million were included in other income.

 Cox PCS

  Holdings has entered into an affiliation agreement with Cox PCS which provides for the reimbursement of certain allocable costs and payment of affiliate fees. These costs totaled $20 million in 1997 and $7 million in 1996 and are netted against selling, general and administrative expenses in the accompanying consolidated statements of operations. Of these total allocated costs, approximately $2 million in 1997 and $7 million in

             SPRINT SPECTRUM HOLDING COMPANY, L.P. AND SUBSIDIARIES

1996 were included in receivables from affiliates in the consolidated balance sheets. In addition, Holdings purchases certain equipment, such as handsets, on behalf of Cox PCS. Receivables from affiliates for handsets and related equipment were approximately $31 million in 1997 and $6 million in 1996.

 PhillieCo

  Allocable costs of approximately $21 million in 1998 and $36 million in 1997 were allocated to PhillieCo and are included as a reduction of selling, general and administrative expenses in the accompanying consolidated statements of operations. Additionally, affiliation fees are recognized based on a percentage of PhillieCo's net revenues. Affiliation fees of $1 million in 1998 and $0.3 million in 1997 are included in other income in the accompanying consolidated statements of operations. The allocated costs and affiliate fees of $3 million in 1998 and $37 million in 1997 are included in receivable from affiliates. There were no such costs in 1996.

 SprintCom

  In 1997 Holdings began building out the network infrastructure for SprintCom. These services include engineering, management, purchasing, accounting and other related services. Costs totaling $100 million in 1998 and $29 million in 1997 were allocated to SprintCom, and are included as a reduction of selling, general and administrative expenses in the accompanying consolidated statements of operations. Receivables from affiliates included $78 million at year-end 1998 and $14 million at year-end 1997.

9. Quarterly Financial Data (Unaudited)

                                                           Quarter
                                                 ------------------------------
1998                                              1st     2nd     3rd     4th
----                                             ------  ------  ------  ------
                                                        (in millions)
Net operating revenues.......................... $197.2   256.0   311.8   410.5
Operating loss.................................. (435.3) (471.0) (506.9) (602.1)
Loss before extraordinary items................. (497.9) (543.4) (599.3) (666.3)
Net loss........................................ (497.9) (543.4) (599.3) (717.4)
                                                           Quarter
                                                 ------------------------------
1997                                              1st     2nd     3rd     4th
----                                             ------  ------  ------  ------
                                                        (in millions)
Net operating revenues.......................... $  9.5  $ 25.4  $ 72.5  $141.2
Operating loss.................................. (190.8) (277.7) (382.7) (459.5)
Net Loss........................................ (188.9) (287.7) (420.9) (665.9)

                     SPRINT SPECTRUM HOLDING COMPANY, L.P.

          SCHEDULE II--CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS

                  Years Ended December 31, 1998, 1997 and 1996


                                          Additions
                                       ----------------
                                       Charged Charged                 Balance
                             Beginning   to    to Other   Other        End of
                              Balance  Income  Accounts Deductions      Year
                             --------- ------- -------- ----------     -------
                                             (in millions)
Allowance for doubtful
 accounts:
  1998......................   $9.0     $76.7    $--      $(64.7)(/1/)  $21.0
  1997......................    0.2      11.3     --        (2.5)(/1/)    9.0
  1996......................    --        0.2     --         --           0.2

--------
(1) Accounts written off, net of recoveries.

 ---------------------------------------------------------------------------
 ---------------------------------------------------------------------------




                      [LOGO OF LIBERTY MEDIA CORPORATION]

                           Liberty Media Corporation

                   4% Senior Exchangeable Debentures due 2029





                                   PROSPECTUS




                                         , 2000

 ---------------------------------------------------------------------------
 ---------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Registration

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of debentures being registered. All amounts are estimates except the SEC registration fee.

   Securities and Exchange Commission registration fee................ $229,361
   Printing and engraving expenses.................................... $*
   Legal fees and expenses............................................ $*
   Accounting fees and expenses....................................... $*
   Miscellaneous...................................................... $*
                                                                       --------
   Total.............................................................. $*

*To be completed by amendment.

Item 14. Indemnification of Directors and Officers

  Section 145 of the Delaware General Corporation Law ("DGCL") provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

  Section 102(b)(7) of the DGCL provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective.

  Article V, Section E of the Restated Certificate of Incorporation, as amended ("Liberty Charter"), of Liberty Media Corporation, a Delaware corporation ("Liberty"), provides as follows:

  "1.Limitation on Liability.

       To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this subparagraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

    2.Indemnification.

       (a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

       (b) Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this subparagraph 2 or otherwise.

       (c) Claims. If a claim for indemnification or payment of expenses under this subparagraph 2 is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

       (d) Non-Exclusivity of Rights. The rights conferred on any person by this subparagraph 2 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

       (e) Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity.

    3.Amendment or Repeal.

       Any repeal or modification of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

Item 15. Recent Sales of Unregistered Securities.

  On March 8, 1999, in connection with the merger of AT&T and TCI, we reclassified each share of our existing and outstanding common stock, $1.00 par value per share, held by TCI into one share of Class A Common Stock, $.0001 par value per share, one share of Class B Common Stock, $.0001 par value per share, and one share of Class C Common Stock, $.0001 par value per share. We believe this transaction was exempt from registration under the Securities Act either because it did not involve a "sale" of securities as defined in Section 2(3) of the Securities Act or, if it did involve a "sale," the transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act since it did not involve a public offering.

  On June 30, 1999, we sold to Lehman Brothers, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, BNY Capital Markets, Inc., Credit Lyonnais Securities, Donaldson, Lufkin & Jenrette, Morgan Stanley Dean Witter, Salomon Smith Barney, Schroder & Co. Inc and TD Securities our 7 7/8% senior notes due 2009 at an aggregate offering price of $750,000,000 (less a discount to these initial purchasers of $4,875,000) and our 8 1/2% senior debentures due 2029 at an aggregate offering price of $500,000,000 (less a discount to these initial purchasers of $4,375,000).

  On November 16, 1999, we sold the debentures to Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co. and Salomon Smith Barney at an aggregate offering price of $868,789,000 (less a discount to these initial purchasers of $15,000,000).

  We believe that the sales of our 7 7/8% senior notes, our 8 1/2% senior debentures and the debentures were exempt from the registration requirements of the Securities Act by virtue of Section 4(2) of the Securities Act because none of these transactions involved a public offering.

Item 16. Exhibits and Financial Statement Schedules

  (a) Exhibits. The following is a complete list of Exhibits filed as part of this Registration Statement:

 Exhibit
 Number                                Description
 -------                               -----------
 3.1     Restated Certificate of Incorporation of Liberty, dated March 8, 1999
         (incorporated by reference to Exhibit 3.1 to the Registration
         Statement on Form S-4 of Liberty Media Corporation (File No. 333-
         86491) as filed on September 3, 1999 (the "Liberty S-4 Registration
         Statement")).
 3.2     Bylaws of Liberty, as adopted March 8, 1999 (incorporated by reference to Exhibit 3.2 to the Liberty S-4 Registration Statement).
 4.1     Indenture dated as of July 7, 1999, between Liberty and The Bank of
         New York (incorporated by reference to Exhibit 4.1 to the Liberty S-4
         Registration Statement).
 4.2     First Supplemental Indenture dated as of July 7, 1999, between Liberty and The Bank of New York (incorporated by reference to Exhibit 4.2 to the Liberty S-4 Registration Statement).
 4.3     Registration Rights Agreement dated as of July 7, 1999, between
         Liberty and the Initial Purchasers (incorporated by reference to
         Exhibit 4.3 to the Liberty S-4 Registration Statement).
 4.4     Form of 7 7/8% Senior Note due 2009 (incorporated by reference to
         Exhibit 4.4 to the Liberty S-4 Registration Statement).
 4.5     Form of 8 1/2% Senior Debenture due 2029 (incorporated by reference to
         Exhibit 4.5 to the Liberty S-4 Registration Statement).
 4.6     Second Supplemental Indenture dated as of November 16, 1999, between
         Liberty and The Bank of New York.
 4.7     Registration Rights Agreement dated as of November 16, 1999 among
         Liberty Media Corporation and Donaldson, Lufkin & Jenrette Securities
         Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated,
         Goldman, Sachs & Co., and Salomon Smith Barney Inc.

 Exhibit
 Number                                Description
 -------                               -----------
 4.8     Form of 4% Senior Exchangeable Debentures due 2029.
 4.9     Liberty undertakes to furnish the Securities and Exchange Commission, upon request, a copy of all instruments with respect to long-term debt not filed herewith.
 5       Opinion of Baker & Botts, L.L.P., with respect to the legality of the securities being registered.+
 10.1    Contribution Agreement dated March 9, 1999, by and among Liberty Media
         Corporation, Liberty Media Management LLC, Liberty Media Group LLC and
         Liberty Ventures Group LLC (incorporated by reference to Exhibit 10.1 to the Liberty S-4 Registration Statement).
 10.2    Inter-Group Agreement dated as of March 9, 1999, between AT&T Corp.
         and Liberty Media Corporation, Liberty Media Group LLC and each
         Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.2 to the Liberty S-4 Registration Statement).
 10.3    Intercompany Agreement dated as of March 9, 1999, between Liberty and
         AT&T Corp (incorporated by reference to Exhibit 10.3 to the Liberty S-
         4 Registration Statement).
 10.4    Tax Sharing Agreement dated as of March 9, 1999, by and among AT&T
         Corp., Liberty Media Corporation, Tele-Communications, Inc., Liberty
         Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT
         Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.4 to the Liberty S-4
         Registration Statement).
 10.5    First Amendment to Tax Sharing Agreement dated as of May 28, 1999, by and among AT&T Corp., Liberty Media Corporation, Tele-Communications,
         Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz,
         Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.5 to the Liberty S-4 Registration Statement).
 10.6    Restated and Amended Employment Agreement dated November 1, 1992, between Tele-Communications, Inc. and John C. Malone (assumed by
         Liberty as of March 9, 1999), and the amendment thereto dated June 30,
         1999 and effective as of March 9, 1999, between Liberty and John C.
         Malone (incorporated by reference to Exhibit 10.6 to the Liberty S-4
         Registration Statement).
 12      Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Amendment No. 4 to the Liberty S-4
         Registration Statement, as filed on December 10, 1999).
 21      List of Subsidiaries of Liberty (incorporated by reference to Exhibit
         22 to the Liberty S-4 Registration Statement).
 23.1    Consent of KPMG LLP.
 23.2    Consent of Deloitte & Touche LLP.
 23.3    Consent of Baker & Botts, L.L.P. (included in Exhibit 5).+
 24      Powers of Attorney (included on Page II-7).
 25      Statement of Eligibility of Trustee.

--------
+ To be filed by amendment.


  (b) Financial Statement Schedules. Schedules not listed above have been omitted because the information to be set forth therein is not material, not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

  (a) Liberty hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Liberty pursuant to the foregoing provisions or otherwise, Liberty has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Liberty of expenses incurred or paid by a director, officer or controlling person of Liberty in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Liberty will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the county of Douglas, state of Colorado, on December 30, 1999.

                                          LIBERTY MEDIA CORPORATION

                                                   /s/ Charles Y. Tanabe
                                          By: _________________________________

                                             Name: Charles Y. Tanabe
                                             Title: Senior Vice President and
                                             General Counsel

                               POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Y. Tanabe, Esq. and Robert W. Murray, Jr., Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign and file (i) any or all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all exhibits thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons (which persons constitute a majority of the Board of Directors) in the capacities and on the dates indicated:

            Signature                                 Title                        Date
            ---------                                 -----                        ----

/s/ John C. Malone                      Chairman of the Board and December 6,
----------------------------------       Director                    1999
John C. Malone

/s/ Robert R. Bennett                   President, Chief Executive
                                         Officer and Director (Principal
                                         Executive Officer)
                                                                  December 6,
----------------------------------                                   1999
Robert R. Bennett

/s/ Gary S. Howard                      Executive Vice President, Chief
                                         Operating Officer and Director
                                                                  December 6,
----------------------------------                                   1999
Gary S. Howard

/s/ Paul A. Gould                       Director                  December 6,
----------------------------------                                   1999
Paul A. Gould

/s/ Jerome H. Kern                      Director                  December 6,
----------------------------------                                   1999
Jerome H. Kern

                                        Director
----------------------------------
John C. Petrillo

/s/ Larry E. Romrell                    Director                  December 6,
----------------------------------                                   1999
Larry E. Romrell

                                        Director
----------------------------------
Daniel E. Somers

                                        Director
----------------------------------
John D. Zeglis
                                        Vice President and Controller
                                         (Principal Financial Officer
                                         and Principal Accounting
                                         Officer)
                                                                  December 6,
                                                                     1999

/s/ Kathryn S. Douglass
----------------------------------
Kathryn S. Douglass

                                 EXHIBIT INDEX

 Exhibit
 Number                                Description
 -------                               -----------

 3.1     Restated Certificate of Incorporation of Liberty, dated March 8, 1999
         (incorporated by reference to Exhibit 3.1 to the Registration
         Statement on Form S-4 of Liberty Media Corporation (File No. 333-
         86491) as filed on September 3, 1999 (the "Liberty S-4 Registration
         Statement")).
 3.2     Bylaws of Liberty, as adopted March 8, 1999 (incorporated by reference to Exhibit 3.2 to the Liberty S-4 Registration Statement).
 4.1     Indenture dated as of July 7, 1999, between Liberty and The Bank of
         New York (incorporated by reference to Exhibit 4.1 to the Liberty S-4
         Registration Statement).
 4.2     First Supplemental Indenture dated as of July 7, 1999, between Liberty and The Bank of New York (incorporated by reference to Exhibit 4.2 to the Liberty S-4 Registration Statement).
 4.3     Registration Rights Agreement dated as of July 7, 1999, between
         Liberty and the Initial Purchasers (incorporated by reference to
         Exhibit 4.3 to the Liberty S-4 Registration Statement).
 4.4     Form of 7 7/8% Senior Note due 2009 (incorporated by reference to
         Exhibit 4.4 to the Liberty S-4 Registration Statement).
 4.5     Form of 8 1/2% Senior Debenture due 2029 (incorporated by reference to
         Exhibit 4.5 to the Liberty S-4 Registration Statement).
 4.6     Second Supplemental Indenture dated as of November 16, 1999, between
         Liberty and The Bank of New York.
 4.7     Registration Rights Agreement dated as of November 16, 1999 among
         Liberty Media Corporation and Donaldson, Lufkin & Jenrette Securities
         Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated,
         Goldman, Sachs & Co., and Salomon Smith Barney Inc.
 4.8     Form of 4% Senior Exchangeable Debentures due 2029.
 4.9     Liberty undertakes to furnish the Securities and Exchange Commission, upon request, a copy of all instruments with respect to long-term debt not filed herewith.
 5       Opinion of Baker & Botts, L.L.P., with respect to the legality of the securities being registered.+
 10.1    Contribution Agreement dated March 9, 1999, by and among Liberty Media
         Corporation, Liberty Media Management LLC, Liberty Media Group LLC and
         Liberty Ventures Group LLC (incorporated by reference to Exhibit 10.1 to the Liberty S-4 Registration Statement).
 10.2    Inter-Group Agreement dated as of March 9, 1999, between AT&T Corp.
         and Liberty Media Corporation, Liberty Media Group LLC and each
         Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.2 to the Liberty S-4 Registration Statement).
 10.3    Intercompany Agreement dated as of March 9, 1999, between Liberty and
         AT&T Corp (incorporated by reference to Exhibit 10.3 to the Liberty S-
         4 Registration Statement).
 10.4    Tax Sharing Agreement dated as of March 9, 1999, by and among AT&T
         Corp., Liberty Media Corporation, Tele-Communications, Inc., Liberty
         Ventures Group LLC, Liberty Media Group LLC, TCI Starz, Inc., TCI CT
         Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.4 to the Liberty S-4
         Registration Statement).
 10.5    First Amendment to Tax Sharing Agreement dated as of May 28, 1999, by and among AT&T Corp., Liberty Media Corporation, Tele-Communications,
         Inc., Liberty Ventures Group LLC, Liberty Media Group LLC, TCI Starz,
         Inc., TCI CT Holdings, Inc. and each Covered Entity listed on the signature pages thereof (incorporated by reference to Exhibit 10.5 to the Liberty S-4 Registration Statement).

 Exhibit
 Number                                Description
 -------                               -----------
 10.6    Restated and Amended Employment Agreement dated November 1, 1992, between Tele-Communications, Inc. and John C. Malone (assumed by
         Liberty as of March 9, 1999), and the amendment thereto dated June 30,
         1999 and effective as of March 9, 1999, between Liberty and John C.
         Malone (incorporated by reference to Exhibit 10.6 to the Liberty S-4
         Registration Statement).
 12      Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to Amendment No. 4 to the Liberty S-4
         Registration Statement, as filed on December 10, 1999).
 21      List of Subsidiaries of Liberty (incorporated by reference to Exhibit
         22 to the Liberty S-4 Registration Statement).
 23.1    Consent of KPMG LLP.
 23.2    Consent of Deloitte & Touche LLP.
 23.3    Consent of Baker & Botts, L.L.P. (included in Exhibit 5).+
 24      Powers of Attorney (included on Page II-7).
 25      Statement of Eligibility of Trustee.

--------
+ To be filed by amendment.